Filed Pursuant to
Rule 424(b)(3)
Registration No. 333-166447
Cole Corporate Income Trust, Inc.
Maximum Offering of 300,000,000 Shares of Common Stock
Minimum Offering of 250,000 Shares of Common Stock
Cole Corporate Income Trust, Inc. is a Maryland corporation that intends to invest primarily in single-tenant, income-producing, necessity corporate properties, which are leased to creditworthy tenants under long-term net leases. Our goal is to serve as the landlord to America’s leading corporations, and thereby generate a relatively predictable and stable stream of income for investors and the potential for long-term capital appreciation in the value of our real estate assets. We intend to qualify as a real estate investment trust (REIT) for federal income tax purposes, and we are externally managed by our advisor, Cole Corporate Income Advisors, LLC, an affiliate of our sponsor, Cole Real Estate Investments.
We are offering up to 250,000,000 shares of our common stock in our primary offering for $10.00 per share, with discounts available for certain categories of purchasers. We also are offering under this prospectus up to 50,000,000 shares of our common stock pursuant to our distribution reinvestment plan at a purchase price during this offering of $9.50 per share. We reserve the right to reallocate the shares we are offering between our primary offering and our distribution reinvestment plan. We will not sell any shares unless we sell a minimum of 250,000 shares to the public in our primary offering by February 10, 2012, which is one year from the effective date of this offering. You will not receive interest on your subscription payments unless we fail to sell the minimum number of shares. Any shares purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. We will offer these shares until February 10, 2013, which is two years after the effective date of this offering, unless the offering is extended. We may need to renew the registration of this offering annually with certain states in which we expect to offer and sell shares. In no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date, and we may terminate this offering at any time.
See “Risk Factors” beginning on page 19 for a description of the principal risks you should consider before buying shares of our common stock. These risks include the following:

•	The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.
•	We are a “blind pool,” as we currently own no properties and have not identified any specific properties for purchase, and we have no operating history.
•	This investment will have limited liquidity. No public market currently exists, and one may never exist, for shares of our common stock.
•	You should consider an investment in our common stock a long-term investment. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity.
•	We expect to utilize our sponsor’s investment strategy, which historically has been applied primarily in the retail sector, to acquire properties in the corporate office and industrial sector. As a result, the prior performance of other Cole-sponsored real estate programs may not be indicative of our future results.
•	The offering price of our shares is not intended to reflect our per share net asset value.

•	We may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from asset sales or the sale of our securities in this and future offerings, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives could be adversely affected.
•	There are substantial conflicts of interest between us and our advisor and its affiliates, including our payment of substantial fees to our advisor and its affiliates.
•	Our board of directors may change our investment objectives and certain investment policies without stockholder approval.
•	We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.
•	If we fail to qualify as a REIT, cash available for distributions to be paid to you could decrease materially.
•	For qualified accounts, if an investment in our common stock constitutes a prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (ERISA), you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.
This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.
Neither the Securities and Exchange Commission, the Attorney General of the State of New York, nor any other state securities regulator, has approved or disapproved of our common stock, nor determined if this prospectus is truthful or complete or passed on or endorsed the merits or demerits of this offering. Any representation to the contrary is a criminal offense.
The use of projections in this offering is prohibited. Any representation to the contrary, and any predictions, written or oral, as to the amount or certainty of any future benefit or tax consequence that may flow from an investment in this program is not permitted. All proceeds from this offering are held in trust until subscriptions are accepted and funds are released.

	Price	Selling	Dealer	Net Proceeds
	to Public	Commissions	Manager Fee	(Before Expenses)
Primary Offering Per Share	$10.00	$0.70	$0.20	$9.10
Total Minimum	$2,500,000	$175,000	$50,000	$2,275,000
Total Maximum	$2,500,000,000	$175,000,000	$50,000,000	$2,275,000,000
Distribution Reinvestment Plan Per Share	$9.50	$—	$—	$9.50
Total Maximum	$475,000,000	$—	$—	$475,000,000
The dealer manager of this offering, Cole Capital Corporation, a member firm of the Financial Industry Regulatory Authority, Inc. (FINRA), is an affiliate of our advisor and will offer the shares on a “best efforts” basis. The minimum investment generally is 250 shares. See the “Plan of Distribution” section of this prospectus beginning on page 154 for a description of compensation that may be received by our dealer manager and other broker-dealers in this offering.
February 23, 2011

SUITABILITY STANDARDS

An investment in our common stock is only suitable for persons who have adequate financial means and desire a long-term investment (generally, an investment horizon in excess of seven years). The value of your investment may decline significantly. In addition, the investment will have limited liquidity, which means that it may be difficult for you to sell your shares. Persons who may require liquidity within several years from the date of their investment or seek a guaranteed stream of income should not invest in our common stock.

In consideration of these factors, we have established minimum suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders. These minimum suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, furnishings and automobiles, either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Certain states have established suitability requirements in addition to the minimum standards described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

•	Alabama — Investors must have a liquid net worth of at least ten times their investment in us and similar programs.

•	California — Investors must have either (i) a net worth of at least $250,000, or (ii) a gross annual income of at least $75,000 and a net worth of at least $75,000. In addition, the investment must not exceed ten percent (10%) of the net worth of the investor.

•	Iowa and Ohio — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us and all of our affiliates.

•	Kansas and Massachusetts — It is recommended by the office of the Kansas Securities Commissioner and the Massachusetts Securities Division that investors in Kansas and Massachusetts, respectively, not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. For purposes of this recommendation, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•	Kentucky, Michigan, Oregon, Pennsylvania and Tennessee — Investors must have a liquid net worth of at least 10 times their investment in us.

•	Maine — Investors must have either (i) a minimum net worth of at least $250,000, or (ii) an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, the investment in us (plus any investments in our affiliates) by an investor must not exceed ten percent (10%) of the net worth of the investor.

•	Nebraska — Investors must have (excluding the value of their home, furnishings and automobiles) either (i) a minimum net worth of $100,000 and an annual income of $70,000, or (ii) a minimum net worth of $350,000. In addition, the investment in us must not exceed 10% of the investor’s net worth.

•	North Dakota — Investors must have a liquid net worth of at least ten times their investment in us and our affiliates.

Because the minimum offering of our common stock is less than $297,500,000, Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish fully our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

In the case of sales to fiduciary accounts, the minimum suitability standards must be met by either the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account.

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Our sponsor and affiliated dealer manager are responsible for determining if investors meet our minimum suitability standards and state specific suitability standards for investing in our common stock. In making this determination, our sponsor and affiliated dealer manager will rely on the participating broker-dealers and/or information provided by investors. In addition to the minimum suitability standards described above, each participating broker-dealer, authorized representative or any other person selling shares on our behalf, and our sponsor, is required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor.

It shall be the responsibility of your participating broker-dealer, authorized representative or other person selling shares on our behalf to make this determination, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation and other investments held by you, and consider whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

•	the fundamental risks of an investment in our common stock;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our common stock;

•	the restrictions on transferability of our common stock;

•	the background and qualifications of our advisor; and

•	the tax, including ERISA, consequences of an investment in our common stock.

Such persons must maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act), the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

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SUMMARY RISK FACTORS

Some of the risks relating to an investment in our shares are set forth below. See the “Risk Factors” section beginning on page 19 for a more detailed discussion.

• The amount of dividends we may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our common stock, and you may lose your investment.

• We are a “blind pool,” as we currently own no properties and have not identified any specific properties for purchase, and we have no operating history.

• This investment will have limited liquidity. No public market currently exists, and one may never exist, for shares of our common stock. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their market value.

• You should consider an investment in our common stock a long-term investment. Although we have targeted an investment horizon in excess of seven years, the timing and method of any liquidity event is undetermined at this time. If we do not successfully implement a liquidity event, you may suffer losses on your investment, or your shares may continue to have limited liquidity.

• We expect to utilize our sponsor’s investment strategy, which historically has been applied primarily in the retail sector, to acquire properties in the corporate office and industrial sector. As a result, the prior performance of other Cole-sponsored real estate programs may not be indicative of our future results.

• The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating income. It is likely that our board of directors will not determine a reasonable estimate of the value of our shares for several years. Until such time as our shares are valued by our board of directors, the price of our shares is not intended to reflect our per share net asset value.

• We may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from asset sales or the sale of our securities in this and future offerings, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment. As a result of our ability to pay distributions from sources other than cash flows from operations, the amount of distributions paid at any time may not reflect the current performance of our properties or our current operating cash flows.

• This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected.

• There are substantial conflicts of interest between us and our advisor and its affiliates, including our dealer manager. Key persons associated with our advisor perform similar duties for other Cole-sponsored programs that may use investment strategies similar to ours, creating potential conflicts of interest when allocating investment opportunities among these programs. In addition, we pay our advisor substantial fees.

• Our board of directors may change our investment objectives and certain investment policies without stockholder approval, which could alter the nature of your investment.

• We expect to incur debt, which could adversely impact your investment if the value of the property securing the debt falls or if we are forced to refinance the debt during adverse economic conditions.

• If we fail to qualify as a REIT, cash available for distributions to be paid to you could decrease materially.

• For qualified accounts, if an investment in our shares constitutes a prohibited transaction under ERISA, you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested.

Before you invest in us, you should carefully read and consider the more detailed “Risk Factors” section of this prospectus.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	What is a REIT?

A:	In general, a REIT is a company that:

• pays distributions to investors of at least 90% of its taxable income;

• avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT generally is not subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied; and

• combines the capital of many investors to acquire a large-scale diversified real estate portfolio under professional management.

We expect to qualify as a REIT beginning with the taxable year ending December 31, 2011, or the first year in which we commence material operations.

Q:	What is your investment strategy, and what types of properties do you intend to acquire?

A:	We intend to invest primarily in single-tenant, income-producing, “necessity” corporate properties, which are leased to creditworthy tenants under long-term net leases. We expect that most of the properties will be subject to “net” leases, whereby the tenant is primarily responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. Further, our sponsor’s investment strategy focuses on properties that typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). Our goal is to achieve a relatively predictable and stable stream of income for investors in our common stock and the potential for long-term appreciation in the value of our real estate assets.

Q:	What are “necessity” corporate properties?

A:	We use the phrase “necessity” to describe properties that are essential to the business operations of the tenant, typically due to one or more of the following factors:

• difficulty of replacement or prohibitive cost to relocate;

• sole or major location for its distribution or office operations;

• proximity to its distribution, manufacturing, research facilities or customer base;

• lower labor, transportation and/or operating costs;

• more stable labor force;

• optimal access to transportation networks that enable efficient distribution; and/or

• significant amount of tenant-funded capital improvements, such as customized computer systems and information technology infrastructure, racking and sorting systems, and cooling or refrigeration systems.

For example, distribution facilities, warehouses, manufacturing plants and corporate or regional headquarters are often considered to be necessity properties where the property is in a strategic location, is difficult to replace, or has other attributes, such as those mentioned above, that would make a tenant’s relocation difficult and/or costly. We believe that necessity properties provide a relatively greater level of stability than other property types because they typically involve long-term leases and experience relatively low tenant turnover. We also believe that, as a result of recent and ongoing business developments, such as the role of the internet in the distribution of products, globalization of importing and exporting products and consolidation of businesses requiring office buildings to accommodate a single tenant, there is, and we expect there will continue to be, increasing demand by commercial tenants for necessity properties.

Q:	What is the experience of your sponsor and your advisor?

A:	Our sponsor, Cole Real Estate Investments, is a group of affiliated entities directly or indirectly controlled by Christopher H. Cole, including Cole Capital Advisors, Inc. (Cole Capital Advisors), Cole Capital Partners, LLC (Cole Capital Partners) and other affiliates of our advisor. From January 1, 2000 to December 31, 2009, Cole Real Estate Investments sponsored 67 prior programs, including 65 privately offered programs, and Cole Credit Property Trust II, Inc. (CCPT II) and Cole Credit Property Trust III, Inc. (CCPT III), both publicly offered REITs. These prior programs had raised approximately $3.8 billion from over 72,000 investors and had purchased 1,013 properties located in 43 states and the U.S. Virgin Islands at an acquisition cost of $5.0 billion as of December 31, 2009. CCPT III currently is raising capital pursuant to a follow-on public offering of shares of its common stock.

For over three decades, our sponsor, Cole Real Estate Investments, has developed and utilized a conservative investment approach that focuses on single-tenant commercial properties, which are leased to name-brand creditworthy tenants, subject to long-term “net” leases. While our sponsor has used this investment strategy primarily in the retail sector, our sponsor has also used the same investment strategy (single-tenant commercial properties subject to long-term net leases with creditworthy tenants) in the office and industrial sector. As of December 31, 2010, real estate programs managed by affiliates of our sponsor owned approximately 50 single-tenant, long-term net lease corporate office and industrial properties representing over $1.3 billion in acquisitions and over 11 million square feet. We expect that our sponsor’s prior experience in applying this conservative and disciplined investment strategy in both the retail and corporate sectors will provide us with a competitive advantage, as our advisor, an affiliate of our sponsor, acquires and manages, on our behalf, a portfolio of necessity office and industrial properties. In addition, our sponsor has built an organization of over 200 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and we believe that our access to these resources will also provide us with a competitive advantage.

Our advisor is Cole Corporate Income Advisors, LLC (CCI Advisors), an entity formed solely for the purpose of managing our company. Mr. Cole is the chief executive officer of our advisor and other key personnel of our advisor have been associated with Cole Real Estate Investments for several years. Each member of our advisor’s real estate management team has more than 24 years of experience in acquiring, structuring, developing and selling single-tenant commercial properties. Additionally, our advisor’s executive management team has extensive public company operating experience with all seven of its senior executives having held senior positions at publicly held REITs. For additional information about the key personnel of our advisor, see the section of this prospectus captioned “Management — The Advisor.”

Q:	Why should I consider an investment in real estate?

A:	For many institutional investors, real estate is a major asset class for allocation within a diversified investment portfolio. The largest U.S. endowments and pension funds have historically allocated a significant portion of their portfolio to direct investments in commercial real estate. In fact, according to the 2009 plan sponsor survey of U.S. pension investors prepared by Institutional Real Estate, Inc. and Kingsley Associates, the target allocation to real estate increased from 7.9% for 2006 to 10.2% for 2009.

Our goal is to provide a professionally managed, diversified portfolio of institutional quality commercial real estate to retail investors who generally have had no access to such investments in the past. Allocating some portion of your portfolio to a direct investment in institutional quality commercial real estate may provide you with:

• a reasonably stable level of current income from the investment;

• diversification of your portfolio, by investing in an asset class that is not correlated with the stock market; and

• the opportunity for long-term capital appreciation.

Q:	How is an investment in shares of your common stock different from investing in shares of a listed REIT?

A:	Investing in REITs whose shares are listed for trading on a national securities exchange can be one alternative for investing in commercial real estate. Shares of listed REITs, however, generally fluctuate in price with the stock market as a whole; that is, there is a relatively close relationship or correlation between changes in the price of listed REIT shares and changes in the value of the stock market generally. This close correlation suggests that the value of shares of listed REITs may be based on a variety of factors beyond the value of the listed REIT’s underlying real estate investments, such as the supply of available shares (number of sellers) and the demand for shares (number of buyers), as well as changes in investors’ short- or long-term financial market expectations in general. By comparison, the change in price of a direct investment in commercial real estate, as measured by actual transactions, historically has not been closely correlated, or in direct alignment, with the average change in value of the stock market generally.

Our objective is to offer an alternative for investing in commercial real estate, where the value of your investment will be based principally on an estimate of the value of our portfolio of real estate and real estate related assets. No later than 18 months after the end of this or any follow-on offering, and annually thereafter, our board of directors will provide a reasonable estimate of the value of our shares. While the estimated value will not necessarily be equivalent to our net asset value, we expect that an estimate of the market value of our underlying real estate assets will be the fundamental factor upon which the estimate will be based. As a result, we expect that changes in the value of our shares will be more closely correlated, or aligned, with changes in the prices of direct investments in real estate, as compared to changes in the prices of listed REIT shares. Since direct investments in real estate are not highly correlated with the stock market generally, we expect that an investment in our shares will provide a measure of diversification to an investment portfolio that largely consists of stocks traded on a stock exchange.

In addition, on average, a direct investment in real estate, as measured by actual transactions, has historically exhibited significantly less volatility, or changes in value than an investment in listed REITs. Because we expect that the value of our underlying real estate assets will be the fundamental factor upon which the board of directors will base its estimated per share value, we expect that the value of our shares will fluctuate in value, over time, less than an investment in a listed REIT.

Investors should bear in mind that investing in our shares differs from investing in listed REITs in significant ways. An investment in our shares has limited liquidity, as no public market is likely to exist. Therefore, until we undertake a liquidity transaction, your ability to access the value of your investment in our shares will be limited to our share redemption program, which includes a number of restrictions and can be suspended or terminated by our board of directors. The offering price for our shares is fixed and is not based on the book value or net asset value of our current or expected investments or our current or expected operating cash flows. In contrast, the offering price for a share of a listed REIT may vary with market fluctuations and factor in book value, net asset value, investments and/or operating cash flows. An investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time. Investing in our shares also differs from investing directly in real estate, including our expenses related to this offering and other fees and expenses that are payable by us.

Q:	What other investments might you make within the corporate office and industrial sector?

A:	In addition to single tenant, income-producing necessity corporate office and industrial properties, we expect that some of our corporate office and industrial properties will be multi-tenant properties, anchored by one or more principal tenants, who are creditworthy and subject to long-term net leases. We expect that, from time to time, we may also invest in corporate development projects, designed to construct an income-producing property to serve one or more creditworthy tenants. Our goal is to acquire a portfolio of properties that are diversified by way of location and industry, in order to minimize the potential adverse impact of economic slow-downs or downturns in local markets or a specific industry.

Q:	Will you invest in anything other than corporate office and industrial properties?

A:	Yes. We also may invest in other income-producing properties, such as retail properties, where the properties share some of the same core characteristics as our corporate properties, such as a principal creditworthy tenant, a long-term net lease, and a strategic location. Our portfolio also may include other income-producing real estate, as well as real estate-related investments such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the corporate sector. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forgo a high quality investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code of 1986, as amended (Internal Revenue Code), our portfolio composition may vary from what we initially expect. Our goal is to assemble a portfolio that is diversified by investment type, investment size and investment risk, which generates a relatively predictable and stable stream of income for investors and the potential for long-term capital appreciation in the value of our real estate assets. See the section of this prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies” for a more detailed discussion of all of the types of investments we may make.

Q:	Generally, what are the terms of your leases?

A:	We will seek to secure leases from creditworthy tenants, before or at the time we acquire a property. We expect that many of our leases will be what is known as triple net or double net leases, which means that the tenant will be primarily responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. This helps ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. We intend to enter into leases that have terms of ten or more years, may include renewal options and may also include rental increases over the term of the lease. A number of our leases, however, may have a shorter term.

Q:	How will you determine whether tenants are creditworthy?

A:	Our advisor and its affiliates have a well-established underwriting process to determine the creditworthiness of our potential tenants. The underwriting process includes analyzing the financial data and other information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to such company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, unless your investment is held in a qualified tax-exempt account, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from our current or accumulated earnings and profits. We expect that some portion of your distributions in any given year may not be subject to tax because depreciation and other non-cash expenses reduce taxable income but do not reduce cash available for distribution. In addition, distributions may be made from other sources, such as proceeds of this offering or from borrowings, which would not be currently taxed. The portion of your distribution that is not currently taxable will be considered a return of capital for tax purposes and will reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this prospectus entitled “Federal Income Tax Considerations.”

Q:	What will be the source of your distributions?

A:	We may pay distributions from sources other than cash flow from operations, including from the proceeds of this offering, from borrowings or from the sale of properties or other investments, among others, and we have no limit on the amounts we may pay from such sources. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. As a result, we expect that during the early stages of our operations, and from time to time thereafter, we may declare distributions from sources other than cash flows from operations. Our distributions will constitute a return of capital for federal income tax purposes to the extent that they exceed our earnings and profits as determined for tax purposes.

Q:	Do you expect to acquire properties in transactions with affiliates of your advisor?

A:	Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. First, from time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor at the cost paid by such affiliate, and we will also pay our advisor acquisition fees and expenses in accordance with our advisory agreement. In addition, any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction.

Second, from time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Finally, our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan.

Notwithstanding any of the foregoing, none of these restrictions would preclude us from paying our advisor or its affiliates fees or other compensation in connection with internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders. See the section of this prospectus captioned “Management Compensation — Becoming Self-Administered.”

Q:	Will you acquire properties in joint ventures, including joint ventures with affiliates?

A:	It is possible that we may acquire properties through one or more joint ventures in order to increase our purchasing power and diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Increased portfolio diversification reduces the risk to investors as compared to a program with less diversified investments. Our joint ventures may be with affiliates of our advisor or with non-affiliated third parties. Any joint venture with an affiliate of our advisor must be approved by a majority of our independent directors and the cost of our investment must be supported by a current appraisal of the asset. Generally, we will only enter into a joint venture in which we will approve major decisions of the joint venture. If we do enter into joint ventures, we may assume liabilities related to a joint venture that exceed the percentage of our investment in the joint venture.

Q:	What will you do with the money raised in this offering before you invest the proceeds in real estate?

A:	Following the initial escrow period described in this prospectus, we may invest proceeds from this offering in short-term, highly liquid or other authorized investments, until we invest in real estate. We may not be able to invest the proceeds from this offering in real estate promptly and such short-term investments will not earn as high of a return as we expect to earn on our real estate investments.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, the dealer manager and the broker-dealers participating in the offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all of the shares that we are offering.

Q:	Who can buy shares?

A:	In order to buy shares of our common stock, you must meet our minimum suitability standards, which generally require that you have either (1) a net worth of at least $70,000 and a gross annual income of at least $70,000, or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and automobiles. You may be required to meet certain state suitability standards. In addition, all investors must meet suitability standards determined by his or her broker or financial advisor. You should carefully read the more detailed description under “Suitability Standards” immediately following the cover page of this prospectus.

Q:	For whom might an investment in our shares be appropriate?

A:	An investment in our shares may be appropriate for you if, in addition to meeting the suitability standards described above, you seek to diversify your personal portfolio with a real estate-based investment, seek to receive current income, and seek the opportunity to achieve capital appreciation over an investment horizon of more than seven years. An investment in our shares will have limited liquidity and therefore will not be appropriate if you may require liquidity within several years from the date of your investment or seek a guaranteed stream of income.

Q:	May I make an investment through my IRA or other tax-deferred account?

A:	Yes. You may make an investment through your IRA or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other account, and (6) the need to value the assets of your IRA, plan or other account annually or more frequently. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Q:	Is there any minimum investment required?

A:	The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts (IRAs), provided that each such contribution is made in increments of $1,000.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other Cole-sponsored public real estate program, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Q:	How do I subscribe for shares?

A:	If you choose to purchase shares in this offering, in addition to reading this prospectus, you will need to complete and sign a subscription agreement, similar to the one contained in this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you subscribe. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, similar to the one contained in this prospectus as Appendix C.

Q:	Who is the transfer agent?

A:	The name, address and telephone number of our transfer agent is as follows:

DST Systems, Inc.
P.O. Box 219312
Kansas City, Missouri 64121-9312
(866) 907-2653

To ensure that any account changes are made promptly and accurately, all changes, including your address, ownership type and distribution mailing address, should be directed to the transfer agent.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

• three quarterly financial reports;

• an annual report;

• an annual Form 1099;

• supplements to the prospectus during the offering period; and

• notification to Maryland residents regarding the sources of their distributions if such distributions are not entirely from our funds from operations, which will be sent via U.S. mail with every third monthly distribution statement and/or check, as applicable.

Except as set forth above, we will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

• U.S. mail or other courier;

• facsimile;

• electronic delivery, including email and/or CD-ROM; or

• posting, or providing a link, on our affiliated website, which is www.colecapital.com.

Q:	When will I get my detailed tax information?

A:	Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Cole Capital Corporation
2575 E. Camelback Road, Suite 500
Phoenix, Arizona 85016
(866) 341-2653
Attn: Investor Services
www.colecapital.com

PROSPECTUS SUMMARY

This prospectus summary highlights some of the material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including, without limitation, the “Risk Factors” section and the financial statements, before making a decision to invest in our common stock.

Cole Corporate Income Trust, Inc.

Cole Corporate Income Trust, Inc. is a Maryland corporation, formed on April 6, 2010, which intends to qualify as a REIT beginning with the taxable year ending December 31, 2011, or the first year in which we commence material operations. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant, income-producing necessity corporate properties, which are leased to creditworthy tenants under long-term net leases and strategically located throughout the United States. Our goal is to serve as the landlord to America’s leading corporations, which we expect will allow us to achieve a relatively predictable and stable stream of income for our investors in our common stock and the potential for long-term capital appreciation in the value of our real estate assets. We generally intend to hold each property for a period of more than seven years.

Our offices are located at 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016. Our telephone number is 866-907-2653. Our fax number is 602-616-1118, and the e-mail address of our investor relations department is investorservices@colecapital.com.

Additional information about us and our affiliates may be obtained at www.colecapital.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

Our Sponsor and our Advisor

Our sponsor is Cole Real Estate Investments, a trade name we use to refer to a group of affiliated entities directly or indirectly controlled by Christopher H. Cole, including Cole Capital Advisors, Cole Capital Partners and other affiliates of our advisor.

Our advisor, CCI Advisors, a Delaware limited liability company, is responsible for managing our affairs on a day-to-day basis, identifying and making acquisitions and investments on our behalf and recommending to our board of directors an approach for providing our investors with liquidity. Our chairman, chief executive officer and president, Christopher H. Cole, is the indirect sole owner and chief executive officer of our advisor. See “— Summary of Prior Offerings” below. Our advisor will use its best efforts, subject to the oversight of our board of directors, to, among other things, manage our portfolio. Management of our portfolio will include activities such as determining the allocation of our portfolio among corporate office and industrial real estate properties, real estate properties in other sectors and real estate-related assets. Further, portfolio management will include making decisions about the active management of our portfolio, including decisions to acquire or dispose of real estate assets. Our advisor is responsible for identifying and acquiring potential real estate investments on our behalf. All acquisitions of commercial properties will be evaluated for the reliability and stability of their future income, as well as for their potential for capital appreciation. We expect that our advisor will consider the risk profile, credit quality and reputation of potential tenants and the impact of each particular acquisition as it relates to the portfolio as a whole. Our board of directors has delegated to our advisor broad authority to manage our business in accordance with our investment objectives, strategy, guidelines, policies and limitations; provided, however, that our board of directors will exercise its fiduciary duties to our stockholders by overseeing our advisor’s investment process.

Our Dealer Manager

Cole Capital Corporation, which we refer to as our dealer manager, is an affiliate of our sponsor and a member of FINRA. Our dealer manager has distributed shares of many of our sponsor’s prior real estate programs, and has built relationships with a large number of broker-dealers throughout the country, which participated in some or all of those prior offerings. Our dealer manager will distribute the shares of our common stock on a “best efforts” basis, and will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Currently, we have a five-member board of directors, a majority of whom are independent directors. Our charter requires that, upon and after the commencement of this offering, a majority of our directors be independent of our advisor. Our charter also provides that our independent directors will be responsible for reviewing the performance of our advisor and approving the compensation paid to our advisor and its affiliates. See the “Conflicts of Interest — Certain Conflict Resolution Procedures” section of this prospectus. Our directors will be elected annually by our stockholders.

Investment Objectives

Our primary investment objectives are:

•	to acquire necessity corporate properties, net leased under long-term leases to creditworthy tenants, which provide current cash flow from operations;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in capital appreciation in the value of our investments.

See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment objectives and policies, and investment restrictions. We may not achieve our investment objectives.

Description of Real Estate Investments

We currently do not own any investments, and our advisor has not identified any investments we will make with the proceeds from this offering. For information regarding the types of investments we intend to make, see the section of this prospectus captioned “Investment Objectives and Policies — Acquisition and Investment Policies.”

Borrowing Policy

Our charter limits our aggregate borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. There is no limitation on the amount we may borrow against any single improved property.

Estimated Use of Proceeds of This Offering

Depending primarily on the number of shares we sell in this offering and assuming all shares sold under our distribution reinvestment plan are sold at $9.50 per share, we estimate for each share sold in this offering that between approximately 88.6% (assuming all shares available under our distribution reinvestment plan are sold) and approximately 87.2% (assuming no shares available under our distribution reinvestment plan are sold) of gross offering proceeds will be available for the purchase of real estate and other real estate-related investments, including repayment of any indebtedness incurred in respect of such purchases. We will use the remainder of the offering proceeds to pay the costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. We will not pay selling commissions or a dealer manager fee on shares sold under our distribution reinvestment plan. The table below sets forth our estimated use of proceeds from this offering:

	Minimum Offering		Maximum Offering		Maximum Offering
	(Not Including Distribution		(Including Distribution		(Not Including Distribution
	Reinvestment Plan)		Reinvestment Plan)		Reinvestment Plan)
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,500,000	100%	$2,975,000,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	225,000	9.0%	225,000,000	7.6%	225,000,000	9.0%
Other Organization and Offering Expenses	37,500	1.5%	44,625,000	1.5%	37,500,000	1.5%

Amount Available for Investment	2,237,500	89.5%	2,705,375,000	90.9%	2,237,500,000	89.5%
Acquisition and Development:
Acquisition Fee	43,616	1.7%	52,736,354	1.8%	43,615,984	1.7%
Acquisition Expenses	10,904	0.5%	13,184,088	0.4%	10,903,996	0.5%
Initial Working Capital Reserve	2,181	0.1%	2,636,818	0.1%	2,180,799	0.1%

Amount Invested in Assets	$2,180,799	87.2%	$2,636,817,740	88.6%	$2,180,799,221	87.2%

Conflicts of Interest

Our advisor will experience conflicts of interest in connection with the management of our business affairs, including the following:

•	Our advisor and its affiliates will receive substantial fees in connection with the services provided to us, and, while those fees must be approved on an annual basis by our independent directors, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that an affiliate of Cole Real Estate Investments will act as our advisor;

•	The management personnel of our advisor, each of whom also makes investment decisions for other Cole-sponsored programs, must determine which investment opportunities to recommend to us or another Cole-sponsored program or joint venture, some of which have investment objectives similar to ours, and such persons must determine how to allocate their time and other resources among us and the other Cole-sponsored programs; and

•	Our advisor, or an affiliate of our advisor, will manage and lease some or all of our properties.

Our executive officers and the chairman of our board of directors also will face conflicts similar to those described above because of their affiliation with our advisor and other Cole-sponsored programs. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

The following chart shows the ownership structure of the various Cole entities that are affiliated with our advisor immediately prior to this offering.

(1)	Cole Holdings Corporation, an affiliate of our sponsor, currently owns 20,000 shares of our common stock, which represents 100% of the outstanding shares of common stock, as of February 10, 2011. Pursuant to our charter, Cole Holdings Corporation is prohibited from selling the 20,000 shares of our common stock for so long as Cole Real Estate Investments remains our sponsor; provided, however, that Cole Holdings Corporation may transfer ownership of all or a portion of the 20,000 shares of our common stock to other affiliates of our sponsor. After this offering, Cole Holdings Corporation will own between 8% of our common stock, assuming a minimum offering, and less than 0.01% of our common stock, assuming a maximum offering, including the sale of 50,000,000 shares pursuant to the distribution reinvestment plan.

(2)	CCI Advisors currently owns a 0.1% limited partner interest in our operating partnership. After we begin admitting investors in this offering, that limited partner interest will be reduced. CCI Advisors is a disregarded entity for federal tax purposes, and its activity will be reported on the federal tax return of Cole Holdings Corporation.

(3)	Our operating partnership will file its own federal tax return, separate from our federal tax return.

Summary of Prior Offerings

The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Cole Real Estate Investments from January 1, 2000 through December 31, 2009. Certain financial results and other information relating to such programs with investment objectives similar to ours are also provided in the “Prior Performance Tables” included as Appendix A to this prospectus. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, most of the prior programs were privately offered and did not bear the additional costs associated with being a publicly held entity. In addition, many of the prior programs focused principally on single-tenant commercial properties subject to long-term net leases to creditworthy tenants in the retail sector. For these reasons, you should not assume that you will experience returns, if any, comparable to those experienced by investors in prior real estate programs sponsored by Cole Real Estate Investments.

Concurrent Offerings

Our sponsor, Cole Real Estate Investments, is sponsoring CCPT III, which is currently raising capital pursuant to a follow-on public offering of shares of its common stock, and two additional real estate investment programs that currently are in registration for their initial public offerings. The proposed public offerings are not effective and there can be no assurance that either of these proposed offerings will become effective. For additional information regarding concurrent offerings sponsored by Cole Real Estate Investments, see the section of this prospectus captioned “Conflicts of Interest — Interests in Other Real Estate Programs and Other Concurrent Offerings.”

The Offering

We are offering up to 250,000,000 shares of common stock in our primary offering on a “best efforts” basis at $10.00 per share. Discounts are available for certain categories of purchasers, as described in the “Plan of Distribution” section of this prospectus. We also are offering under this prospectus up to 50,000,000 additional shares of common stock under our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between our primary offering and our distribution reinvestment plan. We will offer shares of common stock in our primary offering until the earlier of February 10, 2013, which is two years from the effective date of this offering, or the date we sell 300,000,000 shares; provided, however, that our board of directors may terminate this offering at any time or extend the offering. If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement; however, in no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date. Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock. Pursuant to the Securities Act, and in some states, we may not be able to continue the offering for these periods without filing a new registration statement, or in the case of shares sold under the distribution reinvestment plan, renew or extend the registration statement in such state.

We will not sell any shares unless we sell a minimum of 250,000 shares of our common stock by February 10, 2012, which is one year from the effective date of this offering. Our directors, officers, advisor and their respective affiliates may purchase for investment shares of our common stock in this offering. However, purchases by our directors, officers, advisor or their respective affiliates will not count toward meeting this minimum threshold. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., located at 1010 Grand Blvd., 4th Floor, Mail Stop: 1020409, Kansas City, Missouri 64106, (816) 860-3017, in trust for subscribers’ benefit, pending release to us. If we do not sell at least 250,000 shares of our common stock to the public in our primary offering by February 10, 2012, which is one year from the effective date of this offering, we will terminate this offering and return all subscribers’ funds, plus accrued interest, within ten days thereafter. Funds in escrow will be invested in short-term investments that mature on or before February 10, 2012, or that can be readily sold or otherwise disposed of for cash by such date without any material reduction of the offering proceeds invested. If you are a resident of Pennsylvania, see the “Plan of Distribution — Special Notice to Pennsylvania Investors” section of this prospectus for special escrow requirements relating to the sale of shares to Pennsylvania investors. If you are a resident of Tennessee, see the “Plan of Distribution — Special Notice to Tennessee Investors” section of this prospectus for special escrow requirements relating to the sale of shares to Tennessee investors.

Compensation to Our Advisor and its Affiliates

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment, management and disposition of our assets. All of the items of compensation are summarized in the table below. We will not pay a separate fee for financing, leasing or property management, although we may rely on our advisor or its affiliates to provide such services to us. See the “Management Compensation” section of this prospectus for a more detailed description of the compensation we will pay to our advisor and its affiliates. The selling commissions and dealer manager fee may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus for a more detailed discussion of the selling commissions and dealer manager fees we will pay. The table below assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees, and assumes that shares are sold through our distribution reinvestment plan at $9.50 per share with no selling commissions and no dealer manager fee.

Estimated Amount for
Minimum Offering/
Type of Compensation	Determination of Amount	Maximum Offering

Offering Stage
Selling Commissions	We generally will pay to our affiliated dealer manager, Cole Capital Corporation, 7% of the gross proceeds of our primary offering. Cole Capital Corporation will reallow 100% of selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$175,000/$175,000,000
Dealer Manager Fee	We generally will pay to Cole Capital Corporation 2% of the gross proceeds of our primary offering. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$50,000/$50,000,000

Reimbursement of Other Organization and Offering Expenses	Our advisor, CCI Advisors, will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse our advisor for these amounts up to 1.5% of aggregate gross offering proceeds.	$37,500/$44,625,000
Assuming we raise the maximum offering amount, we expect approximately $23,599,372 (0.8% of aggregate gross offering proceeds) of such reimbursement to cover offering expenses that are deemed to be underwriting expenses, and we expect that approximately $21,025,628 (0.7% of aggregate gross offering proceeds) of such reimbursement to cover non-underwriting organization and offering expenses.

Acquisition and Operations Stage

Acquisition Fee	We will pay to our advisor up to 2% of: (i) the contract purchase price of each property or asset; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate.	$43,616/$52,736,354 assuming no debt or $174,464/$210,945,419 assuming leverage of 75% of the contract purchase price.

			Estimated Amount for
			Minimum Offering/
Type of Compensation	Determination of Amount		Maximum Offering

Advisory Fee	We will pay to our advisor a monthly advisory fee based upon our monthly average invested assets. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day, over the course of the month. After our board of directors begins to determine the estimated per share value of our common stock, the monthly advisory fee will be based upon the value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate as determined by our board of directors. Any portion of this fee may be deferred and paid in a subsequent year.

The advisory fee will be calculated according to the following fee schedule:
			The annualized advisory fee rate, and the actual dollar amounts, are dependent upon the amount of our monthly average invested assets and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average invested assets, our annualized advisory fee will be as follows:

			Monthly
			Average	Annualized
			Invested	Effective	Annualized
			Assets	Fee Rate	Advisory Fee
			$1 billion	0.75%	$7,500,000
			$2 billion	0.75%	$15,000,000
			$3 billion	0.7333%	$22,000,000
			$4 billion	0.7250%	$29,000,000
			$5 billion	0.7100%	$35,500,000
	Monthly	Annualized
	Average	Fee Rate
	Invested	for Each
	Assets Range	Range
	$0 - $2 billion	0.75%
	over $2 billion - $4 billion	0.70%
	over $4 billion	0.65%

Operating Expenses	We will reimburse our advisor for acquisition expenses incurred in the process of acquiring a property or in the origination or acquisition of a loan. We expect these expenses will be approximately 0.5% of the contract purchase price of each property or of the amount of each loan; provided, however, that acquisition expenses are not included in the contract purchase price of a property.

	We also will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs and payments to third party service providers; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to personnel in connection with services for which our advisor receives acquisition fees, and we will not reimburse our advisor for salaries and benefits paid to our executive officers.		$10,904/$13,184,088 estimated for reimbursement of acquisition expenses assuming no debt or $43,616/$52,736,355 estimated for reimbursement of acquisition expenses assuming leverage of 75% of the contract purchase price. For all other reimbursements, actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Estimated Amount for
Minimum Offering/
Type of Compensation	Determination of Amount	Maximum Offering

Liquidity/Listing Stage
Disposition Fee	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 1% of the contract price of the properties sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the disposition fee is based on a fixed percentage of the contract price for sold properties the actual amount of the disposition fees cannot be determined at the present time.
Subordinated Performance Fee	After investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

Distributions

To qualify as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our annual taxable income (which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States (GAAP)). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status, depending on our present and reasonably projected future cash flow from operations and such other factors as our board of directors deems relevant. We have not established a minimum distribution level. Distributions will be paid to our stockholders as of the record date or dates selected by our board of directors. We expect that our board of directors will declare distributions with a daily record date, and pay distributions monthly in arrears. In the event we do not have sufficient cash flow from operations to make distributions, we may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in properties, and negatively impact the value of your investment. As a result, the amount of distributions paid at any time may not reflect the performance of our properties or our current operating cash flow from operations.

Liquidity Opportunities

Our board of directors will consider future liquidity opportunities, which may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that will result in a significant increase in the opportunities for stockholders to dispose of their shares. We expect to engage in a strategy to provide our investors with liquidity at a time and in a method recommended by our advisor and determined by our independent directors to be in the best interest of our stockholders. As we are unable to determine what macro- or micro- economic factors may affect the decisions our board of directors make in the future with respect to any potential liquidity opportunity, we have not selected a fixed time period or determined criteria for any such decisions. As a result, while our board of directors will consider a variety of options to provide stockholders with liquidity throughout the life of this program, there is no requirement that we commence any such action on or before a specified date. Stockholder approval would be required for the sale of all or substantially all of our assets, or the sale or merger of our company.

Distribution Reinvestment Plan

Our board of directors has approved a distribution reinvestment plan, pursuant to which you may have the distributions you receive from us reinvested in additional shares of our common stock. The purchase price per share under our distribution reinvestment plan will be $9.50 per share during this offering and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors. No sales commissions or dealer manager fees will be paid with respect to shares sold under our distribution reinvestment plan.

If you participate in the distribution reinvestment plan, you will not receive the cash from your distributions, other than special distributions that are designated by our board of directors. As a result, you may have a tax liability with respect to your share of our taxable income, but you will not receive cash distributions to pay such liability.

Share Redemption Program

Our board of directors has adopted a share redemption program to enable you to sell your shares to us in limited circumstances. Our share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations summarized below and described in more detail in the section captioned “Description of Shares — Share Redemption Program.”

Our share redemption program includes numerous restrictions that would limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the redemption date (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing 12-month period (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the cap), and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our board of directors may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12 months period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any quarter, in which case quarterly redemptions will be made pro rata. Following such redemption period, if you would like to resubmit the unsatisfied portion of the prior redemption request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

During the term of this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares, the redemption price per share will depend on the price you paid for your shares and the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share. After such time as our board of directors has determined a reasonable estimate of the value of our shares, the per share redemption price will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the most recent estimated value of each share; after two years from the purchase date, 97.5% of the most recent estimated value of each share; and after three years from the purchase date, 100% of the most recent estimated value of each share.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will bear any costs in conducting the Uniform Commercial Code search. We will not redeem any shares that are subject to a lien.

Our board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days notice to our stockholders.

Cole Corporate Income Operating Partnership, LP

We are structured as an “umbrella partnership real estate investment trust” (UPREIT). As such, we expect to own substantially all of our assets through Cole Corporate Income Operating Partnership, LP (CCI OP), our operating partnership. We may, however, own assets directly, through subsidiaries of CCI OP or through other entities. We are the sole general partner of CCI OP, and our advisor is the initial limited partner of CCI OP.

ERISA Considerations

You may make an investment in our shares through your IRA or other tax-deferred retirement account. However, any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should read the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus very carefully.

Description of Shares

Uncertificated Shares

Under our charter, we are authorized to issue shares of our common stock without certificates unless our board of directors determines otherwise. Therefore, we do not intend to issue shares of common stock in certificated form. Our transfer agent will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this prospectus captioned “Where You Can Find More Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth on page 8 of this prospectus and in the application for transfer.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors and conducting other business matters that may be properly presented at such meetings. We may also call special meetings of stockholders from time to time. You are entitled to one vote for each share of common stock you own.

Restriction on Share Ownership

Our charter contains restrictions on ownership of the shares that prevent any one person from owning more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive), of the aggregate of our outstanding shares of common stock, unless exempted by our board of directors. These restrictions are designed, among other purposes, to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. These restrictions may discourage a takeover that could otherwise result in a premium price to our stockholders. For a more complete description of the restrictions on the ownership of our shares, see the “Description of Shares” section of this prospectus. Our charter also limits your ability to transfer your shares unless the transferee meets the minimum suitability standards regarding income and/or net worth and the transfer complies with our minimum purchase requirements, which are described in the “Suitability Standards” section of this prospectus.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition, and cause the value of your investment to decline. The risks and uncertainties discussed below are not the only ones we face but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. You should carefully consider these risks together with all of the other information included in this prospectus before you decide to purchase any shares of our common stock.

Risks Related to an Investment in Cole Corporate Income Trust, Inc.

We have no prior operating history or substantial financing sources. Further, this is a “blind pool,” as we currently own no properties and have not identified any specific properties for purchase. For this and other reasons, an investment in our shares is speculative.

We are a newly formed entity with no operating history. As of the date of this prospectus, we have not made any investments in real estate or otherwise and do not own any properties or have any operations or financing from sources other than affiliates of our advisor. Since we currently own no properties and have not identified any specific properties for purchase, this is a “blind pool.” You will not be able to evaluate the economic merit of our investments until after the investments have been made. As a result, an investment in our shares is speculative.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful in this market, we and our advisor must, among other things:

•	identify and acquire investments that further our investment objectives;

•	increase awareness of the Cole Corporate Income Trust, Inc. name within the investment products market;

•	expand and maintain our network of licensed broker-dealers and others who sell shares on our behalf and other agents;

•	rely on our advisor and its affiliates to attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate and other investments as well as for potential investors;

•	rely on our advisor and its affiliates to continue to build and expand our operations structure to support our business; and

•	be continuously aware of, and interpret, marketing trends and conditions.

We may not succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

An investment in our shares will have limited liquidity. There is no public trading market for our shares and there may never be one; therefore, it will be difficult for you to sell your shares. You should purchase our shares only as a long-term investment.

There currently is no public market for our common stock and there may never be one. In addition, we do not have a fixed date or method for providing stockholders with liquidity. If you are able to find a buyer for your shares, you will likely have to sell them at a substantial discount to their market value. It also is likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment (more than seven years) because of the generally illiquid nature of the shares. See the sections captioned “Suitability Standards,” “Description of Shares — Restrictions on Ownership and Transfer” and “Description of Shares — Share Redemption Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

You are limited in your ability to sell your shares pursuant to our share redemption program and may have to hold your shares for an indefinite period of time.

Our share redemption program includes numerous restrictions that would limit your ability to sell your shares. Generally, you must have held your shares for at least one year in order to participate in our share redemption program. Subject to funds being available, we will further limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the redemption date (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately 1.25% of the weighted average number of shares outstanding during the trailing 12-month period (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the cap), and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our board of directors may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12 months period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any fiscal quarter or in any 12-month period. Our board of directors may amend the terms of, suspend, or terminate our share redemption program without stockholder approval upon 30 days prior written notice or reject any request for redemption. See the “Description of Shares — Share Redemption Program” section of this prospectus for more information about the share redemption program. These restrictions severely limit your ability to sell your shares should you require liquidity, and limit your ability to recover the value you invested or the fair market value of your shares.

We expect to utilize our sponsor’s investment strategy, which historically has been applied primarily in the retail sector, to acquire corporate office and industrial properties. As a result, the prior performance of the other Cole-sponsored real estate programs may not be indicative of our future results.

The public real estate programs previously sponsored by Cole Real Estate Investments, our sponsor, had a principal focus on acquiring single-tenant commercial properties, subject to long-term net leases to creditworthy tenants, in the retail sector. Our sponsor also utilized this same approach to a more limited extent in the corporate office and industrial sector, where our sponsor purchased single-tenant office and industrial properties subject to long-term net leases with credit-worthy tenants. It is our expectation that, in managing our investments, our sponsor will continue to use this same investment strategy, but with a principal focus on the corporate office and industrial sector. As a result, the prior performance of other Cole-sponsored real estate programs may not be indicative of our future results.

The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected operating income.

The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected operating cash flows. Our board of directors does not intend to provide a reasonable estimate of the value of our shares until 18 months after the end of the offering period, which could include a possible follow-on offering. Until such time as our board of directors determines a reasonable estimate of the value of our shares, the price of our shares is not intended to reflect our per share net asset value.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to our stockholders. The amount of cash available for distributions is affected by many factors, such as the performance of our advisor in selecting investments for us to make, selecting tenants for our properties and securing financing arrangements, our ability to buy properties as offering proceeds become available, rental income from our properties, and our operating expense levels, as well as many other variables. We may not always be in a position to pay distributions to you and any distributions we do make may not increase over time. In addition, our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rate to our stockholders. There also is a risk that we may not have sufficient cash from operations to make a distribution required to maintain our REIT status.

We may pay some or all of our distributions from sources other than cash flow from operations, including borrowings and proceeds from asset sales or the sale of our securities in this or future offerings. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment.

To the extent that cash flow from operations is insufficient to make distributions to you, we may pay some or all of our distributions from borrowings or proceeds from asset sales or the sale of our securities in this or future offerings. We have no limits on the amounts we may pay from such other sources. Payments of distributions from sources other than cash flows from operations may reduce the amount of capital we ultimately invest in real estate and other real estate-related investments. This may negatively impact our ability to make investments, reduce current returns and negatively impact the value of your investment.

Because we may pay distributions from sources other than our cash flows from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows.

Our organizational documents permit us to make distributions from any source, including the sources described in the risk factor above. Because the amount we pay out in distributions may exceed our cash flow from operations, distributions may not reflect the current performance of our properties or our current operating cash flows. To the extent distributions exceed cash flow from operations, distributions may be treated as a return of capital and could reduce a stockholder’s basis in our stock.

We may suffer from delays in locating suitable investments, which could adversely affect our ability to pay distributions to you and the value of your investment.

We could suffer from delays in locating suitable investments, particularly if the capital raised in this offering outpaces our advisor’s ability to identify potential investments and/or close on acquisitions. Delays we encounter in the selection and acquisition of income-producing properties likely would adversely affect our ability to pay distributions to you and the value of your overall returns. The large size of our offering, coupled with competition from other real estate investors, increase the risk of delays in investing our net offering proceeds. Our stockholders should expect to wait at least several months after the closing of a property acquisition before receiving cash distributions attributable to that property. If our advisor is unable to identify suitable investments, we will hold the proceeds of this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade investments, which would provide a significantly lower return to us than the return we expect from our investments in real estate.

In the event we are not able to raise a substantial amount of capital in the near term, we may have difficulty investing the proceeds of this offering in properties, and our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected.

This offering is being made on a “best efforts” basis, which means that the dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell the shares and have no firm commitment or obligation to purchase any of the shares. As a result, we may not be able to raise a substantial amount of capital in the near term. If we are not able to accomplish this goal, we may have difficulty in identifying and purchasing suitable properties on attractive terms in order to meet our investment objectives. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this offering, our ability to achieve our investment objectives, including diversification of our portfolio by property type and location, could be adversely affected. In addition, subject to our investment policies, we are not limited in the number or size of our investments or the percentage of net proceeds that we may dedicate to a single investment. If we use all or substantially all of the proceeds from this offering to acquire one or a few investments, the likelihood of our profitability being affected by the performance of any one of our investments will increase, and an investment in our shares will be subject to greater risk.

Because our initial capitalization is thin, we are dependent upon the net proceeds of this offering to conduct our proposed business activities. If we are unable to raise substantially more than the minimum offering amount, we may not be able to invest in a diverse portfolio of real estate and real estate-related investments and an investment in our shares will be subject to greater risk.

Our initial capitalization is $200,000; therefore, we currently do not have sufficient capital to invest in a diverse portfolio of real estate and real estate-related investments. Because our initial capitalization is thin, we are dependent upon the net proceeds of this offering to conduct our proposed activities. As such, our ability to implement our business strategy is dependent, in part, upon our dealer manager and participating broker-dealers to successfully conduct this offering and you, rather than us, will incur the bulk of the risk if we are unable to raise substantial funds. This offering is being made on a “best efforts” basis, whereby our dealer manager and the broker-dealers participating in this offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock. In addition, the broker-dealers participating in this offering also may be participating in the offerings of competing REIT products, some of which may have a focus that is nearly identical to our Company’s focus, and the participating broker-dealers could emphasize such competing products to their retail clients. As a result, we do not know the amount of proceeds that will be raised in this offering, which may be substantially less than the amount we would need to achieve a broadly diversified portfolio of real estate and real estate-related investments.

If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds in this offering and invest in a diverse portfolio of real estate and real estate-related investments.

If we do not meet the minimum offering requirements for this offering, you may earn a lower rate of return on your escrowed funds than could have been achieved from an alternative investment.

We will take purchase orders and hold investors’ funds in an interest-bearing escrow account for up to one year until we receive purchase orders for at least $2,500,000 of shares of our common stock. If we do not receive purchase orders for the minimum offering amount within one year from the date of this offering, this offering will terminate and any funds that you deposited into escrow will be returned to you along with any interest earned thereon. The interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

Your interest in us will be diluted if the offering price for our shares of common stock is less than the value of the shares.

The offering price for our shares is not based on the book value or net asset value of our current or expected investments or our current or expected operating income. After you become an investor, if we sell shares in this offering or any subsequent offering at a price per share that is lower than the value of these shares, your interest in us would be diluted.

There is no fixed date or method for providing our stockholders with liquidity, and your shares may have limited liquidity for an indefinite period of time.

Due to the unpredictable nature of future macro- and micro- economic and market conditions, we have not set a fixed time period or method for providing our stockholders with liquidity. We expect that our board of directors will make that determination in the future based, in part, upon advice from our advisor. As a result, your shares may continue to have limited liquidity for an indefinite period of time and should be purchased only as a long-term investment.

If our advisor loses or is unable to obtain key personnel, including in the event another Cole-sponsored program internalizes its advisor, our ability to achieve our investment objectives could be delayed or hindered, which could adversely affect our ability to pay distributions to you and the value of your investment.

Our success depends to a significant degree upon the contributions of certain executive officers and other key personnel of our advisor, as listed beginning on page 63 of this prospectus, each of whom would be difficult to replace. Our advisor does not have an employment agreement with any of these key personnel and we cannot guarantee that all, or any particular one, will remain affiliated with us and/or our advisor. If any of our key personnel were to cease their affiliation with our advisor, our operating results could suffer. This could occur, among other ways, if another Cole-sponsored program internalizes its advisor. If that occurs, key personnel of our advisor, who also are key personnel of the internalized advisors, would become employees of the other program and would no longer be available to our advisor. Further, we do not intend to separately maintain key person life insurance on Mr. Cole or any other person. We believe that our future success depends, in large part, upon our advisor’s ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel. If our advisor loses or is unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

If our board of directors elects to internalize our management functions in connection with a listing of our shares of common stock on an exchange or other liquidity event, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

In the future, we may undertake a listing of our common stock on an exchange or other liquidity event that may involve internalizing our management functions. If our board of directors elects to internalize our management functions, we may negotiate to acquire our advisor’s assets and personnel. At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share and funds from operations per share attributable to your investment.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, including Securities and Exchange Commission reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to you and the value of our shares.

As currently organized, we do not directly have any employees. If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not remain with our advisor, but instead will remain employees of our sponsor or its affiliates.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or have a negative effect on our results of operations.

To the extent we lease properties in our portfolio to retail tenants, the increasing competition from alternative retail channels could adversely impact our retail tenants’ profitability and ability to make timely lease payments to us.

We may invest in retail properties that share some of the same core characteristics as our corporate properties. Traditional retailers face increasing competition from alternative retail channels, including factory outlet centers, wholesale clubs, mail order catalogs, television shopping networks and various forms of e-commerce. To the extent we acquire retail properties or otherwise lease properties in our portfolio to retail tenants, the increasing competition from such alternative retail channels could adversely impact our retail tenants’ profitability and ability to make timely lease payments to us. If our retail tenants are unable to make timely lease payments to us, our operating cash flows could be adversely affected.

Our participation in a co-ownership arrangement would subject us to risks that otherwise may not be present in other real estate investments.

We may enter in co-ownership arrangements with respect to a portion of the properties we acquire. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate, such as the following:

•	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

•	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or our policies or objectives;

•	the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under the applicable mortgage loan financing documents, which may constitute an event of default under all of the applicable mortgage loan financing documents or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;

•	the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and otherwise adversely affect the operation and maintenance of the property, could cause a default under the mortgage loan financing documents applicable to the property and result in late charges, penalties and interest, and could lead to the exercise of foreclosure and other remedies by the lender;

•	the risk that a co-owner could breach agreements related to the property, which may cause a default under, and possibly result in personal liability in connection with, the applicable mortgage loan financing documents, violate applicable securities law, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;

•	the risk that a default by any co-owner would constitute a default under the applicable mortgage loan financing documents that could result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner;

•	the risk that we could have limited control and rights, with management decisions made entirely by a third-party; and

•	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our interest in a property at the time we would like to sell.

Risks Related to Conflicts of Interest

We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates, and our policies to reduce or eliminate certain potential conflicts.

Our advisor and its affiliates, including our dealer manager, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our dealer manager, are entitled to substantial fees from us under the terms of the advisory agreement and dealer manager agreement. These fees could influence the judgment of our advisor and its affiliates in performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of equity by us, which entitle our dealer manager to fees and will likely entitle our advisor to increased acquisition and advisory fees;

•	property acquisitions from other Cole-sponsored real estate programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which entitle our advisor to acquisition fees and advisory fees;

•	property dispositions, which may entitle our advisor or its affiliates to disposition fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and advisory fees payable to our advisor; and

•	how and when to recommend to our board of directors a proposed strategy to provide our investors with liquidity, which proposed strategy, if implemented, could entitle our advisor to the payment of fees.

Our advisor’s fee structure is principally based on the cost or book value of investments and not on performance, which could result in our advisor taking actions that are not necessarily in the long-term best interests of our stockholders.

The acquisition fee and the advisory fee we pay to our advisor are both based on the cost or book value of such investments. As a result, our advisor receives these fees regardless of the quality of such investments, the performance of such investments or the quality of our advisor’s services rendered to us in connection with such investments. This creates a potential conflict of interest between us and our advisor, as the interests of our advisor in receiving the acquisition fee and the advisory fee is not well aligned with our interest of acquiring real estate that is likely to produce the maximum risk adjusted returns.

Our advisor faces conflicts of interest relating to the incentive fee structure under our advisory agreement, which could result in actions that are not necessarily in the long-term best interests of our stockholders.

Pursuant to the terms of our advisory agreement, our advisor is entitled to a subordinated performance fee that is structured in a manner intended to provide incentives to our advisor to perform in our best interests and in the best interests of our stockholders. However, because our advisor does not maintain a significant equity interest in us and is entitled to receive certain fees regardless of performance, our advisor’s interests are not wholly aligned with those of our stockholders. Furthermore, our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance or sales proceeds that would entitle our advisor to performance-based fees. In addition, our advisor will have substantial influence with respect to how and when our board of directors elects to provide liquidity to our investors, and these performance-based fees could influence our advisor’s recommendations to us in this regard. Our advisor also has the right to terminate the advisory agreement upon a change of control of our company, under certain circumstances, that could result in our advisor earning a performance fee, which could have the effect of delaying, deferring or preventing the change of control.

A number of Cole real estate programs use investment strategies that are similar to ours, therefore our executive officers and the officers and key personnel of our advisor and its affiliates may face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor.

Our sponsor may have simultaneous offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms. As a result, we may be seeking to acquire properties and other real estate-related investments at the same time as one or more of the other Cole-sponsored programs managed by officers and key personnel of our advisor and/or its affiliates, and these other Cole-sponsored programs may use investment strategies and have investment objectives that are similar to ours. Our executive officers and the executive officers of our advisor also are the executive officers of other Cole-sponsored REITs and/or their advisors, the general partners of Cole-sponsored partnerships and/or the advisors or fiduciaries of other Cole-sponsored programs. There is a risk that our advisor’s allocation of investment properties may result in our acquiring a property that provides lower returns to us than a property purchased by another Cole-sponsored program. In addition, we may acquire properties in geographic areas where other Cole-sponsored programs own properties. If one of the other Cole-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. Similar conflicts of interest may arise if our advisor recommends that we make or purchase mortgage loans or participations in mortgage loans, since other Cole-sponsored programs may be competing with us for these investments. You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our officers face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to pay distributions.

Each of our executive officers, including Mr. Cole, who also serves as the chairman of our board of directors, also are officers of our advisor and one or more entities affiliated with our advisor, including our dealer manager and the advisors to other Cole-sponsored real estate programs. As a result, these individuals have fiduciary duties to both us and our stockholders and these other entities and their stockholders, members and limited partners. These fiduciary duties to such other entities and persons may create conflicts with the fiduciary duties that they owe to us and our stockholders. There is a risk that their loyalties to these other entities could result in actions or inactions that are detrimental to our business and violate their fiduciary duties to us and our stockholders, which could harm the implementation of our investment strategy and our investment and leasing opportunities. Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) our purchase of properties from, or sale of properties to, affiliated entities, (iii) the timing and terms of the investment in or sale of an asset, (iv) development of our properties by affiliates, (v) investments with affiliates of our advisor, (vi) compensation to our advisor and its affiliates, and (vii) our relationship with, and compensation to, our dealer manager. If we do not successfully implement our investment strategy, we may be unable to maintain or increase the value of our assets and our operating cash flows and ability to pay distributions could be adversely affected.

Our advisor and its officers and key personnel face conflicts of interest related to the positions they hold with affiliated entities, which could hinder our ability to successfully implement our business strategy and to pay distributions.

Our advisor and its officers and key personnel are officers, key personnel and partners of other real estate programs that have investment objectives, targeted assets, and legal and financial obligations similar to ours and/or the advisors to such programs, and they may have other business interests as well. In addition, we have only two executive officers, each of whom also is an officer, director and/or key person of other real estate programs that have investment objectives, targeted assets and legal and financial obligations similar to ours, and may also have other business interests. As a result, these individuals have fiduciary duties to both us and our stockholders and these other entities and their stockholders, members and limited partners. These fiduciary duties to such other entities and persons may create conflicts with the fiduciary duties that they owe to us and our stockholders. There is a risk that their loyalties to these other entities could result in actions or inactions that are detrimental to our business and violate their fiduciary duties to us and our stockholders, which could harm the implementation of our investment strategy and our investment and leasing opportunities.

Conflicts with our business and interests are most likely to arise from involvement in activities related to (i) allocation of new investments and management time and services between us and the other entities, (ii) our purchase of properties from, or sale of properties to, affiliated entities, (iii) the timing and terms of the investment in or sale of an asset, (iv) development of our properties by affiliates, (v) investments with affiliates of our advisor, (vi) compensation to our advisor and its affiliates, and (vii) our relationship with, and compensation to, our dealer manager. If we do not successfully implement our investment strategy, we may be unable to maintain or increase the value of our assets and our operating cash flows and ability to pay distributions could be adversely affected. Even if these persons do not violate their fiduciary duties to us and our stockholders, they will have competing demands on their time and resources and may have conflicts of interest in allocating their time and resources between our business and these other entities. Should such persons devote insufficient time or resources to our business, returns on our investments may suffer.

Our charter permits us to acquire assets and borrow funds from affiliates of our advisor and sell or lease our assets to affiliates of our advisor, and any such transaction could result in conflicts of interest.

Under our charter, we are permitted to acquire properties from affiliates of our advisor, provided, that any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In the event that we acquire a property from an affiliate of our advisor, we may be foregoing an opportunity to acquire a different property that might be more advantageous to us. In addition, under our charter, we are permitted to borrow funds from affiliates of our advisor, including our sponsor, provided, that any such loans from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Under our charter, we are also permitted to sell and lease our assets to affiliates of our advisor, and we have not established a policy that specifically addresses how we will determine the sale or lease price in any such transaction. Any such sale or lease transaction would be subject to our general policy that governs all transactions with affiliated entities. To the extent that we acquire any properties from affiliates of our advisor, borrow funds from affiliates of our advisor or sell or lease our assets to affiliates of our advisor, such transactions could result in a conflict of interest.

Our advisor faces conflicts of interest relating to joint ventures or other co-ownership arrangements that we enter into with other Cole-sponsored programs, which could result in a disproportionate benefit to another Cole-sponsored program.

We may enter into joint ventures with other Cole-sponsored programs for the acquisition, development or improvement of properties as well as the acquisition of real-estate related investments. Officers and key persons of our advisor also are officers and key persons of other Cole-sponsored REITs and their advisors, the general partners of other Cole-sponsored partnerships and/or the advisors or fiduciaries of other Cole-sponsored programs. These officers and key persons may face conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between us and the Cole-affiliated co-venturer or co-owner, as well as conflicts of interests in managing the joint venture.

In the event we enter into joint venture or other co-ownership arrangements with another Cole-sponsored program, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular property, or to make or dispose of another real estate-related investment. In addition, if we become listed for trading on a national securities exchange, we may develop more divergent goals and objectives from a Cole-affiliated co-venturer or co-owner that is not listed for trading. In the event we enter into a joint venture or other co-ownership arrangement with a Cole-sponsored program that has a term shorter than ours, the joint venture may be required to sell its properties earlier than we may desire to sell the properties. Even if the terms of any joint venture or other co-ownership agreement between us and another Cole-sponsored program grant us the right of first refusal to buy such properties, we may not have sufficient funds or borrowing capacity to exercise our right of first refusal under these circumstances.

Since Mr. Cole and his affiliates control our advisor and other Cole-sponsored programs, agreements and transactions between or among the parties with respect to any joint venture or other co-ownership arrangement will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners, which may result in the co-venturer or co-owner receiving benefits greater than the benefits that we receive. We have adopted certain procedures for dealing with potential conflicts of interest as described in the section of this prospectus captioned “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Risks Related to This Offering and Our Corporate Structure

The dealer manager is an affiliate of our advisor, therefore you will not have the benefit of an independent review of the prospectus or of us that customarily is performed in underwritten offerings.

The dealer manager, Cole Capital Corporation, is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.

Payment of fees and reimbursements to our dealer manager, and our advisor and its affiliates, reduces cash available for investment.

We intend to pay Cole Capital Corporation, our dealer manager, up to 9% of our gross offering proceeds in the form of selling commissions and a dealer manager fee, most of which is reallowed to participating broker-dealers. We also reimburse our advisor and its affiliates for up to 1.5% of our gross offering proceeds for other organization and offering expenses. Such payments reduce the amount of cash we have available to invest in properties and result in a lower total return to you than if we were able to invest 100% of the gross proceeds from this offering in properties. Moreover, dealer manager fees and selling commissions are included in the $10 per share offering price, therefore our offering price does not, and is not intended to, reflect our net asset value. In addition, we intend to pay substantial fees to our advisor and its affiliates for the services they perform for us. The payment of these fees reduces the amount of cash available for investment in properties.

For a more detailed discussion of the fees payable to such entities in respect of this offering, see the “Management Compensation” section of this prospectus.

The limit on the number of shares a person may own may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock. These restrictions may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of common stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits our board of directors to issue up to 500,000,000 shares of stock, including 10,000,000 shares of preferred stock. In addition, our board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of any such stock. Shares of our common stock shall be subject to the express terms of any series of our preferred stock. Thus, if also approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel, our board of directors could authorize the issuance of preferred stock with terms and conditions that have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing the removal of incumbent management or a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See the “Description of Shares — Preferred Stock” section of this prospectus.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination involving our advisor or any affiliate of our advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any affiliate of our advisor. As a result, our advisor and any affiliate of our advisor may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see the section of this prospectus captioned “Description of Shares — Business Combinations.”

Maryland law also limits the ability of a third party to buy a large percentage of our outstanding shares and exercise voting control in electing directors.

Under its Control Share Acquisition Act, Maryland law also provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, or officers of the corporation or employees of the corporation who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer, except solely by virtue of a revocable proxy, to exercise voting control in electing directors within specified ranges of voting control. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by Cole Capital Advisors or any affiliate of Cole Capital Advisors. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our advisor or any of its affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares — Control Share Acquisitions.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter requires that any tender offer, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act of 1934, as amended (the Exchange Act). The offering person must provide our company notice of the tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with these requirements, we will have the right to redeem that person’s shares and any shares acquired in such tender offer. In addition, the non-complying person shall be responsible for all of our expenses in connection with that person’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium to your purchase price for your shares in such a transaction.

If we are required to register as an investment company under the Investment Company Act of 1940, as amended, we could not continue our current business plan, which may significantly reduce the value of your investment.

We intend to conduct our operations, and the operations of our operating partnership and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis (the 40% test). “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations; and

•	potentially, compliance with daily valuation requirements.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If you do not agree with the decisions of our board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

Our board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our charter, our stockholders generally have a right to vote only on the following:

•	the election or removal of directors;

•	any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares, to increase or decrease the number of our shares of any class or series that we have the authority to issue, to change our name, to change the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock or to effect certain reverse stock splits; provided, however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	our dissolution; and

•	a merger or consolidation of the sale or other disposition of all or substantially all of our assets.

All other matters are subject to the discretion of our board of directors.

Our board of directors may change certain of our investment policies without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. These policies may change over time. The methods of implementing our investment policies also may vary, as new real estate development trends emerge and new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders, unless otherwise provided in our organizational documents. As a result, the nature of your investment could change without your consent.

Our rights and the rights of our stockholders to recover claims against our officers, directors and our advisor are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter, in the case of our directors and officers, and our charter and the advisory agreement, in the case of our advisor and its affiliates, require us, subject to certain exceptions, to indemnify and advance expenses to our directors, our officers, and our advisor and its affiliates. Our charter permits us to provide such indemnification and advance for expenses to our employees and agents. Additionally, our charter limits, subject to certain exceptions, the liability of our directors and officers to us and our stockholders for monetary damages. Although our charter does not allow us to indemnify our directors or our advisor and its affiliates for any liability or loss suffered by them or hold harmless our directors or our advisor and its affiliates for any loss or liability suffered by us to a greater extent than permitted under Maryland law or the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, also known as the NASAA REIT Guidelines, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and our advisor and its affiliates, than might otherwise exist under common law, which could reduce your and our recovery against them. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our advisor in some cases, which would decrease the cash otherwise available for distribution to you. See the section captioned “Management — Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents” elsewhere in this prospectus.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Our charter currently has authorized 500,000,000 shares of stock, of which 490,000,000 shares are designated as common stock and 10,000,000 are designated as preferred stock. Subject to any limitations set forth under Maryland law, our board of directors may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or classify or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of our board of directors, except that the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel. Investors purchasing shares in this offering likely will suffer dilution of their equity investment in us, in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement or (5) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our operating partnership. In addition, the partnership agreement for our operating partnership contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interest in that entity for interests of our operating partnership. Because the limited partnership interests of our operating partnership may, in the discretion of our board of directors, be exchanged for shares of our common stock, any merger, exchange or conversion between our operating partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

General Risks Related to Investments in Real Estate

Many of our properties may depend upon a single tenant, or a limited number of major tenants, for all or a majority of its rental income; therefore, our financial condition and ability to make distributions to you may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a single tenant.

Many of our properties may be occupied by only one tenant or derive a majority of its rental income from a limited number of major tenants and, therefore, the success of those properties will be materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions we pay. A default of a single or major tenant on its lease payments to us would cause us to lose revenue from the property and force us to find an alternative source of revenue to meet any expenses associated with the property and prevent a foreclosure if the property is subject to a mortgage. In the event of a default by a single or major tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated, we may not be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a single or major tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease to such a tenant, or such tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions to you.

A high concentration of our properties in a particular geographic area, or with tenants in a similar industry, would magnify the effects of downturns in that geographic area or industry.

We expect that our properties will be diverse according to geographic area and industry of our tenants. However, in the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately effects that geographic area would have a magnified adverse effect on our portfolio. Similarly, if tenants of our properties become concentrated in a certain industry or industries, any adverse effect to that industry generally would have a disproportionately adverse effect on our portfolio.

If a major tenant declares bankruptcy, we may be unable to collect balances due under relevant leases, which could have a material adverse effect on our financial condition and ability to pay distributions to you.

We may experience concentration in one or more tenant. Any of our tenants, or any guarantor of one of our tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar us from attempting to collect pre-bankruptcy debts from the bankrupt tenant or its properties unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If we assume a lease, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim would be capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

The bankruptcy of a tenant or lease guarantor could delay our efforts to collect past due balances under the relevant lease, and could ultimately preclude full collection of these sums. Such an event also could cause a decrease or cessation of current rental payments, reducing our operating cash flows and the amount available for distributions to you. In the event a tenant or lease guarantor declares bankruptcy, the tenant or its trustee may not assume our lease or its guaranty. If a given lease or guaranty is not assumed, our operating cash flows and the amounts available for distributions to you may be adversely affected. The bankruptcy of a major tenant could have a material adverse effect on our ability to pay distributions to you.

If a sale-leaseback transaction is re-characterized in a tenant’s bankruptcy proceeding, our financial condition could be adversely affected.

We may enter into sale-leaseback transactions, whereby we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale-leaseback may be re-characterized as either a financing or a joint venture, either of which outcomes could adversely affect our financial condition, cash flow and the amount available for distributions to you.

If the sale-leaseback were re-characterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. If the sale-leaseback were re-characterized as a joint venture, our lessee and we could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property.

Challenging economic conditions could adversely affect vacancy rates, which could have an adverse impact on our ability to make distributions and the value of an investment in our shares.

Challenging economic conditions, the availability and cost of credit, turmoil in the mortgage market, and declining real estate markets have contributed to increased vacancy rates in the commercial real estate sector. If we experience vacancy rates that are higher than historical vacancy rates, we may have to offer lower rental rates and greater tenant improvements or concessions than expected. Increased vacancies may have a greater impact on us, as compared to REITs with other investment strategies, as our investment approach relies on long-term leases in order to provide a relatively stable stream of income for our stockholders. As a result, increased vacancy rates could have the following negative effects on us:

•	the values of our potential investments in commercial properties could decrease below the amount paid for such investments;

•	revenues from such properties could decrease due to low or no rental income during vacant periods, lower future rental rates and/or increased tenant improvement expenses or concessions; and/or

•	revenues from such properties that secure loans could decrease, making it more difficult for us to meet our payment obligations.

All of these factors could impair our ability to make distributions and decrease the value of an investment in our shares.

Properties that have vacancies for a significant period of time could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of a tenant under its leases, the expiration of a tenant lease or early termination of a lease by a tenant. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to you. In addition, because a property’s market value depends principally upon the value of the property’s leases, the resale value of a property with prolonged vacancies could decline, which could further reduce your return.

We may be unable to secure funds for future tenant improvements or capital needs, which could adversely impact our ability to pay cash distributions to you.

When tenants do not renew their leases or otherwise vacate their space, it is usual that, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. In addition, although we expect that our leases with tenants will require tenants to pay routine property maintenance costs, we will likely be responsible for any major structural repairs, such as repairs to the foundation, exterior walls and rooftops. We will use substantially all of the gross proceeds from this offering to buy real estate and real estate-related investments and to pay various fees and expenses. We intend to reserve only approximately 0.1% of the gross proceeds from this offering for future capital needs. Accordingly, if we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain funds from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our real estate investments may include special use single-tenant properties that may be difficult to sell or re-lease upon lease terminations.

We intend to invest primarily in single-tenant income-producing necessity corporate office and industrial properties, a number of which may include special use single-tenant properties. If the leases on these properties are terminated or not renewed, we may have difficulty re-leasing or selling these properties to a party other than the tenant due to the lack of efficient alternate uses for such properties. Therefore, we may be required to expend substantial funds to renovate and/or adapt any such property for a revenue-generating alternate use or make rent concessions in order to lease the property to another tenant or sell the property. These and other limitations may adversely affect the cash flows from, or lead to a decline in value of, these special use single-tenant properties.

We may obtain only limited warranties when we purchase a property and would have only limited recourse in the event our due diligence did not identify any issues that lower the value of our property.

The seller of a property often sells such property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property.

Our inability to sell a property when we desire to do so could adversely impact our ability to pay cash distributions to you.

The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have adequate funds available to correct such defects or to make such improvements. Moreover, in acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Our inability to sell a property when we desire to do so may cause us to reduce our selling price for the property. Any delay in our receipt of proceeds, or diminishment of proceeds, from the sale of a property could adversely impact our ability to pay distributions to you.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flows from operations.

We are exposed to risks related to increases in market lease rates and inflation, as income from long-term leases will be the primary source of our cash flows from operations. Leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if we do not accurately estimate inflation or market lease rates. Provisions of our leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect us from the impact of inflation or unexpected increases in market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected.

We may not be able to sell our properties at a price equal to, or greater than, the price for which we purchased such property, which may lead to a decrease in the value of our assets.

Some of our leases may not contain rental increases over time, or the rental increases may be less than the fair market rate at a future point in time. Therefore, the value of the leased property to a potential purchaser may not increase over time, which may restrict our ability to sell that property, or if we are able to sell that property, may result in a sale price less than the price that we paid to purchase the property.

We may acquire or finance properties with lock-out provisions, which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

A lock-out provision is a provision that prohibits the prepayment of a loan during a specified period of time. Lock-out provisions may include terms that provide strong financial disincentives for borrowers to prepay their outstanding loan balance and exist in order to protect the yield expectations of investors. We expect that many of our properties will be subject to lock-out provisions. Lock-out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties when we may desire to do so. Lock-out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties. Lock-out provisions could impair our ability to take other actions during the lock-out period that could be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our shares relative to the value that would result if the lock-out provisions did not exist. In particular, lock-out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

Increased operating expenses could reduce cash flow from operations and funds available to acquire investments or make distributions.

Our properties, including those that we acquire in the future, are and will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, insurance costs, repairs and maintenance costs, administrative costs and other operating expenses. While many of our property leases require the tenants to pay all or a portion of these expenses, some of our leases or future leases may not be negotiated on that basis, in which event we may have to pay these costs. If we are unable to lease properties on terms that require the tenants to pay all or some of the properties’ operating expenses, if our tenants fail to pay these expenses as required or if expenses we are required to pay exceed our expectations, we could have less funds available for future acquisitions or cash available for distributions to you.

Adverse economic and geopolitical conditions may negatively affect our returns and profitability.

Our operating results may be affected by market and economic challenges, which may result from a continued or exacerbated general economic downturn experienced by the nation as a whole, by the local economies where our properties may be located, or by the real estate industry including the following:

•	poor economic conditions may result in tenant defaults under leases;

•	re-leasing may require concessions or reduced rental rates under the new leases;

•	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•	constricted access to credit may result in tenant defaults or non-renewals under leases; and

•	increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

The length and severity of any economic slow down or downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic slow down or downturn is prolonged or becomes more severe.

The United States’ armed conflict in various parts of the world could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in higher energy costs and increased economic uncertainty in the United States or abroad. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to you.

The current market environment may adversely affect our operating results, financial condition and ability to pay distributions.

The global financial markets have undergone pervasive and fundamental disruptions since mid-2007. The disruptions in the global financial markets had an adverse impact on the availability of credit to businesses generally. To the extent that the global economic recession continues and/or, intensifies, it has the potential to materially affect the value of our properties and other investments we make, the availability or the terms of financing that we may anticipate utilizing, and our ability to make principal and interest payments on, or refinance, any outstanding debt when due, and/or, for our leased properties, the ability of our tenants to enter into new leasing transactions or satisfy rental payments under existing leases. The current market environment also could affect our operating results and financial condition as follows:

•	Debt Markets — The real estate debt markets are currently experiencing volatility as a result of certain factors, including the tightening of underwriting standards by lenders and credit rating agencies. Should overall borrowing costs increase, either by increases in the index rates or by increases in lender spreads, our operations may generate lower returns. In addition, the recent dislocations in the debt markets have reduced the amount of capital that is available to finance real estate, which, in turn: (1) limits the ability of real estate investors to make new acquisitions and to potentially benefit from reduced real estate values or to realize enhanced returns on real estate investments; (2) has slowed real estate transaction activity; and (3) may result in an inability to refinance debt as it becomes due. In addition, the state of the debt markets could have a material impact on the overall amount of capital being invested in real estate, which may result in price or value decreases of real estate assets and impact our ability to raise equity capital.

•	Real Estate Markets — The recent global economic recession has caused commercial real estate values to decline substantially. As a result, there may be uncertainty in the valuation, or in the stability of the value, of the properties we acquire that could result in a substantial decrease in the value of our properties after we purchase them. Consequently, we may not be able to recover the carrying amount of our properties, which may require us to recognize an impairment charge or record a loss on sale in earnings.

•	Government Intervention — The disruptions in the global financial markets have led to extensive and unprecedented government intervention. It is impossible to predict the actual effect of the government intervention and what effect, if any, additional interim or permanent governmental intervention may have on the global financial markets and/or the effect of such intervention on the U.S. economy.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

We intend to diversify our cash and cash equivalents among several banking institutions in an attempt to minimize exposure to any one of these entities. However, the Federal Deposit Insurance Corporation only insures amounts up to $250,000 per depositor per insured bank. We likely will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose our deposits over $250,000. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits.

Generally, we expect each of our tenants will be responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts that our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple net basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property, as insurance may not be sufficient to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase specific coverage against terrorism as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In these instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate, or any, coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event damaged or destroyed one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

Real estate related taxes may increase, and if these increases are not passed on to tenants, our income will be reduced.

Local real property tax assessors may reassess our properties, which may result in increased taxes. Generally, property taxes increase as property values or assessment rates change, or for other reasons deemed relevant by property tax assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, renewal leases or future leases may not be negotiated on the same basis. Tax increases not passed through to tenants may adversely affect our income, cash available for distributions, and the amount of distributions to you.

CC&Rs may restrict our ability to operate a property.

Some of our properties may be contiguous to other parcels of real property, comprising part of the same industrial center or office park. In connection with such properties, we will be subject to significant covenants, conditions and restrictions, known as “CC&Rs,” restricting the operation of such properties and any improvements on such properties, and related to granting easements on such properties. Moreover, the operation and management of the contiguous properties may impact such properties. Compliance with CC&Rs may adversely affect our operating costs and reduce the amount of funds that we have available to pay distributions to you.

Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

We may use proceeds from this offering to acquire properties upon which we will construct improvements. If we engage in development or construction projects, we will be subject to uncertainties associated with re-zoning for development, environmental concerns of governmental entities and/or community groups, and our builder’s ability to build in conformity with plans, specifications, budgeted costs, and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks if we make periodic progress payments or other advances to builders before they complete construction. These and other such factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

We may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although we intend to limit any investment in unimproved real property to real property we intend to develop, your investment, nevertheless, is subject to the risks associated with investments in unimproved real property.

If we contract with a development company for newly developed property, our earnest money deposit made to the development company may not be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures with affiliates or others, to acquire real property from a development company that is engaged in construction and development of commercial real properties. Properties acquired from a development company may be either existing income-producing properties, properties to be developed or properties under development. We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties. In the case of properties to be developed by a development company, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property. At the time of contracting and the payment of the earnest money deposit by us, the development company typically will not have acquired title to any real property. Typically, the development company will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion. We may enter into such a contract with the development company even if at the time we enter into the contract, we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property. However, we may not be required to close a purchase from the development company, and may be entitled to a refund of our earnest money, in the following circumstances:

•	the development company fails to develop the property;

•	all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•	we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of the development company to refund our earnest money will be unsecured, and we may not be able to obtain a refund of such earnest money deposit from it under these circumstances since the development company may be an entity without substantial assets or operations.

If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased. If we purchase an option to acquire a property but do not exercise the option, we likely would forfeit the amount we paid for such option, which would reduce the amount of cash we have available to make other investments.

Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We will compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger competitors may enjoy significant advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments as a result of competition with third parties without a corresponding increase in tenant lease rates, our profitability will be reduced, and you may experience a lower return on your investment.

Our properties face competition that may affect tenants’ ability to pay rent and the amount of rent paid to us may affect the cash available for distributions to you and the amount of distributions.

We typically will acquire properties located in developed areas. Therefore, there likely will be numerous other corporate properties within the market area of each of our properties that will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in close proximity to our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions to you and the amount of distributions we pay.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns on real property, therefore accumulating such cash could reduce our funds available for distributions to you. Any of the foregoing events may have an adverse effect on our operations.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash flow from operations, we may be required to defer necessary improvements to a property, which may cause that property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased operating cash flows as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Costs of complying with environmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or whether the acts causing the contamination were legal. This liability could be substantial. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing. In addition, compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us, and future laws, ordinances or regulations may impose material environmental liability. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions to you and may reduce the value of your investment.

We intend to invest in properties historically used for necessary corporate purposes. Some of these properties may contain at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may engage in the future, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will underwrite the costs of environmental investigation, clean-up and monitoring into the purchase price. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

We may not obtain an independent third-party environmental assessment for every property we acquire. In addition, any such assessment that we do obtain may not reveal all environmental liabilities. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims would materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

If we sell properties by providing financing to purchasers, defaults by the purchasers would adversely affect our cash flow from operations.

In some instances we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk that the purchaser may default on its obligations under the financing, which could negatively impact cash flow from operations. Even in the absence of a purchaser default, the distribution of sale proceeds, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon the sale are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price, and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to pay cash distributions to you.

A proposed change in U.S. accounting standards for leases could reduce the overall demand to lease our properties.

The existing accounting standards for leases require lessees to classify their leases as either capital or operating leases. Under a capital lease, both the leased asset, which represents the tenant’s right to use the property, and the contractual lease obligation are recorded on the tenant’s balance sheet if one of the following criteria are met: (i) the lease transfers ownership of the property to the lessee by the end of the lease term; (ii) the lease contains a bargain purchase option; (iii) the non-cancellable lease term is more than 75% of the useful life of the asset; or (iv) if the present value of the minimum lease payments equals 90% or more of the leased property’s fair value. If the terms of the lease do not meet these criteria, the lease is considered an operating lease, and no leased asset or contractual lease obligation is recorded by the tenant.

In order to address concerns raised by the Securities and Exchange Commission regarding the transparency of contractual lease obligations under the existing accounting standards for operating leases, the U.S. Financial Accounting Standards Board (the FASB) and the International Accounting Standards Board (the IASB) initiated a joint project to develop new guidelines to lease accounting. The FASB and IASB (collectively, the Boards) issued an Exposure Draft on August 17, 2010 (the Exposure Draft), which proposes substantial changes to the current lease accounting standards, primarily by eliminating the concept of operating lease accounting. As a result, a lease asset and obligation will be recorded on the tenant’s balance sheet for all lease arrangements. In addition, the Exposure Draft will impact the method in which contractual lease payments will be recorded. In order to mitigate the effect of the proposed lease accounting, tenants may seek to negotiate certain terms within new lease arrangements or modify terms in existing lease arrangements, such as shorter lease terms or fewer extension options, which would generally have less impact on tenant balance sheets. Also, tenants may reassess their lease-versus-buy strategies. This could result in a greater renewal risk, a delay in investing our offering proceeds, or shorter lease terms, all of which may negatively impact our operations and ability to pay distributions.

The Exposure Draft does not include a proposed effective date; however, the Boards plan to issue a final standard regarding lease accounting in 2011.

Our costs associated with complying with the Americans with Disabilities Act of 1990, as amended, may affect cash available for distributions.

Our properties generally will be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act). Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which may increase our business risks, hinder our ability to make distributions, and decrease the value of your investment.

We likely will acquire real estate and other real estate-related investments by borrowing new funds. In addition, we may incur mortgage debt and pledge all or some of our real properties as security for that debt to obtain funds to acquire additional real properties and other investments and to pay distributions to stockholders. We may borrow additional funds if we need funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow additional funds if we otherwise deem it necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. There is no limitation on the amount we may borrow against any individual property or other investment. However, under our charter, we are required to limit our borrowings to 75% of the cost (before deducting depreciation or other non-cash reserves) of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in our next quarterly report, along with a justification for such excess borrowing. Moreover, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless such borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines; however, we may exceed that limit if approved by a majority of our independent directors. We expect that from time to time during the period of this offering we will request that our independent directors approve borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio. We expect that during the period of this offering, high debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute to you and could result in a decline in the value of your investment.

We do not intend to incur mortgage debt on a particular property unless we believe the property’s projected operating cash flow is sufficient to service the mortgage debt. However, if there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on a property, the amount available for distributions to you may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure. In such event, we may be unable to pay the amount of distributions required in order to maintain our REIT status. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. If we provide a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to you will be adversely affected, which could result in our losing our REIT status and would result in a decrease in the value of your investment.

High interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to you.

We run the risk of being unable to finance or refinance our properties on favorable terms or at all. If interest rates are higher when we desire to mortgage our properties or when existing loans come due and the properties need to be refinanced, we may not be able to finance the properties and we would be required to use cash to purchase or repay outstanding obligations. Our inability to use debt to finance or refinance our properties could reduce the number of properties we can acquire, which could reduce our operating cash flows and the amount of cash distributions we can make to you. Higher costs of capital also could negatively impact operating cash flows and returns on our investments.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to pay distributions to you.

We may incur indebtedness that bears interest at a variable rate. To the extent that we incur variable rate debt, increases in interest rates would increase our interest costs, which could reduce our operating cash flows and our ability to pay distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

In connection with providing us financing, a lender could impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. In general, our loan agreements restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace CCI Advisors as our advisor. These or other limitations imposed by a lender may adversely affect our flexibility and our ability to achieve our investment and operating objectives, which could limit our ability to make distributions to you.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to you.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the loan on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant, negative impact on your investment.

To hedge against exchange rate and interest rate fluctuations, we may use derivative financial instruments that may be costly and ineffective and may reduce the overall returns on your investment.

We may use derivative financial instruments to hedge our exposure to changes in exchange rates and interest rates on loans secured by our assets and investments in commercial mortgage-backed securities (CMBS). Derivative instruments may include interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, options or repurchase agreements. Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to credit risk, basis risk and legal enforceability risks. In this context, credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. We intend to manage credit risk by dealing only with major financial institutions that have high credit ratings. Basis risk occurs when the index upon which the contract is based is more or less variable than the index upon which the hedged asset or liability is based, thereby making the hedge less effective. We intend to manage basis risk by matching, to a reasonable extent, the contract index to the index upon which the hedged asset or liability is based. Finally, legal enforceability risks encompass general contractual risks, including the risk that the counterparty will breach the terms of, or fail to perform its obligations under, the derivative contract. We intend to manage legal enforceability risks by ensuring, to the best of our ability, that we contract with reputable counterparties and that each counterparty complies with the terms and conditions of the derivative contract. If we are unable to manage these risks effectively, our results of operations, financial condition and ability to pay distributions to you will be adversely affected.

Risks Associated with Investments in Mortgage, Bridge and Mezzanine Loans and Real Estate-Related Securities

Investing in mortgage, bridge or mezzanine loans could adversely affect our return on our loan investments.

We may make or acquire mortgage, bridge or mezzanine loans, or participations in such loans, to the extent our advisor and board of directors determine that it is advantageous for us to do so. However, if we make or invest in mortgage, bridge or mezzanine loans, we will be at risk of defaults on those loans caused by many conditions beyond our control, including local and other economic conditions affecting real estate values, interest rate changes, rezoning, and failure by the borrower to maintain the property. If there are defaults under these loans, we may not be able to repossess and sell quickly any properties securing such loans. An action to foreclose on a property securing a loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of any lawsuit brought in connection with the foreclosure if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the loan, which could reduce the value of our investment in the defaulted loan. In addition, investments in mezzanine loans involve a higher degree of risk than long-term senior mortgage loans secured by income-producing real property because the investment may become unsecured as a result of foreclosure on the underlying real property by the senior lender.

We may invest in various types of real estate-related securities.

Aside from investments in real estate, we are permitted to invest in real estate-related securities, including securities issued by other real estate companies, CMBS mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests, and we may invest in real estate-related securities of both publicly traded and private real estate companies. We are focused, however, on acquiring interests in necessity corporate properties. We may not have the expertise necessary to maximize the return on our investment in real estate-related securities. If our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

Our investments in real estate-related securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer. As a result, investments in real estate-related securities are subject to risks of (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities, (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities, (3) subordination to the prior claims of banks and other senior lenders to the issuer, (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slow down or downturn. These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

The CMBS in which we may invest are subject to all of the risks of the underlying mortgage loans, the risks of the securitization process and dislocations in the mortgage-backed securities market in general.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties. CMBS are issued by investment banks, not financial institutions, and are not insured or guaranteed by the U.S. government.

CMBS are also subject to several risks created through the securitization process. Subordinate CMBS are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that interest payments on subordinate CMBS will not be fully paid. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. In certain instances, third-party guarantees or other forms of credit support can reduce the credit risk.

The value of any CMBS in which we invest may be negatively impacted by any dislocation in the mortgage-backed securities market in general. Currently, the mortgage-backed securities market is suffering from a severe dislocation created by mortgage pools that include sub-prime mortgages secured by residential real estate. Sub-prime loans often have high interest rates and are often made to borrowers with credit scores that would not qualify them for prime conventional loans. In recent years, banks made a great number of the sub-prime residential mortgage loans with high interest rates, floating interest rates, interest rates that reset from time to time, and/or interest-only payment features that expire over time. These terms, coupled with rising interest rates, have caused an increasing number of homeowners to default on their mortgages. Purchasers of mortgage-backed securities collateralized by mortgage pools that include risky sub-prime residential mortgages have experienced severe losses as a result of the defaults and such losses have had a negative impact on the CMBS market.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

Morris, Manning & Martin, LLP, our legal counsel, will render an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2011, or the first year in which we commence material operations, and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2011, or the first year in which we commence material operations. This opinion is based upon our representations as to the manner in which we are and will be owned, invest in assets and operate, among other things. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. Morris, Manning & Martin, LLP will not review our operations or compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion will represent Morris, Manning & Martin, LLP’s legal judgment based on the law in effect as of the date of this prospectus. Morris, Manning & Martin, LLP’s opinion is not binding on the Internal Revenue Service or the courts and we will not apply for a ruling from the Internal Revenue Service regarding our status as a REIT. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to you because of the additional tax liability. In addition, distributions to you would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. Our failure to qualify as a REIT would adversely affect the return on your investment.

Re-characterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase properties and lease them back to the sellers of such properties. The IRS could challenge our characterization of certain leases in any such sale-leaseback transactions as “true leases,” which allows us to be treated as the owner of the property for federal income tax purposes. In the event that any sale-leaseback transaction is challenged and re-characterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated, for tax purposes, as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003 and extended by the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, generally reduces the maximum U.S. federal income tax rate for distributions payable by corporations to domestic stockholders that are individuals, trusts or estates to 15% through 2012. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Our distributions will be taxed as ordinary income at the non-preferential rate, to the extent they are from our current or accumulated earnings and profits; to the extent distributions exceed our current or accumulated earnings and profits, they will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares (but not below zero), then the distributions will be taxed as gain from the sale of shares. You should discuss the difference in treatment of REIT distributions and regular corporate distributions with your tax advisor.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available to us for distribution to you.

We intend to maintain the status of CCI OP, our operating partnership, as a partnership for federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of our operating partnership as an entity taxable as a partnership, CCI OP would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status, and becoming subject to a corporate level tax on our income. This would substantially reduce the cash available to us to make distributions to you and the return on your investment. In addition, if any of the partnerships or limited liability companies through which CCI OP owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to our operating partnership. Such a re-characterization of an underlying property owner also could threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a

“prohibited transaction” under the Internal Revenue Code) will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other entities through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Legislative or regulatory action could adversely affect the returns to our investors.

Changes to the tax laws are likely to occur, and such changes may adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. You are urged to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares. You also should note that our counsel’s tax opinion is based upon existing law and treasury regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

The maximum tax rate on qualified dividends paid by corporations to individuals is 15% through 2012. REIT dividends, however, generally do not constitute qualified dividends and consequently are not eligible for this maximum tax rate. Therefore, our stockholders will pay federal income tax on our dividends (other than capital gains dividends or distributions which represent a return of capital for tax purposes) at the applicable “ordinary income” rate, the maximum of which is currently 35%. However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” that other corporations are typically subject to.

It is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed, for federal income tax purposes, as a corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To continue to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to pay distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution. Complying with the REIT requirements may cause us to forego otherwise attractive opportunities. In addition, we may be required to liquidate otherwise attractive investments in order to comply with the REIT requirements. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Foreign purchasers of our common stock may be subject to FIRPTA tax upon the sale of their shares.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, as amended, known as FIRPTA, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our shares would be subject to FIRPTA tax, unless our shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock. See the “Federal Income Tax Considerations — Special Tax Considerations for Non-U.S. Stockholders — Sale of Our Shares by a Non-U.S. Stockholder” section of this prospectus.

For qualified accounts, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, it is possible that you may be subject to the imposition of significant excise taxes and penalties with respect to the amount invested. In order to avoid triggering additional taxes and/or penalties, if you intend to invest in our shares through pension or profit-sharing trusts or IRAs, you should consider additional factors.

If you are investing the assets of a pension, profit-sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our common stock, you should satisfy yourself that, among other things:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce UBTI for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. For a more complete discussion of the foregoing risks and other issues associated with an investment in shares by retirement plans, see the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would,” “could,” “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell the maximum offering of 300,000,000 shares of common stock pursuant to this offering. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a maximum offering, we expect that approximately 88.6% of the money that stockholders invest (87.2% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan) will be used to purchase real estate or other real estate-related investments, while the remaining approximately 11.4% (12.8% in a minimum offering or if no shares are sold pursuant to our distribution reinvestment plan) will be used for working capital, and to pay costs of the offering, including selling commissions and the dealer manager fee, and fees and expenses of our advisor in connection with acquiring properties. Proceeds used to purchase real estate or other real estate-related investments include proceeds used to repay any indebtedness incurred in respect of such purchases. We may pay distributions from proceeds raised in this offering in anticipation of future cash flows, and we have not placed a limit on the amount of net proceeds we may use to pay distributions.

	Minimum Offering		Maximum Offering		Maximum Offering
	(Not Including Distribution		(Including Distribution		(Not Including Distribution
	Reinvestment Plan)(1)		Reinvestment Plan)(2)		Reinvestment Plan)(3)
	Amount	Percent	Amount	Percent	Amount	Percent

Gross Offering Proceeds	$2,500,000	100%	$2,975,000,000	100%	$2,500,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee(4)	225,000	9.0%	225,000,000	7.6%	225,000,000	9.0%
Other Organization and Offering Expenses(5)	37,500	1.5%	44,625,000	1.5%	37,500,000	1.5%

Amount Available for Investment(6)	2,237,500	89.5%	2,705,375,000	90.9%	2,237,500,000	89.5%
Acquisition and Development:
Acquisition Fee(7)	43,616	1.7%	52,736,354	1.8%	43,615,984	1.7%
Acquisition Expenses(8)	10,904	0.5%	13,184,088	0.4%	10,903,996	0.5%
Initial Working Capital Reserve(9)	2,181	0.1%	2,636,818	0.1%	2,180,799	0.1%

Amount Invested in Assets(10)	$2,180,799	87.2%	$2,636,817,740	88.6%	$2,180,799,221	87.2%

(1)	Assumes the sale to the public of 250,000 shares at $10.00 per share pursuant to the primary offering and no shares sold pursuant to the distribution reinvestment plan.

(2)	Assumes the sale to the public of 250,000,000 shares at $10.00 per share pursuant to the primary offering and 50,000,000 shares at $9.50 per share pursuant to the distribution reinvestment plan.

(3)	Assumes the sale to the public of 250,000,000 shares at $10.00 per share pursuant to the primary offering and no shares sold pursuant to the distribution reinvestment plan.

(4)	Includes selling commissions equal to 7% of the gross proceeds of our primary offering, which commissions may be reduced under certain circumstances, and a dealer manager fee equal to 2% of the gross proceeds of our primary offering, both of which are payable to the dealer manager, an affiliate of our advisor. The dealer manager will reallow 100% of the selling commissions to participating broker-dealers. In addition, the dealer-manager, in its sole discretion, may reallow to broker-dealers participating in this offering up to all of its dealer manager fee to participating broker-dealers as marketing fees and due diligence expense allowance based on such factors as the participating broker-dealer’s level of marketing support, level of due diligence review and likelihood of success of its sales efforts, each as compared to those of the other participating broker-dealers. We will not pay a selling commission or a dealer manager fee on shares purchased pursuant to our distribution reinvestment plan. The amount of selling commissions may be reduced under certain circumstances for volume discounts and other types of sales. Furthermore, we may increase the dealer manager fee to 3% of aggregate gross offering proceeds for purchases made through certain selected dealers, in which event the selling commission would be reduced to 6% of gross offering proceeds for those purchases. See the “Plan of Distribution” section of this prospectus for a description of such provisions.

(5)	These organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including (i) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by broker-dealers; and (iii) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including payments made to participating broker-dealers. Expenses relating to educational conferences and retail seminars described in (ii) above and expenses described in (iii) above will constitute underwriting compensation.

In addition, we expect our sponsor will pay approximately $1,247,079 (an amount equal to 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) for offering expenses that are deemed to be underwriting expenses, without reimbursement by us. If actual non-underwriting organization and offering expenses exceed the estimated amount given in the table, leaving us with fewer funds available to reimburse our advisor for underwriting expenses, our sponsor will pay an amount greater than 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan, without reimbursement by us, but in no event will such amount exceed 1% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan. Conversely, if actual non-underwriting organization and offering expenses are less than the estimated amount given in the table, providing us with greater funds available to reimburse our advisor for underwriting expenses, we will utilize the additional funds to reimburse our advisor for underwriting expenses, and our sponsor will pay an amount less than 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan, without reimbursement by us. In no event will the total amount of underwriting compensation paid by us, in the form of organization and offering expense reimbursements, and by our sponsor exceed an amount equal to 1% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan. Accordingly, in no event will such payments for underwriting expenses, combined with selling commissions and the dealer manager fee, exceed 10% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan. See the “Plan of Distribution” section of this prospectus.

In no event will total organization and offering expenses, including selling commissions, the dealer manager fee and reimbursement of other organization and offering expenses, exceed 15% of the gross proceeds of this offering.

(6)	Until required in connection with the acquisition of real estate or other real estate-related investments, substantially all of the net proceeds of this offering and, thereafter, any working capital reserves we may have, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(7)	Acquisition fees are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments. We will pay our advisor acquisition fees up to a maximum amount of 2% of the contract purchase price of each property or asset acquired. For purposes of this table, we have assumed that the aggregate contract purchase price for our assets will be an amount equal to the estimated amount invested in assets. With respect to any loan we originate or acquire, we will pay our advisor an acquisition fee of 2% of the amount of the loan. For purposes of this table, we also have assumed that no financing is used to acquire properties or other real estate assets. We may incur additional fees, such as real estate commissions, development fees, construction fees, non-recurring management fees, loan fees or points, or any fee of a similar nature. Acquisition fees do not include acquisition expenses.

(8)	Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real estate properties. For purposes of this table, we have assumed average expenses of 0.5% of the estimated amount invested in assets; however, expenses on a particular acquisition may be higher. Acquisition expenses are not included in the contract purchase price of an asset. Notwithstanding the foregoing, the total of all acquisition expenses and acquisition fees paid by any party to any party, including any real estate commission, selection fee, development fees paid to an affiliate of our advisor, construction fee paid to an affiliate of our advisor, non-recurring management fee, loan fees or point or any fee of a similar nature, payable with respect to a particular property or investment shall be reasonable, and shall not exceed an amount equal to 6% of the contract purchase price of the property, or in the case of a mortgage loan 6% of the funds advanced, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us.

(9)	Working capital reserves typically are utilized for extraordinary expenses that are not covered by revenue generated by the property, such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of working capital reserves. Because we expect most of our leases will be triple net or double net leases, as described elsewhere herein, we do not expect to maintain significant working capital reserves.

(10)	Includes amounts anticipated to be invested in properties net of organization and offering expenses, acquisition fees and expenses and initial working capital reserves.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have retained CCI Advisors as our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to our board of directors’ supervision. Our charter has been reviewed and ratified by our board of directors, including a majority of the independent directors. This ratification by our board of directors is required by the NASAA REIT Guidelines.

Our charter and bylaws provide that the number of directors on our board of directors may be established by a majority of the entire board of directors, but may not be more than 15, nor, upon and after the commencement of this offering, fewer than three; provided, however, that there may be fewer than three directors at any time that we have only one stockholder of record. Our charter provides, in general, that, upon and after commencement of this offering, a majority of the directors must be independent directors. An “independent director” is a person who is not, and within the last two years has not been, directly or indirectly associated with us or any of our affiliates or with our sponsor, our advisor or any of their affiliates by virtue of (1) ownership of an interest in our sponsor, our advisor or any of their affiliates, (2) employment by us, our sponsor our advisor or any of our or their affiliates, (3) service as an officer or director of our sponsor, our advisor or any of their affiliates, (4) performance of services, (5) service as a director of more than three REITs organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, our advisor or any of their affiliates. Each director deemed to be independent pursuant to our charter also will be independent in accordance with the NASAA REIT Guidelines. There are no family relationships among any of our directors or officers, or officers of our advisor. Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us. At least one of our independent directors must have at least three years of relevant real estate experience. We currently have a total of five directors, including a majority of independent directors.

Each director will serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting properly called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. None of the members of our board of directors, nor our advisor, nor any of their affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor or any director or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest required to approve such a matter, shares owned by members of our board of directors and their respective affiliates will not be included.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions. If at any time there are no directors in office, successor directors shall be elected by the stockholders. Each director will be bound by our charter and bylaws.

Our directors will not be required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. Our directors meet quarterly, in person or by teleconference, or more frequently if necessary. Consequently, in the exercise of their responsibilities, the directors will rely heavily on our advisor and on information provided by our advisor. Our directors will have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this prospectus. The directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our advisor will take these suggestions into consideration when structuring transactions.

In addition, our board of directors will be responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders. In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. The independent directors also will be responsible for reviewing the performance of our advisor and determining, from time to time and at least on an annual basis that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. The independent directors will consider such factors as they deem relevant, including:

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including loan, administration, underwriting or broker commissions, and servicing, engineering, inspection and other fees, whether such amounts are paid by us or others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for its own account.

The advisory agreement has a one-year term and may be renewed for an unlimited number of successive one-year periods. Either party may terminate the advisory agreement upon 60 days’ written notice without cause or penalty. Fees payable to our advisor pursuant to the advisory agreement, including any fees that may be paid upon termination of the advisory agreement, are described below under the caption “— The Advisory Agreement” and the section of this prospectus captioned “Management Compensation.”

Neither our advisor nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, any director or any of their respective affiliates, or (2) any transaction between us and our advisor, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares owned by our advisor and its affiliates will not be included.

Committees of our Board of Directors

Our entire board of directors will be responsible for supervising our entire business. However, our bylaws provide that our board of directors may establish such committees as our board of directors believes appropriate and in our best interests. Our board of directors will appoint the members of the committee in our board of directors’ discretion. Our charter and bylaws require that a majority of the members of each committee of our board of directors is comprised of independent directors.

Audit Committee

Our board of directors has established an audit committee consisting of Marcus E. Bromley, Randy J. Pace and Leonard W. Wood, our independent directors. Mr. Pace serves as chairman of the audit committee. The audit committee, by approval of at least a majority of its members, will select the independent registered public accounting firm to audit our annual financial statements, review with the independent registered public accounting firm the plans and results of the audit engagement, approve the audit and non-audit services provided by the independent registered public accounting firm, review the independence of the independent registered public accounting firm, consider the range of audit and non-audit fees and review the adequacy of our internal accounting controls. Our board of directors has adopted a charter for the audit committee that sets forth its specific functions and responsibilities.

Executive Officers and Directors

Christopher H. Cole serves as our chief executive officer and president, and D. Kirk McAllaster, Jr. serves as our executive vice president, chief financial officer, treasurer and secretary. Although most of the services Messrs. Cole and McAllaster provide to our company are in their roles as executive officers of our advisor, they have certain duties in their capacities as executive officers of our company arising from Maryland corporate law, our charter and bylaws. We do not directly compensate Messrs. Cole or McAllaster for their services as executive officers of our company, nor do we reimburse our advisor or any affiliate of our advisor for their salaries or benefits. We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)

Christopher H. Cole	58	Chairman of our Board of Directors, Chief Executive Officer and President
D. Kirk McAllaster, Jr.	44	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Marc T. Nemer	38	Director
Marcus E. Bromley	61	Independent Director
Randy J. Pace	59	Independent Director
Leonard W. Wood	64	Independent Director

*	As of February 10, 2011.

Christopher H. Cole has served as our chairman, chief executive officer and president since our formation in April 2010. He has served as the chief executive officer of CCI Advisors, our advisor, since its formation in April 2010. Mr. Cole has served as the chairman, chief executive officer and president of Cole Credit Property Trust, Inc. (CCPT I) since its formation in March 2004. He has served as the chief executive officer of Cole REIT Advisors, LLC (CCPT I Advisors) since its formation in April 2004 and previously served as its president from April 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chairman, chief executive officer and president of CCPT II since its formation in September 2004. He has served as the chief executive officer of Cole REIT Advisors II, LLC (CCPT II Advisors) since its formation in September 2004 and previously served as its president from September 2004 until March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chairman, chief executive officer and president of CCPT III since its formation in January 2008. He has served as the chief executive officer of Cole REIT Advisors III, LLC (CCPT III Advisors) since its formation in January 2008, and previously served as its president from January 2008 until April 2010 and as its treasurer from January 2008 until September 2008. Mr. Cole has served as the chairman, chief executive officer and president of two additional real estate investment programs sponsored by Cole Real Estate Investments and currently in registration for their initial public offerings, since their formation in July 2010. He has served as the chief executive officer of Cole Advisors: Corporate Income, LLC (CACI Advisors) since its formation in July 2010. He has served as the chief executive officer of Cole Advisors: Retail Income, LLC (CARI Advisors) since its formation in July 2010.

Mr. Cole has been the sole stockholder, chief executive officer and treasurer of Cole Holdings Corporation since its formation in August 2004, has served as its chairman and secretary since October 2007 and previously served as president from August 2004 until April 2010. Mr. Cole has also been engaged as a general partner in the structuring and management of real estate limited partnerships since February 1979. Mr. Cole has served as the chief executive officer of Cole Realty Advisors since December 2002, as its treasurer since its formation in November 2002, and previously served as its president from November 2002 until March 2007 and from October 2007 until September 2009 and as its secretary from November 2002 until December 2002. Mr. Cole has served as the chief executive officer and treasurer of Cole Capital Partners since January 2003 and previously served as its president from January 2003 to March 2007 and from October 2007 until April 2010. Mr. Cole has served as the chief executive officer of Cole Capital Advisors since December 2002, as its treasurer since formation in November 2002, and previously served as its president from November 2002 until March 2007 and from October 2007 until April 2010, and its secretary from November 2002 until December 2002.

Mr. Cole has served as the chief executive officer and treasurer of the Cole Growth Opportunity Fund I GP, LLC since its formation in March 2007. Mr. Cole served as the executive vice president and treasurer of Cole Capital Corporation from December 2002 until January 2008. Mr. Cole has been the sole director of Cole Capital Corporation since December 2002. Mr. Cole was selected to serve as a director of our company based upon Mr. Cole’s experience and relationships in the non-traded REIT and real estate industries, along with his knowledge of the Cole Real Estate Investments organization.

D. Kirk McAllaster, Jr. has served as our executive vice president, chief financial officer and treasurer since our formation in April 2010, and as our secretary from April 2010 until August 2010 and from January 2011 until the present. He has served as executive vice president and chief financial officer of CCI Advisors since its formation in April 2010. Mr. McAllaster has served as executive vice president and chief financial officer of CCPT I and CCPT II since October 2007, and has been a member of the board of directors of CCPT I since May 2008. He has served as executive vice president, chief financial officer, and treasurer of CCPT III since its formation in January 2008, and served as its secretary from January 2008 to November 2010. He has served as executive vice president and chief financial officer of CCPT I Advisors and CCPT II Advisors since March 2007, and previously served as vice president, finance for each of CCPT I Advisors and CCPT II Advisors from December 2005 until March 2007. He also has served as executive vice president and chief financial officer of CCPT III Advisors since its formation in January 2008. He has served as the executive vice president, chief financial officer and treasurer of two additional real estate investment programs sponsored by Cole Real Estate Investments and currently in registration for their initial public offings, since their formation in July 2010. He has served as executive vice president and chief financial officer of CACI Advisors since its formation in July 2010. He has served as the executive vice president and chief financial officer of CARI Advisors since its formation in July 2010. Mr. McAllaster has served as executive vice president, chief financial officer and treasurer of Cole Realty Advisors since September 2009, and previously served as executive vice president and chief financial officer from March 2007 until September 2009. Mr. McAllaster has served as executive vice president and chief financial officer of Cole Capital Partners and Cole Capital Advisors since March 2007 and previously served as vice president, finance for each of Cole Capital Partners and Cole Capital Advisors from December 2005 until March 2007. Prior to joining Cole Real Estate Investments in May 2003, Mr. McAllaster worked for six years with Deloitte & Touche LLP, most recently as audit senior manager. He has over 20 years of accounting and finance experience in public accounting and private industry. Mr. McAllaster received a B.S. degree from California State Polytechnic University — Pomona with a major in Accounting. He is a Certified Public Accountant licensed in the states of Arizona and Tennessee and is a member of the American Institute of CPAs and the Arizona Society of CPAs.

Marc T. Nemer has served as a director since January 2011. Since May 2010, Mr. Nemer has served as a member of the boards of directors of CCPT I and CCPT III. Mr. Nemer has served as president of Cole Holdings Corporation since April 2010. He has served as the president, secretary and treasurer of Cole Capital Corporation since January 2008. He has served as the president of our advisor since its formation in April 2010. Mr. Nemer has served as president of Cole Capital Advisors since April 2010, as its executive vice president and managing director of capital markets from March 2008 to April 2010, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008, as its vice president, legal services and compliance from March 2007 until October 2007 and as its legal counsel from February 2006 to

March 2007. He has served as president of Cole Capital Partners since April 2010, as its executive vice president and managing director of capital markets from March 2008 to April 2010, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008 and as its vice president, legal services and compliance from March 2007 until October 2007. Mr. Nemer has served as executive vice president and managing director of capital markets for CCPT I Advisors and CCPT II Advisors since March 2008, and previously served for each as executive vice president, securities and regulatory affairs from October 2007 until March 2008. He has served as president of CCPT III Advisors since April 2010, and previously served as executive vice president and managing director of capital markets from September 2008 until April 2010, and as executive vice president, securities and regulatory affairs from its formation in January 2008 until September 2008. Mr. Nemer has served as the president of CACI Advisors since its formation in July 2010. He has served as the president of CARI Advisors since its formation in July 2010. Mr. Nemer has served as executive vice president and managing director of capital markets for Cole Realty Advisors since March 2008, as its executive vice president, securities and regulatory affairs from October 2007 until March 2008, and as its vice president, legal services and compliance from March 2007 until October 2007. Prior to joining Cole Real Estate Investments, Mr. Nemer was an attorney with the international law firm Latham & Watkins LLP, where he specialized in securities offerings (public and private), corporate governance, and mergers and acquisitions from July 2000 until February 2006. Prior to that, Mr. Nemer worked at the international law firm Skadden, Arps, Slate, Meagher & Flom LLP, where he worked as an attorney in a similar capacity from August 1998 until July 2000. Mr. Nemer earned a J.D. from Harvard Law School in 1998 and a B.A. from the University of Michigan in 1995. Mr. Nemer was selected to serve as a director of our company because of his legal, regulatory and compliance experience in the non-traded REIT industry and securities industry generally, as well as his extensive knowledge and relationships within the non-traded REIT industry, including the independent broker-dealer network through which our company offers its securities, which are believed to enhance our company’s position within our industry.

Marcus E. Bromley has served as an independent director since January 2011. Since October 2008, Mr. Bromley has served as a member of the board of directors of CCPT III and, since May 2005, he has served as a member of the board of directors of CCPT II and is the chairman of its audit committee. From 1993 through 2005, Mr. Bromley served as a member of the board of trustees of Gables Residential Trust, a $3 billion multi-family residential REIT with operations in Texas, Georgia, South Florida, Washington, D.C. and Southern California that was listed on the New York Stock Exchange prior to its sale in 2005. From December 1993 until June 2000, Mr. Bromley also served as the chief executive officer of Gables Residential Trust. Prior to joining Gables Residential Trust, Mr. Bromley was a division partner of Trammell Crow Residential from 1982 until 1993. Mr. Bromley also serves on the board of directors of Private Bank of Buckhead, a community bank headquartered in Atlanta, Georgia, and on the advisory board of Nancy Creek Capital, an Atlanta-based private equity firm. Mr. Bromley holds a B.S. in Economics from Washington & Lee University and a M.B.A. from the University of North Carolina. Mr. Bromley was selected to serve as a director because Mr. Bromley’s experience as the chief executive officer of a public real estate company, his general knowledge of the real estate industry and his financing experience are expected to be valuable resources to the board of directors.

Randy J. Pace has served as an independent director since January 2011, and is the chairman of our audit committee. Since 1999, Mr. Pace has served as an advisor to the board of directors of Trammell Crow Residential, a leading developer of multi-family rental communities. From 1988 through 1998, Mr. Pace was Chief Financial Officer of Trammell Crow Residential and a member of its board of directors. Prior to that, Mr. Pace was an auditor and real estate tax specialist with Arthur Andersen LLP and Grant Thornton LLP. Mr. Pace holds a Bachelor of Business Administration degree with a major in accounting from the University of Georgia. Mr. Pace was selected to serve as a director of our company based upon his experience in the real estate industry and his background in financial and accounting matters, which are expected to be valuable resources to the board of directors.

Leonard W. Wood has served as an independent director since January 2011. Since October 2008, Mr. Wood has served as a member of the board of directors of CCPT III. Mr. Wood has over 26 years of real estate industry leadership experience, most recently serving as a member of the investment committee and the management board of GLJ Partners, LLC, a Southern California based residential development and construction company, which he joined in November 2007. In April 1998, Mr. Wood founded Wood Partners, L.L.C. (Wood Partners), a developer of apartment and condominium homes in the Baltimore/Washington, D.C. area, the Southeastern United States, Florida, Texas, Colorado, Nevada, Arizona and California. Mr. Wood served as the managing principal of Wood Partners from its inception until the time of Mr. Wood’s retirement from Wood Partners in November 2007. During that period of time, Wood Partners had started over 38,000 multi-family units representing an investment of more than $5.3 billion. Mr. Wood continues to serve as a member of the board of directors of Wood Partners. Prior to founding Wood Partners, Mr. Wood worked with Trammell Crow Residential from 1982 until 1998. During his time with Trammel Crow Residential, Mr. Wood was responsible, at various times, for the Southeast, Midwest and Southwest regions, overseeing the acquisition, development, maintenance and sale of the company’s apartment assets in those regions. Mr. Wood holds a bachelor of science degree from North Carolina State University and a M.B.A. from the University of North Carolina. Mr. Wood is immediate past-Chairman and continues to serve on the Board of the Multi-Family Leadership Board of the National Association of Home Builders. Mr. Wood is a Governor, past Trustee, and past Chairman of the Multi Family Council of the Urban Land Institute. He also serves on the Board of Visitors of the University of North Carolina’s Kenan-Flagler Business School. In 2007, Mr. Wood founded the Wood Center for Real Estate Development as a part of the Kenan-Flagler Business School. Mr. Wood was selected to serve as a director because of his deep knowledge of the real estate industry, particularly in the financial and operational segments, along with his experience in successfully growing and exiting a real estate company. Mr. Wood’s experience is expected to be a valuable resource to the board of directors, particularly in matters relating to the acquisition and financing of real estate assets.

Duties of Independent Directors

In accordance with the NASAA REIT Guidelines, a majority of our independent directors generally must approve corporate actions that directly relate to the following:

•	any transfer or sale of our sponsor’s initial investment in us; provided, however, our sponsor may not sell its initial investment while it remains our sponsor, but our sponsor may transfer the shares to an affiliate;

•	the duties of our directors, including ratification of our charter, the written policies on investments and borrowing, the monitoring of administrative procedures, investment operations and our performance and the performance of our advisor;

•	the advisory agreement;

•	liability and indemnification of our directors, advisor and its affiliates;

•	fees, compensation and expenses, including organization and offering expenses, acquisition fees and acquisition expenses, disposition fees, total operating expenses, real estate commissions on the resale of property, incentive fees, and advisor compensation;

•	any change or modification of our statement of objectives;

•	real property appraisals;

•	our borrowing policies;

•	annual and special meetings of stockholders;

•	election of our directors; and

•	our distribution reinvestment plan.

Counsel for Independent Directors

To assist the independent directors in performing their role, the independent directors have retained a law firm that will act solely as counsel for the independent directors.

Compensation of Directors

We will pay to each of our independent directors a retainer of $50,000 per year, plus an additional retainer of $7,500 to the chairman of the audit committee. We also will pay $2,000 for each meeting of our board of directors or committee thereof the director attends in person ($2,500 for the attendance in person by the chairperson of the audit committee at each meeting of the audit committee) and $250 for each meeting the director attends by telephone. In the event there is a meeting of our board of directors and one or more committees thereof in a single day, the fees paid to each director will be limited to $2,500 per day ($3,000 per day for the chairperson of the audit committee if there is a meeting of such committee). All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of our board of directors. If a non-independent director is also an employee of our company or our advisor or their affiliates, we will not pay compensation for services rendered as a director. We will not compensate Mr. Cole for his service to us on our board of directors.

Limited Liability and Indemnification of Our Directors, Officers, Advisor and Other Agents

We are permitted to limit the liability of our directors and officers, and to indemnify and advance expenses to our directors, officers and other agents, only to the extent permitted by Maryland law and the NASAA REIT Guidelines. Our charter contains a provision that eliminates directors’ and officers’ liability for money damages, requires us to indemnify and, in certain circumstances, advance expenses to our directors, officers, our advisor and its affiliates and permits us to indemnify and advance expenses to our employees and agents, subject to the limitations of Maryland law and the NASAA REIT Guidelines. To the extent that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred by them in connection with any proceeding unless it is established that:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services;

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful; or

•	in a proceeding by us or on our behalf, the director or officer was adjudged to be liable to us or for a judgment of liability on the basis that personal benefit was improperly received (although in either case a court may order indemnification solely for expenses).

In addition to the above limitations of the Maryland General Corporation Law, and as set forth in the NASAA REIT Guidelines, our charter further limits our ability to indemnify our directors, our advisor and its affiliates for losses or liability suffered by them or hold harmless our directors or our advisor and its affiliates for losses or liability suffered by us by requiring that the following additional conditions are met:

•	the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of non-independent directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We have also agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to our stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against our officers and directors. The Maryland General Corporation Law permits us to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met. However, indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

The Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, our advisor or its affiliates and any persons acting as a broker-dealer participating in the sale of our securities will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits in favor of the indemnitee of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of our funds to our directors, our advisor or our advisor’s affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us; (ii) our directors, our advisor or our advisor’s affiliates provide us with written affirmation of their good faith belief that they have met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) our directors, our advisor or our advisor’s affiliates agree in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such persons are found not to be entitled to indemnification.

The Advisor

Our advisor is CCI Advisors, a Delaware limited liability company that was formed on April 22, 2010, and is an affiliate of our sponsor, Cole Real Estate Investments. Whereas CCI Advisors was formed solely for the purpose of managing our company and has no prior operating history, certain employees within the Cole Real Estate Investments organization, which employed over 200 persons as of the date of this prospectus, are dual employees of CCI Advisors, and perform the services required to manage our operations in that capacity. These employees include the members of our advisor’s real estate management team, each of whom has more than 24 years of experience in acquiring, structuring, developing and selling single-tenant commercial properties. Our executive officers and the chairman of our board of directors also are officers, key personnel and/or dual employees of our advisor. Our advisor has contractual and fiduciary responsibility to us and our stockholders. Our advisor is wholly-owned indirectly by Christopher H. Cole.

The officers and key personnel of our advisor or certain affiliates are as follows:

Name	Age*	Position(s)

Christopher H. Cole	58	Chief Executive Officer
Marc T. Nemer	38	President
D. Kirk McAllaster, Jr.	44	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Thomas W. Roberts	52	Executive Vice President and Managing Director of Real Estate
Mitchell A. Sabshon	58	Executive Vice President and Chief Operating Officer
Jeffrey C. Holland	39	Executive Vice President and Head of Capital Markets
John M. Pons	47	Executive Vice President and General Counsel — Real Estate
Robert J. Micera	49	Chief Investment Officer — Office and Industrial

*	As of February 10, 2011.

The backgrounds of Messrs. Cole, Nemer and McAllaster are described in the “— Executive Officers and Directors” section above. Below is a brief description of the other officers and key employees of our advisor.

Thomas W. Roberts has served as executive vice president and managing director of real estate of our advisor since its formation in April 2010. He has served as president of Cole Realty Advisors since September 2009. Mr. Roberts has also served as executive vice president and managing director of real estate of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors and CCPT III Advisors since September 2009. He has served as executive vice president and managing director of real estate for CACI Advisors since its formation in July 2010. He has served as executive vice president and managing director of real estate for CARI Advisors since its formation in July 2010. Prior to joining Cole Real Estate Investments, Mr. Roberts served as president and chief executive officer of Opus West Corporation, a Phoenix-based real estate developer, from March 1993 until May 2009. Mr. Roberts also worked as vice president, real estate development for the Koll Company from 1986 until 1990. In July 2009, Opus West Corporation filed for Chapter 11 bankruptcy protection. Mr. Roberts received a B.S. from Arizona State University. Mr. Roberts has been active in many professional and community organizations including the Greater Phoenix Economic Council, International Council of Shopping Centers, National Association of Industrial and Office Properties, Young Presidents Organization, Urban Land Institute, Phoenix Boys and Girls Club, and Xavier College Preparatory Board of Trustees.

Jeffrey C. Holland, serves as executive vice president and head of capital markets of CCI Advisors. In this role, he provides strategic direction and oversees external and internal sales, marketing, broker-dealer relations, due diligence and securities operations. He also serves as executive vice president and head of capital markets of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, CACI Advisors and CARI Advisors. Prior to joining Cole Real Estate Investments in December 2010, Mr. Holland held several roles at BlackRock, Inc.’s U.S. Retail division, an asset management business focused on financial advisor-intermediated distribution channels, including chief operating officer from 2008 to 2010 and co-head of product development and management from 2006 to 2008. Prior to joining BlackRock, Mr. Holland served as vice president, consulting services, for Raymond James & Associates from 2003 to 2006. Mr. Holland served at Capital Resource Advisors from 1999 to 2003, most recently as director in the Business Strategies Group. From 1996 to 1999, he worked as an engagement manager for McKinsey & Company, Inc. Mr. Holland earned a JD from Harvard Law School and a BA from the University of Puget Sound.

Mitchell A. Sabshon, serves as executive vice president and chief operating officer of CCI Advisors. In this role, he is responsible for all corporate finance activities of the company. He also works on a broad range of initiatives across the Cole Real Estate Investments organization, including issues pertaining to mergers and acquisitions, portfolio strategy, asset management, fund operations and systems. He also serves as executive vice president and chief operating officer of Cole Capital Advisors, Cole Capital Partners, CCPT I Advisors, CCPT II Advisors, CCPT III Advisors, CACI Advisors and CARI Advisors. Prior to joining Cole Real Estate Investments in November 2010, Mr. Sabshon served as managing partner and chief investment officer of EndPoint Financial LLC, an advisory firm providing acquisition and finance advisory services to equity investors, from 2008 to 2010. Mr. Sabshon served as chief investment officer and executive vice president of GFI Capital Resources Group, Inc., a national owner-operator of multifamily properties, from 2007 to 2008. Prior to joining GFI, Mr. Sabshon served with Goldman Sachs & Company from 2004 to 2007 and from 1997 to 2002 in several key strategic roles, including president and chief executive officer of Goldman Sachs Commercial Mortgage Capital and head of the Insurance Client Development Group. From 2002 to 2004, Mr. Sabshon was executive director of the U.S. Institutional Sales Group at Morgan Stanley. Mr. Sabshon held various positions at Lehman Brothers Inc. from 1991 to 1997, most recently as senior vice president in the Real Estate Investment Banking Group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the Real Estate Structured Finance group of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Sabshon received his JD from Hofstra University School of Law and a BA from George Washington University.

John M. Pons has served as executive vice president and general counsel – real estate of our advisor since its formation in April 2010. Mr. Pons also has served as our advisor’s secretary since January 2011, and from April 2010 until August 2010. Mr. Pons has served as executive vice president, general counsel and secretary of CCPT III Advisors since its formation in January 2008, and previously served as its chief operating officer from January 2008 until May 2008. Mr. Pons served as secretary of CCPT II from its formation in September 2004 until November 2010. He served as a member of CCPT II’s board of directors from September 2004 until November 2004. Mr. Pons has served as executive vice president, general counsel and secretary of CCPT II Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from September 2004 until August 2005. Mr. Pons also has served as secretary for CCPT I and has been a member of its board of directors since its formation in March 2004. He has served as executive vice president, general counsel and secretary of CCPT I Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer, general counsel and secretary from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005 and as its vice president, counsel and secretary from March 2004 until August 2005. He has served as executive vice president and general counsel – real estate for CACI Advisors since its formation in July 2010. He has served as executive vice president and general counsel – real estate for CARI Advisors since its formation in July 2010. Mr. Pons has served as executive vice president, general counsel and secretary of Cole Realty Advisors since September 2008, and previously served as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, and as its senior vice president from January 2006 until March 2007. He has served as executive vice president, general counsel and secretary of Cole Capital Advisors and Cole Capital Partners since September 2008, and previously served for each as its executive vice president, chief administrative officer, general counsel and secretary from October 2007 until September 2008, as its executive vice president, chief operating officer and general counsel from March 2007 until October 2007, as its senior vice president and general counsel from December 2005 until March 2007, as its senior vice president and counsel from August 2005 until December 2005, and as its vice president and counsel from September 2003 until August 2005. Prior to joining Cole Real Estate Investments in September 2003, Mr. Pons was an associate general counsel and assistant secretary with GE Capital Franchise Finance Corporation since December 2001. He was in private practice prior thereto. Before attending law school, Mr. Pons was a Captain in the United States Air Force where he served from 1988 until 1992. Mr. Pons received a B.S. degree in Mathematics from Colorado State University and a M.S. degree in Administration from Central Michigan University before earning his J.D. (Order of St. Ives) in 1995 at the University of Denver.

Robert J. Micera has served as the chief investment officer – office and industrial of our advisor since July 2010. He has served as chief investment officer – office and industrial for CACI Advisors since its formation in July 2010. He has served as chief investment officer for CARI Advisors since its formation in July 2010. Prior to joining Cole Real Estate Investments in July 2010, Mr. Micera served as a principal of Cardinal Industrial Real Estate Services East, LLC, a California-based private real estate investment firm that invests in single-tenant industrial warehouse assets nationwide, from April 2009 to April 2010. Mr. Micera was senior vice president — national head of net lease investments at First Industrial Realty Trust, Inc., a Chicago-based REIT that buys, sells, leases, develops and manages industrial real estate, from August 2004 to December 2008. While at First Industrial Realty Trust, Inc., Mr. Micera served as the chief investment officer for a $1.4 billion co-investment program with the wealth management division of UBS Financial Services, Inc. and a $425 million co-investment program with Kuwait Finance House K.S.C. Mr. Micera did not have autonomy in making investment decisions on behalf of these co-investment programs. From 2003 to 2004, Mr. Micera served as a managing director, real estate advisory services for Ernst & Young, LLP. Mr. Micera served as a vice president, real estate and lodging investment banking for J.P. Morgan Securities Inc. from 1993 to 2002. Prior to joining J.P. Morgan Securities Inc., Mr. Micera worked at Metropolitan Life Insurance Company from 1984 to 1993, most recently in national sales. Mr. Micera earned a master’s degree in business administration from New York University’s Leonard N. Stern School of Business in 1992 and a bachelor’s degree in engineering from Lafayette College in 1984. Mr. Micera is licensed in New Jersey as a real estate salesperson and in New York as a real estate broker, and he is a member of the Urban Land Institute.

In addition to the officers and key personnel listed above, our advisor employs personnel who have extensive experience in selecting, managing and selling commercial properties similar to the properties sought to be acquired by us. As of the date of this prospectus, our advisor is the sole limited partner of our operating partnership.

The Advisory Agreement

We entered into an advisory agreement with CCI Advisors in January 2011. Many of the services we expect to be performed by our advisor in managing our day-to-day activities pursuant to the advisory agreement are summarized below. We believe that our advisor currently has sufficient staff and experience so as to be capable of fulfilling the duties set forth in the advisory agreement, along with the duties owed to other real estate programs managed by affiliates of our advisor. This summary is provided to illustrate the material functions that CCI Advisors will perform for us as our advisor, and it is not intended to include additional services that may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement, such third parties will be compensated by the advisor out of its advisory fee.

Under the terms of the advisory agreement, our advisor undertakes to use its commercially reasonable best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by our board of directors. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate or an unaffiliated third party, shall, among other duties and subject to the supervision of our board of directors:

•	find and evaluate investment opportunities for us consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and our investment policies;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	provide oversight and management of all third party and affiliated property management and leasing functions;

•	hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel;

•	provide office space, equipment and supplies, as required for the performance of services as our advisor;

•	investigate, select, and, on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of its obligations under the advisory agreement;

•	consult with, and provide information to, our officers and board of directors and assist our board of directors in formulating and implementing of our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages;

•	prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies;

•	arrange for the disposal of properties on our behalf in compliance with our investment objectives and policies; and

•	advise our board of directors on the timing and method of providing our investors with liquidity.

It is the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing the advisory agreement, and the criteria used in such evaluation shall be reflected in the minutes of the board of directors’ meeting at which such evaluation was conducted. The advisory agreement will have a one-year term ending January 18, 2012, and may be renewed for an unlimited number of successive one-year periods. Additionally, either party may terminate the advisory agreement without cause or penalty immediately upon a change of control of us, or upon 60 days’ written notice without cause or penalty. If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors. In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.

We will pay our advisor a monthly advisory fee based upon our monthly average invested assets, equal to the following amounts: (i) an annualized rate of 0.75% will be paid on our average invested assets that are between $0 and $2 billion; (ii) an annualized rate of 0.70% will be paid on our average invested assets that are between $2 billion and $4 billion; and (iii) an annualized rate of 0.65% will be paid on our average invested assets that are over $4 billion. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day, over the course of the month. After our board of directors begins to determine the estimated per share value of our common stock, the average invested assets will be based upon the aggregate valuation of our invested assets, as reasonably estimated by our board of directors. Any portion of this fee may be deferred and paid in a subsequent year.

We also will pay our advisor acquisition fees equal to 2% of: (i) the contract purchase price of each property or asset that we acquire; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate. Any portion of the acquisition fee may be deferred and paid in a subsequent year. We are prohibited from paying more than 6% of the contract price of a property, or in the case of a mortgage loan, 6% of the funds advanced, in acquisition fees, including development fees, construction fees and acquisition expenses, unless otherwise approved by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in the transaction as commercially competitive, fair and reasonable to the company, although we intend to limit such payments below 6%.

If our advisor or its affiliates provides a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, we will pay our advisor or its affiliate a disposition fee in an amount equal to up to one-half of the brokerage commission paid on the sale of properties, not to exceed 1% of the contract price of the properties sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.

Additionally, we will be required to pay, in cash, non-interest bearing promissory note or our shares, at our election, to our advisor fees based on a percentage of proceeds or stock value in the event of our sale of assets or the listing of our common stock on a national securities exchange, but only if, in the case of our sale of assets, our investors have received, from regular distributions plus special distributions paid from proceeds of such sale, a return of their net capital invested and an 8% annual cumulative, non-compounded return or, in the case of the listing of our common stock, the market value of our common stock plus the distributions paid to our investors exceeds the sum of the total amount of capital raised from investors plus the amount of distributions necessary to generate an 8% annual cumulative, non-compounded return to investors. Upon termination of the advisory agreement, we may incur an obligation to pay to our advisor a subordinated performance fee, in cash, a promissory note or our shares, at our election, similar to that to which our advisor would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

Other than the fees described above, neither the advisor nor its affiliates will be entitled to any additional fees for managing or leasing our properties.

We will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, such as the portion of the salaries paid to employees of Cole Real Estate Investments who are dual employees of our advisor (including executive officers and key personnel of our advisor who are not also executive officers of our company) that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to our executive officers, or for personnel costs in connection with services for which the advisor receives acquisition fees.

Officers, employees and affiliates of our advisor engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor will be required to devote sufficient resources to our administration to discharge its obligations. The Cole Real Estate Investments organization has over 200 full-time employees, many of whom are dual employees of our advisor and dedicate a portion of their time to providing services on behalf of our advisor. Our advisor is responsible for a pro rata portion of each employee’s compensation based upon the approximate percentage of time the employee dedicates to our advisor.

Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors. We may assign or transfer the advisory agreement to a successor entity; provided that at least a majority of our independent directors determines that any such successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation payable to the advisor. Our independent directors will base their determination on the general facts and circumstances that they deem applicable, including the overall experience and specific industry experience of the successor advisor and its management. Other factors that will be considered are the compensation to be paid to the successor advisor and any potential conflicts of interest that may occur.

The fees payable to our advisor under the advisory agreement are described in further detail in the “Management Compensation” section of this prospectus. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, advisory and administrative services, and payments made by our advisor to third parties in connection with potential acquisitions.

The advisor’s principal assets will be its cash balances and its advisory agreement with the Company, and the revenues associated with such agreement. In addition, the advisor is covered by an errors and omissions insurance policy. If the advisor is held liable for a breach of fiduciary duty, the Company expects that the liability would be paid by the advisor from its cash balances or by the insurance policy.

Affiliated Dealer Manager

Cole Capital Corporation, our dealer manager, is a member firm of FINRA. Cole Capital Corporation was organized in December 1992 for the purpose of participating in and facilitating the distribution of securities of real estate programs sponsored by Cole Holdings Corporation, its affiliates and its predecessors.

Pursuant to a dealer manager agreement entered into in January 2011, Cole Capital Corporation will provide certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. It may also sell a limited number of shares at the retail level. The compensation we will pay to Cole Capital Corporation in connection with this offering is described in the section of this prospectus captioned “Management Compensation.” See also “Plan of Distribution — Compensation We Will Pay for the Sale of Our Shares.”

Cole Capital Corporation is wholly-owned by Cole Capital Advisors, which is wholly-owned by Cole Holdings Corporation. Christopher H. Cole is the sole stockholder of Cole Holdings Corporation. Cole Capital Corporation is an affiliate of our advisor. The backgrounds of the officers of Cole Capital Corporation are described in the “— Executive Officers and Directors” and “— The Advisor” sections above.

Investment Decisions

The primary responsibility for the investment decisions of our advisor and its affiliates, the negotiation for the purchase and sale of these investments, and the management of our assets resides with Christopher H. Cole and the other executive officers and key personnel of our advisor. The backgrounds of the officers of our advisor are described in the “— Executive Officers and Directors” and “— The Advisor” sections above. Our board of directors is responsible for supervising and monitoring the activities of our advisor.

MANAGEMENT COMPENSATION

We have no paid employees. Our advisor, and its affiliates manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. We will not pay a separate fee for financing, leasing or property management, although we may rely on our advisor or its affiliates to provide such services to us. The selling commissions may vary for different categories of purchasers. See the “Plan of Distribution” section of this prospectus. This table assumes the shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee.

Estimated Amount for
Minimum Offering/
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Offering Stage
Selling Commissions — Cole Capital Corporation(3)	We generally will pay to our affiliated dealer manager, Cole Capital Corporation, 7% of the gross proceeds of our primary offering. Cole Capital Corporation will reallow 100% of selling commissions to participating broker-dealers. We will not pay any selling commissions with respect to sales of shares under our distribution reinvestment plan.	$175,000/$175,000,000

Dealer Manager Fee — Cole Capital Corporation(3)	We generally will pay to Cole Capital Corporation 2% of the gross proceeds of our primary offering. Cole Capital Corporation may reallow all or a portion of its dealer manager fee to participating broker-dealers. We will not pay a dealer manager fee with respect to sales of shares under our distribution reinvestment plan.	$50,000/$50,000,000

Reimbursement of Other Organization and Offering Expenses — CCI Advisors(4)	Our advisor will incur or pay our organization and offering expenses (excluding selling commissions and the dealer manager fee). We will then reimburse our advisor for these amounts up to 1.5% of aggregate gross offering proceeds.	$37,500/$44,625,000
Assuming we raise the maximum offering amount, we expect approximately $23,599,372 (0.8% of aggregate gross offering proceeds) of such reimbursement to cover offering expenses that are deemed to be underwriting expenses, and we expect that approximately $21,025,628 (0.7% of aggregate gross offering proceeds) of such reimbursement to cover non-underwriting organization and offering expenses.

			Estimated Amount for
			Minimum Offering/
Type of Compensation(1)	Determination of Amount		Maximum Offering(2)

Acquisition and Operations Stage
Acquisition Fee — CCI Advisors or its affiliates(5)	In consideration for finding, evaluating, structuring and negotiating our real estate acquisitions, we will pay to our advisor up to 2% of: (i) the contract purchase price of each property or asset; (ii) the amount paid in respect of the development, construction or improvement of each asset we acquire; (iii) the purchase price of any loan we acquire; and (iv) the principal amount of any loan we originate.		$43,616/$52,736,354 assuming no debt or $174,464/$210,945,419 assuming leverage of 75% of the contract purchase price.

Advisory Fee — CCI Advisors(6)	In consideration for the day-to-day management of our company, we will pay to our advisor a monthly advisory fee based upon our monthly average invested assets. Monthly average invested assets will equal the average book value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate, before reserves for depreciation and amortization or bad debts or other similar non-cash reserves, other than impairment charges, computed by taking the average of such values at the end of each business day, over the course of the month. After our board of directors begins to determine the estimated per share value of our common stock, the monthly advisory fee will be based upon the value of our assets invested, directly or indirectly, in equity interests in and loans secured by our real estate as determined by our board of directors. Any portion of this fee may be deferred and paid in a subsequent year.

	The advisory fee will be calculated according to the following fee schedule:		The annualized advisory fee rate, and the actual dollar amounts, are dependent upon the amount of our monthly average invested assets and, therefore, cannot be determined at the present time. Based on the following assumed levels of monthly average invested assets, our annualized advisory fee will be as follows:

			Monthly
			Average	Annualized
			Invested	Effective	Annualized
			Assets	Fee Rate	Advisory Fee

			$1 billion	0.75%	$7,500,000
			$2 billion	0.75%	$15,000,000
			$3 billion	0.7333%	$22,000,000
			$4 billion	0.7250%	$29,000,000
			$5 billion	0.7100%	$35,500,000

	Monthly	Annualized
	Average	Fee Rate
	Invested	for
	Assets Range	Each Range
	$0 - $2 billion	0.75%
	over $2 billion - $4 billion	0.70%
	over $4 billion	0.65%

Estimated Amount for
Minimum Offering/
Type of Compensation(1)	Determination of Amount	Maximum Offering(2)

Operating Expenses — CCI Advisors(7)	We will reimburse our advisor for acquisition expenses incurred in the process of acquiring a property or in the origination or acquisition of a loan. We expect these expenses will be approximately 0.5% of the contract purchase price of each property or of the amount of each loan; provided, however, that acquisition expenses are not included in the contract purchase price of a property.

	We also will reimburse our advisor for the expenses incurred in connection with its provision of advisory and administrative services, including related personnel costs and payments to third party service providers; provided, however, that we will not reimburse our advisor for the salaries and benefits paid to personnel in connection with services for which our advisor receives acquisition fees, and we will not reimburse our advisor for salaries and benefits paid to our executive officers.	$10,904/$13,184,088 estimated for reimbursement of acquisition expenses assuming no debt or $43,616/$52,736,355 estimated for reimbursement of acquisition expenses assuming leverage of 75% of the contract purchase price. For all other reimbursements, actual amounts are dependent upon the expenses incurred and, therefore, cannot be determined at the present time.

Liquidity/ Listing Stage
Disposition Fee — CCI Advisors or its affiliates	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 1% of the contract price of the properties sold; provided, however, in no event may the disposition fee paid to our advisor or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.	Actual amounts are dependent upon the contract price of properties sold and, therefore, cannot be determined at the present time. Because the disposition fee is based on a fixed percentage of the contract price for sold properties the actual amount of the disposition fees cannot be determined at the present time.

Subordinated Performance Fee — CCI Advisors(9)	After investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return, then our advisor will be entitled to receive 15% of the remaining net sale proceeds. We cannot assure you that we will provide this 8% return, which we have disclosed solely as a measure for our advisor’s incentive compensation.	Actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time. There is no limit on the aggregate amount of these payments.

(1)	We will pay all fees, commissions and expenses in cash, other than the subordinated performance fee, which we may pay in cash, common stock, a promissory note or any combination of the foregoing, as we may determine in our discretion.

(2)	The estimated minimum dollar amounts are based on the sale to the public of 250,000 shares at $10.00 per share pursuant to the primary offering and no shares pursuant to our distribution reinvestment plan. The estimated maximum dollar amounts are based on the sale to the public of 250,000,000 shares at $10.00 per share and 50,000,000 shares at $9.50 per share pursuant to our distribution reinvestment plan.

(3)	These payments are underwriting compensation. Underwriting compensation paid from any source in connection with this offering may not exceed 10% of the gross proceeds of the primary offering. Selling commissions and, in some cases, the dealer manager fee, will not be charged with regard to shares sold to or for the account of certain categories of purchasers. See the “Plan of Distribution” section of this prospectus. Selling commissions and the dealer manager fee will not be paid with respect to shares sold pursuant to our distribution reinvestment plan.

(4)	These organization and offering expenses consist of all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including: (i) our legal, accounting, printing, mailing and filing fees, charges of our transfer agent for account set up fees, due diligence expenses that are included in a detailed and itemized invoice (such as expenses related to a review of this offering by one or more independent due diligence reviewers engaged by broker-dealers participating in this offering); (ii) amounts to reimburse our advisor for the portion of the salaries paid to employees of its affiliates that are attributed to services rendered to our advisor in connection with preparing supplemental sales materials for us, holding educational conferences and attending retail seminars conducted by broker-dealers; and (iii) reimbursements for our dealer manager’s wholesaling costs, and other marketing and organization costs, including payments made to participating broker-dealers. Expenses relating to educational conferences and retail seminars described in (ii) above and expenses described in (iii) above will constitute underwriting compensation.

In addition, we expect our sponsor will pay approximately $1,247,079 (an amount equal to 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) for offering expenses that are deemed to be underwriting expenses, without reimbursement by us. If actual non-underwriting organization and offering expenses exceed the estimated amount given in the table, leaving us with fewer funds available to reimburse our advisor for underwriting expenses, our sponsor will pay an amount greater than 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan, without reimbursement by us, but in no event will such amount exceed 1% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan. Conversely, if actual non-underwriting organization and offering expenses are less than the estimated amount given in the table, providing us with greater funds available to reimburse our advisor for underwriting expenses, we will utilize the additional funds to reimburse our advisor for underwriting expenses, and our sponsor will pay an amount less than 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan, without reimbursement by us. In no event will the total amount of underwriting compensation paid by us, in the form of organization and offering expense reimbursements, and by our sponsor exceed an amount equal to 1% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan. Accordingly, in no event will such payments for underwriting expenses, combined with selling commissions and the dealer manager fee, exceed 10% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan. See the “Plan of Distribution” section of this prospectus.

In no event will total organization and offering expenses, including selling commissions, the dealer manager fee and reimbursement of other organization and offering expenses, exceed 15% of the gross proceeds of this offering.

(5)	Any portion of this fee may be deferred and paid in a subsequent year. Pursuant to our charter, in accordance with the NASAA REIT Guidelines, our total of all acquisition fees and expenses relating to any purchase, including fees and expenses paid to third parties, shall not exceed 6% of the contract purchase price unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve fees and expenses in excess of this limit and determine the transaction to be commercially competitive, fair and reasonable to us. Included in the computation of such fees will be any real estate commission, acquisition fee, development fee, construction fee, non-recurring management fee, loan fees or points, or any fee of a similar nature. On a quarterly basis, we will review the total acquisition fees and expenses relating to each purchase to ensure that such fees and expenses do not exceed 6% of the contract purchase price. For a description of the duties of our advisor pursuant to the advisory agreement, including acquisition services, see the section of this prospectus captioned “Management — The Advisory Agreement.”

(6)	An asset’s book value typically will equal its cost. However, in the event that an asset suffers an impairment, we will reduce the real estate and related intangible assets and liabilities to their estimated fair market value. See the section of this prospectus captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Application of Critical Accounting Policies — Investment in and Valuation of Real Estate and Related Assets” for additional information. For a description of the duties of our advisor pursuant to the advisory agreement, including day-to-day advisory services, see the section of this prospectus captioned “Management — The Advisory Agreement.” Our advisor has agreed to waive its right to an advisory fee during the first six months following the date we break escrow and admit investors in this offering.

(7)	We will reimburse our advisor for the portion of the salaries paid to employees of Cole Real Estate Investments who are dual employees of our advisor, including executive officers and key personnel of our advisor who are not also executive officers of our company, that are attributed to services rendered by our advisor in connection with our operations, including non-offering related legal and accounting services. Additional services may be provided to us by third parties, for which they will be separately compensated either directly by us or by our advisor and reimbursed by us. In the event that our advisor engages a third party to perform services that we have engaged our advisor to perform pursuant to the advisory agreement, such third parties will be compensated by the advisor out of its advisory fee.

We will not reimburse our advisor for any amount by which the operating expenses (which exclude, among other things, the expenses of raising capital, interest payments, taxes, non-cash items such as depreciation, amortization and bad debt reserves, and acquisition fees and acquisition expenses) paid during the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. The Company will perform the above calculation on a quarterly basis to ensure that the operating expense reimbursements are within these limitations. Acquisition expenses are accounted for separately.

We lease our office space from an affiliate of our advisor and share the space with other Cole-related entities. The amount we will pay under the lease will be determined on a monthly basis based upon on the allocation of the overall lease cost to the approximate percentage of time, size of the area that we utilize and other resources allocated to us.

(8)	Although we are most likely to pay disposition fees to CCI Advisors or its affiliates at the time of our liquidation, these fees may be earned during our operational state if we sell properties prior to our liquidation.

(9)	We will pay a subordinated performance fee under only one of the following alternative events: (i) if our shares are listed on a national securities exchange, our advisor will be entitled to a subordinated performance fee equal to 15% of the amount, if any, by which (1) the market value of our outstanding stock plus distributions paid by us prior to listing, exceeds (2) the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate an 8% annual cumulative, non-compounded return to investors; (ii) if our company is sold or our assets are liquidated, our advisor will be entitled to a subordinated performance fee equal to 15% of the net sale proceeds remaining after investors have received a return of their capital invested and an 8% annual cumulative, non-compounded return; or (iii) upon termination of the advisory agreement, our advisor may be entitled to a subordinated performance fee similar to that to which it would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in these fees would have to be reasonable. Our charter provides that these subordinated fees are “presumptively reasonable” if they do not exceed 15% of the balance of such net proceeds or such net market value remaining after investors have received a return of their net capital contributions and an 8% per year cumulative, non-compounded return.

The subordinated performance fee likely will be paid in the form of a non-interest bearing promissory note that will be repaid from the net sale proceeds of each sale after the date of the termination or listing, although, at our discretion, we may pay this fee with cash or shares of our common stock, or any combination of the foregoing. At the time of such sale, we may, however, again at our discretion, pay all or a portion of such promissory note with shares of our common stock. If shares are used for payment, we do not anticipate that they will be registered under the Securities Act and, therefore, will be subject to restrictions on transferability. Any portion of the subordinated performance fee that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated performance fee payable upon listing. In no event will the amount paid to our advisor under the promissory note, if any, exceed the amount considered presumptively reasonable by the NASAA REIT Guidelines. Any subordinated performance fee payable in respect of net sale proceeds that is not paid at the date of sale because investors have not received their required minimum distribution will be deferred and paid at such time as the subordination conditions have been satisfied.

The market value of our outstanding stock will be calculated based on the average market value of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed. We have the option to cause our operating partnership to pay the subordinated performance fee in the form of stock, cash, a non-interest bearing promissory note or any combination thereof. In the event the subordinated performance fee is earned by our advisor, any previous payments of the subordinated participation in net sale proceeds will offset the amounts due pursuant to the subordinated performance fee, and we will not be required to pay our advisor any further subordinated participation in net sale proceeds.

At least a majority of our independent directors must determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs. Each such determination will be reflected in the minutes of our board of directors. The total operating expenses (as defined in the NASAA REIT Guidelines) of our company will not exceed, in any four consecutive fiscal quarters, the greater of 2% of the Average Invested Assets (as defined in the NASAA REIT Guidelines) or 25% of Net Income (as defined in the NASAA REIT Guidelines), unless our independent directors determine, based on unusual and non-recurring factors, that higher level of expense is justified. In such an event, we will send notice to each of our stockholders within 60 days after the end of the fiscal quarter for which such determination was made, along with an explanation of the factors our independent directors considered in making such determination. Our independent directors shall also supervise the performance of our advisor and review and determine, from time to time and at least on an annual basis, that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out.

Each such determination will be recorded in the minutes of our board of directors and based on the factors that the independent directors deem relevant, including the factors listed in the “Management — General” section of this prospectus.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions. However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory agreement. See the “Management — The Advisory Agreement” section of this prospectus.

Becoming Self-Administered

Because our advisor manages our day-to-day operations, we are considered “externally managed.” We believe that it will be in the best interests of our stockholders for the foreseeable future for us to be externally managed, therefore we do not expect to hire and pay for the services of skilled personnel with expertise in real estate finance, acquisition and management that are dedicated solely to managing our operations and properties. We believe that the arrangements set forth in the advisory agreement with CCI Advisors enable us to balance our real estate expertise needs, our personnel needs and our operating costs. For example, we are able to draw on the services of the executive officers and other personnel of our advisor on an as needed basis rather than having to hire similar individuals on a full-time basis.

If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Upon any internalization of our advisor, certain key personnel may not become employed by us, but instead will remain employees of our sponsor or its affiliates. However, such personnel do not have restrictions by contract or otherwise that may affect their ability to be employed by us or otherwise provide services to us.

We may become self-administered in the future in connection with a listing of our shares of common stock on an exchange or other liquidity event, if our board of directors determines that it would be in the best interests of our stockholders. Although there is no prerequisite that publicly-traded REITs be self-administered, we understand that most of the publicly-traded REITs are self-administered and that the market price for our shares may suffer in the event that we list our shares for trading and remain externally managed. Thus, our board of directors likely will not consider listing our shares on a national exchange until it believes that our assets and income can support an internalized management and operating staff within the context of the returns that we are paying, or seek to pay, to our stockholders. If our board of directors reaches such determination, we will likely consider various methods for internalizing these functions. One method would be for us to acquire, or consider acquiring, our advisor through a business combination. At this time, we cannot be sure of the form or amount of consideration or other terms relating to such acquisition, however we expect that we would not acquire our advisor if we could not retain key personnel of our advisor. If we pursue a business combination with our advisor, our board of directors will have a fiduciary duty to act in our best interest, which will be adverse to the interests of our advisor. To fulfill its fiduciary duty, our board of directors will take various procedural and substantive actions which may include forming a committee comprised entirely of independent directors to evaluate the potential business combination, and granting the committee the authority to retain its own counsel and advisors to evaluate the potential business combination. For a description of some of the risks related to an internalization transaction, see “Risk Factors — Risks Related to an Investment in Cole Corporate Income Trust, Inc.”

STOCK OWNERSHIP

The following table shows, as of the date of this prospectus, the amount of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding shares, (2) members of our board of directors, (3) our named executive officers, and (4) all of our directors and executive officers as a group.

Common Stock
Beneficially Owned(2)
	Number of Shares	Percentage
Name of Beneficial Owner(1)	of Common Stock	of Class

Christopher H. Cole, Chairman of our Board of Directors, Chief Executive Officer and President(3)	20,000	100%
Marc T. Nemer, Director	—	—
Marcus E. Bromley, Director	—	—
Randy J. Pace, Director	—	—
Leonard W. Wood, Director	—	—
D. Kirk McAllaster, Jr., Executive Vice President, Chief Financial Officer, Treasurer and Secretary	—	—

All directors and executive officers as a group (six persons)(2)	20,000	100%

*	Represents less than 1% of the outstanding common stock.

(1)	Address of each beneficial owner listed is 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016.

(2)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (a) 20,000 shares outstanding as of February 10, 2011, and (b) shares issuable pursuant to options held by the respective person or group that may be exercised within 60 days following the date of this prospectus. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(3)	Includes 20,000 shares owned by Cole Holdings Corporation, an affiliate of our sponsor. Mr. Cole is the sole stockholder of Cole Holdings Corporation and controls the voting and disposition decisions of Cole Holdings Corporation. Pursuant to our charter, Cole Holdings Corporation is prohibited from selling the 20,000 shares of our common stock for so long as Cole Real Estate Investments remains our sponsor; provided, however, that Cole Holdings Corporation may transfer ownership of all or a portion of the 20,000 shares of our common stock to other affiliates of our sponsor.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with CCI Advisors, our advisor, and its affiliates, including conflicts related to the arrangements pursuant to which we will compensate our advisor and its affiliates. While our independent directors must approve the engagement of CCI Advisors as our advisor, the fees payable to CCI Advisors in connection with the services provided to us, and any subsequent decision to continue such engagement, the ability of our independent directors to negotiate on our behalf may be adversely impacted by the fact that our board of directors recognizes that our stockholders invested with the understanding and expectation that an affiliate of Cole Real Estate Investments would act as our advisor. See the “Management Compensation” section of this prospectus. Some of the potential conflicts of interest in our transactions with our advisor and its affiliates, and certain conflict resolution procedures set forth in our charter, are described below.

Our officers and affiliates of our advisor will try to balance our interests with the interests of other Cole-sponsored programs to whom they owe duties. However, to the extent that these persons take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of your investment. In addition, our directors, officers and certain of our stockholders may engage for their own account in business activities of the types conducted or to be conducted by our subsidiaries and us. For a description of some of the risks related to these conflicts of interest, see the “Risk Factors — Risks Related to Conflicts of Interest” section of this prospectus.

Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and are authorized to retain independent legal counsel. Furthermore, all of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs and Other Concurrent Offerings

Affiliates of our advisor act as an advisor to, and our executive officers and at least one of our directors act as officers and/or directors of, CCPT I, CCPT II, CCPT III, and two additional real estate investment programs that currently are in registration for their initial public offerings, all of which are REITs distributed and managed by affiliates of our advisor. In addition, all of these REITs employ our sponsor’s investment strategy, which focuses on single-tenant corporate properties subject to long term net leases to creditworthy tenants. CCPT I, CCPT II, CCPT III and one of the additional real estate investment programs sponsored by Cole Real Estate Investments and currently in registration focus primarily on the retail sector, while the other, like us, focuses on office and industrial sector. Nevertheless, the common investment strategy used by each REIT would permit them to purchase certain properties that may also be suitable for our portfolio.

CCPT I is no longer offering shares for investment and, currently is not pursuing acquisitions of additional properties. However, in the event CCPT I sells one or more of its assets, it may seek to acquire additional properties, which may be similar to properties in which we invest. CCPT II is no longer offering shares for investment to the public; however, CCPT II has registered up to 30,000,000 shares to be offered pursuant to its distribution reinvestment plan and may continue to invest in real estate. CCPT II will seek to liquidate its assets or list its shares of common stock for trading on a national securities exchange by May 22, 2017. If the shares are not listed by that date, CCPT II will seek stockholder approval of an extension or elimination of the listing deadline or of the liquidation of CCPT II. If neither proposal is approved, CCPT II could continue to operate as before. CCPT III terminated its initial public offering of up to 250,000,000 shares of its common stock on October 1, 2010 and currently is engaged in a follow-on offering of 275,000,000 shares of its common stock. CCPT III is an active investor in real estate and real estate-related investments, and, although CCPT III focuses primarily on the retail sector, we anticipate that there will be investments that will be appropriate for investment by both CCPT III and us. One of the additional real estate investment programs sponsored by Cole Real Estate Investments is currently in registration for its initial public offering of up to $4,000,000,000 in shares of its common stock, and the investment objective and strategy of this additional real estate investment program is the same as our investment objective and strategy, thereby increasing the likelihood of potential acquisitions being appropriate for both this additional real estate investment program and for us. In addition, another real estate investment program sponsored by Cole Real

Estate Investments is currently in registration for its initial public offering of up to $4,000,000,000 in shares of its common stock, and, although this additional real estate investment program focuses primarily on the retail sector, we anticipate that there will be investments that will be appropriate for investment by both this additional real estate investment program and us. See “— Certain Conflict Resolution Procedures” below.

In addition, during the period from January 1, 2000 to December 31, 2009, an affiliate of our advisor had issued approximately $114.2 million of debt pursuant to four private offerings, the proceeds of which were used to acquire single-tenant properties in various states. In addition, during the same period, Cole Real Estate Investments sponsored 53 currently operating tenant-in-common and Delaware Statutory Trust real estate programs. Cole Real Estate Investments also sponsored Cole Growth Opportunity Fund I LP (CGOF), which is currently operating. CGOF does not have similar investment objectives to this program. Affiliates of our advisor may, from time to time, sponsor additional tenant-in-common and/or Delaware statutory trust real estate programs, which may invest in, and compete for, properties that would be suitable investments under our investment criteria. Affiliates of our advisor and of our executive officers also act as officers and directors of general partners of six limited partnerships that have invested in unimproved and improved real properties located in various states, including Cole Credit Property Fund Limited Partnership (Cole Credit LP I) and Cole Credit Property Fund II Limited Partnership (Cole Credit LP II), during the period from January 1, 2000 to December 31, 2009. See the “Prior Performance Summary” section of this prospectus. Affiliates of our executive officers and entities owned or managed by such affiliates also may acquire or develop real estate for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at the same time as our shares of common stock are being offered. Our advisor, its affiliates and affiliates of our executive officers are not obligated to present to us any particular investment opportunity that comes to their attention, even if such opportunity is of a character that might be suitable for investment by us. Our advisor and its affiliates likely will experience conflicts of interest as they simultaneously perform services for us and other Cole-sponsored real estate programs.

Any affiliated entity, whether or not currently existing, could compete with us in the sale or operation of our assets. We will seek to achieve any operating efficiencies or similar savings that may result from affiliated management of competitive assets. However, to the extent that affiliates own or acquire property that is adjacent, or in close proximity, to a property we own, our property may compete with the affiliate’s property for tenants or purchasers.

Although our board has adopted a policy limiting the types of transactions that we may enter into with our advisor and its affiliates, including other Cole-sponsored real estate programs, we may enter into certain such transactions, which are subject to an inherent conflict of interest. Similarly, joint ventures involving affiliates of our advisor also give rise to conflicts of interest. In addition, our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor, any of its affiliates or another Cole-sponsored real estate program.

Other Activities of Our Advisor and its Affiliates

We rely on our advisor, CCI Advisors, for the day-to-day operation of our business. As a result of the interests of members of its management in other Cole-sponsored programs and the fact that they also are engaged, and will continue to engage, in other business activities, our advisor and its officers, key persons and respective affiliates may have conflicts of interest in allocating their time between us and other Cole-sponsored programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Cole-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Christopher H. Cole, who also serves as the chairman of our board of directors, also serves as an officer of our advisor, our dealer manager and/or other affiliated entities. As a result, each of our executive officers owes fiduciary duties to these other entities, as applicable, which may conflict with the fiduciary duties that he owes to us and our stockholders.

Transactions with Our Advisor and its Affiliates

Other than as set forth below, our board of directors has adopted a policy to prohibit acquisitions and loans from or to affiliates of our advisor. From time to time, our advisor may direct certain of its affiliates to acquire properties that would be suitable investments for us or our advisor may create special purpose entities to acquire properties that would be suitable investments for us. Subsequently, we may acquire such properties from such affiliates of our advisor but only at cost, including acquisition fees and expenses. In addition, any and all acquisitions from affiliates of our advisor must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as being fair and reasonable to us and at a price to us that is no greater than the cost of the property to the affiliate of our advisor. In no event will we acquire a property from an affiliate of our advisor if the cost to us would exceed the property’s current appraised value as determined by an independent appraiser. In no event will our advisor or any of its affiliates be paid more than one acquisition fee in connection with any such transaction. Moreover, our advisor will not receive an acquisition fee if an affiliated entity will receive a disposition fee in connection with such transaction. Conversely, an affiliated entity will not receive an acquisition fee if our advisor will receive a disposition fee in connection with the sale of a property to an affiliate.

From time to time, we may borrow funds from affiliates of our advisor, including our sponsor, as bridge financing to enable us to acquire a property when offering proceeds alone are insufficient to do so and third party financing has not been arranged. Any and all such transactions must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties; provided, however, that our advisor or its affiliates may pay costs on our behalf, pending our reimbursement, or we may defer payment of fees to our advisor or its affiliates, neither of which would be considered a loan. Notwithstanding any of the foregoing, none of these restrictions would preclude us from internalizing our advisor if our board of directors determines an internalization transaction is in the best interests of our stockholders.

Acquiring, Leasing and Reselling of Properties

There is a risk that a potential investment would be suitable for one or more Cole-sponsored programs, in which case the officers of our advisor will have a conflict of interest allocating the investment opportunity to us or another program. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Cole-sponsored program. However, in such event, our advisor, with oversight by our board of directors, will determine which program will be first presented with the opportunity. See “— Certain Conflict Resolution Procedures” for details of the factors used to make that determination. Additionally, our advisor may cause a prospective tenant to enter into a lease for property owned by another Cole-sponsored program. In the event that these conflicts arise, our best interests may not be met when persons acting on our behalf and on behalf of other Cole-sponsored programs decide whether to allocate any particular property to us or to another Cole-sponsored program.

Conflicts of interest will exist to the extent that we may acquire, or seek to acquire, properties in the same geographic areas where properties owned by other Cole-sponsored programs are located. In such a case, a conflict could arise in the acquisition or leasing of properties in the event that we and another Cole-sponsored program were to compete for the same properties or tenants, or a conflict could arise in connection with the resale of properties in the event that we and another Cole-sponsored program were to attempt to sell similar properties at the same time including in particular in the event another Cole-sponsored program liquidates at approximately the same time as us. Conflicts of interest may also exist at such time as we or our affiliates managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances. Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resales or leasing of the various properties.

Affiliated Dealer Manager

Since Cole Capital Corporation, our dealer manager, is an affiliate of our advisor, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. See the “Plan of Distribution” section of this prospectus.

Joint Venture and Co-ownership Arrangements with Affiliates of Our Advisor

We may enter into joint ventures or other co-ownership arrangements with other Cole-sponsored programs (as well as other parties) for the acquisition, development or improvement of properties and other investments. See the “Investment Objectives and Policies — Acquisition and Investment Policies — Joint Venture Investments” section of this prospectus. Our advisor and its affiliates may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture or co-ownership agreement. The co-venturer or co-owner may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer or co-owner, and in managing the joint venture or other co-ownership arrangement. Since our advisor and its affiliates will negotiate the terms of any agreements or transactions between us and a Cole-sponsored co-venturer or co-owner, we will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers or co-owners. However, in such event, a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the joint venture, must approve the joint venture as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

A transaction involving the purchase or sale of properties, or the purchase or sale of any other real estate-related investment will likely result in the receipt of fees and other compensation by our advisor and its affiliates, including acquisition fees, disposition fees and the possibility of subordinated performance fees. Subject to oversight by our board of directors, our advisor will have considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that acquisition fees will generally be based on the cost of the investment and payable to our advisor and its affiliates regardless of the quality of the properties acquired. Similarly, until such time as our board of directors provides an estimate of the value of our shares, the advisory fees will be based initially on the cost of our investments regardless of the quality of the properties acquired or services provided to us. Basing acquisition fees and advisory fees on the cost or estimated value of the investment may influence our advisor’s decisions relating to property acquisitions. See the “Management Compensation” section of this prospectus.

In addition, the sale of our shares of common stock in this offering will result in dealer manager fees to Cole Capital Corporation, our dealer manager and an affiliate of our advisor. Further, our dealer manager expects to have a compensation program for its registered employees who market and sell this investment to participating broker-dealers that is different from the compensation program it has for the marketing and sale of other Cole-sponsored investments. This compensation program may result in Cole Capital Corporation’s registered employees receiving more compensation for the marketing and sale of this investment than for the marketing and sale of other programs. Such a compensation program may create a conflict of interest by motivating our dealer manager’s registered employees to promote this investment over other Cole-sponsored investments.

Certain Conflict Resolution Procedures

In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we may enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. Conflict resolution provisions in our charter and in policies adopted by our board of directors include, among others, the following:

•	We will not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their respective affiliates, unless a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction determines that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent appraiser. Although we have not established a policy that specifically addresses how we will determine the sale price of a property that we sell to an affiliated entity, we have a policy that governs all transactions with our sponsor, our advisor, any of our directors or any of their affiliates (as described below), pursuant to which we will not sell or lease a property to an affiliated entity unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the sale or lease transaction, determines that such sale or lease transaction is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	We will not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. In addition, our sponsor, our advisor, any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

•	Our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the advisory fee, paid during the immediately prior four consecutive fiscal quarters exceeded the greater of: (i) 2% of our average invested assets for such period, or (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets, for such period.

•	In the event that an investment opportunity becomes available that may be suitable for both us and one or more other Cole-sponsored programs, and for which more than one of such entities has sufficient uninvested funds, then our advisor and the advisors of the other programs, with oversight by their respective boards of directors, will examine the following factors, among others, in determining the entity for which the investment opportunity is most appropriate:

•	the investment objective of each entity;

•	the anticipated operating cash flows of each entity and the cash requirements of each entity;

•	the effect of the acquisition both on diversification of each entity’s investments by type of property, geographic area and tenant concentration;

•	the amount of funds available to each program and the length of time such funds have been available for investment;

•	the policy of each entity relating to leverage of properties;

•	the income tax effects of the purchase to each entity; and

•	the size of the investment.

If, in the judgment of the advisors, the investment opportunity may be equally appropriate for more than one program, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity.

If a subsequent development, such as a delay in the closing of the acquisition or a delay in the construction of a property, causes any such investment, in the opinion of the advisors, to be more appropriate for an entity other than the entity that committed to make the investment, the advisors may determine that another program affiliated with our advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties is applied fairly to us.

•	We will not enter into any other transaction with our sponsor, our advisor, any of our directors or any of their affiliates, including the acceptance of goods or services from our sponsor, our advisor, any of our directors or any of their affiliates, unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND POLICIES

Investment Objectives

Our primary investment objectives are:

•	to acquire necessity corporate properties, net leased under long-term leases to creditworthy tenants, which provide current operating cash flow;

•	to provide reasonably stable, current income for you through the payment of cash distributions; and

•	to provide the opportunity to participate in long-term capital appreciation in the value of our investments.

We may not achieve any of these objectives. See the “Risk Factors” section of this prospectus.

Our Competitive Strengths

We believe that we will be able to distinguish ourselves from other owners, operators, acquirers and developers of office and industrial corporate properties. We believe our long-term success will be supported through the following competitive strengths:

•	Cole’s Disciplined Investment Approach. Mr. Cole began investing in commercial real estate in 1979, focusing primarily on retail and office properties, and raw land in the metropolitan Phoenix area. From 1979 until the end of 1999, Mr. Cole, together with various investment partners, acquired 78 commercial properties and raw land. During that time, Mr. Cole founded what is now Cole Real Estate Investments. From 2000 until the end of 2009, our sponsor’s real estate programs acquired 1,013 commercial properties, predominantly in the retail sector. See the section of this prospectus captioned “Prior Performance Summary” for a discussion of the historical experience of the real estate programs managed over the last ten years by our sponsor. Under Mr. Cole’s leadership, our sponsor developed an investment approach that focuses on acquiring single-tenant necessity corporate properties subject to long-term net leases to creditworthy tenants. In addition, our sponsor’s investment strategy targets properties that typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). While our sponsor historically has applied its investment approach predominantly in the retail sector, our sponsor has utilized this investment approach in the corporate sector as well. We expect that our advisor will apply this disciplined investment approach to our investments in necessity corporate properties.

•	Recent Track Record with Corporate Properties. The combined portfolios of CCPT I, CCPT II and CCPT III include approximately 50 single-tenant, long-term net leased corporate office and industrial properties, representing over $1.3 billion in acquisitions, and over 11 million square feet or approximately 30% of the total square footage owned and operated by such real estate programs, as of December 31, 2010.

•	Experienced Advisor. Each member of our advisor’s real estate management team has more than 24 years of experience in acquiring, structuring, developing and selling single-tenant commercial properties. Additionally, our advisor’s executive management team has extensive public company operating experience with all seven of its senior executives having held senior positions at publicly held REITs. Further, our sponsor has built an organization of over 200 employees who are experienced in the various aspects of acquiring, financing, managing and disposing of commercial real estate, and many of these employees will serve as dual employees acting in part on behalf of our advisor.

•	Successful Credit Underwriting Experience. Cole Real Estate Investments has demonstrated an ability to successfully underwrite the tenants that occupy the real estate assets of Cole-sponsored real estate programs. The combined portfolios of CCPT I, CCPT II and CCPT III have a 97% occupancy rate as of September 30, 2010.

•	Strong Industry Relationships. We believe that our advisor’s extensive network of industry relationships with the real estate brokerage, development and investor communities will enable us to successfully execute our acquisition and investment strategies. These relationships augment our advisor’s ability to source acquisitions in off-market transactions outside of competitive marketing processes, capitalize on development opportunities and capture repeat business and transaction activity. Our advisor’s strong relationships with the tenant and leasing brokerage communities aid in attracting and retaining tenants.

•	Ability to Purchase Properties for Cash. We expect that one of our competitive advantages will be our ability to purchase properties for cash and to close transactions quickly. We believe our ability to purchase properties for cash will expedite our acquisition process and make us an attractive purchaser to potential sellers of properties, particularly those sellers motivated by time constraints. While we have not yet raised any substantial capital, Cole Capital Corporation, the broker-dealer affiliate of our sponsor, has successfully raised capital for our sponsor’s affiliated real estate portfolios, and we expect that, through their well-developed distribution capabilities and relationships with other broker-dealers, Cole Capital Corporation will be successful in selling shares on our behalf.

Liquidity Opportunities

Our board of directors will consider future liquidity opportunities, which may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that will result in a significant increase in the opportunities for stockholders to dispose of their shares. We expect to engage in a strategy to provide our investors with liquidity at a time and in a method recommended by our advisor and determined by our independent directors to be in the best interest of our stockholders. As we are unable to determine what macro- or micro- economic factors may affect the decisions our board of directors make in the future with respect to any potential liquidity opportunity, we have not selected a fixed time period or determined criteria for any such decisions. As a result, while our board of directors will consider a variety of options to provide stockholders with liquidity throughout the life of this program, there is no requirement that we commence any such action on or before a specified date. Stockholder approval would be required for the sale of all or substantially all of our assets, or the sale or merger of our company.

Acquisition and Investment Policies

Types of Investments

We plan to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant, income-producing necessity corporate office and industrial properties, which are leased to creditworthy under long-term net leases, strategically located throughout the United States. We consider necessity properties to be properties that are essential to the operation of the tenant’s business, typically due to one or more of the following factors:

•	difficulty of replacement or prohibitive cost to relocate:

•	sole or major location for its distribution or office operations;

•	proximity to its distribution, manufacturing, research facilities or customer base;

•	lower labor, transportation and/or operating costs;

•	more stable labor force;

•	optimal access to transportation networks that enable efficient distribution; and/or

•	significant amount of tenant-funded capital improvements, such as customized computer systems and information technology infrastructure, racking and sorting systems, and cooling or refrigeration systems.

For example, distribution facilities, warehouses, manufacturing plants and corporate or regional headquarters are often considered to be necessity properties if the properties are in strategic locations, are difficult to replace, or have other attributes, such as those mentioned above, that would make a tenant’s relocation difficult and/or costly. We believe that necessity properties provide a relatively greater level of stability than other property types because they typically involve long-term leases and experience relatively low tenant turnover. We also believe that, as a result of recent and ongoing business developments, such as the role of the internet in the distribution of products, globalization of importing and exporting products and consolidation of businesses requiring office buildings to accommodate a single tenant, there is, and we expect there will continue to be, increasing demand by commercial tenants for necessity corporate properties.

For over three decades, our sponsor, Cole Real Estate Investments, has developed and utilized this investment approach in acquiring and managing commercial real estate assets primarily in the retail sector. A substantial portion of our sponsor’s experience included the application of this investment approach in the corporate sector, and we expect that our advisor will apply this conservative and disciplined investment approach in acquiring and managing, on our behalf, necessity corporate properties. Further, our sponsor’s investment strategy focuses on properties that typically have high occupancy rates (greater than 90%) and low to moderate leverage (0% to 50% loan to value). In addition, our sponsor has built an organization of over 200 employees, who are experienced in the various aspects of acquiring, financing and managing commercial real estate, and we believe that our access to these resources will provide us with a competitive advantage.

We expect that our portfolio will include recently constructed, high quality industrial properties that are of necessity to a single principal tenant, subject to a long-term net lease, and used for purposes such as warehousing, distribution, light manufacturing, research and development, or industrial flex facilities. We also expect that our portfolio will include recently constructed, high quality, low-, mid- or high-rise office buildings that are of necessity to a principal tenant, subject to a long-term net lease, and used for purposes such as a corporate, regional or product-specific headquarters. It is our present intention to hold substantially all of the properties that we acquire for a period of more than seven years.

We expect that some of our corporate properties will be multi-tenant properties, anchored by one or more principal tenants, who are creditworthy and subject to long-term net leases. We expect that, from time to time, we may invest in corporate development projects, designed to construct an income-producing office or industrial property to serve one or more creditworthy tenants. Our goal is to acquire a portfolio of properties that are diversified by way of location and industry, in order to minimize the potential adverse impact of economic slow-downs or downturns in local markets or a specific industry.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net proceeds of this offering that may be invested in a single property. The number and mix of properties comprising our portfolio will depend upon real estate market conditions and other circumstances existing at the time we acquire properties, and the amount of proceeds we raise in this offering. We are not restricted to investments in corporate properties. We will not forego a high quality investment because it does not precisely fit our expected portfolio composition. See “— Other Possible Investments” below for a description of other types of real estate and real estate-related investments we may make.

We intend to incur debt to acquire properties where our board of directors determines that incurring such debt is in our best interests. In addition, from time to time, we may acquire some properties without financing and later incur mortgage debt secured by one or more of such properties if favorable financing terms are available. We will use the proceeds from these loans to acquire additional properties. See “— Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.

Real Estate Underwriting Process

In evaluating potential property acquisitions consistent with our investment objectives, our advisor will apply a well-established underwriting process to determine the creditworthiness of potential tenants. Similarly, our advisor will apply credit underwriting criteria to possible new tenants when we are re-leasing properties in our portfolio. Many of the tenants of our properties will be creditworthy entities having high net worth and operating income. Our advisor’s underwriting process includes analyzing the financial data and other available information about the tenant, such as income statements, balance sheets, net worth, cash flow, business plans, data provided by industry credit rating services, and/or other information our advisor may deem relevant. Generally, these tenants must have a proven track record in order to meet the credit tests applied by our advisor. In addition, we may obtain guarantees of leases by the corporate parent of the tenant, in which case our advisor will analyze the creditworthiness of the guarantor. In many instances, especially in sale-leaseback situations, where we are acquiring a property from a company and simultaneously leasing it back to the company under a long-term lease, we will meet with the senior management to discuss the company’s business plan and strategy.

When using debt rating agencies, a tenant typically will be considered creditworthy when the tenant has an “investment grade” debt rating by Moody’s of Baa3 or better, credit rating by Standard & Poor’s of BBB- or better, or its payments are guaranteed by a company with such rating. Changes in tenant credit ratings, coupled with future acquisition and disposition activity, may increase or decrease our concentration of creditworthy tenants in the future.

Moody’s ratings are opinions of future relative creditworthiness based on an evaluation of franchise value, financial statement analysis and management quality. The rating given to a debt obligation describes the level of risk associated with receiving full and timely payment of principal and interest on that specific debt obligation and how that risk compares with that of all other debt obligations. The rating, therefore, provides one measure of the ability of a company to generate cash in the future.

A Moody’s debt rating of Baa3, which is the lowest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, have adequate financial security. However, certain protective elements may be lacking or may be unreliable over any given period of time. A Moody’s debt rating of AAA, which is the highest investment grade rating given by Moody’s, is assigned to companies which, in Moody’s opinion, have exceptional financial security. Thus, investment grade tenants will be judged by Moody’s to have at least adequate financial security, and will in some cases have exceptional financial security.

Standard & Poor’s assigns a credit rating to companies and to each issuance or class of debt issued by a rated company. A Standard & Poor’s credit rating of BBB-, which is the lowest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the company to meet its financial commitments. A Standard & Poor’s credit rating of AAA+, which is the highest investment grade rating given by Standard & Poor’s, is assigned to companies that, in Standard & Poor’s opinion, have extremely strong capacities to meet their financial commitments. Thus, investment grade tenants will be judged by Standard & Poor’s to have at least adequate protection parameters, and will in some cases have extremely strong financial positions.

While we will utilize ratings by Moody’s and Standard & Poor’s as one factor in determining whether a tenant is creditworthy, our advisor will also consider other factors in determining whether a tenant is creditworthy, for the purpose of meeting our investment objectives. Our advisor’s underwriting process will also look at other debt agencies, such as Dun & Bradstreet, along with our advisor’s own analysis of the financial condition of the tenant and/or the guarantor, the operating history of the property with the tenant, the tenant’s market share and track record within the tenant’s industry segment, the general health and outlook of the tenant’s industry segment, the strength of the tenant’s management team and the terms and length of the lease at the time of the acquisition.

Description of Leases

We expect, in most instances, to acquire tenant properties with existing double net or triple net leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, maintenance, insurance and building repairs related to the property, in addition to the lease payments. Triple net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any, including capital expenditures for the roof and the building structure. Double net leases typically hold the landlord responsible for the capital expenditures for the roof and structure, while the tenant is responsible for all lease payments and remaining operating expenses associated with the property. We expect that double net and triple net leases will help ensure the predictability and stability of our expenses, which we believe will result in greater predictability and stability of our cash distributions to stockholders. Not all of our leases will be net leases. In respect of multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases to those tenants. We expect that multi-tenant office space is likely to be subject to “gross” leases. “Gross” leases means leases that typically require the tenant to pay a flat rental amount and we would pay for all property charges regularly incurred as a result of our owning the property. Not all of our leases will be net leases. When spaces in a property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases.

We intend to enter into leases that have terms of ten years or more. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other significant favorable real estate attributes. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term. We expect that many of our leases will contain periodic rent increases. Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. Tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our advisor’s property and risk management departments. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one year of annual rent in the event of a rental loss.

Some leases may require that we procure insurance for both commercial general liability and property damage; however, generally the premiums are fully reimbursable from the tenant. In such instances, the policy will list us as the named insured and the tenant as the additional insured.

We do not expect to permit leases to be assigned or subleased without our prior written consent. If we do consent to an assignment or sublease, generally we expect the terms of such consent to provide that the original tenant will remain fully liable under the lease unless we release that original tenant from its obligations.

We may purchase properties and lease them back to the sellers of such properties. While we intend to use our best efforts to structure any such sale-leaseback transaction so that the lease will be characterized as a “true lease” and so that we are treated as the owner of the property for federal income tax purposes, the Internal Revenue Service could challenge this characterization. In the event that any sale-leaseback transaction is re-characterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and in certain circumstances, we could lose our REIT status. See the “Federal Income Tax Considerations — Sale-Leaseback Transactions” section of this prospectus.

Investment Decisions

Our advisor has substantial discretion with respect to the selection of our specific investments, subject to our investment and borrowing policies, and our policies are approved by our board of directors. In pursuing our investment objectives and making investment decisions on our behalf, our advisor evaluates the proposed terms of the investment against all aspects of the transaction, including the condition and financial performance of the asset, the terms of existing leases and the creditworthiness of the tenant, and property location and characteristics. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

Our advisor procures and reviews an independent valuation estimate on each and every proposed investment. In addition, our advisor, to the extent such information is available, considers the following:

•	tenant rolls and tenant creditworthiness;

•	a property condition report;

•	unit level store performance;

•	property location, visibility and access;

•	age of the property, physical condition and curb appeal;

•	neighboring property uses;

•	local market conditions, including vacancy rates;

•	area demographics, including trade area population and average household income; and

•	neighborhood growth patterns and economic conditions.

Our advisor also reviews the terms of each existing lease by considering various factors, including:

•	rent escalations;

•	remaining lease term;

•	renewal option terms;

•	tenant purchase options;

•	termination options;

•	scope of the landlord’s maintenance, repair and replacement requirements;

•	projected net cash flow yield; and

•	projected internal rates of return.

Our board of directors has adopted a policy to prohibit acquisitions from affiliates of our advisor except in limited circumstances. See the section of this prospectus captioned “Conflicts of Interest — Transactions with Our Advisor and its Affiliates.”

Conditions to Closing Our Acquisitions

Generally, we condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•	financial statements covering recent operations of properties having operating histories;

•	title and liability insurance policies; and

•	tenant estoppel certificates.

In addition, we will take such steps as we deem necessary with respect to potential environmental matters. See the section of this prospectus captioned “— Environmental Matters” below.

We may enter into purchase and sale arrangements with a seller or developer of a suitable property under development or construction. In such cases, we will be obligated to purchase the property at the completion of construction, provided that the construction conforms to definitive plans, specifications, and costs approved by us in advance. In such cases, prior to our acquiring the property, we generally would receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. If renovation or remodeling is required prior to the purchase of a property, we expect to pay a negotiated maximum amount to the seller upon completion. We do not currently intend to construct or develop properties or to render any services in connection with such development or construction but we may do so in the future.

In determining whether to purchase a particular property, we may obtain an option to purchase such property. The amount paid for an option, if any, normally is forfeited if the property is not purchased and normally is credited against the purchase price if the property is purchased.

In the purchasing, leasing and developing of properties, we are subject to risks generally incident to the ownership of real estate. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

Ownership Structure

We intend our investments in real estate to generally take the form of holding fee title or a long-term leasehold estate. We expect to acquire such interests either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may acquire properties by acquiring the entity that holds the desired properties. We also may acquire properties through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including the developers of the properties or affiliates of our advisor. See the section captioned “Our Operating Partnership Agreement” in this prospectus and the “— Joint Venture Investments” section below.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with affiliated entities of our advisors, including other real estate programs sponsored by affiliates of our advisor, and other third parties for the acquisition, development or improvement of properties or the acquisition of other real estate-related investments. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our advisor will evaluate the underlying real property or other real estate-related investment using the same criteria described above in “— Investment Decisions” for the selection of our real property investments. Our advisor also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement.

Our general policy is to invest in joint ventures only when we will have an option or contract to purchase, or a right of first refusal to purchase, the property held by the joint venture or the co-venturer’s interest in the joint venture if the co-venturer elects to sell such interest. In the event that the co-venturer elects to sell all or a portion of the interests held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one asset, the interest in each such asset may be specially allocated between us and the joint venture partner based upon the respective proportion of funds deemed invested by each co-venturer in each such asset.

Our advisor’s officers and key persons may have conflicts of interest in determining which Cole-sponsored program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor’s officers and key persons may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since some or all of our advisor’s officers and key persons will also advise the affiliated co-venturer, agreements and transactions between us and any other Cole-sponsored co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

We may enter into joint ventures with other Cole real estate programs, or with our sponsor, our advisor, one or more of our directors, or any of their respective affiliates, only if a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by unaffiliated joint venturers, and the cost of our investment must be supported by a current appraisal of the asset.

Development and Construction of Properties

We may invest in properties on which improvements are to be constructed or completed or which require substantial renovation or refurbishment. We expect that joint ventures would be the exclusive vehicle through which we would invest in build-to-suit properties. Our general policy is to structure them as follows:

•	we may enter into a joint venture with third parties who have an executed lease with the developer who has an executed lease in place with the future tenant whereby we will provide a portion of the equity or debt financing;

•	we would accrue a preferred return during construction on any equity investment;

•	the properties will be developed by third parties; and

•	consistent with our general policy regarding joint venture investments, we would have an option or contract to purchase, or a right of first refusal to purchase, the property or co-investor’s interest.

It is possible that joint venture partners may resist granting us a right of first refusal or may insist on a different methodology for unwinding the joint venture if one of the parties wishes to liquidate its interest.

In the event that we elect to engage in development or construction projects, in order to help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by a completion guaranty, completion bond or performance bond. Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. See the “Risk Factors — General Risks Related to Investments in Real Estate” section of this prospectus.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent. We may directly employ one or more project managers, including our advisor or an affiliate of our advisor, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor and reimbursed by us. In either event, the compensation would reduce the amount of any construction fee, development fee or acquisition fee that we would otherwise pay to our advisor or its affiliate.

In addition, we may invest in unimproved properties, provided that we will not invest more than 10% of our total assets in unimproved properties or in mortgage loans secured by such properties. We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating cash flows, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

Environmental Matters

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. State and federal laws in this area are constantly evolving, and we intend to take commercially reasonable steps to protect ourselves from the impact of these laws.

We generally will not purchase any property unless and until we also obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. However, we may purchase a property without obtaining such assessment if our advisor determines the assessment is not necessary because there is an existing recent Phase I site assessment. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to asses surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel who perform a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, ground water or building materials from the property and may not reveal all environmental hazards on a property.

We expect that some of the properties that we acquire may contain, at the time of our investment, or may have contained prior to our investment, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Some of our potential properties may be adjacent to or near other properties that have contained or then currently contain underground storage tanks used to store petroleum products or other hazardous or toxic substances. In addition, certain of our potential properties may be on or adjacent to or near other properties upon which others, including former owners or tenants of our properties, have engaged, or may in the future engage, in activities that may release petroleum products or other hazardous or toxic substances.

From time to time, we may acquire properties, or interests in properties, with known adverse environmental conditions where we believe that the environmental liabilities associated with these conditions are quantifiable and that the acquisition will yield a superior risk-adjusted return. In such an instance, we will underwrite the costs of environmental investigation, clean-up and monitoring into the cost. Further, in connection with property dispositions, we may agree to remain responsible for, and to bear the cost of, remediating or monitoring certain environmental conditions on the properties.

Other Possible Investments

Although we expect to invest primarily in real estate, our portfolio may also include other real estate-related investments, such as mortgage, mezzanine, bridge and other loans and securities related to real estate assets, frequently, but not necessarily always, in the corporate sector, to the extent such assets do not cause us to lose our REIT status or cause us to be an investment company under the Investment Company Act. We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. Thus, to the extent that our advisor presents us with high quality investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code and do not cause us, our operating partnership or any other subsidiaries to meet the definition of an “investment company” under the Investment Company Act, our portfolio composition may vary from what we initially expect. Our board of directors has broad discretion to change our investment policies in order for us to achieve our investment objectives.

Investing in and Originating Loans.  The criteria that our advisor will use in making or investing in loans on our behalf is substantially the same as those involved in acquiring properties for our portfolio. We do not intend to make loans to other persons, to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than those relating to real estate. However, unlike our property investments which we expect to hold in excess of seven years, we expect that the average duration of loans will typically be one to five years.

We do not expect to make or invest in loans that are not directly or indirectly secured by real estate. We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loan, would exceed an amount equal to 85% of the appraised value of the property, as determined by an independent third party appraiser, unless we find substantial justification due to other underwriting criteria. We may find such justification in connection with the purchase of loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the loan investment does not exceed the fair market value of the underlying property. We will not invest in or make loans unless an appraisal has been obtained concerning the underlying property, except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of our independent directors so determine and in the event the transaction is with our advisor, any of our directors or their respective affiliates, the appraisal will be obtained from a certified independent appraiser to support its determination of fair market value.

We may invest in first, second and third mortgage loans, mezzanine loans, bridge loans, wraparound mortgage loans, construction mortgage loans on real property, and loans on leasehold interest mortgages. However, we will not make or invest in any loans that are subordinate to any mortgage or equity interest of our advisor or any of its or our affiliates. We also may invest in participations in mortgage loans. A mezzanine loan is a loan made in respect of certain real property but is secured by a lien on the ownership interests of the entity that, directly or indirectly, owns the real property. A bridge loan is short term financing, for an individual or business, until permanent or the next stage of financing, can be obtained. Second mortgage and wraparound loans are secured by second or wraparound deeds of trust on real property that is already subject to prior mortgage indebtedness. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans. Third mortgage loans are secured by third deeds of trust on real property that is already subject to prior first and second mortgage indebtedness. Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to two years. Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. These loans are generally for terms of from six months to 15 years. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease. Mortgage participation investments are investments in partial interests of mortgages of the type described above that are made and administered by third-party mortgage lenders.

In evaluating prospective loan investments, our advisor will consider factors such as the following:

•	the ratio of the investment amount to the underlying property’s value;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	the condition and use of the property;

•	current and projected cash flow of the property;

•	potential for rent increases;

•	the degree of liquidity of the investment;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower;

•	general economic conditions in the area where the property is located;

•	in the case of mezzanine loans, the ability to acquire the underlying real property; and

•	other factors that our advisor believes are relevant.

In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. Because the factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment, we do not, and are not able to, assign a specific weight or level of importance to any particular factor.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers, or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

We do not have any policies directing the portion of our assets that may be invested in construction loans, mezzanine loans, bridge loans, loans secured by leasehold interests and second, third and wraparound mortgage loans. However, we recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties, and we expect to minimize the amount of these types of loans in our portfolio, to the extent that we make or invest in loans at all. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on the loans. We do not have any policy that limits the amount that we may invest in any single loan or the amount we may invest in loans to any one borrower. We are not limited as to the amount of gross offering proceeds that we may use to invest in or originate loans.

Our loan investments may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.

Investment in Other Real Estate-Related Securities.  To the extent permitted by Section V.D.2 of the NASAA REIT Guidelines, and subject to the limitations set forth in this prospectus and in our charter, we may invest in common and preferred real estate-related equity securities of both publicly traded and private real estate companies. Real estate-related equity securities are generally unsecured and also may be subordinated to other obligations of the issuer. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer.

We may also make investments in CMBS to the extent permitted by the NASAA REIT Guidelines. CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled. CMBS are subject to all of the risks of the underlying mortgage loans. We may invest in investment grade and non-investment grade CMBS classes. Our board of directors has adopted a policy to limit any investments in CMBS to not more than 10% of our total assets.

Borrowing Policies

Our advisor believes that utilizing borrowing is consistent with our investment objective of maximizing the return to investors. By operating on a leveraged basis, we have more funds available for investment in properties. This allows us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.

At the same time, our advisor believes in utilizing leverage in a moderate fashion. While there is no limitation on the amount we may borrow against any single improved property, our charter limits our aggregate borrowings to 75% of the cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. Consistent with our advisor’s approach toward the moderate use of leverage, our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with a justification for such excess borrowing. After we have acquired a substantial portfolio, our advisor will target a leverage of 50% of the greater of cost (before deducting depreciation or other non cash reserves) or fair market value of our gross assets.

Our advisor will use its best efforts to obtain financing on the most favorable terms available to us. Our advisor will have substantial discretion with respect to the financing we obtain, subject to our borrowing policies, which will be approved by our board of directors. Lenders may have recourse to assets not securing the repayment of the indebtedness. Our advisor may refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements and an increase in property ownership if some refinancing proceeds are reinvested in real estate.

Our ability to increase our diversification through borrowing may be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be restricted and we may not be able to adequately diversify our portfolio.

We may not borrow money from any of our directors or from our advisor or its affiliates unless such loan is approved by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) as fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Disposition Policies

We intend to hold each property we acquire for an extended period, generally in excess of seven years. Holding periods for other real estate-related investments may vary. Regardless of intended holding periods, circumstances might arise that could cause us to determine to sell an asset before the end of the expected holding period if we believe the sale of the asset would be in the best interests of our stockholders. The determination of whether a particular asset should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, current tenant rolls and tenant creditworthiness, whether we could apply the proceeds from the sale of the asset to make other investments, whether disposition of the asset would increase cash flow, and whether the sale of the asset would be a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT. The selling price of a property that is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale.

Investment Limitations, in General

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Until we list our shares on a national securities exchange, we:

•	will not borrow in excess of 75% of the aggregate cost (or 300% of net assets) (before deducting depreciation or other non-cash reserves) of our gross assets, unless such excess borrowing is approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the justification for such excess borrowing (although our board of directors has adopted a policy to reduce this limit from 75% to 60%);

•	will not make investments in unimproved property or mortgage loans on unimproved property in excess of 10% of our total assets;

•	will not make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	will not invest in indebtedness secured by a mortgage on real property that is subordinate to the lien or other indebtedness of our advisor, any director, our sponsor or any of our affiliates;

•	will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	will not invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	will not issue equity securities on a deferred payment basis or other similar arrangement;

•	will not issue debt securities in the absence of adequate cash flow to cover debt service;

•	will not issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	will not issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests;

•	will not issue options or warrants to our advisor, our directors, our sponsor or any of their respective affiliates except on the same terms as such options or warrants are sold to the general public and provided that such options or warrants do not exceed ten percent of our outstanding shares on the date of grant; or

•	will not make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests; and

•	will continually review our investment activity to ensure that we are not classified as an “investment company” under the Investment Company Act.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which limitations are described in the “Conflicts of Interest” section of this prospectus. Our charter also includes restrictions on roll-up transactions, which are described under the “Description of Shares” section of this prospectus.

Investment Limitations to Avoid Registration as an Investment Company

We intend to conduct our operations, and the operations of our operating partnership, and any other subsidiaries, so that no such entity meets the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act. Under the Investment Company Act, in relevant part, a company is an “investment company” if:

•	pursuant to Section 3(a)(1)(A), it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•	pursuant to Section 3(a)(1)(C), it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets on an unconsolidated basis (the 40% test). “Investment securities” excludes U.S. Government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We intend to acquire a diversified portfolio of income-producing real estate assets; however, our portfolio may include, to a much lesser extent, other real estate-related investments. We also may acquire real estate assets through investments in joint venture entities, including joint venture entities in which we may not own a controlling interest. We anticipate that our assets generally will be held in wholly and majority-owned subsidiaries of the company, each formed to hold a particular asset. We intend to monitor our operations and our assets on an ongoing basis in order to ensure that neither we, nor any of our subsidiaries, meet the definition of “investment company” under Section 3(a)(1) of the Investment Company Act.

We believe that we, our operating partnership and any subsidiaries of our operating partnership will not be considered investment companies under Section 3(a)(1)(A) of the Investment Company Act because none of these entities will engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we, our operating partnership and any subsidiaries will be primarily engaged in non-investment company businesses related to real estate. Consequently, we expect that we, our operating partnership and any subsidiaries will be able to conduct our respective operations such that none of these entities will be required to register as an investment company under the Investment Company Act.

In addition, because we are organized as a holding company that will conduct its business primarily through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations, and the operations of our operating partnership and any other subsidiary, so that we will not meet the 40% test under Section 3(a)(1)(C) of the Investment Company Act.

In order for us to not meet the definition of an “investment company” and avoid regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in certificates of deposit or other cash items with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

To avoid meeting the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. Similarly, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. In addition, a change in the value of any of our assets could negatively affect our ability to avoid being required to register as an investment company. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including restrictions with respect to diversification and industry concentration and other matters. Compliance with the Investment Company Act would, accordingly, limit our ability to make certain investments and require us to significantly restructure our business plan.

Change in Investment Policies

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interests of our stockholders. Each determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. The methods of implementing our investment policies also may vary as new real estate development trends emerge and new investment techniques are developed.

Generally, our board of directors may revise our investment policies without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter, without the concurrence of a majority of the outstanding shares, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders.

Real Property Investments

As of the date of this prospectus, we have not acquired or contracted to acquire any specific real properties or other real estate-related investments. Our advisor and its affiliates are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties. While this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed upon the respective real property and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change prior to any actual purchase.

We intend to obtain adequate insurance coverage for all properties that we acquire.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our accompanying consolidated financial statements and notes thereto.

Overview

We were formed on April 6, 2010, and we intend to qualify as a REIT beginning with the taxable year ending December 31, 2011, or the first year in which we commence material operations. We intend to use substantially all of the net proceeds from this offering to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant, income producing necessity corporate properties, which are leased to creditworthy tenants under long-term leases. We expect that most of the properties will be strategically located throughout the United States and subject to triple net or double net leases, whereby the tenant will be obligated to pay for all or most of the expenses of maintaining the property, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, building repairs and common area maintenance related to the property. We generally intend to hold each property we acquire for an extended period of more than seven years. As of the date of this prospectus, we have not yet commenced operations or entered into any arrangements to acquire any specific investments. The number of assets we acquire will depend upon the number of shares sold in this offering and the resulting amount of the net proceeds available for investment, as well as our ability to arrange debt financing. See the “Risk Factors” section of this prospectus.

Application of Critical Accounting Policies

Our accounting policies have been established to conform with accounting principles generally accepted in the United States (GAAP). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Below are the accounting policies we believe will be critical once we commence principal operations. We consider these policies to be critical because they require our management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact comparability of our results of operations to those of companies in similar businesses.

Investment in and Valuation of Real Estate and Related Assets

We will be required to make subjective assessments as to the useful lives of our depreciable assets. We consider the period of future benefit of the asset to determine the appropriate useful life of each asset. Real estate assets will be stated at cost, less accumulated depreciation and amortization. Amounts capitalized to real estate assets consist of the cost of acquisition, excluding acquisition related expenses, construction and any tenant improvements, major improvements and betterments that extend the useful life of the related asset and leasing costs. All repairs and maintenance will be expensed as incurred.

Assets, other than land, will be depreciated or amortized on a straight line basis. The estimated useful lives of our assets by class are generally as follows:

Building	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lesser of useful life or lease term

We will continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. Impairment indicators that we will consider include, but are not limited to, bankruptcy of a property’s major tenant, a significant decrease in a property’s revenues due to circumstances, such as lease terminations, vacancies, co-tenancy clauses or reduced lease rates. When indicators of potential impairment are present, we will assess the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, we will reduce the real estate and related intangible assets and liabilities to their fair value and recognize an impairment loss.

Projections of expected future cash flows will require us to use estimates such as future market rental income amounts subsequent to the expiration of lease agreements, property operating expenses, terminal capitalization and discount rates, the number of months it takes to release a property, required tenant improvements and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the misstatement of the carrying value of our real estate and related intangible assets and net income.

When a real estate asset is identified by management as held for sale, we will cease depreciation of the asset and estimate the sales price, net of selling costs. If, in management’s opinion, the net sales price of the asset is less than the net book value of the asset, an adjustment to the carrying value would be recorded to reflect the estimated fair value of the property.

Allocation of Purchase Price of Real Estate and Related Assets

Upon the acquisition of real properties, we will allocate the purchase price of such properties to acquired tangible assets, consisting of land and building, and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in-place leases, based in each case on their fair values. We will utilize independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and building). We will obtain an independent appraisal for each real property acquisition. The information in the appraisal, along with any additional information available to us, will be used in estimating the amount of the purchase price that is allocated to land. Other information in the appraisal, such as building value and market rents, may be used by us in estimating the allocation of purchase price to the building and to lease intangibles. The appraisal firm will have no involvement in management’s allocation decisions other than providing this market information.

The fair values of above market and below market in-place leases will be recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, which will generally be obtained from independent appraisals, measured over a period equal to the non-cancelable term of the lease including any bargain renewal periods, with respect to a below market lease. The above market and below market lease values will be capitalized as intangible lease assets or liabilities. Above market lease values will be amortized as an adjustment of rental income over the lesser of the useful life or the remaining terms of the respective leases. Below market leases will be amortized as an adjustment of rental income over the remaining terms of the respective leases, including any bargain renewal periods. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market and below market in-place lease values relating to that lease would be recorded as an adjustment to rental income.

The fair values of in-place leases will include direct costs associated with obtaining a new tenant, and opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease. Direct costs associated with obtaining a new tenant may include commissions, tenant improvements, and other direct costs and are estimated, in part, by utilizing information obtained from independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs will be included in intangible lease assets in our consolidated balance sheets and will be amortized to expense over the lesser of the useful life or the remaining terms of the respective leases. The value of opportunity costs will be calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. These intangibles will be included in intangible lease assets in our consolidated balance sheet and will be amortized to expense over the lesser of the useful life or the remaining term of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.

The determination of the fair values of the assets and liabilities acquired will require the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount and capitalization rates, interest rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of our purchase price allocations, which could impact the amount of our reported net income.

Revenue Recognition

Upon the acquisition of real estate, we expect certain properties will have leases where minimum rent payments increase during the term of the lease. We will record rental revenue for the full term of each lease on a straight-line basis. When we acquire a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. We defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Reimbursements from tenants for recoverable real estate taxes and operating expenses will be included in rental income in the period the related costs are incurred.

Real Estate Loans Receivable

Mortgage notes receivable will consist of loans we acquire, which are secured by real estate. Mortgage notes receivable will be recorded at stated principal amounts net of any discount or premium and deferred loan origination costs or fees. The related discounts or premiums on mortgage notes receivable purchased will be amortized or accreted over the life of the related mortgage receivable. We will defer certain loan origination and commitment fees and amortize them as an adjustment of the mortgage notes receivable’s yield over the term of the related mortgage receivable. We will evaluate the collectability of both interest and principal on each mortgage note receivable to determine whether it is collectible. A mortgage note receivable will be considered to be impaired when, based upon current information and events, it is probable that we will be unable to collect all amounts due according to the existing contractual terms. When a mortgage note receivable is considered to be impaired, the amount of loss will be calculated as the amount by which the recorded investment exceeds the greater of the value determined by discounting the expected future cash flows at the mortgage note receivable’s effective interest rate or the value of the underlying collateral if the mortgage note receivable is collateralized. Interest income on performing mortgage note receivable will be accrued as earned. Interest income on impaired mortgage notes receivable will be recognized on a cash basis. Different rules may apply for tax purposes.

Income Taxes

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT, beginning with the taxable year ending December 31, 2011, or the first year during which we commence material operations. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year and certain relief provisions do not apply, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31, 2011, or the first year during which we commence material operations, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes. Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and federal income and excise taxes on our undistributed income.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have issued at least 250,000 shares pursuant to this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

We will not commence any significant operations until we have issued at least 250,000 shares of our common stock pursuant to this offering. Our principal demands for funds will be for real estate and real estate-related investments, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness. Generally, we expect to meet cash needs for items other than acquisitions from our cash flow from operations, and we expect to meet cash needs for acquisitions from the net proceeds of this offering and from financings, which may include potential borrowings under line of credit agreements. We currently have not entered into any line of credit agreements.

There may be a delay between the sale of our shares and the purchase of properties or other investments, which could result in a delay in our ability to make distributions to our stockholders. Some or all of our distributions will be paid from other sources, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a waiver of advisory fees and borrowings secured by our assets in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fund fully the payment of distributions. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments and currently have no plans regarding when distributions will commence. In addition, to the extent our investments are in development or redevelopment projects or in other properties that have significant capital requirements and/or delays in their ability to generate income, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We intend to borrow money to acquire properties and make other investments. There is no limitation on the amount we may borrow against any single improved property. Our borrowings will not exceed 300% of our net assets as of the date of any borrowing, which is the maximum level of indebtedness permitted under the NASAA REIT Guidelines; however, we may exceed that limit if approved by a majority of our independent directors. Our board of directors has adopted a policy to further limit our borrowings to 60% of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our gross assets, unless excess borrowing is approved by a majority of the independent directors and disclosed to our stockholders in the next quarterly report along with the justification for such excess borrowing. We expect that during the period of this offering we will request that our independent directors approve borrowings in excess of these limitations since we will then be in the process of raising our equity capital to acquire our portfolio.

Our advisor may, but is not required to, establish capital reserves from gross offering proceeds, out of cash flow generated by operating properties and other investments or out of non-liquidating net sale proceeds from the sale of our properties and other investments. Capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of capital reserves.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of assets and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Contractual Obligations

We had no contractual obligations or off balance sheet arrangements as of February 10, 2011.

Related-Party Transactions and Agreements

We have entered into agreements with CCI Advisors and its affiliates, whereby we will agree to pay certain fees to, or reimburse certain expenses of, CCI Advisors or its affiliates for acquisition fees, disposition fees, organization and offering costs, sales commissions, dealer manager fees, advisory fees and reimbursement of operating costs. See the “Management Compensation” section in this prospectus for a discussion of the various related-party transactions, agreements and fees.

Quantitative and Qualitative Disclosures about Market Risks

We will be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and make loans and other permitted investments. We intend to manage our interest rate risk by limiting the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section and in the Prior Performance Tables attached to this prospectus provides relevant summary information on the historical experience of the real estate programs managed over the last ten years by our sponsor, Cole Real Estate Investments, including certain officers and directors of our advisor. The prior performance of the programs previously sponsored by Cole Real Estate Investments is not necessarily indicative of the results that we will achieve. For example, most of the prior programs were privately offered and did not bear a fee structure similar to ours, or the additional costs associated with being a publicly held entity. Therefore, you should not assume that you will experience returns comparable to those experienced by investors in prior real estate programs sponsored by Cole Real Estate Investments.

We intend to conduct this offering in conjunction with future offerings by one or more public and private real estate entities sponsored by Cole Real Estate Investments. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties acquired by us. See the “Conflicts of Interest” section of this prospectus for additional information.

The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor and its affiliates (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of properties (Table V). Additionally, Table VI, which is contained in Part II of the registration statement for this offering and which is not part of the prospectus, contains certain additional information relating to properties acquired by these prior real estate programs. We will furnish copies of such tables to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately the experience of our advisor and its affiliates in sponsoring like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them. As of December 31, 2009, approximately 98% of the prior real estate programs had investment objectives similar to those of this program, based on number of programs.

Summary Information

Prior Private Programs

During the period from January 1, 2000 to December 31, 2009, Cole Real Estate Investments sponsored 65 privately offered programs, including six limited partnerships, four debt offerings, 27 Delaware Statutory Trusts, 26 tenant-in-common programs, and CCPT I, a privately offered REIT, each with investment objectives similar to this program, and one limited partnership that did not have similar investment objectives to this program. As of December 31, 2009, such privately offered prior programs have raised approximately $674.9 million from approximately 6,300 investors. For more detailed information about the experience of our affiliates in raising and investing funds for offerings initiated over the last three years and compensation paid to the sponsors of these programs, see Tables I and II of the Prior Performance Tables.

With respect to the six privately offered limited partnerships sponsored by Cole Real Estate Investments during the period from January 1, 2000 to December 31, 2009, which had similar investment objectives to this program, affiliates of our advisor have been general partners in each limited partnership. In total, limited partnership interests were sold to approximately 1,800 investors, raising approximately $86.6 million of capital. The foregoing partnerships have purchased in the aggregate 29 properties for an approximate acquisition cost of $204.0 million, of which approximately 57.4% is attributable to 23 single-tenant commercial properties, 40.0% is attributable to three shopping centers, 1.3% is attributable to one data center and 1.3% is attributable to two unimproved or partially-improved land parcels intended for high-rise/data center development. Four of the properties were located in the Phoenix metropolitan area, and 25 were located in the following states: three in Tennessee; three in Oklahoma; two in California; two in Florida; two in Ohio; and one each in Alabama, Indiana, Iowa, Kentucky, Michigan, Missouri, Nevada, New Mexico, New York, South Carolina, Texas, Virginia and Washington. The properties have been purchased on terms varying from all cash to market rate financing. All of the 29 properties have been sold and each of the limited partnerships has completed operations. See Table IV of the Prior Performance Tables for information on the limited partnerships that completed operations since January 1, 2005.

One of the six privately offered limited partnerships, Cole Santa Fe Investors, LP, owned an approximately 263,000 square foot shopping center which was sold for approximately $28.5 million, resulting in a return to investors of 100% of their original investment plus a return of approximately 13.7% per year. Another privately offered program, Cole Southwest Opportunity Fund, LP, completed development of a data facility in Phoenix, Arizona in August 2001 through a joint venture, and on April 6, 2005, the Phoenix facility was sold for $16.3 million. The remaining four privately offered limited partnerships, Cole Credit Property Fund I, LP (CCPF), Cole Credit Property Fund II, LP (CCPF II), Cole Desert Palms Power Center, LP and Cole Boulevard Square Investors, LP, achieved average annual returns ranging from approximately 8.07% to approximately 15.36% during the life of the respective partnership through the date of liquidation. See Table IV of the Prior Performance Tables for additional information regarding these prior private programs that completed operations since January 2005.

Two of the privately offered limited partnerships, CCPF and CCPF II, disposed an aggregate of 22 properties each through a sale to CCPT II for $121.3 million. In accordance with CCPT II’s charter, CCPT II’s board of directors, including all of its independent directors, not otherwise interested in the transactions, approved these purchases as being fair and reasonable to CCPT II at a price in excess of the cost paid by the affiliated seller, and determined that there was substantial justification for the excess cost. In addition, the limited partners of CCPF and CCPF II approved the sales.

With respect to the one privately offered limited partnership sponsored by Cole Real Estate Investments during the period from January 1, 2000 to December 31, 2009, Cole Growth Opportunity Fund I LP (CGOF), which did not have similar investment objectives to this program, an affiliate of our advisor serves as the general partner. Unlike the investment approach of Cole’s other programs, which were designed to provide current income through the payment of cash distributions, CGOF is designed to invest in properties located in high growth markets in the early stages of development, where value added investment strategies could be implemented with the objective of realizing appreciation through the sale or other form of disposition of properties. As of December 31, 2009, CGOF had raised approximately $26.3 million from approximately 400 investors and owned directly, or through investments in joint ventures, a total of four properties including three properties in Arizona and one property in Nevada for an aggregate cost of approximately $27.3 million including development related costs. None of these properties have been sold.

In addition to the partnerships described above, as of December 31, 2009, affiliates of our advisor had issued an aggregate of approximately $114.2 million in collateralized senior notes through four privately offered debt programs and had acquired an aggregate of 123 single-tenant retail properties, 39 single-tenant commercial properties, three multi-tenant retail properties and one land parcel in 37 states for an aggregate acquisition cost of approximately $1.0 billion. The debt offerings are considered to be prior programs, as proceeds were primarily used to invest in single-tenant income-producing retail and commercial properties. One of the primary purposes of the note programs was to enable Cole Real Estate Investments to acquire assets that might be suitable for its tenant-in-common program and Delaware Statutory Trust program and for acquisition by one of its equity programs pending such time as the respective program had sufficient capital and/or corporate approval to acquire the asset. As of December 31, 2009, 162 of the properties had been sold, of which eight were sold to CCPT I, one land parcel was sold to CGOF, 17 were sold to CCPT II, six were sold to CCPT III, 26 were sold to participants in Cole Real Estate Investment’s tenant-in-common program, 52 were sold to participants in Cole Real Estate Investment’s Delaware Statutory Trust program and the remaining 52 properties were sold to unrelated third parties. On April 28, 2006, an affiliate of our advisor redeemed at par all of the approximately $28.0 million in collateralized senior notes issued under the first debt offering. On April 6, 2009, an affiliate of our advisor redeemed at par all of the approximately $28.8 million in collateralized senior notes issued under the second debt offering.

In addition, Cole Real Estate Investments offered properties to Section 1031 exchange investors in the form of the sale of tenant-in-common ownership interests in such properties. As of December 31, 2009, aggregate ownership interests in 26 properties of $171.4 million had been sold in 26 private offerings of properties located in 15 states. The value of such tenant-in-common ownership interests was determined by the aggregate purchase price, including acquisition costs, of the properties. In addition, Cole Real Estate Investments offered properties through a Delaware statutory trust program whereby beneficial interests were offered in trusts that acquired real property. As of December 31, 2009, aggregate ownership interests in 52 properties of approximately $176.1 million had been sold in 27 private offerings of properties located in 21 states. The value of such beneficial interests was determined by the aggregate purchase price, including acquisition costs, of the real property acquired. Each of the programs described in this paragraph were still in operation as of December 31, 2009 and have similar investment objectives to this program. See Tables I and II of the Prior Performance Tables for additional information regarding these programs.

On April 26, 2004, CCPT I commenced a private placement of shares of its common stock for $10 per share, subject to certain volume and other discounts. CCPT I completed the private placement on September 16, 2005, after having raised aggregate gross proceeds of approximately $100.3 million. As of December 31, 2009, CCPT I had approximately 1,400 investors, and had acquired 42 single-tenant retail properties located in 19 states for an aggregate acquisition cost of approximately $199.1 million. CCPT I has similar investment objectives to this program. CCPT I disclosed in its private placement memorandum a targeted liquidity event by February 1, 2016. Such targeted date has not yet occurred, and CCPT I has not had a liquidity event. See the Prior Performance Tables for additional information regarding this program.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by CCPT I within the last 24 months. For a reasonable fee, CCPT I will provide copies of any exhibits to such Form 10-K.

During the period from January 1, 2000 to December 31, 2009, the prior private programs purchased an aggregate of 232 properties located in 40 states. The table below gives information about these properties by region.

	Properties Purchased
		% of Total
Location	Number	Purchase Price

South	112	42.2%
Midwest	63	29.4%
West	34	22.4%
Northeast	23	6.0%

	232	100.0%

Based on the aggregate purchase price of the 232 properties, approximately 76.0% were single-tenant retail properties, approximately 15.8% were multi-tenant retail properties, approximately 7.0% were single-tenant commercial properties, approximately 1.0% were land and approximately 0.2% were data centers. The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior private real estate programs of our affiliates as of December 31, 2009:

Type of Property	New	Used	Construction

Retail/Commercial	25.7%	73.1%	1.2%
Land	—	100%	—
Data Center	—	—	100%

As of December 31, 2009, these private programs had sold 182, or 78.4% of the total 232 properties purchased, of which 39 properties were sold to CCPT II, six properties were sold to CCPT III and 137 properties were sold to unrelated third parties. Of the 137 properties sold to unrelated third parties, 26 properties sold to participants in Cole Real Estate Investment’s tenant-in-common program and 52 properties sold to participants in Cole Real Estate Investment’s Delaware Statutory Trust program. The original purchase price of the properties that were sold was approximately $1.1 billion, and the aggregate sales price of such properties was approximately $1.2 billion. See Tables III, IV and V of the Prior Performance Tables for more detailed information as to the operating results of such programs whose offerings closed in the last five years, results of such programs that have completed their operations over the last five years and the sales or other disposals of properties with investment objectives similar to ours over the last three years.

During the three years ended December 31, 2009, the prior private real estate programs purchased an aggregate of 38 properties located in 19 states. The table below gives information about these properties by region.

	Properties Purchased
		% of Total
Location	Number	Purchase Price

South	20	36.7%
Midwest	10	33.5%
West	5	22.3%
Northeast	3	7.5%

	38	100.0%

Based on the aggregate purchase price of the 38 properties, approximately 58.3% were single-tenant retail properties, approximately 18.6% were single-tenant commercial properties, approximately 18.6% were multi-tenant retail properties and approximately 4.5% were land. A total of 24 of the properties were purchased with a combination of offering proceeds and mortgage notes payable and the remaining 14 properties were purchased solely using offering proceeds.

Prior Public Programs

Other than our company, Cole Real Estate Investments sponsored two publicly offered REITs, CCPT II and CCPT III, during the period from January 1, 2000 to December 31, 2009. CCPT II and CCPT III each have similar investment objectives to this program. As of December 31, 2009, CCPT II had raised approximately $2.1 billion from approximately 41,000 investors and CCPT III had raised approximately $978.2 million from approximately 25,000 investors. For more detailed information about the experience of our affiliates in raising and investing funds for this public offering and compensation paid to the sponsor of CCPT II, see Tables I and II of the Prior Performance Tables.

On June 27, 2005, CCPT II commenced an initial public offering of shares of its common stock for $10 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 pursuant to a distribution reinvestment plan. CCPT II terminated its initial public offering on May 22, 2007 and commenced a follow-on public offering on May 23, 2007. Pursuant to the follow-on offering, CCPT II offered and sold shares of its common stock for $10 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 pursuant to its distribution reinvestment plan. CCPT II terminated its follow-on offering on January 2, 2009, although it continues to offer and sell shares of its common stock to existing CCPT II stockholders pursuant to its distribution reinvestment plan. As of December 31, 2009, CCPT II had raised approximately $2.1 billion from approximately 41,000 investors and had acquired 397 single-tenant retail properties, 275 single-tenant commercial properties, and 21 multi-tenant retail properties in an aggregate of 45 states and the U.S. Virgin Islands for an aggregate acquisition cost of approximately $3.1 billion. CCPT II also acquired indirect interests in one multi-tenant retail property through a joint venture for approximately $53.7 million and in a ten-property storage facility portfolio through a joint venture for approximately $70.7 million. CCPT II disclosed in its prospectus a targeted liquidity event by May 22, 2017. Such targeted date has not yet occurred, and CCPT II has not had a liquidity event.

On October 1, 2008, CCPT III commenced an initial public offering of shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to a distribution reinvestment plan. CCPT III terminated its initial public offering on October 1, 2010 and commenced a follow-on public offering on October 1, 2010. Pursuant to the follow-on offering, CCPT III is offering and selling shares of its common stock for $10.00 per share, subject to certain volume and other discounts, in a primary offering, and for $9.50 per share pursuant to its distribution reinvestment plan. CCPT III’s follow-on offering is ongoing, and it also continues to offer and sell shares of its common stock to existing CCPT III stockholders pursuant to its distribution reinvestment plan. As of December 31, 2009, CCPT III had raised approximately $978.2 million from approximately 25,000 investors and had acquired 113 single-tenant retail properties, 18 single-tenant commercial properties, and two multi-tenant retail properties in an aggregate of 33 states for an aggregate acquisition cost of approximately $703.8 million. CCPT III disclosed in its prospectus that, while it does not have a fixed liquidity event date, if it does not list its shares of common stock on a national securities exchange by October 1, 2020, CCPT III’s charter requires that it either seek stockholder approval of an extension or elimination of the listing deadline or stockholder approval of the liquidation and dissolution of CCPT III. If CCPT III does not obtain either such stockholder approval, its charter does not require a liquidity event and CCPT III could continue to operate as before.

The offering price for CCPT III’s shares of common stock is not based on the expected book value or expected net asset value of CCPT III’s proposed investments, or its expected operating cash flows. Although CCPT III’s board of directors may do so at any time in its discretion, it is not anticipated that CCPT III’s board of directors will undertake a process for estimating the per share value of CCPT III’s common stock during the pendency of the CCPT III follow-on offering or for the 18-month period following the termination of the follow-on offering.

CCPT III’s share redemption program provides, in general, that the number of shares CCPT III may redeem are limited to 5% of the weighted average number of shares outstanding during the trailing twelve-month period prior to the redemption date. In addition, the cash available for redemption is limited to the proceeds from the sale of shares pursuant to our distribution reinvestment plan. As of September 30, 2010, CCPT III has redeemed in full all valid redemption requests. A valid redemption request is one that complies with the applicable requirements and guidelines of CCPT III’s share redemption program.

During the period from January 1, 2000 to December 31, 2009, the prior public real estate programs purchased 826 properties located in 45 states and the U.S. Virgin Islands as of December 31, 2009. The table below gives information about these properties by region.

	Properties Purchased
		% of Total
Location	Number	Purchase Price

South	512	52.6%
Midwest	194	26.9%
West	75	14.5%
Northeast	44	5.8%
U.S. Virgin Islands	1	0.2%

	826	100.0%

Based on the aggregate purchase price of the 826 properties, approximately 60.2% were single-tenant retail properties, approximately 21.8% were single-tenant commercial properties and approximately 18.0% were multi-tenant retail properties.

The following table shows a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior public real estate programs of our affiliates as of December 31, 2009:

Type of Property	New	Used	Construction

Retail/Commercial	14.5%	85.5%	—

As of December 31, 2009, the prior public programs had not sold any of the 826 properties purchased by these public programs.

During the three years ended December 31, 2009, the prior public real estate programs had purchased 735 properties located in 42 states and the U.S. Virgin Islands.

The table below gives information about these properties by region.

	Properties Purchased
		% of Total
Location	Number	Purchase Price

South	476	54.5%
Midwest	151	24.5%
West	71	15.4%
Northeast	36	5.4%
U.S. Virgin Islands	1	0.2%

	735	100.0%

Based on the aggregate purchase price of the 735 properties, approximately 57.0% were single-tenant retail properties, approximately 23.6% were single-tenant commercial properties and approximately 19.4% were multi-tenant retail properties. A total of 460 of the properties were purchased with a combination of offering proceeds and mortgage notes payable and the remaining 275 properties were purchased solely using offering proceeds.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the Securities and Exchange Commission by CCPT II and CCPT III within the last 24 months. For a reasonable fee, CCPT II and CCPT III will provide copies of any exhibits to such Form 10-K.

Liquidity Track Record

Prior Private Programs

Of the 65 prior private programs sponsored by Cole Real Estate Investments discussed above, 33 of them disclosed a targeted date or time frame for liquidation in their private placement memorandum. Of the 33 programs that made such disclosure, four programs liquidated by the date or within the time frame set forth in their private placement memorandum. With respect to the remaining 29 programs that made such disclosure, the targeted date or time frame for liquidation has not yet occurred and these programs are still in operation.

Prior Public Programs

Of the two prior public programs sponsored by Cole Real Estate Investments discussed above, each of them disclosed in their prospectus a targeted date or time frame for listing their shares on a national securities exchange or seeking stockholder approval of either (1) an extension or elimination of the listing deadline, or (2) a liquidation. With respect to each of the programs, the targeted date or time frame for listing or seeking such stockholder approval has not yet occurred, and the programs are still in operation.

Adverse Business and Other Developments

Adverse changes in general economic conditions have occasionally affected the performance of the prior programs. The following discussion presents a summary of significant adverse business developments or conditions experienced by Cole Real Estate Investment’s prior programs over the past ten years that may be material to investors in this offering.

Share Valuation

CCPT I stated in its private placement memorandum that after two years from the last offering of its shares of common stock, CCPT I would provide an estimated value per share for the principal purpose of assisting fiduciaries of plans subject to the annual reporting requirements of ERISA, and IRA trustees or custodians, which prepare reports relating to an investment in CCPT I’s shares of common stock. On January 13, 2011, CCPT I announced that its board of directors approved an estimated value of CCPT I’s common stock of $7.65 per share as of December 31, 2010. This estimated value is unchanged from the $7.65 per share estimated value as of December 31, 2009, announced by CCPT I on February 1, 2010. The shares of

CCPT I’s common stock were originally sold at a gross offering price of $10. The principal reason for the decrease in share value beginning with the December 31, 2009 valuation was a decline in real estate values, despite CCPT I’s properties maintaining a 100% occupancy rate. The decline in values resulted from disruptions in the credit markets and the general economic conditions. In determining an estimated value of CCPT I’s shares of common stock, the board of directors of CCPT I relied upon information provided by an independent consultant that specializes in valuing commercial real estate companies, and information provided by CCPT I Advisors. The annual statement of value was only an estimate and may not reflect the actual value of CCPT I’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by CCPT I’s stockholders if they were to attempt to sell their shares or upon liquidation.

In February 2009, FINRA informed broker dealers that sell shares of non-exchange traded REITs that broker dealers may not report, in a customer account statement, an estimated value per share that is developed from data more than 18 months old. To assist broker dealers in complying with the FINRA notice, the board of directors of CCPT II established an estimated value of CCPT II’s common stock of $8.05 per share as of June 22, 2010. The shares of CCPT II’s common stock were originally sold at a gross offering price of $10. The principal reason for the decrease in share value was a decline in real estate values resulting from disruptions in the credit markets and the general economic conditions, in addition to a decline in CCPT II’s occupancy rate to 94%. In determining an estimated value of CCPT II’s shares of common stock, the board of directors of CCPT II relied upon information provided by an independent consultant that specializes in valuing commercial real estate companies, and information provided by CCPT II Advisors. The annual statement of value was only an estimate and may not reflect the actual value of CCPT II’s shares of common stock. Accordingly, there can be no assurance that the estimated value per share would be realized by CCPT II’s stockholders if they were to attempt to sell their shares or upon liquidation. CCPT II’s board of directors is expected to announce an updated estimated value of CCPT II’s shares of common stock within 18 months after June 22, 2010.

Distributions and Redemptions

From June 2005 through February 2010, CCPT I paid a 7% annualized distribution rate based upon a purchase price of $10 per share. However, beginning in March 2010, CCPT I reduced its annualized distribution rate to 5% based on a purchase price of $10 per share, or 6.54% based on the most recent estimated value of $7.65 per share. The principal reasons for the lower distribution rate were the approximately $50 million of fixed rate debt that was to mature by year-end 2010 and the prevailing credit markets, which dictated higher interest rates upon refinancing and amortization provisions, requiring CCPT I to pay down a portion of the principal on a monthly basis over the life of the loan.

Pursuant to CCPT I’s share redemption program, the company may use up to 1% of its annual cash flow, including operating cash flow not intended for distributions, borrowings, and capital transactions such as sales or refinancings, to satisfy redemption requests. Accordingly, CCPT I’s board of directors must determine at the beginning of each fiscal year the maximum amount of shares that CCPT I may redeem during that year. CCPT I’s board of directors determined that there was an insufficient amount of cash available for redemptions during the years ending December 31, 2008, 2009, 2010 and 2011.

From October 2005 through February 2006, CCPT II paid a 6% annualized distribution rate based upon a purchase price of $10 per share; from March 2006 through June 2006, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10 per share; from July 2006 through June 2007, CCPT II paid a 6.5% annualized distribution rate based upon a purchase price of $10 per share; from July 2007 through June 2009, CCPT II paid a 7% annualized distribution rate based upon a purchase price of $10 per share; and from July 2009 through the date of this prospectus, CCPT II paid a 6.25% annualized distribution rate based upon a purchase price of $10 per share, or a 7.76% annualized distribution rate based on the most recent estimate of the value of $8.05 per share. The principal reason for the reduction of the distribution rate was the drop in the occupancy rate of the CCPT II portfolio from 99% on December 31, 2008, to 95% at September 30, 2009, resulting in lower revenue. CCPT II’s occupancy rate as of September 30, 2010 was 95%.

Pursuant to CCPT II’s share redemption program in effect during 2009, redemptions were limited to 3% of the weighted average number of shares outstanding during the prior calendar year, other than for redemptions requested upon the death of a stockholder. During 2009, CCPT II funded redemptions up to this limit. On November 10, 2009, CCPT II’s board of directors voted to temporarily suspend CCPT II’s share redemption program other than for requests made upon the death of a stockholder. The board considered many factors in making this decision, including the expected announcement of an estimated value of CCPT II’s common stock in June 2010 and continued uncertainty in the economic environment and credit markets. On June 22, 2010, CCPT II’s board of directors reinstated the share redemption program, with certain amendments, effective August 1, 2010. Under the terms of the revised share redemption program, during any calendar year, CCPT II will redeem shares on a quarterly basis, up to one-fourth of 3% of the weighted average number of shares outstanding during the prior calendar year (including shares requested for redemption upon the death of a stockholder). In addition, funding for redemptions for each quarter will be limited to the net proceeds received from the sale of shares, in the respective quarter, under CCPT II’s distribution reinvestment plan. These limits might prevent CCPT II from accommodating all redemption requests made in any fiscal quarter or in any twelve month period. As of September 30, 2010, CCPT II received valid redemption requests pursuant to the share redemption program, as amended, relating to 4.9 million shares. 205,000 of such requests related to death, all of which were fulfilled, and 790,000 requests were fulfilled on a pro-rata basis. Requests to redeem 3.9 million shares went unfulfilled. A valid redemption request is one that complies with the applicable requirements and guidelines of the share redemption program, as amended.

CCPT III’s board of directors began declaring distributions in January 2009, after the company commenced business operations. CCPT III paid a 6.5% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on January 6, 2009 through March 31, 2009. During the period commencing on April 1, 2009 and ending on March 31, 2010, CCPT III paid a 6.75% annualized distribution rate based upon a $10.00 per share purchase price. CCPT III paid a 7% annualized distribution rate based upon a $10.00 per share purchase price for the period commencing on April 1, 2010 and ending on September 30, 2010. CCPT III’s board of directors has authorized a 7% annualized distribution rate to stockholders of record during the period commencing October 1, 2010 and ending on December 31, 2010 and a 6.50% annualized distribution rate to stockholders of record during the period commencing January 1, 2011 and ending on March 31, 2011. The principal reason for the reduction of the distribution rate was to align more closely the distributions with CCPT III’s present operating income.

Additionally, one of the six privately offered limited partnerships, Cole Santa Fe Investors, LP, suspended distributions to investors due to a tenant bankruptcy beginning with the quarter ending December 31, 2003. On November 30, 2007, the property was sold for approximately $28.5 million, which resulted in a return to investors of 100% of their original investment plus a return of approximately 13.7% per year.

Another privately offered program, Cole Southwest Opportunity Fund, LP, was unable to lease its developed data center facility as a result of the severe downturn in the telecommunications industry. The Phoenix facility was sold for $16.3 million, which along with the previous sale of vacant land parcels in Las Vegas, Nevada formerly owned by a wholly-owned subsidiary of Cole Southwest Opportunity Fund, LP, resulted in a return to investors of approximately 83% of their original investment upon liquidation of the limited partnership.

DESCRIPTION OF SHARES

We were formed under the laws of the state of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Our charter and bylaws were filed with the Securities and Exchange Commission as Exhibit 3.1 and 3.2, respectively, to our registration statement on Form S-11 and can be accessed over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. In addition, copies of our charter and bylaws are available at no cost upon request. See the “Where You Can Find More Information” section of this prospectus.

Our charter authorizes us to issue up to 500,000,000 shares of stock, of which 490,000,000 shares are designated as common stock at $0.01 par value per share and 10,000,000 shares are designated as preferred stock at $0.01 par value per share. As of the date of this prospectus, 20,000 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. Our board of directors may amend our charter to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter also contains a provision permitting our board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. See the “Risk Factors — Risks Related to an Investment in Cole Corporate Income Trust, Inc.” section of this prospectus.

To the extent that our board of directors determines that the Maryland General Corporation Law conflicts with the provisions set forth in the NASAA REIT Guidelines, the NASAA REIT Guidelines will control, unless the provisions of the Maryland General Corporation Law are mandatory under Maryland law.

Common Stock

Subject to any preferential rights of any other class or series of stock and to the provisions of our charter regarding the restriction on the transfer of common stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon any liquidity event, would be entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shares of our common stock have equal distribution, liquidation and other rights.

Preferred Stock

Our charter authorizes our board of directors to issue one or more classes or series of preferred stock without stockholder approval (provided that the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction, who will have access at our expense to our legal counsel or to independent legal counsel) and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock; provided, however, that the voting rights of any such preferred stock offered and sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of our common stock as the consideration paid to us per share in such private offering bears to the book value of each outstanding share of our common stock. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock, subject to the limitation on voting rights noted in the preceding sentence. If we were to create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve, or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

•	a merger, offer, or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Also, our board of directors, without stockholder approval, may issue preferred stock with conversion rights that could adversely affect the holders of shares of our common stock.

We currently have no preferred stock issued or outstanding. Our board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

•	stock exchanges in which we are the successor; and

•	transfers of less than substantially all of our assets.

Also, because our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

An annual meeting of our stockholders will be held each year, upon reasonable notice and within a reasonable period, which shall be at least 30 days, after delivery of our annual report to our stockholders. Our directors, including our independent directors, are required to take reasonable steps to ensure this requirement is met. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our president, our chief executive officer or by an officer upon the written request of stockholders holding at least 10% of our outstanding shares. Within ten days of receiving a written request of stockholders entitled to cast at least 10% of all the votes entitled to be cast, requesting a special meeting and stating the purpose of such special meeting, our sponsor will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 nor more than 60 days after the distribution of the notice of meeting at the time and place specified in the request, or, if a time and place are not specified in the request, at a time and place convenient to our stockholders. The presence, either in person or by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number, and the number of shares owned by each stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives will also be given access to our corporate records at reasonable times. We have the right to request that a requesting stockholder represent to us in writing that the list and records will not be used to pursue commercial interests before we become obligated to provide a copy of our stockholder list.

The corporation will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.

Formation Transaction

In connection with our formation, Cole Holdings Corporation invested $200,000 in exchange for 20,000 shares of our common stock. Pursuant to our charter, Cole Holdings Corporation may not sell its initial investment in us while Cole Real Estate Investments remains our sponsor, but it may transfer its initial investment to its affiliates.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

•	five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

•	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See the “Federal Income Tax Considerations” section of this prospectus for further discussion of this topic. We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Internal Revenue Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to qualify as a REIT, and, once qualified, to continue to qualify, among other reasons, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock. Our board of directors, in its sole discretion, may waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

Additionally, our charter further prohibits the transfer or issuance of our stock if such transfer or issuance:

•	with respect to transfers only, results in our common stock being owned by fewer than 100 persons;

•	results in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code;

•	results in our owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

•	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. In the event of any attempted transfer of our stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) our being “closely held” under Section 856(h) of the Internal Revenue Code, (iii) our owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust are referred to in this prospectus as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by our board of directors on such securities for the benefit of the charitable beneficiary. Our charter further entitles the trustee of the beneficial trust to vote all Excess Securities.

Within 20 days of receiving notice from us that the Excess Securities have been transferred to the beneficial trust, the trustee of the beneficial trust shall sell the Excess Securities. The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds (net of any commissions and other expenses of sale) or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

In addition, we have the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities, or (ii) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. We may reduce the amount payable to the intended transferee upon such sale by the amount of any distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. If any legal decision, statute, rule, or regulation deems or declares the transfer restrictions included in our charter to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

Any person who (i) acquires or attempts to acquire shares in violation of the foregoing ownership restriction, transfers or receives shares subject to such limitations, or would have owned shares that resulted in a transfer to a charitable trust, or (ii) proposes or attempts any of the transactions in clause (i), is required to give us 15 days written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a

REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interests to continue to qualify as a REIT.

The ownership restriction does not apply to the underwriter in a public offering of shares or to a person or persons so exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly.

Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See the section of this prospectus captioned “Where You Can Find More Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth on page 8 of this prospectus and in the application for transfer.

Distribution Policy and Distributions

We intend to pay regular monthly distributions to our stockholders. We anticipate that our board of directors will declare distributions to stockholders as of daily record dates with distributions aggregated and paid monthly in arrears. Therefore, new investors will be entitled to distributions immediately upon the purchase of their shares. Because substantially all of our operations will be performed indirectly through CCI OP, our operating partnership, our ability to pay distributions depends in large part on CCI OP’s ability to pay distributions to us. In the event we do not have enough cash flow from operations to fund distributions, we may pay distributions from sources other than cash flow from operations, including borrowings and proceeds from the sale of our securities or asset sales, and we have no limits on the amounts we may pay from such other sources. We expect that, from time to time, we will pay distributions in excess of our cash flows from operations as defined by GAAP. As a result, the amount of distributions paid at any time may not be an indicator of the current performance of our properties or current operating cash flows. If you are a Maryland investor, pursuant to an undertaking to the Maryland Securities Division, you will receive from us on a quarterly basis a notice that discloses the sources of our distribution payments in both dollar and percentage amounts, consistent with similar disclosure that will be included in the prospectus and updated quarterly.

Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital or a combination of the three. Distributions that exceed our current or accumulated earnings and profits typically constitute a return of capital for tax purposes and reduce the stockholders’ basis in our common shares. We will annually notify stockholders of the taxability of distributions paid during the preceding year.

Although we intend to pay regular monthly distributions, our results of operations, our general financial condition, general economic conditions, or other factors may inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, and are based on many factors, including current and expected cash flow from operations, as well as the obligation that we comply with the REIT requirements of the Internal Revenue Code. The funds we receive from operations that are available for distribution may be affected by a number of factors, including the following:

•	the amount of time required for us to invest the funds received in the offering;

•	our operating and interest expenses, including fees and expenses paid to our advisor;

•	the ability of tenants to meet their obligations under the leases associated with our properties;

•	the amount of distributions or dividends received by us from our indirect real estate investments;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves for such expenditures;

•	the issuance of additional shares;

•	the amount of cash used to repurchase shares under our share redemption program; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our taxable income each year in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in the “Federal Income Tax Considerations — Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period, but may be made in anticipation of operating cash flows that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. To allow for such differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities, including through this offering, or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs and decreasing available cash. In addition, such distributions may constitute a return of capital. See the “Federal Income Tax Considerations — Requirements for Qualification as a REIT” section of this prospectus.

Distributions in Kind

Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in kind distributions, and (c) in kind distributions are made only to those stockholders that accept such offer.

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

•	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors; and

•	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combination with our advisor or any of its affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our advisor or any of its affiliates. As a result, our advisor or any of its affiliates may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•	owned by the acquiring person;

•	owned by our officers; and

•	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by Cole Capital Advisors or any affiliate of Cole Capital Advisors.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, except as may be provided by our board of directors in setting the terms of any class or series of our preferred stock, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board of directors the exclusive power to fix the number of directorships. We will not elect to be subject to provisions of Subtitle 8 that are contrary to the NASAA REIT Guidelines.

Tender Offers by Stockholders

Our charter provides that any tender offer, including any “mini-tender” offer, must comply with Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering person must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering person does not comply with the provisions set forth above, our company will have the right to redeem that person’s shares and any shares acquired in such tender offer. In addition, the non-complying person will be responsible for all of our company’s expenses in connection with that person’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations or proposals of business and at the time of such annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors, or (iii) provided that our board of directors has determined that directors will be elected at the meeting, by a stockholder who is a stockholder of record both at the time of giving advance notice of such nominations and at the time of such special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Share Redemption Program

Our board of directors has adopted a share redemption program to enable you to sell your shares to us in limited circumstances. Our share redemption program would permit you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below.

Our common stock currently is not listed on a national securities exchange and we will not seek to list our stock unless and until such time as our independent directors believe that the listing of our stock would be in the best interest of our stockholders. In order to provide stockholders with the benefit of interim liquidity, stockholders who have held their shares for at least one year may present all, or a portion consisting of at least 25%, of the holder’s shares to us for redemption at any time in accordance with the procedures outlined below. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. We will not pay to our sponsor, board of directors, advisor or its affiliates any fees to complete any transactions under our share redemption program.

During the term of this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares, the redemption price per share will depend on the price you paid for your shares and the length of time you have held such shares as follows: after one year from the purchase date, 95% of the amount you paid for each share; after two years from the purchase date, 97.5% of the amount you paid for each share; and after three years from the purchase date, 100% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Accordingly, the redemption price will reflect a stockholder’s reduced purchase price if such stockholder received discounted or waived selling commissions and/or a waived dealer manager fee. At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption program will always be equal to or lower than the applicable per share offering price.

After such time as our board of directors has determined a reasonable estimated value of our shares, the per share redemption price will depend on the length of time you have held such shares as follows: after one year from the purchase date, 95% of the Estimated Share Value (defined below); after two years from the purchase date, 97.5% of the Estimated Share Value; and after three years from the purchase date, 100% of the Estimated Share Value (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). For purposes of establishing the redemption price per share, “Estimated Share Value” shall mean the most recently disclosed reasonable estimated value of our shares of common stock as determined by our board of directors, including a majority of our independent directors.

Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. If we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales subsequent to the establishment of the Estimated Share Value, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. In no event will the Estimated Share Value established for purposes of our share redemption program exceed the then-current estimated share value established for purposes of our distribution reinvestment plan.

Upon receipt of a request for redemption, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will not redeem any shares subject to a lien. Any costs in conducting the Uniform Commercial Code search will be borne by us.

We may waive the one-year holding period requirement upon request due to a stockholder’s death or bankruptcy or other exigent circumstances as determined by our advisor. In the event of the death of a stockholder, we must receive notice from the stockholder’s estate within 270 days after the stockholder’s death. In addition, in the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan may be excluded from the one-year holding requirement, in the discretion of our board of directors. Also, for purposes of the one-year-holding period, limited partners of our operating partnership who exchanged their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date our operating partnership’s units were issued. Shares redeemed in connection with a stockholder’s death, during the term of this offering and until such time as our board of directors determines a reasonable estimated value of our shares, will be redeemed at a purchase price equal to 100% of the amount actually paid for the shares. Shares redeemed in connection with a stockholder’s death, after such time as our board of directors has determined a reasonable estimated value of our shares, will be redeemed at a purchase price per share equal to 100% of the Estimated Share Value. Shares redeemed in connection with a stockholder’s bankruptcy or other exigent circumstance within one year from the purchase date will be redeemed at a price per share equal to the price per share we would pay had the stockholder held the shares for one year from the purchase date.

We will limit the number of shares redeemed pursuant to our share redemption program as follows: (1) we will not redeem in excess of 5% of the weighted average number of shares outstanding during the trailing 12 months prior to the redemption date (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the cap); and (2) funding for the redemption of shares will be limited to the net proceeds we receive from the sale of shares under our distribution reinvestment plan. In an effort to accommodate redemption requests throughout the calendar year, we intend to limit quarterly redemptions to approximately one-fourth of 5% (1.25%) of the weighted average number of shares outstanding during the trailing 12-month period (provided, however, that while shares subject to a redemption requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be redeemed, shares subject to a redemption requested upon the death of a stockholder will not be subject to the cap), and funding for redemptions for each quarter generally will be limited to the net proceeds we receive from the sale of shares in the respective quarter under our distribution reinvestment plan; however, our board of directors may waive these quarterly limitations in its sole discretion, subject to the 5% cap on the number of shares we may redeem during the respective trailing 12 months period. Any of the foregoing limits might prevent us from accommodating all redemption requests made in any quarter, in which case quarterly redemptions will be made pro rata. Our board of directors also reserves the right, in its sole discretion at any time, and from time to time, to reject any request for redemption for any reason.

We will redeem our shares on the last business day of the month following the end of each fiscal quarter. Requests for redemption must be received on or prior to the end of the fiscal quarter in order for us to repurchase the shares as of the end of the month following the end of the fiscal quarter in which you make your redemption request. You may withdraw your request to have your shares redeemed at any time prior to the last business day of the applicable fiscal quarter.

We will determine whether we have sufficient funds and/or shares available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable payment date. If we cannot purchase all shares presented for redemption in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares we may redeem during any quarter or year, we will attempt to honor redemption requests on a pro rata basis; provided, however, that we may give priority to the redemption of a deceased stockholder’s shares. Following such redemption period, if you would like to resubmit the unsatisfied portion of the prior redemption request for redemption, you must submit a new request for redemption of such shares prior to the last day of the new quarter. Unfulfilled requests for redemption will not be carried over automatically to subsequent redemption periods.

Our board of directors may choose to amend, suspend or terminate our share redemption program at any time upon 30 days notice. Additionally, we will be required to discontinue sales of shares under the distribution reinvestment plan on the earlier of February 10, 2013, which is two years from the effective date of this offering, unless the distribution reinvestment plan offering is extended, or the date we sell all of the shares registered for sale under the distribution reinvestment plan, unless we file a new registration statement with the Securities and Exchange Commission and applicable states. Because the redemption of shares will be funded with the net proceeds we receive from the sale of shares under the distribution reinvestment plan, the discontinuance or termination of the distribution reinvestment plan will adversely affect our ability to redeem shares under the share redemption program. We will notify our stockholders of such developments (i) in our next annual or quarterly report or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our share redemption program is only intended to provide limited liquidity to our stockholders until a liquidity event occurs, which may include the sale of our company, the sale of all or substantially all of our assets, a merger or similar transaction, an alternative strategy that will result in a significant increase in opportunities for stockholders to redeem their shares or the listing of the shares of common stock for trading on a national securities exchange. The share redemption program will be terminated if the shares become listed on a national securities exchange. We cannot guarantee that a liquidity event will occur.

The shares we redeem under our share redemption program will be cancelled and will return to the status of authorized but unissued shares. We do not intend to resell such shares to the public unless they are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or otherwise sold in compliance with such laws.

We will disclose, when available and applicable, the number of shares of common stock that we redeemed during the prior year ended, the aggregate redemption price for those shares, whether any redemption requests went unfulfilled and the source of the cash used to fund the redemptions.

Restrictions on Roll-up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange for at least 12 months; or

•	a transaction involving our conversion to trust or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets will be obtained from a competent independent appraiser. Our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction. If the appraisal is to be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the Securities and

Exchange Commission and the states as an exhibit to the registration statement for that offering. Accordingly, we would be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in any such filed appraisal.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2) one of the following:

(a) remaining as holders of our common stock and preserving their interests therein on the same terms and conditions as existed previously, or

(b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any Roll-up Transaction:

•	that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	that results in our stockholders having an adverse change in their voting rights;

•	in which our investor’s rights to access records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “— Meetings and Special Voting Requirements” above; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the stockholders.

Valuation Policy

The offering price for our shares is not based on the expected book value or expected net asset value of our proposed investments, or our expected operating cash flows. Although our board of directors may do so at any time in its discretion, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of this offering or for the 18-month period following the termination of this offering. Furthermore, if we engage in a follow-on offering, we do not expect that our board of directors will undertake a process for estimating the per share value of our common stock during the period of the follow-on offering or for the 18-month period following the termination of such follow-on offering. However, during such periods, solely to assist fiduciaries of certain tax-exempt plans subject to annual reporting requirements of ERISA who identify themselves to us and who request per share value information, we intend to use the most recent gross per share offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the most recent gross offering price less the per share amount of the special distribution).

Estimates based solely on the most recent offering price of our shares will be subject to numerous limitations. For example, such estimates will not take into account:

•	individual or aggregate values of our assets;

•	real estate market fluctuations affecting our assets generally;

•	adverse or beneficial developments with respect to one or more assets in our portfolio;

•	our costs of the offering; or

•	our costs of acquiring assets.

No later than 18 months after the last sale in an offering as set forth above, we will disclose an estimated per share value that is not based solely on the offering price of our shares. This estimate will be determined by our board of directors, or a committee thereof, which in either case will include a majority of our independent directors, after consultation with our advisor, CCI Advisors, or if we are no longer advised by CCI Advisors, any successor advisor or our officers and employees, subject to the restrictions and limitations set forth in this valuation policy. We intend to publish our board of directors’ estimate of the reasonable value of our shares within 18 months after an offering, at a time to be determined by our board of directors.

Our board of directors or a committee thereof will have the discretion to choose a methodology or combination of methodologies as it deems reasonable under then current circumstances for estimating the per share value of our common stock. The estimated value will not necessarily be equivalent to our net asset value, and is not intended to be related to any values at which individual assets may be carried on financial statements under applicable accounting standards. The methodologies for determining the estimated values under the valuation policy may take into account numerous factors including, without limitation, the following:

•	net amounts that might be realized in a sale of our assets in an orderly liquidation;

•	net amounts that might be realized in a bulk portfolio sale of our assets;

•	separate valuations of our assets (including any impairments);

•	our going concern value;

•	private real estate market conditions;

•	public real estate market conditions;

•	our business plan and characteristics and factors specific to our portfolio or securities;

•	the prices at which our securities were sold in other offerings, such as a distribution reinvestment plan offering;

•	the prices paid for our securities in other transactions, including secondary market trades; and

•	the relative prices paid for comparable companies listed on a national securities exchange.

Our board of directors may rely on an independent third-party valuation expert to assist in estimating the value of our assets or our shares of common stock. However, with respect to asset valuations, our board of directors will not be required to obtain asset-by-asset appraisals prepared by certified independent appraisers, nor must any appraisals conform to formats or standards promulgated by any such trade organization. We will disclose the effective date of the estimated valuation and a summary of the methodology by which the estimated value was developed. We do not intend to release individual property value estimates or any of the data supporting the estimated per share value.

After first publishing our board of directors’ estimate of the per share value of our common stock, our board of directors will repeat the process of estimating the per value of our common stock periodically thereafter, generally annually. However, our board of directors may suspend the publication of such estimates during any follow-on offering of our common stock and for a period of 18 months thereafter.

The reasonable estimate of the value of our shares will be subject to numerous limitations. Such valuations will be estimates only and may be based upon a number of estimates, assumptions, judgments and opinions that may not be, or may later prove not to be, accurate or complete, which could make the estimated valuations incorrect. As a result, with respect to any estimate of the value of our common stock made pursuant to our valuation policy, there can be no assurance that:

•	the estimated value per share would actually be realized by our stockholders upon liquidation, bulk portfolio sales of our assets, sale of our company or listing of the common stock on an exchange;

•	any stockholder would be able to realize estimated share values in any attempt to sell shares;

•	the estimated value per share would be related to any individual or aggregated value estimates or appraisals of our assets; or

•	the estimated value, or method used to estimate value, would be found by any regulatory authority to comply with the ERISA, FINRA or other regulatory requirements.

This valuation policy may be amended by our board of directors at any time and, although the policy will express the intent of our board of directors at the time of its adoption, there is no limitation on the ability of our board of directors to cause us to vary from this policy to the extent it deems appropriate, with or without an express amendment of the policy.

Reports We Provide to our Stockholders

Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by our independent directors with regard to the fairness of such transactions.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

Prior to the commencement of this offering we will adopt a distribution reinvestment plan. The distribution reinvestment plan will allow you to have distributions otherwise payable to you in cash reinvested in additional shares of our common stock. We are offering 50,000,000 shares for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. Such price may only be available until the termination of our primary offering, which is anticipated to be on or before February 10, 2013, although our board of directors may extend the primary offering an additional year. Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering. We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan. The following is a summary of our distribution reinvestment plan. See Appendix D to this prospectus for the full text of the plan.

Pursuant to the distribution reinvestment plan, we generally intend to offer shares for sale at a price of $9.50 per share during the initial public offering of our shares and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recently disclosed per share value as determined in accordance with the valuation policy. If, at any time prior to the time distributions are reinvested, we have distributed net sale proceeds from the sale of one or more of our assets, or otherwise have paid a special distribution to stockholders, the offering price for shares offered under our distribution reinvestment plan will be adjusted to take into account such special distributions.

Notwithstanding the foregoing, our board of directors may establish a different price for shares sold pursuant to the plan, provided that if the new price so determined varies more than 5% from the pricing that would have resulted from the formula above, we will deliver a notice (which may be given by letter, delivered by electronic means or given by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the Securities and Exchange Commission) regarding the new price to each plan participant at least 30 days’ prior to the effective date of the new price. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”

Participants in our distribution reinvestment plan who purchased shares of our common stock in the primary offering at a discounted purchase price (due to volume or other applicable discounts) may pay more for the shares they acquire pursuant to the distribution reinvestment plan than their original purchase price.

Investment of Distributions

Our distribution reinvestment plan will allow our stockholders, and, subject to certain conditions set forth in the plan, any stockholder or partner of any other publicly offered limited partnership, REIT or other Cole-sponsored real estate program, to elect to purchase shares of our common stock with our distributions or distributions from such other programs. We have the discretion to extend the offering period for the shares being offered pursuant to this prospectus under our distribution reinvestment plan beyond the termination of this offering until we have sold all of the shares allocated to the plan through the reinvestment of distributions. We may also offer shares pursuant to a new registration statement.

No dealer manager fees or sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan; therefore, we will retain all of the proceeds from the reinvestment of distributions. Accordingly, substantially all the economic benefits resulting from distribution reinvestment purchases by stockholders from the elimination of the dealer manager fee and selling commissions will inure to the benefit of the participant. However, purchasers of shares of our common stock who receive volume or other discounts in the primary offering who elect to participate in the distribution reinvestment plan may pay more for the shares they acquire pursuant to the distribution reinvestment plan than their original purchase price.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent, which currently is us, will act on behalf of participants to reinvest the cash distributions they receive from us. Stockholders participating in the distribution reinvestment plan may purchase fractional shares. If sufficient shares are not available for issuance under our distribution reinvestment plan, the reinvestment agent will remit excess cash distributions to the participants. Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders with respect to shares purchased under the plan and will be treated in the same manner as if such shares were issued pursuant to our offering.

After the termination of the offering of our shares registered for sale pursuant to the distribution reinvestment plan under this prospectus and any subsequent offering, we may determine to allow participants to reinvest cash distributions from us in shares issued by another Cole-sponsored program only if all of the following conditions are satisfied:

•	prior to the time of such reinvestment, the participant has received the final prospectus and any supplements thereto offering interests in the subsequent Cole-sponsored program and such prospectus allows investments pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent Cole-sponsored program has been declared effective under the Securities Act;

•	the offer and sale of such interests are qualified for sale under applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent Cole-sponsored program; and

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Cole-sponsored program.

Stockholders who invest in subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan will become investors in such subsequent Cole-sponsored program and, as such, will receive the same reports as other investors in the subsequent Cole-sponsored program. No dealer manager fees or sales commissions will be paid with respect to shares purchased in any subsequent Cole-sponsored programs pursuant to our distribution reinvestment plan.

Election to Participate or Terminate Participation

A stockholder may participate in our distribution reinvestment plan by making a written election to participate on his or her subscription agreement at the time he or she subscribes for shares. Any stockholder who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the reinvestment agent a completed enrollment form or other written authorization required by the reinvestment agent. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the fiscal quarter, month or other period to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan. Any prospective investor who wishes to participate in our distribution reinvestment plan should consult with his or her broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See the “Investment by Tax-Exempt Entities and ERISA Considerations” section of this prospectus.

Each stockholder electing to participate in our distribution reinvestment plan agrees that, if at any time he or she does not meet the minimum income and net worth standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact at the following address: Cole Corporate Income Trust c/o DST Systems, Inc., P.O. Box 219312, Kansas City, Missouri 64121-9312.

Subscribers should note that affirmative action in the form of written notice to the reinvestment agent must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a quarterly, monthly or other distribution period, as applicable, only if written notice of termination is received at least ten days prior to the end of such distribution period. In addition, a transfer of shares prior to the date our shares are listed for trading on a national securities exchange, which we have no intent to do at this time and which may never occur, will terminate participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the distribution period in which the transfer is effective, unless the transferee demonstrates to the reinvestment agent that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to the reinvestment agent an executed enrollment form or other written authorization required by the reinvestment agent.

Offers and sales of shares pursuant to the distribution reinvestment plan must be registered in every state in which such offers and sales are made, or otherwise exempt from such registration requirements. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan in any states in which our registration is not renewed or extended.

Reports to Participants

Within 90 days after the end of each calendar year, the reinvestment agent will mail to each participant a statement of account describing, as to such participant, the distributions received, the number of shares purchased, the purchase price for such shares, the total shares purchased on behalf of the participant during the prior year pursuant to our distribution reinvestment plan and the information regarding the participant’s participation in the plan.

Excluded Distributions

Our board of directors may designate that certain cash or other distributions attributable to net sales proceeds will be excluded from distributions that may be reinvested in shares under our distribution reinvestment plan. Accordingly, in the event that proceeds attributable to the sale of an asset are distributed to stockholders as an excluded distribution, such amounts may not be reinvested in our shares pursuant to our distribution reinvestment plan. The determination of whether all or part of a distribution will be deemed to be an excluded distribution is separate and unrelated to our requirement to distribute 90% of our taxable REIT income. In its initial determination of whether to make a distribution and the amount of the distribution, our board of directors will consider, among other factors, our cash position and our distribution requirements as a REIT. Once our board of directors determines to make the distribution, it will then consider whether all or part of the distribution will be deemed to be an excluded distribution. In most instances, we expect that our board of directors would not deem any of the distribution to be an excluded distribution. In that event, the amount distributed to participants in our distribution reinvestment plan will be reinvested in additional shares of our common stock. If all or a portion of the distribution is deemed to be an excluded distribution, the distribution will be made to all stockholders; however, the excluded portion will not be reinvested. We currently do not have any planned excluded distributions, which will only be made, if at all, in addition to, not in lieu of, regular distributions.

Federal Income Tax Considerations

Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you may be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until our offering stage is complete, we expect that (i) we will sell shares under the distribution reinvestment plan at $9.50 per share, and (ii) no secondary trading market for our shares will develop. In the event that the fair market value of one share is greater than $9.50 at the time of the reinvestment, participants in our distribution reinvestment plan may be treated as having received a distribution in excess of the $9.50 reinvested by them under our distribution reinvestment plan. You may be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gains dividend.

Amendment, Suspension and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan upon ten days prior written notice. The reinvestment agent also reserves the right to suspend or terminate a participant’s individual participation in the plan, and we reserve the right to suspend or terminate our distribution reinvestment plan itself in our sole discretion at any time, by sending ten days’ prior written notice of suspension or termination to the individual participant or, upon termination of the plan, to all participants.

OUR OPERATING PARTNERSHIP AGREEMENT

General

CCI OP, our operating partnership, was formed in April 2010 to acquire, own and operate properties on our behalf. It is structured as an UPREIT. A property owner may contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis. This enables us to acquire real property from owners who desire to defer taxable gain that would otherwise be recognized by such owners upon the disposition of their property. This structure may also be attractive for property owners that desire to diversify their investments and gain benefits afforded to owners of stock in a REIT. In addition, CCI OP is structured to ultimately make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock. A limited partner in CCI OP may later exchange his or her limited partnership units in CCI OP for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as CCI OP, are deemed to be assets and income of the REIT.

The partnership agreement for CCI OP contains provisions that would allow, under certain circumstances, other entities, including other Cole-sponsored programs, to merge into or cause the exchange or conversion of their interest in that entity for interests of CCI OP. In the event of such a merger, exchange or conversion, CCI OP would issue additional limited partnership interests, which would be entitled to the same exchange rights as other limited partnership interests of CCI OP. As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We will hold substantially all of our assets through CCI OP. We are the sole general partner of CCI OP, and our advisor currently is the only limited partner of CCI OP. As the sole general partner of CCI OP, we have the exclusive power to manage and conduct the business of CCI OP. We will present our financial statements on a consolidated basis to include CCI OP.

The following is a summary of certain provisions of the partnership agreement of CCI OP. This summary is not complete and is qualified by the specific language in the partnership agreement. For more detail, you should refer to the partnership agreement, itself, which we have filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part.

Capital Contributions

As we accept subscriptions for shares, we will transfer the net proceeds of the offering to CCI OP as a capital contribution. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. CCI OP will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If CCI OP requires additional funds at any time in excess of capital contributions made by our advisor and us (which are minimal in amount), or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to CCI OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause CCI OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of CCI OP and us.

Operations

The partnership agreement requires that CCI OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that CCI OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in CCI OP being taxed as a corporation, rather than as a partnership. See the “Risk Factors — Federal Income Tax Risks” and the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership — Classification as a Partnership” sections of this prospectus.

The partnership agreement provides that CCI OP will distribute cash flow from operations as follows:

•	first, to us until we have received aggregate distributions with respect to the current fiscal year equal to the minimum amount necessary for us to distribute to our stockholders to enable us to maintain our status as a REIT under the Internal Revenue Code with respect to such fiscal year;

•	next, to the limited partners until our limited partners have received aggregate distributions equal to the amount that would have been distributed to them with respect to all prior fiscal years had all CCI OP income for all such prior fiscal years been allocated to us, each limited partner held a number of our common shares equal to the number of CCI OP units that it holds and the REIT had distributed all such amounts to our stockholders (including the limited partners);

•	next, after the establishment of reasonable cash reserves for our expenses and obligations of CCI OP, to us and to the limited partners until each partner has received aggregate distributions with respect to the current fiscal year and all fiscal years had all CCI OP income for the current fiscal year and all such prior fiscal years been allocated to us, our income with respect to the current fiscal year and each such prior fiscal year equaled the minimum amount necessary to maintain our status as a REIT under the Internal Revenue Code, each limited partner held a number of common shares equal to the number of CCI OP units that we hold and we had distributed all such amounts to our stockholders (including the limited partners); and

•	finally, to us and the limited partners in accordance with the partners’ percentage interests in CCI OP.

Similarly, the partnership agreement of CCI OP provides that taxable income is allocated to the limited partners of CCI OP in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in CCI OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, generally will be allocated among the partners in accordance with their respective percentage interests in CCI OP.

Upon the liquidation of CCI OP, after payment of debts and obligations, any remaining assets of CCI OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to CCI OP equal to such negative balance for distribution to other partners, if any, having positive balances in such capital accounts.

In addition to the administrative and operating costs and expenses incurred by CCI OP in acquiring and operating real properties, CCI OP will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of CCI OP. Such expenses will include:

•	all expenses relating to the formation and continuity of our existence;

•	all expenses relating to the public offering and registration of securities by us;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•	all of our other operating or administrative costs incurred in the ordinary course of our business on behalf of CCI OP.

All claims between the partners of CCI OP arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of CCI OP, including our advisor, have the right to cause their limited partnership units to be redeemed by CCI OP for cash or purchased by us for cash or shares of our common stock, as elected by us. In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis. If we elect to purchase the limited partnership units with our shares, we will pay one share of our common stock for each limited partnership unit purchased. These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.

Subject to the foregoing, limited partners of CCI OP may exercise their exchange rights at any time after one year following the date of issuance of their limited partnership units. However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units, in which case he must exercise his exchange right for all of his units. We do not expect to issue any of the shares of common stock offered hereby to limited partners of CCI OP in exchange for their limited partnership units. Rather, in the event a limited partner of CCI OP exercises its exchange rights and we elect to purchase the limited partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Amendments to the Partnership Agreement

Our consent, as the general partner of CCI OP, is required for any amendment to the partnership agreement. We, as the general partner of CCI OP, and without the consent of any limited partner, may amend the partnership agreement in any manner, provided, however, that the consent of limited partners holding more than 50% of the interests of the limited partners is required for the following:

•	any amendment affecting the conversion factor or the exchange right in a manner adverse to the limited partners;

•	any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them pursuant to the partnership agreement (other than the issuance of additional limited partnership interests);

•	any amendment that would alter the allocations of CCI OP’s profit and loss to the limited partners (other than the issuance of additional limited partnership interests);

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions to CCI OP; and

•	any amendment pursuant to a plan of merger, plan of exchange or plan of conversion, unless the partnership agreement of the surviving limited partnership does not materially differ from the partnership agreement of CCI OP immediately before the transaction.

Termination of the Partnership

CCI OP will have perpetual duration, unless it is dissolved earlier upon the first to occur of the following:

•	we declare for bankruptcy or withdraw from the partnership; provided, however, that the remaining partners may decide to continue the business;

•	90 days after the sale or other disposition of all or substantially all of the assets of the partnership;

•	the exchange of all limited partnership interests (other than such interests we, or our affiliates, hold); or

•	we elect, as the general partner, to dissolve the partnership.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of CCI OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in CCI OP (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to CCI OP in return for an interest in CCI OP and agrees to assume all obligations of the general partner of CCI OP. We may also enter into a business combination or transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of CCI OP, other than our advisor and other affiliates of Christopher H. Cole. With certain exceptions, a limited partner may not transfer its interests in CCI OP, in whole or in part, without our written consent as general partner.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of material federal income tax considerations associated with an investment in shares of our common stock. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Internal Revenue Code, such as insurance companies, tax-exempt organizations or financial institutions or broker-dealers.

The Internal Revenue Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, treasury regulations promulgated thereunder (Treasury Regulations) and administrative and judicial interpretations thereof.

We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares, ownership and sale of the shares and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election.

Opinion of Counsel

Morris, Manning & Martin, LLP acts as our counsel, has reviewed this summary and is of the opinion that it fairly summarizes the federal income tax considerations addressed that are material to our stockholders. It is also the opinion of our counsel that we will qualify to be taxed as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2011, or the first year during which we commence material operations, provided that we operate in accordance with various assumptions and the factual representations we made to counsel concerning our business, assets and operations. We emphasize that all opinions issued by Morris, Manning & Martin, LLP are based on various assumptions and are conditioned upon the assumptions and representations we will make concerning certain factual matters related to our business and properties. Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed under the Internal Revenue Code discussed below, the results of which will not be reviewed by Morris, Manning & Martin, LLP. Accordingly, the actual results of our operations for any one taxable year may not satisfy these requirements. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

The statements made in this section and in the opinion of Morris, Manning & Martin, LLP are based upon existing law and Treasury Regulations, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinion. Moreover, an opinion of counsel is not binding on the Internal Revenue Service, and we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT.

Taxation of the Company

We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, effective for our taxable year ending December 31, 2011, or the first year during which we commence material operations. In the opinion of Morris, Manning & Martin, LLP, commencing with such taxable year, we will be organized and will operate in such manner to qualify for taxation as a REIT under the Internal Revenue Code. However, no assurance can be given that we will operate in a manner so as to remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interests. This authority includes the ability to elect not to qualify as a REIT for federal income tax purposes or, after qualifying as a REIT, to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors has determined not to pursue or preserve our status as a REIT.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would cause a REIT to be a less advantageous tax status for companies that invest in real estate, and it could become more advantageous for such companies to elect to be taxed for federal income tax purposes as a corporation. As a result, our charter provides our board of directors with the ability, under certain circumstances, to elect not to qualify us as a REIT or, after we have qualified as a REIT, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and to our investors and would only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

Even if we qualify for taxation as a REIT, we are subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we will be subject to alternative minimum tax;

•	if we have net income from the sale or other disposition of “foreclosure property” (described below) that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from prohibited transactions (described below), our income from such prohibited transaction will be subject to a 100% tax;

•	if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•	if we fail to satisfy the asset tests (discussed below) and continue to qualify as a REIT because we meet other requirements, we will have to pay a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the time we failed to satisfy the asset tests;

•	if we fail to satisfy REIT requirements other than the gross income and asset tests, we can continue to qualify as a REIT if our failure was due to reasonable cause and not willful neglect, but we must pay $50,000 for each failure;

•	if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

•	if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (this is known as the Built-In-Gains-Tax).

“Foreclosure property” is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise acquired ownership or possession of the property by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the related loan or lease of which was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. A “prohibited transaction” is generally a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a REIT’s trade or business, a determination that depends on the particular facts and circumstances surrounding each property.

Requirements for Qualification as a REIT

In order for us to qualify as a REIT, we must meet, and we must continue to meet, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must:

•	be a domestic corporation;

•	elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements;

•	be managed by one or more trustees or directors;

•	have transferable shares;

•	not be a financial institution or an insurance company;

•	use a calendar year for federal income tax purposes;

•	have at least 100 stockholders for at least 335 days of each taxable year of 12 months; and

•	not be closely held.

As a Maryland corporation, we satisfy the first requirement, and we intend to file an election to be taxed as a REIT when we file our tax return with the Internal Revenue Service for the taxable year ending December 31, 2011, or the first year during which we commence material operations. In addition, we are managed by a board of directors, we have transferable shares and we will not operate as a financial institution or insurance company. We utilize the calendar year for federal income tax purposes.

We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Internal Revenue Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. As the date of this prospectus, we do not meet the requirement of having more than 100 stockholders and we are closely held. However, these requirements do not apply until after the first taxable year for which an election is made to be taxed as a REIT. We anticipate issuing sufficient shares with sufficient diversity of ownership pursuant to this offering to allow us to satisfy these requirements in the taxable year ending December 31, 2011, or the first year during which we commence material operations. In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in the “Description of Shares — Restrictions on Ownership and Transfer” section of this prospectus. These provisions permit us to refuse to recognize certain transfers of shares that would tend to violate these REIT provisions. We can offer no assurance that our refusal to recognize a transfer will be effective. However, based on the foregoing, we expect, for the year ending December 31, 2011, to satisfy the organizational requirements, including the share ownership requirements, required for qualifying as a REIT under the Internal Revenue Code.

Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as UBTI if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Internal Revenue Code. See “— Treatment of Tax-Exempt Stockholders” below.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a taxable REIT subsidiary under the Internal Revenue Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Internal Revenue Code.

Operational Requirements — Gross Income Tests

If we qualify for taxation as a REIT, to maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

•	At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. Such dispositions are referred to as “prohibited transactions.” This is known as the 75% Income Test.

•	At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is known as the 95% Income Test.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	rents received from a tenant will not qualify as “rents from real property” if an owner of 10% or more of the REIT directly or constructively owns 10% or more of the tenant or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property”; and

•	the REIT must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to that property. Additionally, a REIT may, under certain circumstances, furnish or render services to tenants that are not usually or customarily rendered through a “taxable REIT subsidiary” (TRS). Subject to certain exceptions, a TRS is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a TRS of ours. It also includes any corporation, other than a REIT or a qualified REIT subsidiary, in which a TRS of ours owns, directly or indirectly, more than 35% of the voting power or value.

We will be paid interest on the mortgage loans that we make or acquire. All interest qualifies under the 95% Income Test. If a mortgage loan is secured exclusively by real property, all of such interest will also qualify for the 75% Income Test. If both real property and other property secure the mortgage loan, then all of the interest on such mortgage loan will also qualify for the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment.

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, if the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to investing the offering proceeds in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for “new capital investments.”

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above; however, we can give no assurance in this regard.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of the Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following three tests relating to the nature and diversification of our assets:

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, except with respect to TRS and assets satisfying the 75% test, the value of any one issuer’s securities may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of any one issuer’s outstanding securities measured by either voting power or value.

•	Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

The third asset test must generally be met for any quarter in which we acquire securities, and we have up to six months to dispose of sufficient assets or otherwise to cure a failure to satisfy this asset test, provided the failure is due to the ownership of assets the total value of which does not exceed the lesser of (1) 1% of our assets at the end of the relevant quarter or (2) $10,000,000.

•	If we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if such failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

•	For violations of any of the asset tests due to reasonable cause that are larger than $10,000,000, we may avoid disqualification as a REIT after the 30 day cure period by taking certain steps, including the disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Operational Requirements — Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income, which is computed without regard to the distributions paid deduction and our capital gain and subject to certain other potential adjustments.

While we must generally make distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and (2) they are made on or before the first regular distribution payment date after the declaration.

Even if we satisfy the foregoing distribution requirement and, accordingly, qualify as a REIT for tax purposes, we will still be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions made to stockholders.

In addition, we will be subject to a 4% excise tax on the excess of the amount of such required distributions over amounts actually distributed during such year if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods.

We intend to make timely distributions sufficient to satisfy this requirement. It is possible, however, that we may experience timing differences between (1) the actual receipt of cash and payment of deductible expenses, and (2) the recognition of income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale.

In such circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on certain undistributed income. We may find it necessary in such circumstances to arrange for financing or raise funds through the issuance of additional shares in order to meet our distribution requirements, or we may pay taxable stock distributions to meet the distribution requirement.

If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In such event, we may be able to avoid being taxed on amounts distributed as deficiency distributions, but we would be required in such circumstances to pay interest to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

We may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the tax on these gains;

•	our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•	the basis of a stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service.

Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

The Internal Revenue Service has ruled that a distribution of stock by a REIT, whether publicly traded on an established securities market or not, may be treated as a distribution of property that qualifies for the 90% annual distribution requirement, provided that, among other things, the distribution is declared on or before December 31, 2012, and with respect to a taxable year ending on or before December 31, 2011.

Operational Requirements — Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request, on an annual basis, information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. See the “Risk Factors — Federal Income Tax Risks” section of this prospectus.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The Internal Revenue Service may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” distributions from domestic and certain qualifying foreign subchapter C corporations, may be entitled to lower rates on distributions (at rates applicable to long-term capital gains, currently at a maximum rate of 15%) provided certain holding period requirements are met. However, because we will be taxed as a REIT, individuals receiving distributions from us generally will not be eligible for the lower rates on distributions except with respect to the portion of any distribution that (a) represents distributions being passed through to us from a corporation in which we own shares (but only if such distributions would be eligible for the lower rates on distributions if paid by the corporation to its individual stockholders), (b) is equal to our REIT taxable income (taking into account the distributions paid deduction available to us) less any taxes paid by us on these items during our previous taxable year, or (c) is attributable to built-in gains realized and recognized by us from disposition of properties acquired by us in non-recognition transaction, less any taxes paid by us on these items during our previous taxable year. These distributions are not eligible for the distributions received deduction generally available to corporations.

To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares (but not below zero). This, in effect, will defer a portion of your tax until your investment is sold or we are liquidated, at which time you likely will be taxed at capital gains rates. The amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, so long as we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held his or her shares. A corporate U.S. stockholder, however, may be required to treat up to 20% of some capital gain distributions as ordinary income. See “— Requirements for Qualification as a REIT — Operational Requirements — Annual Distribution Requirement” above for the treatment by U.S. stockholders of net long-term capital gains that we elect to retain and pay tax on.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain realized from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, so elected, in which case any such capital gains will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, any gain or loss realized upon a taxable disposition of shares by a U.S. stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a U.S. stockholder has received any capital gains distributions with respect to his shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue Treasury Regulations that would subject a portion of the capital gain a U.S. stockholder recognizes from selling shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain is attributable to depreciation previously deducted.

A repurchase by us of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the repurchase under Section 302 of the Internal Revenue Code unless the repurchase:

•	results in a “complete termination” of the stockholder’s interest in us under Section 302(b)(3) of the Internal Revenue Code;

•	is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Internal Revenue Code (i.e., if the percentage of the voting stock of the corporation owned by a stockholder immediately after the repurchase is less than 80% of the percentage of that owned by such stockholder immediately before the repurchase (taking into account Internal Revenue Code Section 318 constructive ownership rules); or

•	is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Internal Revenue Code (i.e., if it results in a “meaningful reduction” in the stockholder’s interest in us).

If the repurchase is not treated as a dividend, the repurchase of common stock for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares of our common stock repurchased. Such gain or loss would be capital gain or loss if the common stock were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•	fails to furnish his or her taxpayer identification number or, for an individual, his or her Social Security Number;

•	furnishes an incorrect tax identification number;

•	is notified by the Internal Revenue Service that he or she has failed to properly report payments of interest and distributions or is otherwise subject to backup withholding; or

•	under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and that (a) he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments or (b) he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts, individual retirement accounts and charitable remainder trusts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any UBTI. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless such stockholder has borrowed to acquire or carry its shares, or has used the shares of stock in a trade or business.

In the event that we were deemed to be “predominately held” by qualified employee pension benefit trusts, such trusts would be required to treat a certain percentage of the distributions paid to them as UBTI. We would be deemed to be “predominately held” by such trusts if either (i) one employee pension benefit trust owns more than 25% in value of our shares, or (ii) any group of employee pension benefit trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our distributions made to it which is equal to the percentage of our income that would be UBTI if we were a qualified trust, rather than a REIT. We monitor the concentration of ownership of employee pension benefit trusts in our shares, and we do not expect our shares to be deemed to be “predominately held” by qualified employee pension benefit trusts, as defined in the Internal Revenue Code, to the extent required to trigger the treatment of our income as to such trusts.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its own tax advisor concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex, and the following discussion is intended only as a summary. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. The determination of whether an investment in our shares is effectively connected with another U.S. trade or business will depend entirely on the potential investor’s business activities within the U.S., and we recommend consultation with a qualified international tax advisor on the issue. A non-U.S. stockholder treated as a corporation for U.S. federal income tax purposes that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Internal Revenue Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed to be not “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (FIRPTA), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by the provisions of an applicable tax treaty. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Internal Revenue Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Capital gain distributions generally will be treated as subject to FIRPTA.

Withholding Obligations With Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the Internal Revenue Service:

•	35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•	30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the Internal Revenue Service for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation unless (1) the gain or loss from such sale is effectively connected with the conduct of another U.S. trade or business or (2) our shares constitute a United States real property interest under FIRPTA. With respect to determining whether gain or loss on the sale of our stock is effectively connected with another U.S. trade or business, this determination will depend entirely on each potential non-U.S. investor’s business activities within the U.S.; we recommend consultation with a qualified international tax advisor on the issue. With respect to potential taxation under FIRPTA to the sale of a United States real property interest, in general our shares will not constitute a United States real property interest provided we are a “domestically controlled” REIT.

A “domestically controlled” REIT is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a “domestically controlled” REIT, so gain from the sale of our common stock should not be subject to federal income taxation under FIRPTA. However, we do expect to sell shares of our common stock to non-U.S. stockholders and we cannot assure you that we will continue to be a “domestically controlled” REIT. If we are not a “domestically controlled” REIT, it is possible that our common stock would constitute a U.S. real property interest, and as a result, any gain from the sale of our common stock by a non-U.S. stockholder would be subject to federal income tax under FIRPTA.

If sale of our common stock were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same federal income tax treatment as a U.S. stockholder with respect to the gain recognized (subject to any applicable alternative minimum tax in the case of non-resident alien individuals). In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. stockholder treated as a corporation (under U.S. federal income tax principles) that is not otherwise entitled to a treaty exemption. Finally, if we are not a “domestically controlled” REIT at the time our stock is sold, under FIRPTA the purchaser of our common stock also may be required to withhold 10% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. stockholder.

With respect to individual non-U.S. stockholders, even if not subject to FIRPTA, capital gains recognized from the sale of our common stock will be taxable to such non-U.S. stockholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a U.S. federal income tax on his or her U.S. source capital gains.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his or her shares in his or her federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file, our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

State and Local Taxation

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, CCI OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above. Prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws an their investment in our shares.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in CCI OP, our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of CCI OP’s income and to deduct our distributive share of CCI OP’s losses only if CCI OP is classified for federal income tax purposes as a partnership, rather than as an association taxable as a corporation. Under applicable Treasury Regulations known as the “Check-the-Box-Regulations,” an unincorporated entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. CCI OP intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though CCI OP will be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a publicly traded partnership (PTP). A PTP is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, a PTP will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (90% Passive-Type Income Exception). See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” above.

In addition, limited safe harbors from the definition of a PTP are provided under the applicable PTP Treasury Regulations. Pursuant to one of these (the Private Placement Exclusion), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. CCI OP qualifies for the Private Placement Exclusion. Moreover, even if CCI OP were considered a PTP under the PTP Regulations because it is deemed to have more than 100 partners, we believe CCI OP should not be treated as a corporation because it is eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that CCI OP will be classified as a partnership for federal income tax purposes. Morris, Manning & Martin, LLP is of the opinion, however, that based on certain factual assumptions and representations, CCI OP will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, or as a PTP. Unlike a tax ruling, however, an opinion of counsel is not binding upon the Internal Revenue Service, and we can offer no assurance that the Internal Revenue Service will not challenge the status of CCI OP as a partnership for federal income tax purposes. If such challenge were sustained by a court, CCI OP would be treated as a corporation for federal income tax purposes, as described below. In addition, the opinion of Morris, Manning & Martin, LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If for any reason CCI OP were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT. See “— Requirements for Qualification as a REIT — Operational Requirements — Gross Income Tests” and “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” above. In addition, any change in CCI OP’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of CCI OP would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, CCI OP would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would not be deductible in computing CCI OP’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax

A partnership is not a taxable entity for federal income tax purposes. As a partner in CCI OP, we will be required to take into account our allocable share of CCI OP’s income, gains, losses, deductions and credits for any taxable year of CCI OP ending within or with our taxable year, without regard to whether we have received or will receive any distribution from CCI OP.

Partnership Allocations

Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. CCI OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

Tax Allocations With Respect to Contributed Properties

Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for CCI OP, depreciation or amortization deductions of CCI OP generally will be allocated among the partners in accordance with their respective interests in CCI OP, except to the extent that CCI OP is required under Section 704(c) of the Internal Revenue Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly be allocated (1) lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and/or (2) taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate this will occur.

The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a distribution. If we acquire properties in exchange for units of CCI OP, the allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest

The adjusted tax basis of our partnership interest in CCI OP generally is equal to (1) the amount of cash and the basis of any other property contributed to CCI OP by us, (2) increased by (a) our allocable share of CCI OP’s income and (b) our allocable share of indebtedness of CCI OP, and (3) reduced, but not below zero, by (a) our allocable share of CCI OP’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of CCI OP.

If the allocation of our distributive share of CCI OP’s loss would reduce the adjusted tax basis of our partnership interest in CCI OP below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from CCI OP or a reduction in our share of CCI OP’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in CCI OP has been held for longer than the required long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership

CCI OP will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that CCI OP acquires properties for cash, CCI OP’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by CCI OP. CCI OP plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, CCI OP generally will depreciate such buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period.

To the extent that CCI OP acquires properties in exchange for units of CCI OP, CCI OP’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by CCI OP. Although the law is not entirely clear, CCI OP generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by CCI OP on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by CCI OP upon the disposition of a property acquired by CCI OP for cash will be allocated among the partners in accordance with their respective interests in CCI OP.

Our share of any gain realized by CCI OP on the sale of any property held by CCI OP as inventory or other property held primarily for sale to customers in the ordinary course of CCI OP’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. We, however, do not currently intend to acquire or hold or allow CCI OP to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or CCI OP’s trade or business.

Recent Legislation

On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010 (Reconciliation Act). The Reconciliation Act will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. This additional tax will apply broadly to essentially all dividends and all gains from dispositions of stock, including dividends from REITs and gains from dispositions of REIT shares, such as our common stock. As enacted, the tax will apply for taxable years beginning after December 31, 2012. U.S. stockholders should consult their respective tax advisors regarding the effect, if any, of the Reconciliation Act on taxable income arising from ownership and disposition of our common stock.

INVESTMENT BY TAX-EXEMPT ENTITIES AND ERISA CONSIDERATIONS

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Internal Revenue Code, an individual retirement account or annuity described in Sections 408 or 408A of the Internal Revenue Code, an Archer MSA described in Section 220(d) of the Internal Revenue Code, a health savings account described in Section 223(d) of the Internal Revenue Code, or a Coverdell education savings account described in Section 530 of the Internal Revenue Code, which are referred to as Plans and IRAs, as applicable. This summary is based on provisions of ERISA and the Internal Revenue Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the Internal Revenue Service through the date of this prospectus. We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

This summary does not include a discussion of any laws, regulations, or statutes that may apply to investors not covered by ERISA, including, for example, plans or arrangements that constitute governmental plans or church plans which are exempt from ERISA and many Internal Revenue Code requirements. For such plans and arrangements, applicable laws (such as state laws) may impose fiduciary responsibility requirements in connection with the investment of assets, and may have prohibitions that operate similarly to the prohibited transaction rules of ERISA and the Internal Revenue Code, but which may also vary significantly from such prohibitions. For any governmental or church plan, or other plans or arrangements not subject to ERISA, those persons responsible for the investment of the assets of such a plan or arrangements should carefully consider the impact of such laws on an investment in shares of our common stock.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs. However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Internal Revenue Code and ERISA. While each of the ERISA and Internal Revenue Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•	whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•	whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•	whether the investment will result in UBTI to the Plan or IRA (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”);

•	whether there is sufficient liquidity for the Plan or IRA, considering the minimum and other distribution requirements under the Internal Revenue Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•	the need to value the assets of the Plan or IRA annually or more frequently; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA and/or the Internal Revenue Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.

Minimum and Other Distribution Requirements — Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Internal Revenue Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the Plan or IRA from time to time. If the shares are held in an IRA or Plan and, before we sell our properties, mandatory or other distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Internal Revenue Code, then this would require that a distribution of the shares be made in kind to such participant or beneficiary, or that a rollover of such shares be made to an IRA or other plan, which may not be permissible under the terms and provisions of the IRA or Plan making the distribution or rollover or the IRA or Plan receiving the rollover. Even if permissible, a distribution of shares in kind to a participant or beneficiary of an IRA or Plan must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares. See “Risk Factors — Federal Income Tax Risks.” The fair market value of any such distribution in kind can be only an estimated value per share because no public market for our shares exists or is likely to develop. See “— Annual or More Frequent Valuation Requirements” below. Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold. Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Internal Revenue Code, the trustee of a Plan may have an obligation, even in situations involving in kind distributions of shares, to liquidate a portion of the in kind shares distributed in order to satisfy such withholding obligations, although there might be no market for such shares. There may also be similar state and/or local tax withholding or other tax obligations that should be considered.

Annual or More Frequent Valuation Requirements

Fiduciaries of Plans may be required to determine the fair market value of the assets of such Plans or IRAs on at least an annual basis and, sometimes, as frequently as daily. If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value. Also, a fiduciary of a Plan must provide a Plan participant with a statement of the value of the Plan every three years, every year, or every quarter, depending upon the type of Plan involved, and, in the case of an IRA, a trustee or custodian of the IRA must provide the Internal Revenue Service with a statement of the value of the IRA each year. However, currently, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined for this purpose.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To assist fiduciaries of Plans subject to the annual reporting requirements of ERISA and IRA trustees or custodians to prepare reports relating to an investment in our shares, we intend to provide reports of our quarterly and annual determinations of the current estimated share value to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. During this offering, and unless determined otherwise by our board of directors in accordance with our valuation policy, until 18 months after the termination of this offering or the termination of any follow-on offering of our shares, we intend to use the most recent gross offering price of our shares of common stock as the per share value (unless we have made a special distribution to stockholders of net sales proceeds from the sale of one or more properties during such periods, in which case we will use the offering price less the per share amount of the special distribution). Estimates based solely on the most recent offering price of our shares of common stock will not reflect the book value or net asset value of our investments, nor our operating cash flows. Such estimates most likely will not reflect the value per share that you would receive upon our sale or liquidation, and will be subject to other limitations as described in the section of this prospectus captioned “Description of Shares — Valuation Policy.”

Beginning no later than 18 months after the conclusion of this offering, and, at the determination by our board of directors any follow-on offering, of our shares, our board of directors will disclose a reasonable estimate of the per share value of our common stock that is not based solely on the offering price of our shares. For more information about our valuation policy, see “Description of Shares — Valuation Policy.”

With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with the ERISA or other regulatory requirements. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares.

Fiduciary Obligations — Prohibited Transactions

Any person identified as a “fiduciary” with respect to a Plan incurs duties and obligations under ERISA as discussed herein. For purposes of ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Further, many transactions between a Plan or an IRA and a “party-in-interest” or a “disqualified person” with respect to such Plan or IRA are prohibited by ERISA and/or the Internal Revenue Code. ERISA also requires generally that the assets of Plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the Plan.

In the event that our properties and other assets were deemed to be assets of a Plan or IRA, referred to herein as “plan assets,” our directors would, and employees of our affiliates might, be deemed fiduciaries of any Plans or IRAs investing as stockholders. If this were to occur, certain contemplated transactions between us and our directors and employees of our affiliates could be deemed to be “prohibited transactions.” Additionally, ERISA’s fiduciary standards applicable to investments by Plans would extend to our directors and possibly employees of our affiliates as Plan fiduciaries with respect to investments made by us, and the requirement that Plan Assets be held in trust could be deemed to be violated.

Plan Assets — Definition

Pursuant to Section 3(42) of the Pension Protection Act of 2006 (PPA), ERISA defines “plan assets” in accordance with Department of Labor regulations with certain express exceptions. A Department of Labor regulation, referred to in this discussion as the Plan Asset Regulation, as modified by the express exceptions noted in the PPA, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets. Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

Plan Assets — Registered Investment Company Exception

The shares we are offering will not be issued by a registered investment company. Therefore we do not anticipate that we will qualify for the exception for investments issued by a registered investment company.

Publicly Offered Securities Exemption

As noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is less than $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Plan Assets — Operating Company Exception

If we are deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.” To constitute a venture capital operating company, 50% of more of the assets of the entity must be invested in “venture capital investments.” A venture capital investment is an investment in an operating company (other than a venture capital operating company) as to which the entity has or obtains direct management rights. To constitute a real estate operating company, 50% or more of the assets of an entity must be invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities.

While the Plan Asset Regulation and relevant opinions issued by the Department of Labor regarding real estate operating companies are not entirely clear as to whether an investment in real estate must be “direct,” it is common practice to insure that an investment is made either (i) “directly” into real estate, (ii) through wholly-owned subsidiaries, or (iii) through entities in which all but a de minimis interest is separately held by an affiliate solely to comply with the minimum safe harbor requirements established by the Internal Revenue Service for classification as a partnership for federal tax purposes. We have structured ourselves, and our operating partnership, in this manner in order to enable us to meet the real estate operating company exception. To the extent interests in our operating partnership are obtained by third-party investors, it is possible that the real estate operating company exception will cease to apply to us. However, in such an event we believe that we are structured in a manner which would allow us to meet the venture capital operating company exception because our investment in our operating partnership, an entity investing directly in real estate over which we maintain substantially all of the control over the management and development activities, would constitute a venture capital investment.

Notwithstanding the foregoing, 50% of our, or our operating partnership’s, investment, as the case may be, must be in real estate over which we maintain the right to substantially participate in the management and development activities. An example in the Plan Asset Regulation indicates that if 50% or more of an entity’s properties are subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the lessee, such that the entity merely assumes the risk of ownership of income-producing real property, then the entity may not be eligible for the “real estate operating company” exception. By contrast, a second example in the Plan Asset Regulation indicates that if 50% or more of an entity’s investments are in shopping centers in which individual stores are leased for relatively short periods to various merchants, as opposed to long-term leases where substantially all management and maintenance activities are the responsibility of the lessee, then the entity will likely qualify as a real estate operating company. The second example further provides that the entity may retain contractors, including affiliates, to conduct the management of the properties so long as the entity has the responsibility to supervise and the authority to terminate the contractors. We intend to use contractors over which we have the right to supervise and the authority to terminate. Due to the uncertainty of the application of the standards set forth in the Plan Asset Regulation, there can be no assurance as to our ability to structure our operations, or the operations of our operating partnership, as the case may be, to qualify for the “real estate operating company” exception.

Plan Assets — Not Significant Investment Exception

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interests is held by benefit plan investors. As modified by the PPA, a “benefit plan investor” is now defined to mean an employee benefit plan subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. We do not intend to restrict ownership of each class of equity interests held by benefit plan investors to an aggregate value of less than 25% in order to qualify for the exception for investments in which equity participation by benefit plan investors is not significant. In fact, we expect that more than 25% of our outstanding shares of common stock will be held by benefit plan investors.

Consequences of Holding Plan Assets

In the event that our underlying assets were deemed to be Plan Assets under Section 3(42) of ERISA, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property.

If our management or affiliates were treated as fiduciaries with respect to Plan or IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our affiliates or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Plan or IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the

Internal Revenue Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing.

A person generally is a fiduciary with respect to a Plan or IRA for these purposes if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Plans and IRAs. Whether or not we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Prohibited Transactions — Consequences

ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan that allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the Internal Revenue Service that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Internal Revenue Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage generally is 5%, but is increased to 100% if the prohibited transaction is not timely corrected. For IRAs, if an IRA engages in a prohibited transaction, the tax-exempt status of the IRA may be lost.

PLAN OF DISTRIBUTION

The Offering

We are offering a maximum of 300,000,000 shares of our common stock to the public through Cole Capital Corporation, our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering up to 250,000,000 shares in our primary offering at a price of $10.00 per share, except as provided below. The shares are being offered on a “best efforts” basis, which generally means that the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We also are offering up to 50,000,000 shares for sale pursuant to our distribution reinvestment plan. The purchase price for shares sold under our distribution reinvestment plan will be $9.50 per share during this offering, and until such time as our board of directors determines a reasonable estimate of the value of our shares. Thereafter, the purchase price per share under our distribution reinvestment plan will be the most recent estimated value per share as determined by our board of directors. No selling commissions or dealer manager fees will be paid with respect to these shares. We reserve the right to reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. The offering of shares of our common stock will terminate on or before February 10, 2013, which is two years after the effective date of this offering; provided, however, that our board of directors may extend the primary offering. If we decide to extend the primary offering beyond February 10, 2013, we will provide that information in a prospectus supplement; however, in no event will we extend this offering beyond 180 days after the third anniversary of the initial effective date. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan, or to file a new registration statement in connection with our distribution reinvestment plan, until we have sold all shares allocated to such plan, in which case participants in the plan will be notified. This offering must be registered, or exempt from registration, in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Therefore, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Cole Capital Corporation

Cole Capital Corporation, our dealer manager, was organized in 1992 for the purpose of participating in and facilitating the distribution of securities in programs sponsored by Cole Capital Partners, its affiliates and its predecessors. Our dealer manager is an affiliate of our advisor and, as a result, is not in a position to make an independent review of us or this offering. Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering. If your broker-dealer conducts an independent review of this offering, and/or engages an independent due diligence reviewer to do so on its behalf, we expect that we will pay or reimburse the expenses associated with such review, which may create conflicts of interest. If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering. For additional information about Cole Capital Corporation, including information relating to Cole Capital Corporation’s affiliation with us, see the “Management — Affiliated Dealer Manager” section of this prospectus.

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, we generally will pay to our affiliated dealer manager, Cole Capital Corporation, selling commissions in the amount of 7% of the gross proceeds of our primary offering. We also will pay the dealer manager a fee in the amount of 2% of the gross offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing and due diligence expense reimbursement. No sales commissions or dealer manager fees will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

The dealer manager will reallow to other broker-dealers participating in this offering all of the 7% selling commissions paid to the dealer manager in respect of shares sold by such participating broker-dealers. In addition, the dealer manager may reallow to each of the participating broker-dealers all or a portion of the 2% dealer manager fee earned on the proceeds raised by the participating broker-dealer. This reallowance would be in the form of a non-accountable marketing allowance and due diligence expense reimbursement. The amount of the reallowance will be determined by the dealer manager based upon a number of factors including the participating broker-dealer’s level of marketing support, level of due diligence review and likelihood of success of its sales efforts, each as compared to those of the other participating broker-dealers.

We expect our dealer manager to utilize two distribution channels to sell our shares, FINRA-registered broker-dealers and non-registered investment advisory representatives. In the event of the sale of shares in our primary offering by broker-dealers that are members of FINRA, the purchase price will be $10.00 per share. Selling commissions and dealer manager fees generally will be paid in connection with such sales as set forth in the table below. In the event of the sale of shares in our primary offering through an investment advisory representative, the purchase price for such shares will be $9.30 per share, reflecting the fact that we will not pay our dealer manager the 7% selling commission on such shares. All such sales must be made through a registered broker-dealer of record.

	Per Share	Total Minimum	Total Maximum

Primary Offering
Price to Public	$10.00	$2,500,000	$2,500,000,000
Selling Commissions(1)	0.70	175,000	175,000,000
Dealer Manager Fee(2)	0.20	50,000	50,000,000

Proceeds to Cole Corporate Income Trust, Inc.(3)	$9.10	$2,275,000	$2,275,000,000

Distribution Reinvestment Plan
Price to Public	$9.50		$475,000,000
Selling Commissions	—		—
Dealer Manager Fee	—		—

Proceeds to Cole Corporate Income Trust, Inc.(3)	$9.50		$475,000,000

(1)	All selling commissions will be reallowed to participating broker-dealers.

(2)	All or a portion of the dealer manager fee will be reallowed to participating broker-dealers.

(3)	Before payment of other organization and offering expenses.

We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. In instances where the investment advisory representative is affiliated with a participating broker-dealer, investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (a) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (b) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the fixed or “wrap fee” feature, the dealer manager may pay to the investment advisor or other financial advisor or the company that sponsors the wrap account, marketing support, service or other denominated fees. In all events, the amount of the dealer manager fee and any services or other fee paid in connection with the sale of shares to investors whose contracts for investment advisor or related brokerage services include a fixed or wrap fee feature will not exceed 10% of the gross proceeds of the shares acquired by such investors.

We may sell shares in our primary offering to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and their spouses, parents and minor children) at a discount. The purchase price for such shares will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net proceeds to us from such sales will not be affected by such sales of shares at a discount.

We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of our dealer manager and the participating broker-dealers, such as golf shirts, fruit baskets, cakes, chocolates, a bottle of wine, or tickets to a sporting event. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson, or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In addition to the compensation described above, our sponsor may pay certain costs associated with the sale and distribution of our shares. Such payments will be deemed to be “underwriting compensation” by FINRA. In accordance with the rules of FINRA, the table below sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us and our sponsor in connection with the offering. The amounts shown assume we sell all of the shares offered hereby and that all shares are sold in our primary offering through participating broker-dealers, which is the distribution channel with the highest possible selling commissions and dealer manager fees.

		Percent of
		Maximum Offering
		(Not Including
	Estimated	Distribution
	Amount	Reinvestment Plan)

Selling commissions	$175,000,000	7.0%
Dealer manager fee reallowance to participating broker-dealers	32,500,000	1.3%
Dealer manager wholesaling commissions, salaries and expense reimbursement	34,030,001	1.4%
Broker-dealer conference fees, training and education meetings, business entertainment, logoed items and sales incentives	8,016,450	0.3%
Due diligence allowance	200,000	0.0%*
Legal fees of the dealer manager	100,000	0.0%*

Total(1)	$249,846,451	10.0%

*	Less than 0.01%

(1)	Of this total amount, $175,000,000 and $50,000,000 (7% and 2% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) will be paid by us from the proceeds of this offering in the form of selling commissions and dealer manager fees, respectively. The remaining $24,846,451 (1% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) in expenses will be paid from other sources, as follows. We expect approximately $23,599,372 (0.95% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) will be paid from proceeds from this offering in the form of reimbursements to our advisor for other organization and offering expenses, and approximately $1,247,079 (an amount equal to 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan) will be paid from our sponsor without reimbursement by us.

It is important to note that we are permitted to reimburse our advisor an amount up to 1.5% of gross offering proceeds for other organization and offering expenses, which includes both underwriting and non-underwriting expenses. As shown in the “Management Compensation” table elsewhere in this prospectus, we expect that non-underwriting organization and offering expenses will be approximately $21,025,628. If actual non-underwriting organization and offering expenses exceed our estimated amount, leaving us with fewer funds available to reimburse our advisor for underwriting expenses, our sponsor will pay an amount greater than 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan, without reimbursement by us, but in no event will such amount exceed 1% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan. Conversely, if actual non-underwriting organization and offering expenses are less than our estimated amount, providing us with greater funds available to reimburse our advisor for underwriting expenses, we will utilize the additional funds to reimburse our advisor for underwriting expenses, and our sponsor will pay an amount less than 0.05% of gross offering proceeds, excluding proceeds from our distribution reinvestment plan, without reimbursement by us. In no event will the total amount of underwriting compensation paid by us, in the form of organization and offering expense reimbursements, and by our sponsor exceed an amount equal to 1% of the gross offering proceeds, excluding proceeds from our distribution reinvestment plan.

The total amount of underwriting compensation, including selling commissions, dealer manager fees and other expenses paid or reimbursed by us, our sponsor or any other source in connection with the offering, will not exceed 10% of the gross proceeds of the primary offering.

Shares Purchased by Affiliates

Our executive officers and directors, as well as officers and employees of CCI Advisors and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, may purchase shares in the primary offering at a discount. The purchase price for such shares will be $9.10 per share, reflecting the fact that the 7% selling commission and the 2% dealer manager fee will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Pursuant to our charter, Cole Holdings Corporation is prohibited from selling the 20,000 shares of our common stock for so long as Cole Real Estate Investments remains our sponsor; provided, however, that Cole Holdings Corporation may transfer ownership of all or a portion of the 20,000 shares of our common stock to other affiliates of our sponsor. Our executive officers, directors and other affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards resale. In addition, shares purchased by CCI Advisors or its affiliates will not be entitled to vote on any matter presented to the stockholders for a vote. Shares purchased by our executive officers, directors, advisor and any of their affiliates will not be subject to a lock-up agreement. With the exception of the 20,000 shares initially sold to Cole Holdings Corporation in connection with our organization, no director, officer, advisor or any affiliate may own more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding common stock.

Volume Discounts

We generally will pay to our affiliated dealer manager, Cole Capital Corporation, a selling commission equal to 7% of the gross proceeds of our primary offering. However, the selling commission we will pay in respect of purchases of $500,000 or more will be reduced as the dollar volume of the purchase increases. Volume discounts reduce the effective purchase price per share of common stock, allowing large volume purchasers to acquire more shares with their investment than would be possible if the full 7% selling commission was paid. Volume discounts will be made available to purchasers in accordance with the following table, based upon our $10.00 per share offering price:

	Selling	Selling	Effective	Dealer	Net
Dollar Volume	Commission	Commission	Purchase Price	Manager Fee	Proceeds
Shares Purchased	Percent	per Share	per Share	per Share	per Share

Up to $500,000	7.00%	$.70	$10.00	$0.20	$9.10
$500,001-$750,000	6.00%	$.60	$9.90	$0.20	$9.10
$750,001-$1,250,000	5.00%	$.50	$9.80	$0.20	$9.10
$1,250,001-$2,000,000	4.00%	$.40	$9.70	$0.20	$9.10
Over $2,000,000	2.00%	$.20	$9.50	$0.20	$9.10

Volume discounts are applied to all dollars invested at the applicable rate. For example, a purchaser who invests $600,000 will be entitled to a discounted selling commission of 6%, reducing the effective purchase price per share from $10 per share to $9.90 per share. Thus, a $600,000 investment would purchase 60,606.0606 shares.

In its sole discretion, our sponsor may agree to pay a participating broker-dealer all or a portion of the difference between the 7% selling commission and the discounted selling commission.

In addition, in order to encourage investments of $750,000 or more, Cole Capital Corporation, with the agreement of the participating broker-dealer, may further agree to reduce or eliminate the dealer manager fee and/or the selling commission with respect to such investments.

The net proceeds to us will not be affected by volume discounts. All investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions. Therefore, an investor who has received a volume discount will realize a better return on his or her investment in our shares than investors who do not qualify for a discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer (unless agreed to in writing by us and the respective broker-dealers). Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request. Any request for volume discounts will be subject to our verification that all of the combined subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own account;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In addition, investors may request in writing to aggregate simultaneous subscriptions in us and/or in other Cole-sponsored publicly offered programs as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer (unless agreed to in writing by us and the respective broker-dealers).

While, in general, we require a written request from investors in order to combine subscriptions, we will make a reasonable effort to determine whether volume discounts will be available by looking for common mailing addresses together with common names of persons or entities.

Minimum Purchase Requirement

The minimum investment generally is 250 shares. You may not transfer any of your shares if such transfer would result in your owning less than the minimum investment amount, unless you transfer all of your shares. In addition, you may not transfer or subdivide your shares so as to retain less than the number of shares required for the minimum purchase. In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $1,000. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

After you have purchased the minimum investment amount in this offering or have satisfied the minimum purchase requirement of any other Cole-sponsored public real estate program, any additional purchase must be in increments of at least 100 shares or made pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Certain Selected Dealers

Our dealer manager may, from time to time, enter into selected dealer agreements that provide for a selling commission of up to 6% of the gross offering proceeds and a dealer manager fee of up to 3% of the gross offering proceeds. The dealer manager may reallow up to all of the dealer manager fee to participating broker-dealers. In no event will the aggregate of the selling commissions and the dealer manager fee be greater than 9% of the gross offering proceeds. The aggregate amount of selling commissions and the dealer manager fee that you would pay would not be affected by this change. For purposes of calculations in this “Plan of Distribution” section and elsewhere in this prospectus, we have assumed a selling commission of 7% of the gross offering proceeds and a dealer manager fee of 2% of the gross offering proceeds.

In the event you purchase shares that qualify for a volume discount through a broker-dealer that has entered into a selected dealer agreement that provides for a selling commission of less than 7% of the gross offering proceeds, the selling commissions in the table above will start at the base level of the selling commissions. Discounts of one percent then will be approved at each tranche as described in the table. The aggregate of the discounted selling commission and the dealer manager fee for each particular volume discount will not be affected by this change.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions aggregating at least the minimum offering of 250,000 shares of our common stock have been received and accepted by us. Any shares purchased by our advisor or its affiliates will not be counted in calculating the minimum offering. Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before the termination of the offering or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds. Subscribers may not withdraw funds from the escrow account.

If subscriptions for at least the minimum offering have not been received and accepted by February 10, 2012, which is one year after the effective date of this offering, our escrow agent will promptly so notify us and this offering will be terminated. Your funds and subscription agreement will be returned to you within ten days after the date of such termination. Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested. You will not receive interest on your subscription payment unless we fail to sell the minimum number of shares, in which case, we will return your subscription payment to you with accrued interest.

Special Notice to Pennsylvania Investors

Subscription proceeds received from residents of Pennsylvania will be placed in an interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $148,750,000 have been received and accepted by us. If we have not raised a minimum of $148,750,000 in gross offering proceeds (including sales made to residents of other jurisdictions) by the end of each 120-day escrow period (with the initial 120-day escrow period commencing upon the effectiveness of this offering), we will notify Pennsylvania investors in writing by certified mail within ten calendar days after the end of each 120-day escrow period that they have a right to have their investments returned to them. If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds to the investor, together with any interest earned on the funds for the time those funds remain in escrow subsequent to the initial 120-day escrow period, within ten calendar days after receipt of the investor’s request.

Special Notice to Tennessee Investors

Subscription proceeds received from residents of Tennessee will be placed in an interest-bearing escrow account with the escrow agent until subscriptions for shares aggregating at least $25,000,000 have been received and accepted by us.

HOW TO SUBSCRIBE

Persons who meet the applicable minimum suitability standards described in the “Suitability Standards” section of this prospectus and suitability standards determined by such persons’ broker or financial advisor may purchase shares of common stock. After you have read the entire prospectus and the current supplement(s), if any, accompanying this prospectus, if you want to purchase shares, you must proceed as follows:

(1) Complete the execution copy of the applicable subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it for new investors, is included in this prospectus as Appendix B. After you become a stockholder, you may purchase additional shares by completing and signing an additional investment subscription agreement, included in this prospectus as Appendix C.

(2) Prior to the time we reach our minimum offering, deliver a check to Cole Capital Corporation, or its designated agent, for the full purchase price of the shares being subscribed for, payable to “UMB Bank, N.A., Agent for Cole Corporate Income Trust, Inc.” or a recognizable contraction or abbreviation thereof, including but not limited to “UMB Bank, N.A., f/b/o Corporate Income Trust” or, in the event that the purchase is being made using a subscription agreement covering our shares and the shares of one or more other Cole REITs (Joint Subscription Agreement), “UMB Bank N.A., Agent for Cole REIT” or a recognizable contraction or abbreviation thereof, along with the completed subscription agreement. After we reach our minimum offering, Cole Capital Corporation may instruct you to pay for your shares by delivering a check for the full purchase price of the shares payable to “Cole Corporate Income Trust, Inc.” or alternatively “Corporate Income Trust” or, in the event that the purchase is made using a Joint Subscription Agreement, “Cole REIT.” Subscription funds must be accompanied by a subscription agreement similar to the one contained in this prospectus as Appendix B. Certain dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the dealer will issue a check made payable to us for the purchase price of your subscription. The name of the dealer appears on the subscription agreement.

(3) By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the minimum net worth and/or income standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, 401(k) plans and other tax-deferred plans.

Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus. Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the suitability review procedures are more lengthy than customary or the subscriber’s subscription documents or check are not in good order, our bank will hold the check in accordance with applicable legal requirements pending our acceptance of your subscription.

We accept or reject subscriptions within 35 days after we receive them. If your subscription agreement is rejected, your funds, without interest or reductions for offering expenses, commissions or fees, will be returned to you within ten business days after the date of such rejection. If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor. We admit new investors at least monthly and we may admit new investors more frequently.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Venable LLP, Baltimore, Maryland, will pass upon the legality of the common stock and Morris, Manning & Martin, LLP, Atlanta, Georgia, will pass upon legal matters in connection with our status as a REIT for federal income tax purposes. Morris, Manning & Martin, LLP will rely on the opinion of Venable LLP as to all matters of Maryland law. Neither Venable LLP nor Morris, Manning & Martin, LLP purport to represent our stockholders or potential investors, who should consult their own counsel. Morris, Manning & Martin, LLP also provides legal services to CCI Advisors, our advisor, as well as affiliates of CCI Advisors, and may continue to do so in the future.

EXPERTS

The consolidated balance sheet included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated balance sheet is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the Securities and Exchange Commission with respect to the shares of our common stock to be issued in this offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may request and obtain a copy of these filings, at no cost to you, by writing or telephoning us at the following address:

Cole Corporate Income Trust, Inc.
Attn: Investor Relations
2555 East Camelback Road, Suite 400
Phoenix, Arizona 85016
Tel: (866) 907-2653

One of our affiliates maintains an Internet site at http://www.colecapital.com, at which there is additional information about us. The contents of that site are not incorporated by reference in, or otherwise a part of, this prospectus.

This prospectus, as permitted under the rules of the Securities and Exchange Commission, does not contain all of the information set forth in the registration statement and the exhibits related thereto. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

You can read our registration statement and the exhibits thereto and our future Securities and Exchange Commission filings over the Internet at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.W., Washington, D.C. 20549. Please contact the Securities and Exchange Commission at 1-800-SEC-0330 or e-mail at publicinfo@sec.gov for further information about the public reference room.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
Cole Corporate Income Trust, Inc.
Phoenix, Arizona

We have audited the accompanying consolidated balance sheet of Cole Corporate Income Trust, Inc. and subsidiary (the “Company”) as of December 31, 2010. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of Cole Corporate Income Trust, Inc. and subsidiary as of December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
January 24, 2011

COLE CORPORATE INCOME TRUST, INC.

CONSOLIDATED BALANCE SHEET
As of December 31, 2010

ASSETS
Cash	$200,000

Total Assets	$200,000

STOCKHOLDER’S EQUITY
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued and outstanding	$—
Common stock, $.01 par value; 490,000,000 shares authorized, 20,000 shares issued and outstanding	200
Capital in excess of par value	199,800

Total Stockholder’s Equity	$200,000

See accompanying notes to consolidated balance sheet

COLE CORPORATE INCOME TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET
As of December 31, 2010

NOTE 1 —	ORGANIZATION

Cole Corporate Income Trust, Inc. (the “Company”) was formed on April 6, 2010 and is a Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is the sole general partner of and owns a 99.9% partnership interest in Cole Corporate Income Operating Partnership, LP, a Delaware limited partnership (“CCI OP”). Cole Corporate Income Advisors, LLC (“CCI Advisors”), the affiliated advisor to the Company, is the sole limited partner and owner of an insignificant noncontrolling partnership interest of 0.1% of CCI OP. Substantially all of the Company’s business will be conducted through CCI OP. The Company intends to file a registration statement on Form S-11 with the Securities and Exchange Commission with respect to a public offering (the “Offering”) of up to 300,000,000 shares of common stock.

A maximum of 250,000,000 shares may be sold to the public. In addition, the Company plans to register an additional 50,000,000 shares that will be available only to stockholders who elect to participate in the Company’s distribution reinvestment plan under which stockholders may elect to have their distributions reinvested in additional shares of the Company’s common stock at $9.50 per share during the Offering or if after the time the Company’s board of directors has conducted a full valuation of the Company’s assets and has made a reasonable estimate of the value of the shares of common stock, then the shares of common stock will be offered at a purchase price equal to the most recently disclosed per share value.

The Company intends to use substantially all of the net proceeds from the Offering to acquire and operate a diversified portfolio of commercial real estate investments primarily consisting of single-tenant income-producing, necessity corporate properties, which are leased to creditworthy tenants under long-term leases. The Company expects that most of the properties will be strategically located throughout the United States and subject to “net” leases, whereby the tenant will be obligated to pay for most of the expenses of maintaining the property.

The Company and its majority owned subsidiary have not begun their principal operations.

The Company has evaluated subsequent events from December 31, 2010 through January 24, 2011, which is the date the consolidated balance sheet was available for issuance.

NOTE 2 —	CAPITALIZATION

As of December 31, 2010, the Company was authorized to issue 490,000,000 shares of common stock and 10,000,000 shares of preferred stock. All shares of such stock have a par value of $.01 per share. On April 29, 2010, the Company sold 20,000 shares of common stock, at $10.00 per share, to Cole Holdings Corporation, the indirect owner of limited liability company interests of the Company’s advisor and dealer-manager. The Company’s board of directors may authorize additional shares of capital stock and amend their terms without obtaining shareholder approval.

NOTE 3 —	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated balance sheet includes the accounts of the Company and its majority owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Organization and Offering Expenses

The Company’s advisor funds all of the organization and offering expenses on the Company’s behalf and may be reimbursed for such costs up to 1.5% of the gross offering proceeds. These costs are not included in the balance sheet of the Company because such costs are not a liability of the Company until subscriptions for

COLE CORPORATE INCOME TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2010

the minimum number of shares of common stock are received and accepted by the Company. When recorded by the Company, organization costs will be expensed as incurred. Offering costs include items such as legal and accounting fees, marketing, promotional and printing costs. All offering costs will be recorded as a reduction of capital in excess of par value. As of December 31, 2010, CCI Advisors had incurred approximately $844,000 of costs related to the organization of the Company and the Offering.

Income Taxes

The Company intends to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its taxable year ending December 31, 2011, or the first year in which it begins material operations. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its taxable income to its stockholders, so long as it distributes at least 90% of its taxable income. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

NOTE 4 —	RELATED PARTY ARRANGEMENTS

Certain affiliates of the Company will receive fees and compensation in connection with the Offering, and the acquisition, management and sale of the assets of the Company. Cole Capital Corporation (“Cole Capital”), the affiliated dealer-manager, will receive a commission of up to 7% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers. Cole Capital intends to reallow 100% of commissions earned to participating broker-dealers. In addition, up to 2% of gross offering proceeds before reallowance to participating broker-dealers will be paid to Cole Capital as a dealer-manager fee. Cole Capital, in its sole discretion, may reallow all or a portion of its dealer-manager fee to such participating broker-dealers.

CCI Advisors may receive up to 1.5% of gross offering proceeds for reimbursement of organization and offering expenses. All organization and offering expenses (excluding selling commissions and the dealer-manager fee) are being paid for by CCI Advisors and could be reimbursed by the Company up to 1.5% of aggregate gross offering proceeds.

CCI Advisors or its affiliates also will receive acquisition fees of up to 2% of: (i) the contract purchase price of each property or asset the Company acquires; (ii) the amount paid in respect of the development, construction or improvement of each asset the Company acquires; (iii) the purchase price of any loan the Company acquires; and (iv) the principal amount of any loan the Company originates.

If CCI Advisors or its affiliates provides a substantial amount of services (as determined by a majority of the Company’s independent directors) in connection with the sale of properties, the Company will pay CCI Advisors or its affiliate a disposition fee in an amount equal to up to one-half of the brokerage commission paid on the sale of property, not to exceed 1% of the contract price of each property sold; provided, however, in no event may the disposition fee paid to CCI Advisors or its affiliates, when added to the real estate commissions paid to unaffiliated third parties, exceed the lesser of the customary competitive real estate commission or an amount equal to 6% of the contract sales price.

The Company will pay CCI Advisors a monthly advisory fee based upon the Company’s monthly average invested assets, which is equal to the following amounts: (i) an annualized rate of 0.75% will be paid on the Company’s average invested assets that are between $0 to $2 billion; (ii) an annualized rate of 0.70% will be paid on the Company’s average invested assets that are between $2 billion to $4 billion; and (iii) an annualized rate of 0.65% will be paid on the Company’s average invested assets that are over $4 billion.

COLE CORPORATE INCOME TRUST, INC.

NOTES TO CONSOLIDATED BALANCE SHEET — (Continued)
As of December 31, 2010

The Company will reimburse CCI Advisors for the expenses it paid or incurred in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse for any amount by which its operating expenses (including the advisory fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets, or (ii) 25% of net income other than any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of assets for that period. The Company will not reimburse for personnel costs in connection with services for which CCI Advisors receives acquisition fees or disposition fees.

If the Company is sold or its assets are liquidated, CCI Advisors will be entitled to receive a subordinated performance fee equal to 15% of the net sale proceeds remaining after investors have received a return of their net capital invested and an 8% annual cumulative, non-compounded return. Alternatively, if the Company’s shares are listed on a national securities exchange, CCI Advisors will be entitled to a subordinated performance fee equal to 15% of the amount by which the market value of the Company’s outstanding stock plus all distributions paid by the Company prior to listing, exceeds the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate an 8% annual cumulative, non-compounded return to investors. As an additional alternative, upon termination of the advisory agreement, CCI Advisors may be entitled to a subordinated performance fee similar to that to which CCI Advisors would have been entitled had the portfolio been liquidated (based on an independent appraised value of the portfolio) on the date of termination.

NOTE 5 —	ECONOMIC DEPENDENCY

Under various agreements, the Company has engaged or will engage CCI Advisors and its affiliates to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company’s common stock available for issue, as well as other administrative responsibilities for the Company including accounting services and investor relations. As a result of these relationships, the Company is dependent upon CCI Advisors and its affiliates. In the event that these companies were unable to provide the Company with the respective services, the Company would be required to find alternative providers of these services.

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding the real estate programs previously sponsored by entities affiliated with our sponsor, Cole Real Estate Investments. The Company has presented all prior programs that have similar investment objectives to this offering. In determining which prior programs have similar investment objectives as this offering, the Company considered factors such as the type of real estate acquired by the program, the extent to which the program was designed to provide current income through the payment of cash distributions or to protect and preserve capital contributions, and the extent to which the program seeks to increase the value of the investments made in the program. The information in this section should be read together with the summary information in this prospectus under “Prior Performance Summary.”

These tables contain information that may aid a potential investor in evaluating the program presented. However, the information contained in these tables does not relate to the properties held or to be held by us, and the purchase of shares will not create any ownership interest in the programs included in these tables.

These tables are presented on a tax basis rather than on a GAAP basis except where noted. Tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year. Income may be understated in the tables, as GAAP accounting would require certain amortization or leveling of rental revenue, the amount of which is undetermined at this time. Expenses may be understated by monthly operating expenses, which typically are paid in arrears. The following tables are included in this section:

•	Table I — Experience in Raising and Investing Funds;

•	Table II — Compensation to Sponsor;

•	Table III — Operating Results of Prior Programs;

•	Table IV — Results of Completed Programs; and

•	Table V — Sales or Disposals of Properties.

For information regarding the acquisitions of properties by programs sponsored by Cole Real Estate Investments during the three years ending December 31, 2009, see Table VI contained in Part II of this registration statement, which is not a part of this prospectus. We will provide a copy of Table VI to you upon written request and without charge.

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED)

This table provides a summary of the experience of the sponsors of Prior Real Estate Programs for which offerings have been closed since January 1, 2007. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth below is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2009.

		Home Depot in
	Cole Credit Property	Bellingham, WA
	Trust II, Inc.(3)	(6)(5)

Dollar amount offered	$2,270,000,000	$24,706,000
Dollar amount raised	$2,101,415,627	$24,706,000
Percentage amount raised	100.0%	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	6.5%	6.0%
Organizational expenses(1)	2.5%	1.0%
Other	—	—
Reserves	1.4%	0.5%
Percent available for investment	91.0%	93.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	1.2%	2.1%
Cash down payment	86.7%	90.9%
Acquisition fees(2)	3.1%	—
Other	—	—

Total acquisition cost	91.0%	93.0%
Percent leverage	48%	0%
Date offering began	6/27/05	4/12/06
Length of offering (in months)	Ongoing	9
Months to invest 90% of amount available for investment	40	7

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Cole Net Lease	Barrywoods Crossing	Centerpointe of
	Portfolio III	in Kansas City, MO	Woodridge, IL
	(5)(6)	(4)(5)	(4)(5)

Dollar amount offered	$15,449,000	$20,400,000	$22,100,000
Dollar amount raised	$15,449,000	$20,400,000	$22,100,000
Percentage amount raised	100.0%	100.0%	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	6.0%	7.0%	6.0%
Organizational expenses(1)	1.0%	1.0%	1.0%
Other	—	—	—
Reserves	0.4%	1.3%	2.7%
Percent available for investment	93.0%	92.0%	93.0%
Acquisition costs:
Prepaid items and fees related to purchase of property	1.2%	2.5%	3.4%
Cash down payment	89.2%	88.1%	88.3%
Acquisition fees(2)	—	—	—
Other	1.5%	1.4%	1.3%

Total acquisition cost	91.9%	92.0%	93.0%
Percent leverage	60%	58%	57%
Date offering began	11/7/06	7/19/06	2/8/07
Length of offering (in months)	4	6	10
Months to invest 90% of amount available for investment	3	6	8

Past performance is not necessarily indicative of future results.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS (UNAUDITED) — (Continued)

	Cole Net Lease	Cole Net Lease	Cole Net Lease
	Portfolio IV	Portfolio V	Portfolio VI
	(5)(6)	(5)(6)	(5)(6)

Dollar amount offered	$6,003,000	$21,957,000	$25,640,000
Dollar amount raised	$6,003,000	$21,957,000	$25,640,000
Percentage amount raised	100.0%	100.0%	100.0%
Less offering expenses:
Selling commissions and discounts retained by affiliates	6.0%	6.0%	5.5%
Organizational expenses(1)	1.0%	1.0%	1.0%
Other	—	—	—
Reserves	0.3%	0.8%	0.9%
Percent available for investment	93.0%	93.0%	93.5%
Acquisition costs:
Prepaid items and fees related to purchase of property	3.0%	0.8%	0.7%
Cash down payment	88.3%	91.0%	92.8%
Acquisition fees(2)	—	—	—
Other	1.1%	1.2%	—

Total acquisition cost	92.4%	93.0%	93.5%
Percent leverage	52%	54%	54%
Date offering began	3/7/07	6/11/07	9/10/07
Length of offering (in months)	5	4	5
Months to invest 90% of amount available for investment	4	3	3

(1)	Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the Program and also includes fees paid to the sponsor and to affiliates.

(2)	Acquisition fees include fees paid to the sponsor or affiliates based upon the terms of the memorandum.

(3)	These amounts include Cole Credit Property Trust II, Inc.’s initial, follow-on and distribution reinvestment plan offerings. Cole Credit Property Trust II, Inc. began its initial offering on June 27, 2005 and closed its initial offering on May 22, 2007. The total dollar amount registered and available to be offered in the initial offering was $552.8 million. The total dollar amount raised in the initial offering was $547.4 million. Cole Credit Property Trust II, Inc. began its follow-on offering on May 23, 2007 and closed its follow-on offering on January 2, 2009. The total dollar amount registered and available to be offered in the follow-on offering was $1.5 billion. The total dollar amount raised in the follow-on offering was $1.5 billion. It took Cole Credit Property Trust II, Inc. 40 months to invest 90% of the amount available for investment in its initial and follow-on offerings. Cole Credit Property Trust II, Inc. began its distribution reinvestment plan offering on September 18, 2008 and was currently offering shares under this distribution reinvestment plan offering as of December 31, 2009. The total initial dollar amount registered and available to be offered in the distribution reinvestment plan offering is $285.0 million. The total dollar amount raised in the distribution reinvestment plan offering was $83.2 million as of December 31, 2009.

(4)	The Offering is a Tenant-in-Common Program sponsored by Cole Real Estate Investments which consists of the sale of tenant-in-common interests in properties owned by subsidiaries of Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC or Cole Collateralized Senior Notes IV, LLC.

(5)	Acquisition cost amounts represent the costs paid by the tenant-in-common or Delaware statutory trust investors to acquire interest in the properties.

(6)	The Offering is a Delaware Statutory Trust Program sponsored by Cole Real Estate Investments which consists of the sale of Delaware statutory trust interests in properties owned by subsidiaries of Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC or Cole Collateralized Senior Notes IV, LLC.

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED)

This table sets forth the compensation paid to the sponsor and its affiliates, including compensation paid out of the offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Prior Real Estate programs whose offerings have closed since January 1, 2007 are shown separately and all other programs have been aggregated. Each of the Prior Real Estate Programs for which information is presented below has similar or identical investment objectives to this program. All amounts are as of December 31, 2009.

	Cole Credit Property	Home Depot in
	Trust II, Inc.	Bellingham, WA

Date offering commenced	6/27/2005	4/12/2006
Dollar amount raised	$2,101,415,627	$24,706,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	25,743,062	247,060
Acquisition fees and real estate commissions(1)	65,861,597	—
Advisory fees	—	—
Other(2)	18,799,387	—
Amount of cash generated from operations before deducting payments to sponsor	275,426,693	5,207,218
Amount paid to sponsor from operations:
Property management fees	9,853,876	—
Partnership management fees(3)	17,452,366	75,313
Reimbursements	1,617,223	—
Leasing commissions	546,695	—
Other(4)	95,869	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	—	—
Notes	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—
Real estate commissions	—	—
Other	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

Centerpointe
	Barrywoods Crossing	Cole Net Lease	Shopping Center —
	in Kansas City, MO	Portfolio III	Woodridge, IL

Date offering commenced	7/19/2006	11/7/2006	2/8/2007
Dollar amount raised	$20,400,000	$15,449,000	$22,100,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	204,000	154,490	221,000
Acquisition fees and real estate commissions(1)	—	—	—
Advisory fees	—	—	—
Other(2)	282,750	233,650	294,130
Amount of cash generated from operations before deducting payments to sponsor	4,045,079	3,367,313	4,157,312
Amount paid to sponsor from operations:
Property management fees	316,610	—	226,103
Partnership management fees(3)	195,750	273,978	235,738
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(4)	—	—	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

	Cole Net Lease	Cole Net Lease	Cole Net Lease
	Portfolio IV	Portfolio V	Portfolio VI

Date offering commenced	3/7/2007	6/11/2007	9/10/2007
Dollar amount raised	$6,003,000	$21,957,000	$25,639,300
Amount paid to sponsor from proceeds of offering:
Underwriting fees	60,030	219,570	256,401
Acquisition fees and real estate commissions(1)	—	—	—
Advisory fees	—	—	—
Other(2)	64,880	254,430	—
Amount of cash generated from operations before deducting payments to sponsor	1,104,917	3,887,561	3,670,349
Amount paid to sponsor from operations:
Property management fees	—	—	—
Partnership management fees(3)	75,652	167,722	51,197
Reimbursements	—	—	—
Leasing commissions	—	—	—
Other(4)	—	—	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	—	—	—
Notes	—	—	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—	—	—
Real estate commissions	—	—	—
Other	—	—	—

Past performance is not necessarily indicative of future results.

TABLE II

COMPENSATION TO SPONSOR AND AFFILIATES (UNAUDITED) — (Continued)

54 Other Programs
(6)

Date offering commenced	N/A
Dollar amount raised	$—
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—
Acquisition fees and real estate commissions(1)	4,535,070
Advisory fees	—
Other(2)	31,275
Amount of cash generated from operations before deducting payments to sponsor	63,885,987
Amount paid to sponsor from operations:
Property management fees	2,329,144
Partnership management fees(3)	3,075,892
Reimbursements	—
Leasing commissions	10,500
Other(4)	—
Amount of property sales and refinancing before deducting payments to sponsor
Cash(5)	257,799,802
Notes	—
Amount paid to sponsor from property sales and refinancing
Incentive fees	—
Real estate commissions	—
Other	—

(1)	Properties are acquired with a combination of funds from offering proceeds and debt. The acquisition and real estate commissions reported in this table include the total amount of fees paid to the sponsor or its affiliates regardless of the funding source for these costs.

(2)	Amounts primarily relate to loan coordination fees, a development fee and reimbursement of certain offering costs paid by the sponsor.

(3)	Amounts primarily relate to advisory fees.

(4)	Amounts primarily relate to construction management fees.

(5)	Amounts herein include initial investments of capital raised and properties acquired through reinvested amounts.

(6)	54 of the offerings of the prior programs aggregated herein were not closed within the past three years and therefore are not shown separately. The programs have similar investment objectives to this program.

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED)

The following sets forth the unaudited operating results of Prior Real Estate Programs sponsored by the sponsor of this program, the offerings of which have been closed since January 1, 2005. The information relates only to programs with investment objectives similar to this program. All amounts are as of December 31 of the year indicated, except as noted.

	Cole Collateralized Senior Notes II, LLC
	February 2004
	2005	2006	2007	2008		2009

Gross revenues	$3,323,748	$2,957,169	$2,318,406	$702,375		$101,926
Profit (loss) on sale of properties	1,433,092	186,386	164,115	21,320		—
Less:
Operating expenses(1)	363,221	121,582	372,512	245,099		33,502
Interest paid to note investors	2,659,380	2,659,380	2,659,380	2,816,902		766,667
Other interest expense	1,748,218	953,668	833,280	30,128		—
Depreciation and amortization(2)	954,362	718,486	765,308	263,600		25,673

Net income (loss) — Tax basis(3)	$(968,341)	$(1,309,561)	$(2,147,959)	$(2,632,034)		$(723,916)

Taxable income
— from operations	$(2,401,433)	$(1,495,947)	$(2,312,074)	$(2,653,354)		$(723,916)
— from gain on sale	1,433,092	186,386	164,115	21,320		—
Cash generated
— from operations(4)(9)	1,212,309	1,881,919	1,112,614	427,148		68,424
— from sales	56,276,976	52,753,392	26,893,932	502,807		—
— from refinancing	—	—	—	—		—

Cash generated from operations, sales and refinancing	57,489,285	54,635,311	28,006,546	929,955		68,424
Less: Cash distributions to investors(11)
— from operating cash flow	1,212,309	1,881,919	1,112,614	427,148		68,424
— from sales and refinancing	1,447,071	777,461	1,546,766	2,389,754	(10)	698,243	(10)
— from other	—	—	—	—		—

Cash generated (deficiency) after cash distributions	54,829,905	51,975,931	25,347,166	(1,886,947)		(698,243)
Less: Special items (not including sales and refinancing)	—	—	—	—		—

Cash generated (deficiency) after cash distributions and special items	$54,829,905	$51,975,931	$25,347,166	$(1,886,947)		$(698,243)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$—	$—	$—		$—	(5)
— from recapture	—	—	—	—		—
Capital gain (loss)	—	—	—	—		—
Cash distributions to investors
Source (on a tax basis)
— investment income	$—	$—	$—	$—		$—	(5)
— return of capital	—	—	—	—		—
Source (on a cash basis)
— sales	—	—	—	—		—
— refinancing	—	—	—	—		—
— operations	—	—	—	—		—
— other	—	—	—	—		—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table						0%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized Senior Notes III, LLC
	January 2005
	2005	2006	2007	2008	2009

Gross revenues	$1,810,021	$3,300,297	$2,385,403	$1,061,451	$673,508
Profit (loss) on sale of properties	289,643	3,124,045	805,309	—	—
Less:
Operating expenses(1)	120,231	169,907	241,105	182,531	164,941
Interest paid to note investors	1,669,634	2,364,330	2,364,330	2,364,329	2,364,326
Other interest expense	898,986	1,241,970	792,088	139,030	—
Depreciation and amortization(2)	410,037	1,693,225	465,163	605,536	678,998

Net income (loss) — Tax basis(3)	$(999,224)	$954,910	$(671,974)	$(2,229,975)	$(2,534,757)

Taxable income
— from operations	$(1,288,867)	$(2,169,135)	$(1,477,283)	$(2,229,975)	$(2,534,757)
— from gain on sale	289,643	3,124,045	805,309	—	—
Cash generated
— from operations(4)(9)	790,804	1,888,420	1,352,210	739,890	508,567
— from sales	19,914,849	22,363,682	64,531,601	1,703,695	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	20,705,653	24,252,102	65,883,811	2,443,585	508,567
Less: Cash distributions to investors(11)
— from operating cash flow	790,804	1,888,420	1,352,210	739,890	508,567
— from sales and refinancing	878,830	475,910	1,012,120	1,624,439	1,855,759	(10)
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	$19,036,019	$21,887,772	$63,519,481	$79,256	$(1,855,759)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,036,019	$21,887,772	$63,519,481	$79,256	$(1,855,759)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$—	$—	$—	$—	(5)
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	$—	$—	$—	$—	$—	(5)
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	—	—	—	—
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					10%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Collateralized Senior Notes IV, LLC
	May 2005
	2005	2006	2007	2008		2009

Gross revenues	$91,908	$2,070,894	$1,520,899	$1,419,521		$683,412
Profit (loss) on sale of properties	—	—	121,341	—		—
Less:
Operating expenses(1)	88,074	1,131,745	85,088	146,340		138,335
Interest paid to note investors	538,378	2,371,674	2,369,739	2,369,739		2,369,739
Other interest expense	—	536,618	343,887	191,182		48,481
Depreciation and amortization(2)	79,634	426,629	460,010	540,056		611,779

Net income (loss) — Tax basis(3)	$(614,178)	$(2,395,772)	$(1,616,485)	$(1,827,796)		$(2,484,922)

Taxable income
— from operations	$(614,178)	$(2,395,772)	$(1,737,826)	$(1,827,796)		$(2,484,922)
— from gain on sale	—	—	121,341	—		—
Cash generated
— from operations(4)(9)	3,834	402,531	1,091,924	1,081,999		496,596
— from sales	212,472	28,358,859	7,870,622	1,222,901		—
— from refinancing	—	—	—	—		—

Cash generated from operations, sales and refinancing	216,306	28,761,390	8,962,546	2,304,900		496,596
Less: Cash distributions to investors(11)
— from operating cash flow	3,834	402,531	1,091,924	1,081,999		496,596
— from sales and refinancing	534,544	1,969,143	1,277,815	1,287,740	(10)	1,873,143	(10)
— from other	—	—	—	—		—

Cash generated (deficiency) after cash distributions	(322,072)	26,389,716	6,592,806	(64,839)		(1,873,143)
Less: Special items (not including sales and refinancing)	—	—	—	—		—

Cash generated (deficiency) after cash distributions and special items	$(322,072)	$26,389,716	$6,592,806	$(64,839)		$(1,873,143)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$—	$—	$—		$—	(5)
— from recapture	—	—	—	—		—
Capital gain (loss)	—	—	—	—		—
Cash distributions to investors
Source (on a tax basis)
— investment income	$—	$—	$—	$—		$—	(5)
— return of capital	—	—	—	—		—
Source (on a cash basis)
— sales	—	—	—	—		—
— refinancing	—	—	—	—		—
— operations	—	—	—	—		—
— other	$—	$—	$—	$—		$—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table						2%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Trust, Inc.
	April 2004
	2005	2006	2007	2008	2009

Gross revenues	$10,987,553	$16,149,526	$16,191,240	$16,257,828	$16,343,281
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	1,357,842	2,030,411	1,945,834	2,246,994	1,699,057
Interest expense	4,664,223	7,698,059	7,217,023	7,307,278	7,310,026
Depreciation and amortization(2)	3,638,794	5,394,072	5,479,673	5,485,757	5,486,613

Net income (loss) — GAAP basis(6)	$1,326,694	$1,026,984	$1,548,710	$1,217,799	$1,847,585

Taxable income
— from operations	$2,177,125	$2,200,160	$2,741,163	$2,782,879	$3,220,743
— from gain on sale	—	—	44,506	—	—
Cash generated
— from operations(4)	5,881,043	6,678,636	6,884,891	7,164,678	7,285,250
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	5,881,043	6,678,636	6,884,891	7,164,678	7,285,250
Less: Cash distributions to investors
— from operating cash flow	4,751,612	6,678,636	6,884,891	7,062,418	7,063,510
— from sales and refinancing	—	—	—	—	—
— from other(7)	—	391,754	181,061	—	—

Cash generated (deficiency) after cash distributions	1,129,431	(391,754)	(181,061)	102,260	221,740
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$1,129,431	$(391,754)	$(181,061)	$102,260	$221,740

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$21.56	$21.79	$27.16	$27.58	$31.92
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	.44	—	—
Cash distributions to investors
Source (on a GAAP basis)
— investment income	33.88	22.00	28.00	30.00	30.00
— return of capital	35.27	48.00	42.00	40.00	40.00
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	69.15	66.12	68.21	70.00	70.00
— other(7)	—	3.88	1.79	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Credit Property Trust II, Inc.
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$741,669	$19,519,507	$92,100,308	$202,282,667	$276,026,961
Equity in income of unconsolidated joint ventures	—	—	—	470,978	612,432
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	195,020	3,306,511	12,662,270	32,191,062	50,986,169
Interest expense	439,829	8,397,634	39,075,748	78,063,338	98,996,703
Depreciation and amortization(2)	221,411	6,469,366	30,482,273	63,858,422	90,750,170
Impairment of real estate assets	—	—	5,400,000	3,550,000	13,500,000

Net income (loss) — GAAP basis(6)	$(114,591)	$1,345,996	$4,480,017	$25,090,823	$22,406,351

Taxable income
— from operations	$(79,293)	$3,104,068	$15,703,828	$42,432,587	$53,168,771
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	397,741	7,861,475	43,366,041	96,073,918	116,871,698
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	397,741	7,861,475	43,366,041	96,073,918	116,871,698
Less: Cash distributions to investors
— from operating cash flow	—	7,075,329	37,727,364	96,051,343	116,871,698
— from sales and refinancing	—	—	—	—	—
— from other(8)	—	—	—	—	18,111,554

Cash generated (deficiency) after cash distributions	397,741	786,146	5,638,677	22,575	(18,111,554)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$397,741	$786,146	$5,638,677	$22,575	$(18,111,554)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$(2.80)	$10.13	$16.80	$21.02	$27.24
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a GAAP basis)
— investment income	—	26.40	25.00	30.00	26.00
— return of capital	—	36.46	37.00	36.00	41.00
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	62.86	62.00	66.00	58.01
— other(8)	—	—	—	—	8.99
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Edgewood, NM
	September 2004
	2005	2006	2007	2008	2009

Gross revenues	$275,640	$276,137	$276,538	$275,854	$298,614
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	14,191	13,699	14,229	14,347	14,648
Interest expense	118,666	118,666	118,666	118,991	128,744
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$142,783	$143,772	$143,643	$142,516	$155,222

Taxable income
— from operations	$142,783	$143,772	$143,643	$142,516	$155,222
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	142,783	143,772	143,643	142,516	155,222
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	142,783	143,772	143,643	142,516	155,222
Less: Cash distributions to investors
— from operating cash flow	144,070	144,072	144,072	144,072	144,070
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	(1,287)	(300)	(429)	(1,556)	11,152
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$(1,287)	$(300)	$(429)	$(1,556)	$11,152

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$66.91	$67.37	$67.31	$66.78	$72.74
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	67.51	67.51	67.51	67.51	67.51
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	67.51	67.51	67.51	67.51	67.51
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Slidell, LA
	October 2004
	2005	2006	2007	2008	2009

Gross revenues	$243,899	$275,516	$275,767	$275,244	$297,922
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	11,336	12,445	12,884	13,323	13,047
Interest expense	98,704	118,901	118,901	119,227	128,999
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$133,859	$144,170	$143,982	$142,694	$155,876

Taxable income
— from operations	$133,859	$144,170	$143,982	$142,694	$155,876
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	133,859	144,170	143,982	142,694	155,876
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	133,859	144,170	143,982	142,694	155,876
Less: Cash distributions to investors
— from operating cash flow	114,918	143,772	143,772	143,772	143,772
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	18,941	398	210	(1,078)	12,104
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,941	$398	$210	$(1,078)	$12,104

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$60.51	$65.18	$65.09	$64.51	$70.47
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	51.95	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	51.95	65.00	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Westheimer, TX
	October 2004
	2005	2006	2007	2008	2009

Gross revenues	$495,000	$495,990	$496,394	$495,437	$536,265
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	21,003	21,476	22,316	22,748	22,350
Interest expense	214,710	220,752	220,752	221,357	239,501
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$259,287	$253,762	$253,326	$251,332	$274,414

Taxable income
— from operations	$259,287	$253,762	$253,326	$251,332	$274,414
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	259,287	253,762	253,326	251,332	274,414
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	259,287	253,762	253,326	251,332	274,414
Less: Cash distributions to investors
— from operating cash flow	240,014	253,500	253,513	253,513	253,501
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,273	262	(187)	(2,181)	20,913
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,273	$262	$(187)	$(2,181)	$20,913

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$66.48	$65.07	$64.96	$64.44	$70.36
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	61.54	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	61.54	65.00	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Richmond Heights, OH
	October 2004
	2005	2006	2007	2008	2009

Gross revenues	$423,387	$420,807	$421,153	$420,367	$455,015
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	18,416	17,830	18,194	18,710	18,149
Interest expense	173,029	182,004	182,004	182,503	197,462
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$231,942	$220,973	$220,955	$219,154	$239,404

Taxable income
— from operations	$231,942	$220,973	$220,955	$219,154	$239,404
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	231,942	220,973	220,955	219,154	239,404
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	231,942	220,973	220,955	219,154	239,404
Less: Cash distributions to investors
— from operating cash flow	203,676	220,220	220,229	220,221	220,220
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	28,266	753	726	(1,067)	19,184
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$28,266	$753	$726	$(1,067)	$19,184

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$68.46	$65.22	$65.22	$64.69	$70.66
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	60.12	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	60.12	65.00	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Home Depot — Spokane, WA
	November 2004
	2005	2006	2007	2008	2009

Gross revenues	$1,014,839	$1,323,040	$1,434,607	$1,321,467	$1,452,255
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	12,592	12,670	11,218	10,876	9,808
Interest expense	394,654	551,910	598,785	553,422	551,911
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$607,593	$758,460	$824,604	$757,169	$890,536

Taxable income
— from operations	$607,593	$758,460	$824,604	$757,169	$890,536
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	607,593	758,460	824,604	757,169	890,536
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	607,593	758,460	824,604	757,169	890,536
Less: Cash distributions to investors
— from operating cash flow	514,099	749,580	749,580	749,592	858,574
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	93,494	8,880	75,024	7,577	31,962
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$93,494	$8,880	$75,024	$7,577	$31,962

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$52.69	$65.77	$71.51	$65.66	$77.22
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	44.58	65.00	65.00	65.00	74.45
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	44.58	65.00	65.00	65.00	74.45
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Orlando, FL
	November 2004
	2005	2006	2007	2008	2009

Gross revenues	$232,208	$300,483	$300,750	$300,195	$324,935
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	10,463	13,562	14,317	14,401	14,119
Interest expense	90,054	124,904	124,979	125,321	135,594
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$131,691	$162,017	$161,454	$160,473	$175,222

Taxable income
— from operations	$131,691	$162,017	$161,454	$160,473	$175,222
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	131,691	162,017	161,454	160,473	175,222
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	131,691	162,017	161,454	160,473	175,222
Less: Cash distributions to investors
— from operating cash flow	111,711	161,592	161,592	161,592	161,590
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,980	425	(138)	(1,119)	13,632
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,980	$425	$(138)	$(1,119)	$13,632

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$52.97	$65.17	$64.95	$64.55	$70.48
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	44.94	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	44.94	65.00	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Glen Burnie, MD
	November 2004
	2005	2006	2007	2008	2009

Gross revenues	$312,387	$416,142	$416,327	$415,614	$415,117
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	13,428	17,695	16,995	17,483	16,893
Interest expense	119,319	169,158	170,790	171,258	170,790
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$179,640	$229,289	$228,542	$226,873	$227,434

Taxable income
— from operations	$179,640	$229,289	$228,542	$226,873	$227,434
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	179,640	229,289	228,542	226,873	227,434
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	179,640	229,289	228,542	226,873	227,434
Less: Cash distributions to investors
— from operating cash flow	151,637	226,524	226,524	226,524	226,525
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	28,003	2,765	2,018	349	909
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$28,003	$2,765	$2,018	$349	$909

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$51.55	$65.79	$65.58	$65.10	$65.26
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	43.51	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	43.51	65.00	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Covington, TN
	December 2004
	2005	2006	2007	2008	2009

Gross revenues	$237,696	$261,606	$261,865	$261,262	$282,755
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	10,629	11,782	12,358	12,689	11,831
Interest expense	93,795	110,081	110,081	110,382	119,430
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$133,272	$139,743	$139,426	$138,191	$151,494

Taxable income
— from operations	$133,272	$139,743	$139,426	$138,191	$151,494
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	133,272	139,743	139,426	138,191	151,494
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	133,272	139,743	139,426	138,191	151,494
Less: Cash distributions to investors
— from operating cash flow	114,287	139,165	139,164	139,170	139,165
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	18,985	578	262	(979)	12,329
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,985	$578	$262	$(979)	$12,329

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$62.25	$65.27	$65.12	$64.55	$70.76
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	53.38	65.00	65.00	65.00	65.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	53.38	65.00	65.00	65.00	65.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Garfield Heights, OH
	December 2004
	2005	2006	2007	2008	2009

Gross revenues	$145,569	$385,036	$385,085	$384,439	$384,069
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	1,893	3,936	4,288	4,767	4,153
Interest expense	54,853	169,672	169,672	170,137	169,672
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$88,823	$211,428	$211,125	$209,535	$210,244

Taxable income
— from operations	$88,823	$211,428	$211,125	$209,535	$210,244
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	88,823	211,428	211,125	209,535	210,244
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	88,823	211,428	211,125	209,535	210,244
Less: Cash distributions to investors
— from operating cash flow	62,999	212,424	212,424	212,424	212,424
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	25,824	(996)	(1,299)	(2,889)	(2,180)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$25,824	$(996)	$(1,299)	$(2,889)	$(2,180)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.32	$72.16	$72.06	$71.51	$71.76
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.50	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	21.50	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Ponca City, OK
	December 2004
	2005	2006	2007	2008	2009

Gross revenues	$118,085	$312,409	$312,521	$311,964	$311,586
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	1,477	3,272	3,649	4,255	3,534
Interest expense	44,763	138,460	138,460	138,840	138,460
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$71,845	$170,677	$170,412	$168,869	$169,592

Taxable income
— from operations	$71,845	$170,677	$170,412	$168,869	$169,592
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	71,845	170,677	170,412	168,869	169,592
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	71,845	170,677	170,412	168,869	169,592
Less: Cash distributions to investors
— from operating cash flow	50,034	168,708	168,708	168,702	168,708
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	21,811	1,969	1,704	167	884
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,811	$1,969	$1,704	$167	$884

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.87	$73.35	$73.23	$72.57	$72.88
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.50	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	21.50	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Home Depot — Tacoma, WA
	February 2005
	2005	2006	2007	2008	2009

Gross revenues	$1,051,101	$1,750,475	$1,769,746	$1,912,655	$1,762,567
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	35,286	53,645	48,638	50,168	54,296
Interest expense	461,947	843,053	843,053	845,362	843,053
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$553,868	$853,777	$878,055	$1,017,125	$865,218

Taxable income
— from operations	$553,868	$853,777	$878,055	$1,017,125	$865,218
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	553,868	853,777	878,055	1,017,125	865,218
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	553,868	853,777	878,055	1,017,125	865,218
Less: Cash distributions to investors
— from operating cash flow	426,665	821,808	852,252	852,257	852,250
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	127,203	31,969	25,803	164,868	12,968
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$127,203	$31,969	$25,803	$164,868	$12,968

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$45.49	$70.13	$72.12	$83.54	$71.07
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	35.04	67.50	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	35.04	67.50	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Pineville, LA
	April 2005
	2005	2006	2007	2008	2009

Gross revenues	$155,136	$304,247	$304,486	$303,967	$303,588
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,636	7,168	6,042	8,179	7,974
Interest expense	65,763	143,734	143,734	144,128	143,735
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$83,737	$153,345	$154,710	$151,660	$151,879

Taxable income
— from operations	$83,737	$153,345	$154,710	$151,660	$151,879
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	83,737	153,345	154,710	151,660	151,879
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	83,737	153,345	154,710	151,660	151,879
Less: Cash distributions to investors
— from operating cash flow	64,858	151,670	151,668	151,674	151,669
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	18,879	1,675	3,042	(14)	210
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,879	$1,675	$3,042	$(14)	$210

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$40.03	$73.30	$73.95	$72.50	$72.60
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	31.00	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	31.00	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Bartlett, TN
	April 2005
	2005	2006	2007	2008	2009

Gross revenues	$148,334	$295,747	$295,931	$295,456	$295,085
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	4,352	5,575	3,946	15,918	18,280
Interest expense	63,835	142,071	142,071	142,460	142,071
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$80,147	$148,101	$149,914	$137,078	$134,734

Taxable income
— from operations	$80,147	$148,101	$149,914	$137,078	$134,734
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	80,147	148,101	149,914	137,078	134,734
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	80,147	148,101	149,914	137,078	134,734
Less: Cash distributions to investors
— from operating cash flow	61,482	146,592	146,592	134,919	133,856
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	18,665	1,509	3,322	2,159	878
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$18,665	$1,509	$3,322	$2,159	$878

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$39.64	$73.24	$74.14	$67.79	$66.63
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	30.41	72.50	72.50	66.73	66.20
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	30.41	72.50	72.50	66.73	66.20
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Sidney, OH
	April 2005
	2005	2006	2007	2008	2009

Gross revenues	$150,793	$295,791	$295,961	$295,469	$295,090
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	4,562	7,030	5,839	8,063	6,987
Interest expense	65,761	143,730	143,730	144,124	143,730
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$80,470	$145,031	$146,392	$143,282	$144,373

Taxable income
— from operations	$80,470	$145,031	$146,392	$143,282	$144,373
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	80,470	145,031	146,392	143,282	144,373
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	80,470	145,031	146,392	143,282	144,373
Less: Cash distributions to investors
— from operating cash flow	61,230	143,184	143,184	143,186	143,187
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,240	1,847	3,208	96	1,186
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,240	$1,847	$3,208	$96	$1,186

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$40.74	$73.43	$74.12	$72.55	$73.10
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	31.00	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	31.00	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Wichita Falls, TX
	May 2005
	2005	2006	2007	2008	2009

Gross revenues	$153,348	$300,722	$300,926	$300,443	$300,083
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	4,352	6,949	7,445	7,916	7,640
Interest expense	66,573	145,505	145,505	145,903	145,505
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$82,423	$148,268	$147,976	$146,624	$146,938

Taxable income
— from operations	$82,423	$148,268	$147,976	$146,624	$146,938
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	82,423	148,268	147,976	146,624	146,938
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	82,423	148,268	147,976	146,624	146,938
Less: Cash distributions to investors
— from operating cash flow	62,626	146,448	146,448	146,454	146,449
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	19,797	1,820	1,528	170	489
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$19,797	$1,820	$1,528	$170	$489

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$40.80	$73.40	$73.26	$72.59	$72.74
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	31.00	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	31.00	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Chicago, IL
	May 2005
	2005	2006	2007	2008	2009

Gross revenues	$228,585	$476,231	$476,429	$475,662	$475,127
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	7,058	9,830	9,094	10,382	9,873
Interest expense	98,204	229,773	229,773	230,402	229,773
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$123,323	$236,628	$237,562	$234,878	$235,481

Taxable income
— from operations	$123,323	$236,628	$237,562	$234,878	$235,481
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	123,323	236,628	237,562	234,878	235,481
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	123,323	236,628	237,562	234,878	235,481
Less: Cash distributions to investors
— from operating cash flow	93,600	234,540	234,540	234,539	234,539
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	29,723	2,088	3,022	339	942
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$29,723	$2,088	$3,022	$339	$942

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$38.12	$73.15	$73.43	$72.61	$72.79
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	28.93	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	28.93	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Southington, CT
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$198,989	$414,555	$414,810	$414,132	$413,619
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	6,140	8,643	7,954	9,290	8,742
Interest expense	84,966	198,182	198,182	198,725	198,182
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$107,883	$207,730	$208,674	$206,117	$206,695

Taxable income
— from operations	$107,883	$207,730	$208,674	$206,117	$206,695
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	107,883	207,730	208,674	206,117	206,695
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	107,883	207,730	208,674	206,117	206,695
Less: Cash distributions to investors
— from operating cash flow	82,056	205,608	205,608	205,611	205,605
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	25,827	2,122	3,066	506	1,090
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$25,827	$2,122	$3,066	$506	$1,090

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$38.04	$73.25	$73.58	$72.68	$72.88
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	28.93	72.50	72.50	72.50	72.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	28.93	72.50	72.50	72.50	72.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Nashville, TN
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$158,605	$381,569	$381,787	$381,145	$380,700
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,122	8,211	8,686	23,125	25,546
Interest expense	67,551	186,790	186,790	187,301	186,790
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$85,932	$186,568	$186,311	$170,719	$168,364

Taxable income
— from operations	$85,932	$186,568	$186,311	$170,719	$168,364
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	85,932	186,568	186,311	170,719	168,364
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	85,932	186,568	186,311	170,719	168,364
Less: Cash distributions to investors
— from operating cash flow	61,775	184,440	184,440	168,121	166,631
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	24,157	2,128	1,871	2,598	1,733
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$24,157	$2,128	$1,871	$2,598	$1,733

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$33.78	$73.34	$73.24	$67.11	$66.18
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	24.28	72.50	72.50	66.09	65.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	24.28	72.50	72.50	66.09	65.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Derby, KS
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$134,493	$345,824	$345,854	$345,331	$345,055
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	6,648	15,835	16,779	16,623	15,319
Interest expense	55,839	167,060	167,060	167,517	167,060
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$72,006	$162,929	$162,015	$161,191	$162,676

Taxable income
— from operations	$72,006	$162,929	$162,015	$161,191	$162,676
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	72,006	162,929	162,015	161,191	162,676
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	72,006	162,929	162,015	161,191	162,676
Less: Cash distributions to investors
— from operating cash flow	50,396	163,872	163,872	163,872	163,870
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	21,610	(943)	(1,857)	(2,681)	(1,194)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,610	$(943)	$(1,857)	$(2,681)	$(1,194)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.76	$69.60	$69.21	$68.86	$69.49
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.53	70.00	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	21.53	70.00	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Gander Mountain — Spring, TX
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$335,027	$1,008,049	$1,028,481	$1,025,759	$1,023,475
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	3,429	8,490	27,572	29,164	27,651
Interest expense	—	—	—	—	—
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$331,598	$999,559	$1,000,909	$996,595	$995,824

Taxable income
— from operations	$331,598	$999,559	$1,000,909	$996,595	$995,824
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	331,598	999,559	1,000,909	996,595	995,824
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	331,598	999,559	1,000,909	996,595	995,824
Less: Cash distributions to investors
— from operating cash flow	249,273	986,268	986,268	986,268	986,267
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	82,325	13,291	14,641	10,327	9,557
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$82,325	$13,291	$14,641	$10,327	$9,557

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$25.22	$76.01	$76.11	$75.79	$75.73
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	18.96	75.00	75.00	75.00	75.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	18.96	75.00	75.00	75.00	75.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Blue Springs, MO
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$102,520	$278,833	$279,148	$278,734	$278,419
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,767	10,823	11,331	11,801	10,979
Interest expense	46,108	129,690	133,959	134,326	133,959
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$50,645	$138,320	$133,858	$132,607	$133,481

Taxable income
— from operations	$50,645	$138,320	$133,858	$132,607	$133,481
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	50,645	138,320	133,858	132,607	133,481
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	50,645	138,320	133,858	132,607	133,481
Less: Cash distributions to investors
— from operating cash flow	37,809	132,384	132,384	132,384	132,385
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	12,836	5,936	1,474	223	1,096
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$12,836	$5,936	$1,474	$223	$1,096

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$26.78	$73.15	$70.79	$70.13	$70.59
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	19.99	70.01	70.01	70.01	70.01
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	19.99	70.01	70.01	70.01	70.01
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Garden City, KS
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$129,075	$334,224	$334,220	$333,714	$333,450
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	6,489	15,421	16,020	16,633	14,936
Interest expense	53,531	161,478	161,478	161,920	161,477
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$69,055	$157,325	$156,722	$155,161	$157,037

Taxable income
— from operations	$69,055	$157,325	$156,722	$155,161	$157,037
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	69,055	157,325	156,722	155,161	157,037
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	69,055	157,325	156,722	155,161	157,037
Less: Cash distributions to investors
— from operating cash flow	48,197	158,136	158,136	158,132	158,130
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	20,858	(811)	(1,414)	(2,971)	(1,093)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$20,858	$(811)	$(1,414)	$(2,971)	$(1,093)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.57	$69.64	$69.38	$68.69	$69.52
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.34	70.00	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	21.34	70.00	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Pittsburg, KS
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$102,883	$295,304	$295,354	$294,762	$294,420
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,512	13,895	14,852	13,941	14,246
Interest expense	35,488	140,795	140,795	141,180	140,795
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$61,883	$140,614	$139,707	$139,641	$139,379

Taxable income
— from operations	$61,883	$140,614	$139,707	$139,641	$139,379
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	61,883	140,614	139,707	139,641	139,379
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	61,883	140,614	139,707	139,641	139,379
Less: Cash distributions to investors
— from operating cash flow	37,600	141,120	141,120	141,120	141,120
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	24,283	(506)	(1,413)	(1,479)	(1,741)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$24,283	$(506)	$(1,413)	$(1,479)	$(1,741)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.70	$69.75	$69.30	$69.27	$69.14
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	18.65	70.00	70.00	70.00	70.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	18.65	70.00	70.00	70.00	70.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Gladstone, MO
	June 2005
	2005	2006	2007	2008	2009

Gross revenues	$132,411	$395,426	$395,750	$394,788	$394,145
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	7,731	17,633	18,096	18,575	17,734
Interest expense	45,975	204,644	204,644	205,205	204,644
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$78,705	$173,149	$173,010	$171,008	$171,767

Taxable income
— from operations	$78,705	$173,149	$173,010	$171,008	$171,767
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	78,705	173,149	173,010	171,008	171,767
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	78,705	173,149	173,010	171,008	171,767
Less: Cash distributions to investors
— from operating cash flow	55,486	158,450	170,772	170,774	170,777
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	23,219	14,699	2,238	234	990
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$23,219	$14,699	$2,238	$234	$990

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$31.11	$68.44	$68.38	$67.59	$67.89
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.93	62.63	67.50	67.50	67.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	21.93	62.63	67.50	67.50	67.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Salt Lake City, UT
	July 2005
	2005	2006	2007	2008	2009

Gross revenues	$124,866	$511,918	$501,439	$500,189	$499,601
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	7,013	17,712	18,148	18,290	17,781
Interest expense	63,197	250,246	259,419	264,992	264,268
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$54,656	$243,960	$223,872	$216,907	$217,552

Taxable income
— from operations	$54,656	$243,960	$223,872	$216,907	$217,552
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	54,656	243,960	223,872	216,907	217,552
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	54,656	243,960	223,872	216,907	217,552
Less: Cash distributions to investors
— from operating cash flow	40,825	216,492	216,492	215,581	216,493
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	13,831	27,468	7,380	1,326	1,059
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$13,831	$27,468	$7,380	$1,326	$1,059

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$17.04	$76.07	$69.81	$67.64	$67.84
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	12.73	67.51	67.51	67.22	67.51
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	12.73	67.51	67.51	67.22	67.51
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Sandy, UT
	July 2005
	2005	2006	2007	2008	2009

Gross revenues	$122,931	$503,524	$492,602	$500,697	$498,422
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	7,049	17,501	29,706	33,119	28,137
Interest expense	64,035	246,775	249,503	257,545	256,841
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$51,847	$239,248	$213,393	$210,033	$213,444

Taxable income
— from operations	$51,847	$239,248	$213,393	$210,033	$213,444
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	51,847	239,248	213,393	210,033	213,444
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	51,847	239,248	213,393	210,033	213,444
Less: Cash distributions to investors
— from operating cash flow	40,776	216,228	216,228	216,228	216,227
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	11,071	23,020	(2,835)	(6,195)	(2,783)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$11,071	$23,020	$(2,835)	$(6,195)	$(2,783)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$16.19	$74.69	$66.62	$65.57	$66.64
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	12.73	67.51	67.51	67.51	67.51
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	12.73	67.51	67.51	67.51	67.51
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Midvale, UT
	August 2005
	2005	2006	2007	2008	2009

Gross revenues	$87,586	$359,001	$351,575	$350,900	$350,426
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	5,676	13,095	13,573	13,698	13,214
Interest expense	44,677	169,379	179,200	179,691	179,200
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$37,233	$176,527	$158,802	$157,511	$158,012

Taxable income
— from operations	$37,233	$176,527	$158,802	$157,511	$158,012
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	37,233	176,527	158,802	157,511	158,012
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	37,233	176,527	158,802	157,511	158,012
Less: Cash distributions to investors
— from operating cash flow	29,597	156,937	156,936	156,942	156,939
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	7,636	19,590	1,866	569	1,073
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$7,636	$19,590	$1,866	$569	$1,073

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$16.01	$75.93	$68.30	$67.75	$67.96
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	12.73	67.50	67.50	67.50	67.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	12.73	67.50	67.50	67.50	67.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Metairie, LA
	August 2005
	2005	2006	2007	2008	2009

Gross revenues	$4,355	$541,345	$541,867	$540,846	$540,156
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	—	16,665	14,445	15,226	14,920
Interest expense	—	258,179	276,488	277,245	276,488
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$4,355	$266,501	$250,934	$248,375	$248,748

Taxable income
— from operations	$4,355	$266,501	$250,934	$248,375	$248,748
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	4,355	266,501	250,934	248,375	248,748
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	4,355	266,501	250,934	248,375	248,748
Less: Cash distributions to investors
— from operating cash flow	—	230,617	249,348	249,350	249,351
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	4,355	35,884	1,586	(975)	(603)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$4,355	$35,884	$1,586	$(975)	$(603)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$3.02	$72.14	$67.93	$67.24	$67.34
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	62.43	67.50	67.50	67.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	62.43	67.50	67.50	67.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Wal-Mart — Hazard, KY
	September 2005
	2005	2006	2007	2008	2009

Gross revenues	$319,334	$1,891,356	$1,891,302	$2,044,808	$1,885,539
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	11,436	41,686	38,676	41,593	37,575
Interest expense	120,349	1,071,401	1,071,401	1,074,336	1,071,401
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$187,549	$778,269	$781,225	$928,879	$776,563

Taxable income
— from operations	$187,549	$778,269	$781,225	$928,879	$776,563
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	187,549	778,269	781,225	928,879	776,563
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	187,549	778,269	781,225	928,879	776,563
Less: Cash distributions to investors
— from operating cash flow	66,413	771,588	771,588	771,604	771,589
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	121,136	6,681	9,637	157,275	4,974
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$121,136	$6,681	$9,637	$157,275	$4,974

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$14.83	$61.53	$61.76	$73.43	$61.39
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	5.25	61.00	61.00	61.00	61.00
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	5.25	61.00	61.00	61.00	61.00
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Gander Mountain — Hermantown, MN
	September 2005
	2005	2006	2007	2008	2009

Gross revenues	$94,643	$885,140	$1,063,286	$896,361	$901,115
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	2,765	26,926	171,824	34,853	31,397
Interest expense	—	—	—	—	—
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$91,878	$858,214	$891,462	$861,508	$869,718

Taxable income
— from operations	$91,878	$858,214	$891,462	$861,508	$869,718
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	91,878	858,214	891,462	861,508	869,718
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	91,878	858,214	891,462	861,508	869,718
Less: Cash distributions to investors
— from operating cash flow	18,885	861,636	861,636	861,650	861,643
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	72,993	(3,422)	29,826	(142)	8,075
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$72,993	$(3,422)	$29,826	$(142)	$8,075

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$8.23	$73.21	$76.04	$73.49	$74.19
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	1.69	73.50	73.50	73.50	73.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	1.69	73.50	73.50	73.50	73.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Best Buy — Baytown, TX
	October 2005
	2005	2006	2007	2008	2009

Gross revenues	$109,094	$489,624	$490,312	$488,836	$528,932
Profit (loss) on sale of properties	—	—	—	—	—
Less:
Operating expenses(1)	1,021	7,846	17,573	8,823	8,973
Interest expense	—	—	—	—	—
Depreciation and amortization(2)	—	—	—	—	—

Net income (loss) — Tax basis(3)	$108,073	$481,778	$472,739	$480,013	$519,959

Taxable income
— from operations	$108,073	$481,778	$472,739	$480,013	$519,959
— from gain on sale	—	—	—	—	—
Cash generated
— from operations(4)	108,073	481,778	472,739	480,013	519,959
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—

Cash generated from operations, sales and refinancing	108,073	481,778	472,739	480,013	519,959
Less: Cash distributions to investors
— from operating cash flow	—	445,785	478,572	478,573	478,574
— from sales and refinancing	—	—	—	—	—
— from other	—	—	—	—	—

Cash generated (deficiency) after cash distributions	108,073	35,993	(5,883)	1,440	41,385
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$108,073	$35,993	$(5,883)	$1,440	$41,385

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$94.06	$57.89	$56.80	$57.67	$62.47
— from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	53.56	57.50	57.50	57.50
— return of capital	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—
— refinancing	—	—	—	—	—
— operations	—	53.56	57.50	57.50	57.50
— other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table					100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Natchitoches, LA
	November 2005
	2006	2007	2008	2009

Gross revenues	$242,647	$255,718	$255,356	$255,068
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	10,747	9,056	9,097	8,546
Interest expense	116,328	130,858	131,217	130,858
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$115,572	$115,804	$115,042	$115,664

Taxable income
— from operations	$115,572	$115,804	$115,042	$115,664
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	115,572	115,804	115,042	115,664
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	115,572	115,804	115,042	115,664
Less: Cash distributions to investors
— from operating cash flow	99,268	114,600	114,597	114,595
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	16,304	1,204	445	1,069
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$16,304	$1,204	$445	$1,069

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$65.55	$65.69	$65.25	$65.61
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	56.31	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	56.31	65.00	65.00	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Kohl’s — Lakewood, CO
	November 2005
	2006	2007	2008	2009

Gross revenues	$1,009,577	$1,064,348	$1,150,875	$972,785
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	27,941	23,997	26,791	22,020
Interest expense	524,194	586,904	588,512	586,904
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$457,442	$453,447	$535,572	$363,861

Taxable income
— from operations	$457,442	$453,447	$535,572	$363,861
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	457,442	453,447	535,572	363,861
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	457,442	453,447	535,572	363,861
Less: Cash distributions to investors
— from operating cash flow	387,805	447,660	445,460	447,660
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	69,637	5,787	90,112	(83,799)
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$69,637	$5,787	$90,112	$(83,799)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$61.31	$60.78	$71.78	$48.77
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	51.98	60.00	59.71	60.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	51.98	60.00	59.71	60.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	The Shoppes at North Village — St. Joseph, MO
	December 2005
	2006	2007	2008	2009

Gross revenues	$2,824,347	$4,209,047	$4,139,927	$3,977,184
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	871,927	1,270,287	1,486,329	1,285,810
Interest expense	1,094,702	1,611,155	1,615,569	1,611,154
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$857,718	$1,327,605	$1,038,029	$1,080,220

Taxable income
— from operations	$857,718	$1,327,605	$1,038,029	$1,080,220
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	857,718	1,327,605	1,038,029	1,080,220
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	857,718	1,327,605	1,038,029	1,080,220
Less: Cash distributions to investors
— from operating cash flow	808,917	1,246,236	1,176,954	846,026
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	48,801	81,369	(138,925)	234,194
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$48,801	$81,369	$(138,925)	$234,194

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$41.98	$64.98	$50.81	$52.87
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	39.59	61.00	57.18	41.84
— return of capital	—	—	0.43	(0.43)
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	39.59	61.00	57.18	41.84
— other	—	—	0.43	(0.43)
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Walgreens — Sumter, SC
	January 2006
	2006	2007	2008	2009

Gross revenues	$314,624	$325,980	$325,445	$325,085
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	14,066	13,354	13,830	12,921
Interest expense	158,325	171,598	172,138	171,668
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$142,233	$141,028	$139,477	$140,496

Taxable income
— from operations	$142,233	$141,028	$139,477	$140,496
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	142,233	141,028	139,477	140,496
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	142,233	141,028	139,477	140,496
Less: Cash distributions to investors
— from operating cash flow	121,169	139,884	139,887	139,880
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	21,064	1,144	(410)	616
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$21,064	$1,144	$(410)	$616

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$66.09	$65.53	$64.81	$65.29
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	56.31	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	56.31	65.00	65.00	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Kohl’s — St. Joseph, MO
	February 2006
	2006	2007	2008	2009

Gross revenues	$564,619	$710,939	$801,046	$694,012
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	159,442	179,656	170,276	162,445
Interest expense	190,758	325,358	326,249	325,358
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$214,419	$205,925	$304,521	$206,209

Taxable income
— from operations	$214,419	$205,925	$304,521	$206,209
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	214,419	205,925	304,521	206,209
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	214,419	205,925	304,521	206,209
Less: Cash distributions to investors
— from operating cash flow	132,308	247,020	247,020	247,020
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	82,111	(41,095)	57,501	(40,811)
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$82,111	$(41,095)	$57,501	$(40,811)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$52.08	$50.02	$73.97	$50.09
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	32.14	60.00	60.00	60.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	32.14	60.00	60.00	60.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Home Depot — Bellingham, WA
	April 2006
	2006	2007	2008	2009

Gross revenues	$608,739	$1,571,778	$1,572,745	$1,568,675
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	14,676	54,775	60,817	59,764
Interest expense	—	—	—	—
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$594,063	$1,517,003	$1,511,928	$1,508,911

Taxable income
— from operations	$594,063	$1,517,003	$1,511,928	$1,508,911
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	594,063	1,517,003	1,511,928	1,508,911
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	594,063	1,517,003	1,511,928	1,508,911
Less: Cash distributions to investors
— from operating cash flow	463,771	1,494,708	1,494,264	1,494,715
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	130,292	22,295	17,664	14,196
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$130,292	$22,295	$17,664	$14,196

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$24.05	$61.40	$61.20	$61.07
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	18.77	60.50	60.48	60.50
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	18.77	60.50	60.48	60.50
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio I
	May 2006
	2006	2007	2008	2009

Gross revenues	$583,357	$1,429,279	$1,426,846	$1,424,945
Profit (loss) on sale of properties	—	—	15,000	—
Less:
Operating expenses(1)	26,130	36,148	49,261	45,508
Interest expense	265,912	752,356	754,449	752,387
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$291,315	$640,775	$638,136	$627,050

Taxable income
— from operations	$291,315	$640,775	$623,136	$627,050
— from gain on sale	—	—	15,000	—
Cash generated
— from operations(4)	291,315	640,775	623,136	627,050
— from sales	—	—	15,000	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	291,315	640,775	638,136	627,050
Less: Cash distributions to investors
— from operating cash flow	203,698	623,484	623,482	623,480
— from sales and refinancing	—	—	15,000	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	87,617	17,291	(346)	3,570
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$87,617	$17,291	$(346)	$3,570

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$30.37	$66.80	$64.96	$65.37
— from recapture	—	—	—	—
Capital gain (loss)	—	—	1.56	—
Cash distributions to investors
Source (on a tax basis)
— investment income	21.24	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	1.56	—
— refinancing	—	—	—	—
— operations	21.24	65.00	63.44	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio II
	June 2006
	2006	2007	2008	2009

Gross revenues	$313,447	$1,539,612	$1,579,494	$1,529,434
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	4,849	64,435	75,030	71,118
Interest expense	133,317	797,719	799,905	797,719
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$175,281	$677,458	$704,559	$660,597

Taxable income
— from operations	$175,281	$677,458	$704,559	$660,597
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	175,281	677,458	704,559	660,597
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	175,281	677,458	704,559	660,597
Less: Cash distributions to investors
— from operating cash flow	77,402	650,712	650,718	650,710
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	97,879	26,746	53,841	9,887
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$97,879	$26,746	$53,841	$9,887

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$17.51	$67.67	$70.38	$65.99
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	7.73	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	7.73	65.00	65.00	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Barrywoods Crossing — Kansas City, MO
	July 2006
	2006	2007	2008	2009

Gross revenues	$969,929	$3,887,472	$4,145,429	$3,894,998
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	642,129	1,261,696	1,391,359	1,333,093
Interest expense	126,766	1,521,195	1,546,548	1,542,323
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$201,034	$1,104,581	$1,207,522	$1,019,582

Taxable income
— from operations	$201,034	$1,104,581	$1,207,522	$1,019,582
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	201,034	1,104,581	1,207,522	1,019,582
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	201,034	1,104,581	1,207,522	1,019,582
Less: Cash distributions to investors
— from operating cash flow	—	1,486,685	1,198,964	893,615
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	201,034	(382,104)	8,558	125,967
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$201,034	$(382,104)	$8,558	$125,967

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$9.85	$54.15	$59.19	$49.98
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	64.00	59.19	49.97
— return of capital	—	8.88	(0.42)	(6.17)
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	64.00	59.19	49.97
— other	—	8.88	(0.42)	(6.17)
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio III
	December 2006
	2006	2007	2008	2009

Gross revenues	$—	$2,447,247	$2,416,921	$2,413,694
Profit (loss) on sale of properties	—	—	13,766	—
Less:
Operating expenses(1)	—	119,032	109,158	107,334
Interest expense	—	1,241,384	1,305,593	1,302,026
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$—	$1,086,831	$1,015,936	$1,004,334

Taxable income
— from operations	$—	$1,086,831	$1,002,170	$1,004,334
— from gain on sale	—	—	13,766	—
Cash generated
— from operations(4)	—	1,086,831	1,002,170	1,004,334
— from sales	—	—	21,115	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	1,086,831	1,023,285	1,004,334
Less: Cash distributions to investors
— from operating cash flow	—	1,004,184	1,004,185	1,004,184
— from sales and refinancing	—	—	13,766	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	—	82,647	5,334	150
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$82,647	$5,334	$150

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$70.35	$64.87	$65.01
— from recapture	—	—	—	—
Capital gain (loss)	—	—	0.89	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	65.00	65.00	65.00
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	0.89	—
— refinancing	—	—	—	—
— operations	—	65.00	64.11	65.00
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Centerpointe Shopping Center — Woodridge, IL
	May 2007
	2006	2007	2008	2009

Gross revenues	$—	$2,632,042	$4,241,709	$4,267,839
Profit (loss) on sale of properties	—	—	—	—
Less:
Operating expenses(1)	—	643,478	1,525,240	1,393,905
Interest expense	—	837,535	1,525,064	1,520,897
Depreciation and amortization(2)	—	—	—	—

Net income (loss) — Tax basis(3)	$—	$1,151,029	$1,191,405	$1,353,037

Taxable income
— from operations	$—	$1,151,029	$1,191,405	$1,353,037
— from gain on sale	—	—	—	—
Cash generated
— from operations(4)	—	1,151,029	1,191,405	1,353,037
— from sales	—	—	—	—
— from refinancing	—	—	—	—

Cash generated from operations, sales and refinancing	—	1,151,029	1,191,405	1,353,037
Less: Cash distributions to investors
— from operating cash flow	—	807,647	1,334,400	1,334,400
— from sales and refinancing	—	—	—	—
— from other	—	—	—	—

Cash generated (deficiency) after cash distributions	—	343,382	(142,995)	18,637
Less: Special items (not including sales and refinancing)	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$—	$343,382	$(142,995)	$18,637

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$—	$52.08	$53.91	$61.22
— from recapture	—	—	—	—
Capital gain (loss)	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	—	36.55	60.38	60.38
— return of capital	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—
— refinancing	—	—	—	—
— operations	—	36.55	60.38	60.38
— other	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table				100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio IV			Cole Net Lease Portfolio V
	May 2007			June 2007
	2007	2008	2009	2007	2008	2009

Gross revenues	$533,742	$904,933	$890,068	$1,216,587	$2,873,638	$3,074,756
Profit (loss) on sale of properties	—	—	—	—	—	—
Less:
Operating expenses(1)	57,576	150,569	136,884	33,570	109,101	104,964
Interest expense	217,699	368,879	367,871	444,412	1,378,431	1,374,664
Depreciation and amortization(2)	—	—	—	—	—	—

Net income (loss) — Tax basis(3)	$258,467	$385,485	$385,313	$738,605	$1,386,106	$1,595,128

Taxable income
— from operations	$258,467	$385,485	$385,313	$738,605	$1,386,106	$1,595,128
— from gain on sale	—	—	—	—	—	—
Cash generated
— from operations(4)	258,467	385,485	385,313	738,605	1,386,106	1,595,128
— from sales	—	—	—	—	—	—
— from refinancing	—	—	—	—	—	—

Cash generated from operations, sales and refinancing	258,467	385,485	385,313	738,605	1,386,106	1,595,128
Less: Cash distributions to investors
— from operating cash flow	232,801	360,185	360,180	550,545	1,449,144	1,449,147
— from sales and refinancing	—	—	—	—	—	—
— from other	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions	25,666	25,300	25,133	188,060	(63,038)	145,981
Less: Special items (not including sales and refinancing)	—	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	$25,666	$25,300	$25,133	$188,060	$(63,038)	$145,981

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$43.06	$64.22	$64.19	$33.64	$63.13	$72.65
— from recapture	—	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	38.78	60.00	60.00	25.07	66.00	66.00
— return of capital	—	—	—	—	—	—
Source (on a cash basis)
— sales	—	—	—	—	—	—
— refinancing	—	—	—	—	—	—
— operations	38.78	60.00	60.00	25.07	66.00	66.00
— other	—	—	—	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table			100%			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

	Cole Net Lease Portfolio VI
	September 2007
	2007	2008	2009

Gross revenues	$598,105	$3,551,029	$3,497,557
Profit (loss) on sale of properties	—	—	—
Less:
Operating expenses(1)	45,111	229,233	212,360
Interest expense	144,049	1,700,718	1,696,068
Depreciation and amortization(2)	—	—	—

Net income (loss) — Tax basis(3)	$408,945	$1,621,078	$1,589,129

Taxable income
— from operations	$408,945	$1,621,078	$1,589,129
— from gain on sale	—	—	—
Cash generated
— from operations(4)	408,945	1,621,078	1,589,129
— from sales	—	—	—
— from refinancing	—	—	—

Cash generated from operations, sales and refinancing	408,945	1,621,078	1,589,129
Less: Cash distributions to investors
— from operating cash flow	269,301	1,589,676	1,589,678
— from sales and refinancing	—	—	—
— from other	—	—	—

Cash generated (deficiency) after cash distributions	139,644	31,402	(549)
Less: Special items (not including sales and refinancing)	—	—	—

Cash generated (deficiency) after cash distributions and special items	$139,644	$31,402	$(549)

Tax and Distribution Data Per $1,000 Invested
Federal income tax results
Ordinary income (loss)
— from operations	$17.58	$63.22	$61.98
— from recapture	—	—	—
Capital gain (loss)	—	—	—
Cash distributions to investors
Source (on a tax basis)
— investment income	11.57	62.00	62.00
— return of capital	—	—	—
Source (on a cash basis)
— sales	—	—	—
— refinancing	—	—	—
— operations	11.57	62.00	62.00
— other	—	—	—
Amount (in percentage terms) remaining invested in program at the end of last year reported in the table			100%

Past performance is not necessarily indicative of future results.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (UNAUDITED) — (Continued)

(1)	Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(2)	Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real estate property is determined on the straight-line method over an estimated useful life of 39 years. Leasehold interests are amortized over the life of the lease.

(3)	The respective program maintains its books on a tax basis of accounting rather than a GAAP basis. There are several potential differences in tax and GAAP basis, including, among others: (a) tax basis accounting does not take certain income or expense accruals into consideration at the end of each fiscal year, (b) rental income is recorded on a tax basis, as it is received where it is accrued on a straight-line basis over the life of the lease for GAAP, and (c) all properties are recorded at cost and depreciated over their estimated useful life on a tax basis even if they qualify as a direct financing lease for GAAP purposes. These differences generally result in timing differences between fiscal years but total operating income over the life of the program will not be significantly different between the two basis of accounting.

(4)	Cash generated from operations generally includes net income plus depreciation and amortization plus, where applicable, any decreases in accounts receivable and accrued rental income or increases in accounts payable minus, where applicable, any increases in accounts receivable and accrued rental income or decreases in accounts payable. In addition, cash generated from operations is reduced for any property costs related to development projects and is increased by proceeds when the project is sold (usually in less than twelve months).

(5)	Investors in this program receive interest income which is reported to them on Form 1099-INT, thus tax and distribution data per $1,000 invested is not included.

(6)	Cole Credit Property Trust, Inc., and Cole Credit Property Trust II, Inc. maintain their books on a GAAP basis of accounting rather than on a tax basis.

(7)	Represents cash flows from operations in excess of distributions from previous periods.

(8)	Represents cash flows from operations in excess of distributions from previous periods and cash proceeds from line of credit borrowings.

(9)	Cash generated from operations for this program generally includes net income (loss) plus depreciation and amortization, plus distributions in the form of interest paid to note investors, minus, where applicable, profit on sales of properties.

(10)	Includes cash flows from sales in excess of distributions from previous periods.

(11)	Investors in this program receive interest income per annum. Amounts represent the funding source of the interest payments, the total of which is disclosed above in interest paid to note investors.

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED)

The following table presents summary information on the results of Prior Real Estate Programs that completed operations since January 1, 2005 and that had similar or identical investment objectives to those of this program. All amounts are from the inception of the program to the date the program was completed.

	Cole	Cole
	Southwest	Collateralized		Cole
	Opportunity	Senior Notes,		Santa Fe
Program Name	Fund LP	LLC		Investors, LP

Dollar amount raised	$13,905,850	$28,038,500		$6,180,000
Number of properties purchased	2	45		1
Date of closing of offering	8/12/2001	6/3/2004		11/20/2002
Date of first sale of property	6/1/2002	11/6/2003		11/30/2007
Date of final sale of property	4/6/2005	4/26/2006		11/30/2007
Tax and Distribution Data Per $1,000 Investment Through 12/31/09
Federal income tax results:
Ordinary income (loss)
— from operations	$(344)	$—	(2)	$(304)
— from recapture	247	—	(2)	429
Capital gain (loss)	80	—	(2)	1,762
Deferred gain
— Capital	—	—	(2)	—
— Ordinary	—	—	(2)	—
Cash distributions to investors:
Source (on Tax Basis)(1)
— Investment income	2	—	(2)	824
— Return of capital	829	28,038,500	(2)	1,000
Source (on Cash Basis)
			(2)
— Sales	829	85,696,933	(3)	1,731
— Refinancing	—	—	(2)	—
— Operations	2	(506,433)	(2)	93
— Other	—	—	(2)	—
Receivable on net purchase money financing	—	—		—

Past performance is not necessarily indicative of future results.

TABLE IV

RESULTS OF COMPLETED PROGRAMS (UNAUDITED) — (Continued)

			Cole
		Cole Credit	Collateralized
	Cole Credit	Property	Senior
	Property	Fund II,	Notes II,
Program Name	Fund, LP	LP	LLC

Dollar amount raised	$25,000,000	$24,494,500	$28,750,000
Number of properties purchased	14	10	49
Date of closing of offering	9/2/2003	3/25/2004	2/15/2005
Date of first sale of property	9/30/2008	9/30/2008	8/13/2004
Date of final sale of property	9/30/2008	9/30/2008	5/8/2008
Tax and Distribution Data Per $1,000 Investment Through 12/31/09
Federal income tax results:
Ordinary income (loss)
— from operations	$230	$218	$—	(2)
— from recapture	220	252	—	(2)
Capital gain (loss)	202	119	—	(2)
Deferred gain
— Capital	—	—	—	(2)
— Ordinary	—	—	—	(2)
Cash distributions to investors:
Source (on Tax Basis)(1)
— Investment income	488	507	—	(2)
— Return of capital	1,000	1,000	28,750,000	(2)
Source (on Cash Basis)
				(2)
— Sales	1,035	1,091	153,355,044	(3)
— Refinancing	—	—	—	(2)
— Operations	453	416	(7,231,419)	(2)
— Other	—	—		(2)
Receivable on net purchase money financing	—	—

(1)	The respective program maintains its books on a tax basis of accounting rather than on a GAAP basis. There are potential differences in accounting for cash distributions on a tax basis and GAAP basis, the most significant of which is that partnership syndication costs, which include securities commissions and other costs, would be recorded as a reduction of capital for GAAP purposes, which would result in lower return of capital and higher investment income amounts on a GAAP basis than on a tax basis.

(2)	Investors in this program receive interest per annum, which is included in interest expense. Therefore, tax and cash distribution data per $1,000 invested is not applicable.

(3)	Over the course of the program, certain properties acquired with the initial note proceeds were sold and the sales proceeds were reinvested in replacement properties. Certain replacement properties were subsequently sold and the sales proceeds were reinvested in new replacement properties, this may have occurred multiple times over the life of the program or certain properties. This amount represents the accumulated proceeds from sale and reinvestment of the sales proceeds in replacement properties.

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

This table provides summary information on the results of sales or disposals of properties since January 1, 2007 by Prior Real Estate Programs having similar investment objectives to those of this program. All amounts are through December 31, 2009.

											Excess
								Including Closing and Soft Costs			(Deficiency)
			Selling Price, Net of Closing Costs and GAAP Adjustments						Total		of Property
					Purchase				Acquisition		Operating
					Money	Adjustments			Cost, Capital		Cash
			Cash Received	Mortgage	Mortgage	Resulting from		Original	Improvements,		Receipts
	Date	Date of	Net of Closing	Balance at	Taken Back by	Application of		Mortgage	Closing and		Over Cash
Property	Acquired	Sale	Costs	Time of Sale	Program	GAAP(3)	Total(1)	Financing	Soft Costs(2)	Total	Expenditures

Cole Santa Fe Investors, LP — Santa Fe Square	07/99	11/07	11,243,173	15,026,825	—	—	26,269,998	3,443,065	12,809,742	16,252,807	319,660
Cole Collateralized Senior Notes II, LLC
DST Interests in Home Depot Bellingham, WA(5)	01/06	01/07	22,462,440	—	—	—	22,462,440	17,040,000	5,422,440	22,462,440	643,729
Walgreens New Kensington, PA	04/06	05/07	2,099,420	3,255,000	—	—	5,354,420	4,006,000	1,311,550	5,317,550	149,434
Walgreens Lorain, OH	11/06	06/07	5,134,371	—	—	—	5,134,371	—	4,944,487	4,944,487	174,154
DST Interests in Cole Net Lease Portfolio V(9)(5)	Various	09/07	19,985,580	25,443,000	—	—	45,428,580	29,464,000	15,964,580	45,428,580	302,801
Tortuga Cantina Woodlands, TX	12/03	05/08	502,807	1,355,250	—	—	1,858,057	1,345,997	671,188	2,017,185	414,142
Cole Collateralized Senior Notes III, LLC
DST Interests in Cole Net Lease Portfolio III(7)(5)	Various	02/07	13,776,305	23,365,000	—	—	37,141,305	28,418,000	8,723,305	37,141,305	187,120
Walgreens Grandview, MO	09/06	01/07	1,684,764	4,918,000	—	—	6,602,764	4,918,000	1,463,883	6,381,883	41,637
Walgreens Morgantown, WV	09/06	03/07	2,358,280	3,563,000	—	—	5,921,280	4,385,000	1,398,566	5,783,566	81,761
Walgreens Kinston, NC	11/06	06/07	2,142,100	3,052,000	—	—	5,194,100	3,756,000	1,175,790	4,931,790	45,750
Taco Bell Elwood, IN	07/07	08/07	581,963	960,000	—	—	1,541,963	—	1,350,237	1,350,237	7,369
DST Interests in Cole Net Lease Portfolio VI(10)(5)	Various	02/08	23,798,400	29,740,000	—	—	53,538,400	29,740,000	23,798,400	53,538,400	386,094
Cole Collateralized Senior Notes IV, LLC
DST Interests in Cole Net Lease Portfolio IV(8)(5)	Various	08/07	5,301,010	6,488,000	—	—	11,789,010	8,899,000	2,890,010	11,789,010	51,556
Walgreens Auburn, AL	05/06	06/07	2,338,561	3,505,000	—	—	5,843,561	4,314,000	1,398,221	5,712,221	148,452
Cole Acquisitions I, LLC(6)
TIC Interests in Barrywoods Crossing Kansas City, MO(4)	06/06	01/07	17,968,247	28,275,000	—	—	46,243,247	38,200,000	8,043,247	46,243,247	543,718
TIC Interests in Centerpointe of Woodridge(4)	02/07	12/07	19,513,890	29,413,000	—	—	48,926,890	36,200,000	12,726,890	48,926,890	462,795
CVS Robertsdale, AL	04/06	02/08	1,703,695	2,720,000	—	—	4,423,695	3,348,000	1,111,360	4,459,360	222,906
Cole Credit Property Fund, LP
Payless Shoes Columbia, SC	02/03	09/08	539,250	860,000	—	—	1,399,250	—	1,581,966	1,581,966	582,574
Walgreens Jacksonville, FL	02/03	09/08	2,538,500	2,510,750	—	—	5,049,250	3,652,000	855,318	4,507,318	1,398,635
CVS Hamilton, OH	03/03	09/08	1,811,750	1,787,500	—	—	3,599,250	—	3,266,592	3,266,592	1,058,181
Walgreens Akron, OH	04/03	09/08	919,250	1,900,000	—	—	2,819,250	—	2,800,400	2,800,400	688,613
Walgreens Seattle, WA	04/03	09/08	3,299,244	3,349,500	—	—	6,648,744	4,848,000	1,223,201	6,071,201	2,019,210
Walgreens LaMarque, TX	05/03	09/08	2,232,250	2,277,000	—	—	4,509,250	3,296,000	832,650	4,128,650	1,188,276
CVS Mechanicville, NY	06/03	09/08	1,298,850	1,290,000	—	—	2,588,850	1,824,000	544,647	2,368,647	649,045
Office Depot Laurel, MS	06/03	09/08	1,379,250	1,270,000	—	—	2,649,250	—	2,320,534	2,320,534	815,536
Home Depot Colma, CA(11)	06/03	09/08	17,553,309	21,613,000	—	—	39,166,309	26,400,000	6,970,111	33,370,111	11,735,401
Walgreens Saginaw, MI	06/03	09/08	1,916,750	2,282,500	—	—	4,199,250	—	4,141,775	4,141,775	1,222,700
Walgreens Tulsa, OK	08/03	09/08	973,750	1,215,500	—	—	2,189,250	—	2,208,207	2,208,207	675,934
Walgreens Broken Arrow, OK	08/03	09/08	971,750	1,127,500	—	—	2,099,250	—	2,041,363	2,041,363	628,969
Office Depot — London, KY	09/03	09/08	1,819,250	1,680,000	—	—	3,499,250	—	3,076,041	3,076,041	1,070,680
Cole Credit Property Fund II, LP
Best Buy Las Cruces, NM	11/03	09/08	2,290,250	3,809,000	—	—	6,099,250	—	5,873,060	5,873,060	1,473,826
Staples Angola, IN	12/03	09/08	1,200,250	1,999,000	—	—	3,199,250	—	3,087,065	3,087,065	733,421

Past performance is not necessarily indicative of future results.

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTIES (UNAUDITED) — (Continued)

											Excess
								Including Closing and Soft Costs			(Deficiency)
			Selling Price, Net of Closing Costs and GAAP Adjustments						Total		of Property
					Purchase				Acquisition		Operating
					Money	Adjustments			Cost, Capital		Cash
			Cash Received	Mortgage	Mortgage	Resulting from		Original	Improvements,		Receipts
	Date	Date of	Net of Closing	Balance at	Taken Back by	Application of		Mortgage	Closing and		Over Cash
Property	Acquired	Sale	Costs	Time of Sale	Program	GAAP(3)	Total(1)	Financing	Soft Costs(2)	Total	Expenditures

TJ Maxx Staunton, VA	02/04	09/08	1,183,250	3,116,000	—	—	4,299,250	—	5,033,670	5,033,670	1,320,813
AT&T Santa Clara, CA	03/04	09/08	4,156,030	6,032,000	—	—	10,188,030	—	9,293,258	9,293,258	2,025,298
Walgreens Tulsa (Memorial), OK	03/04	09/08	1,023,250	1,926,000	—	—	2,949,250	2,320,000	657,933	2,977,933	631,667
Walgreens Crossville, TN	03/04	09/08	1,696,250	2,753,000	—	—	4,449,250	3,388,000	871,868	4,259,868	815,324
CVS Columbia I, TN	05/04	09/08	884,250	1,715,000	—	—	2,599,250	1,840,000	547,215	2,387,215	275,980
CVS Columbia II, TN	05/04	09/08	664,250	1,735,000	—	—	2,399,250	1,860,000	558,230	2,418,230	291,369
Walgreens Newton, IA	10/04	09/08	1,936,250	2,393,000	—	—	4,329,250	2,393,000	2,107,368	4,500,368	794,166

(1)	None of the amounts are being reported for tax purposes on the installment basis. See Table IV for allocation of the taxable gains between ordinary and capital income for all sales.

(2)	The amounts shown do not include a pro rata share of the original offering costs. There were no carried interest received in lieu of commissions in connection with the acquisition of the property.

(3)	As the financial statements are prepared on an income tax basis, there are no GAAP adjustments included herein.

(4)	Amounts herein relate to the sale of tenant-in-common interests in a single-tenant commercial property. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

(5)	Amounts herein relate to the sale of DST interests in single-tenant commercial properties. There was no gain or loss related to the sales as the interests in the property were sold at cost, with each purchaser acquiring their interest with cash and the assumption of a pro-rata portion of any existing loan on the property.

(6)	These properties were acquired by a joint venture between Cole Collateralized Senior Notes, LLC, Cole Collateralized Senior Notes II, LLC, Cole Collateralized Senior Notes III, LLC, and Cole Collateralized Senior Notes IV, LLC.

(7)	Cole Net Lease Portfolio III DST includes: BJ’s Wholesale Kendall, FL, CVS Baton Rouge, LA, and CVS San Antonio, TX.

(8)	Cole Net Lease Portfolio IV DST includes: Tractor Supply Rutland, VT, Tractor Supply Watertown, WI, and Walgreens Ozark, MO.

(9)	Cole Net Lease Portfolio V DST includes: CVS Flowery Branch, GA, Walgreens Ellenton, FL, Walgreens Gretna, LA, Walgreens Mineral Wells, TX, Logan’s Roadhouse Houston, TX, Logan’s Roadhouse Killeen, TX, Logan’s Roadhouse Tuscaloosa, AL, Logan’s Roadhouse Waco, TX, and Wal-Mart Chanute, KS.

(10)	Cole Net Lease Portfolio VI DST includes: Mercedes Benz West Covina, CA, Walgreens Westford, MA, Walgreens Wilmington, MA, Walgreens Brenham, TX, Starbucks Crestwood, KY, Starbucks Danville, KY, and Starbucks Somerset, KY.

(11)	Home Depot Colma, CA was acquired by Cole Credit Property Fund, LP and Cole Credit Property Fund II, LP.

Past performance is not necessarily indicative of future results.

APPENDIX B

◆ COLE ◆
REAL ESTATE INVESTMENTS®

Cole Credit Property Trust III, Inc. Prospectus dated September 22, 2010
Cole Corporate Income Trust, Inc. Prospectus dated February 23, 2011

Subscription Agreement for the Purchase of Common Stock

A – INVESTMENT (a completed Subscription Agreement is required for each initial and additional investment)

1. This subscription is in the amount(s) and for the Cole Real Estate Investment Trust(s) ("Cole REIT(s)") listed below (investors should not sign this Agreement for either offering unless they have received a Prospectus for **both** offerings):

a. ☐ $ ____________ **COLE CREDIT PROPERTY TRUST III, INC.** ☐ Check if amount is estimated
☐ Initial Subscription (Minimum is $2,500) ☐ Additional Subscription (Minimum is $1,000)

b. ☐ $ ____________ **COLE CORPORATE INCOME TRUST, INC.** ☐ Check if amount is estimated
☐ Initial Subscription (Minimum is $2,500) ☐ Additional Subscription (Minimum is $1,000)

2. Payment will be made with ☐ Enclosed check ☐ Funds Wired ☐ Funds to Follow

3. For purchases without selling commissions, please designate below, as applicable:
☐ RIA Account Purchase ☐ Registered Representative Purchase ☐ Cole Employee or Affiliate

B – TYPE OF OWNERSHIP

1a. Non-Qualified Ownership (make check payable to Cole REIT; if investing during escrow period, use UMB Bank f/b/o Cole REIT)

☐ Individual Ownership (one signature required)
☐ Joint Tenants with Right of Survivorship (all parties must sign)
☐ Community Property (all parties must sign)
☐ Tenants-in-Common (all parties must sign)
☐ Transfer on Death (fill out TOD Form to effect designation)
☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA custodian signature required)
State of ________, a Custodian for ____________
☐ Other (specify) ____________
☐ Corporate Ownership (authorized signature and corporate resolution required)
☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)

☐ Partnership Ownership (authorized signature and partnership paperwork required)
☐ LLC Ownership (authorized signature and LLC paperwork required)
☐ Pension or Profit Sharing Plan (authorized signature and paperwork required)
☐ Taxable ☐ Exempt under §501A
☐ Trust (trustee or grantor signatures and trust documents required)
Type: (Specify i.e., Family, Living, Revocable, etc.) ____________

1b. Name of Ownership:
(only applies for Trust, Corporation, LLC, Partnership or Pension)
Name of Trust/Other Administrator ____________
Tax ID# (if applicable) ____________ Date Established ____________

2a. Qualified Ownership (make check payable to the custodian and send ALL paperwork directly to the custodian)

☐ Traditional IRA (custodian signature required)
☐ Roth IRA (custodian signature required)
☐ Simplified Employee Pension/Trust (S.E.P.) (custodian signature required)
☐ Pension or Profit Sharing Plan (custodian signature required)
☐ Taxable ☐ Exempt under §501A
☐ Non-Qualified Custodian (custodian signature required)
☐ Other (specify) ____________

☐ **This is a National Financial Service (NFS) Non-Qualified Custodial Account**
☐ **This is a Fidelity Non-Qualified Custodial Account**

2b. CUSTODIAN INFORMATION
Name ____________
Account # ____________
Tax ID # (provided by custodian) ____________

C – INVESTOR INFORMATION (or Trustees if applicable)

Investor Name ____________
Mailing Address ____________
City ____________ State ______ Zip ______
Phone ____________ Business Phone ____________
Email Address ____________
Social Security or Tax ID # ____________
Date of Birth ____________
Street Address (if different from mailing address or mailing address is a PO Box) ____________
City ____________ State ______ Zip ______

Co-Investor Name (if applicable) ____________
Mailing Address ____________
City ____________ State ______ Zip ______
Phone ____________ Business Phone ____________
Email Address ____________
Social Security or Tax ID # ____________
Date of Birth ____________

Volume Discounts
Simultaneous investments are being made by the same "purchaser" (as defined in a Cole REIT Prospectus) through the same broker-dealer in this account and the following Cole REIT accounts:
☐ Name of Cole REIT: ____________ Social Security # or Tax ID #: ____________
☐ Name of Cole REIT: ____________ Social Security # or Tax ID #: ____________

D – DISTRIBUTION OPTIONS (will default to address of record or IRA if nothing is marked)

☐ Mail to address of record or IRA custodian
☐ Distribution Reinvestment Program: Investor(s) elects to participate in the Reinvestment Program described in the Prospectus.

IF YOU ELECT TO PARTICIPATE IN THE DISTRIBUTION REINVESTMENT PROGRAM, YOU MUST AGREE THAT IF AT ANY TIME YOU CANNOT MAKE THE INVESTOR REPRESENTATIONS AND WARRANTIES SET FORTH IN THE PROSPECTUS OR THE SUBSCRIPTION AGREEMENT, YOU MUST PROMPTLY NOTIFY THE APPLICABLE COLE REIT IN WRITING OF THAT FACT.

For non-qualified accounts only:
☐ Distributions directed to: ☐ Via Mail (complete information below) ☐ Via Electronic Deposit (ACH – complete information below)

Name of Bank or Individual ____________
Mailing Address ____________
City ____________ State ______ Zip ______

☐ Checking (include voided check) ☐ Savings ☐ Brokerage
Bank ABA # (for ACH only) ____________
Account # (must be filled in) ____________

By signing this agreement, I authorize the applicable Cole REIT, as identified by my signature below, to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

MAIL TO:
Regular mail: Cole REIT c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole REIT c/o DST, 430 W. 7th St., Kansas City, MO 64105

© 2011 Cole Capital Advisors, Inc. All rights reserved.
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E – INVESTOR(S) SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-12 as appropriate)

Cole Credit Property Trust III	Cole Corporate Income Trust	
		I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
________	________	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust III, Inc. and Cole Corporate Income Trust, Inc.
________	________	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
________	________	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
________	________	4. I (we) acknowledge that the shares are not liquid.
________	________	5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in the Cole REIT(s) and similar programs.
________	________	6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in the Cole REIT(s) does not exceed ten percent (10%) of my (our) net worth.
________	________	7. For **Iowa and Ohio** residents: My (our) investment in the Cole REIT(s) and its affiliates does not exceed 10% of my (our) liquid net worth.
________	________	8. For **Kansas and Massachusetts** residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas and Massachusetts investors) in the Cole REITS(s) and the securities of similar direct participation programs.
________	________	9. For **Kentucky, Michigan, Oregon, Pennsylvania and Tennessee** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Cole REIT(s).
________	________	10. For **Maine** residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in the Cole REIT(s) and its affiliates does not exceed ten percent (10%) of my (our) net worth.
________	________	11. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in the Cole REIT(s) does not exceed 10% of my (our) net worth.
________	________	12. For **North Dakota** residents: My (our) liquid net worth is at least ten times my (our) investment in the Cole REIT(s) and its affiliates.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

Notice is hereby given to each subscriber that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933 and any state securities laws.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectuses for the Cole REIT(s) identified by their signature(s) below. If a subscriber's subscription is accepted, the applicable Cole REIT(s) will send the subscriber confirmation of their purchase after they have been admitted as an investor.

I/we further acknowledge that I/we have five business days from the date of this agreement to cancel the purchase of the shares upon written notice to the Cole REIT(s), identified by my (our) signature(s) below, at the address referenced below. A sale of the shares will not be deemed complete until such five business day period has expired.

Cole Credit Property Trust III, Inc.:

Investor's Signature ____________________ Date ________ Co-Investor's Signature ____________________ Date ________

Custodian Signature ____________________ Date ________

Cole Corporate Income Trust, Inc.:

Investor's Signature ____________________ Date ________ Co-Investor's Signature ____________________ Date ________

Custodian Signature ____________________ Date ________

F – REGISTERED REPRESENTATIVE OR ADVISOR (to be completed by selling Registered Representative or Advisor)

1. Name of Registered Representative or Advisor ____________________

Mailing Address ____________________

City ____________ State ________ Zip ________

Phone ____________________

Email Address ____________________

2. Name of Broker-Dealer ____________________

Broker-Dealer ID # ____________________

Rep or Advisor ID # ____________________

Have You Changed Broker-Dealers (since last purchase)?

☐ Yes ☐ No

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation, Cole Credit Property Trust III, Inc. and/or Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the subscriber, in the specific REIT identified, is a suitable and appropriate investment for this subscriber.

Signature ____________________ Signature ____________________ (if applicable)

MAIL TO:
Regular mail: Cole REIT c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole REIT c/o DST, 430 W. 7th St., Kansas City, MO 64105

© 2011 Cole Capital Advisors, Inc. All rights reserved.
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APPENDIX C

COLE
REAL ESTATE INVESTMENTS®

Cole Credit Property Trust III, Inc. Prospectus dated September 22, 2010
Cole Corporate Income Trust, Inc. Prospectus dated February 23, 2011
Additional Investment Subscription Agreement for the Purchase of Common Stock

This form may be used by any current Investor (the "Investor") in the Cole Real Estate Investment Trust(s) ("Cole REIT(s)") listed below, who desires to purchase additional shares of the same Cole REIT(s) and who purchased their shares directly from the Cole REIT(s). Investors who acquired shares other than through use of a Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole REIT(s) Subscription Agreement.

A – INVESTMENT (a completed Subscription Agreement is required for each additional investment)

1. This subscription is in the amount(s) and for the Cole REIT(s) listed below: (investors should not sign this Agreement for either offering unless they have received a Prospectus for **both** offerings):
   - a. ☐ $ ____________ **COLE CREDIT PROPERTY TRUST III, INC.** ☐ Check if amount is estimated
   - b. ☐ $ ____________ **COLE CORPORATE INCOME TRUST, INC.** ☐ Check if amount is estimated
2. Payment will be made with ☐ Enclosed check (make check payable to Cole REIT (non-qualified) or Custodian (qualified)) ☐ Funds Wired ☐ Funds to Follow
3. For purchases without selling commissions, please designate below, as applicable:
   - ☐ RIA Account Purchase
   - ☐ Registered Representative Purchase
   - ☐ Cole Employee or Affiliate

B – INVESTOR INFORMATION (or Trustees if applicable)

Investor Name ____________
Mailing Address ____________
City ____________ State ________ Zip ________
Phone ____________ Business Phone ____________
Email Address ____________
Social Security or Tax ID # ____________
Date of Birth ____________
Street Address (if different from mailing address or mailing address is a PO Box)
____
City ____________ State ________ Zip ________

Co-Investor Name (if applicable)
____
Mailing Address ____________
City ____________ State ________ Zip ________
Phone ____________ Business Phone ____________
Email Address ____________
Social Security or Tax ID # ____________
Date of Birth ____________

Volume Discounts

Simultaneous investments are being made by the same "purchaser" (as defined in a Cole REIT Prospectus) through the same broker-dealer in this account and the following Cole REIT accounts:

☐ Name of Cole REIT: ____________ Social Security # or Tax ID #: ____________
☐ Name of Cole REIT: ____________ Social Security # or Tax ID #: ____________

C – INVESTOR(S) SIGNATURES: (Investor(s) must initial each of sections 1-4 and those sections of 5-12 as appropriate)

Cole Credit Property Trust III	Cole Corporate Income Trust	
		I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
______	______	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust III, Inc. and Cole Corporate Income Trust, Inc.
______	______	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
______	______	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
______	______	4. I (we) acknowledge that the shares are not liquid.
______	______	5. For **Alabama** residents: My (our) liquid net worth is at least 10 times my (our) investment in the Cole REIT(s) and similar programs.
______	______	6. For **California** residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in the Cole REIT(s) does not exceed ten percent (10%) of my (our) net worth.
______	______	7. For **Iowa and Ohio** residents: My (our) investment in the Cole REIT(s) and its affiliates does not exceed 10% of my (our) liquid net worth.
______	______	8. For **Kansas and Massachusetts** residents: I (we) acknowledge that it is recommended that I (we) should invest no more than 10% of my (our) "liquid net worth" (as defined in the Prospectus for Kansas and Massachusetts investors) in the Cole REITS(s) and the securities of similar direct participation programs.
______	______	9. For **Kentucky, Michigan, Oregon, Pennsylvania and Tennessee** residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in the Cole REIT(s).

MAIL TO:
Regular mail: Cole REIT c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole REIT c/o DST, 430 W. 7th St., Kansas City, MO 64105

© 2011 Cole Capital Advisors, Inc. All rights reserved.
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Cole Credit Property Trust III	Cole Corporate Income Trust	
________	________	10. For **Maine** residents: I (we) either: (i) have a net worth of at least $250,000, or (ii) have an annual gross income of at least $70,000 and a minimum net worth of $70,000. In addition, my (our) investment in the Cole REIT(s) and its affiliates does not exceed ten percent (10%) of my (our) net worth.
________	________	11. For **Nebraska** residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in the Cole REIT(s) does not exceed 10% of my (our) net worth.
________	________	12. For **North Dakota** residents: My (our) liquid net worth is at least ten times my (our) investment in the Cole REIT(s) and its affiliates.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

Notice is hereby given to each subscriber that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933 and any state securities laws.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectuses for the Cole REIT(s) identified by their signature(s) below. If a subscriber's subscription is accepted, the applicable Cole REIT(s) will send the subscriber confirmation of their purchase after they have been admitted as an investor.

I/we further acknowledge that I/we have five business days from the date of this agreement to cancel the purchase of the shares upon written notice to the Cole REIT(s), identified by my (our) signature(s) below, at the address referenced below. A sale of the shares will not be deemed complete until such five business day period has expired.

Cole Credit Property Trust III, Inc.:

Investor's Signature ______________________ Date ________ Co-Investor's Signature ______________________ Date ________

Custodian Signature ______________________________ Date ________

Cole Corporate Income Trust, Inc.:

Investor's Signature ______________________ Date ________ Co-Investor's Signature ______________________ Date ________

Custodian Signature ______________________________ Date ________

D – REGISTERED REPRESENTATIVE OR ADVISOR (to be completed by selling Registered Representative or Advisor)

Based on the information I obtained from the subscriber regarding the subscriber's financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Holdings Corporation, Cole Credit Property Trust III, Inc. and/or Cole Corporate Income Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the subscriber is a suitable and appropriate investment for this subscriber.

Registered Representative or Advisor ______________________ **Rep/Advisor ID#** ______________________

Signature ______________________________ Date ______________________________

MAIL TO:
Regular mail: Cole REIT c/o DST, PO Box 219312, Kansas City, MO 64121-9312
Overnight: Cole REIT c/o DST, 430 W. 7th St., Kansas City, MO 64105

© 2011 Cole Capital Advisors, Inc. All rights reserved.

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APPENDIX D

DISTRIBUTION REINVESTMENT PLAN
COLE CORPORATE INCOME TRUST, INC.
EFFECTIVE AS OF FEBRUARY 10, 2011

Cole Corporate Income Trust, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “Plan”), to be administered by the Company or an unaffiliated third party (the “Administrator”) as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1. Election to Participate.  Any holder of shares of common stock of the Company, par value $.01 per share (the “Shares”), and, subject to Section 8(b) herein, any participant in any previous or subsequent publicly offered limited partnership, real estate investment trust or other real estate program sponsored by an affiliate of Cole Corporate Income Advisors, LLC, the Company’s advisor (an “Affiliated Program”), may become a Participant in the Plan by making a written election to participate in the Plan on such purchaser’s subscription agreement at the time of subscription for Shares or by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan generally are required to have the full amount of their cash distributions (other than “Excluded Distributions” as defined below) with respect to all Shares or shares of stock or units of limited partnership interest of an Affiliated Program (collectively, “Securities”) owned by them reinvested pursuant to the Plan. However, the Administrator shall have the sole discretion, upon the request of a Participant, to accommodate a Participant’s request for less than all of the Participant’s Securities to be subject to participation in the Plan.

2. Distribution Reinvestment.  The Administrator will receive all cash distributions (other than Excluded Distributions) paid by the Company or an Affiliated Program with respect to Securities of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payment after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received on or prior to the last day of the period to which such Distribution relates. The election will apply to all Distributions attributable to such period and to all periods thereafter, unless and until termination of participation in the Plan, in accordance with Section 9. As used in this Plan, the term “Excluded Distributions” shall mean those cash or other distributions designated as Excluded Distributions by the Company’s board of directors or the board or general partner of an Affiliated Program, as applicable. A written election to participate must be received by the Administrator prior to the last business day of the month, in order to become a Plan Participant with respect to that month’s Distributions. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

3. General Terms of Plan Investments.

The Administrator will apply all Distributions subject to this Plan, as follows:

(a) During the Company’s public offering (the “Offering”) of Shares pursuant to the Company’s registration statement on Form S-11 (File No. 333-166447), as amended or supplemented (the “Registration Statement”), and until such time as the Board of the Company determines a reasonable estimate of the value of the Shares, the Administrator will invest Distributions in Shares at a price equal to $9.50 less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid. On or after the date the Board determines a reasonable estimate of the value of the Shares (the “Initial Board Valuation”) under the Company’s valuation policy, as such valuation policy is amended from time to time (the “Valuation Policy”), the Administrator will invest Distributions in Shares at a price equal to the most recently disclosed estimated value as determined in accordance with the Valuation Policy less the aggregate distributions per Share of any net sale proceeds from the sale of one or more of the Company’s assets, or other special distributions so designated by the Board, distributed to stockholders. No advance notice of pricing pursuant to this Paragraph 3(a) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(b) After termination of the Registration Statement, the Administrator will invest Distributions in Shares that are registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”). No advance notice of pricing pursuant to this Paragraph 3(b) shall be required other than to the extent the issue is a material event requiring the public filing of a Form 8-K.

(c) Selling commissions will not be paid for the Shares purchased pursuant to the Plan.

(d) Dealer manager fees will not be paid for the Shares purchased pursuant to the Plan.

(e) For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(f) Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan. If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be returned to the respective Participant.

(g) Participants may acquire fractional Shares, computed to four decimal places, so that 100% of the Distributions will be used to acquire Shares. The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(h) A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the board of directors.

4. Absence of Liability.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares or any change in the value of the Shares acquired for the Participant’s account. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act hereunder.

5. Suitability.  Each Participant shall notify the Administrator in the event that, at any time during his participation in the Plan, there is any material change in the Participant’s financial condition, as compared to information previously provided to the stockholder’s broker or financial advisors, or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Securities. A material change shall include any anticipated or actual material decrease in net worth or annual gross income, or any other material change in circumstances that may be likely to cause the Participant to fail to meet the minimum income and net worth standards set forth in the Company’s prospectus for the Participant’s initial purchase of Shares or cause the Participant’s broker or financial advisor to determine that an investment in Shares is no longer suitable and appropriate for the Participant.

6. Reports to Participants.  Within ninety (90) days after the end of each calendar year, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Shares purchased and the per Share purchase price for such Shares pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Securities becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7. Taxes.  Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions reinvested in Shares under the Plan.

8. Reinvestment in Subsequent Programs.

(a) After the termination of the Company’s Offering of Shares pursuant to the Registration Statement, as may be amended or supplemented, the Company may determine, in its sole discretion, to cause the Administrator to provide to each Participant notice of the opportunity to have some or all of such Participant’s Distributions (at the discretion of the Administrator and, if applicable, the Participant) invested through the Plan in any publicly offered Affiliated Program (a “Subsequent Program”). If the Company makes such an election, Participants may invest Distributions in equity securities issued by such Subsequent Program through the Plan only if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Subsequent Program and such prospectus allows investment pursuant to a distribution reinvestment plan;

(ii) a registration statement covering the interests in the Subsequent Program has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Subsequent Program; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Subsequent Program.

(b) The Company may determine, in its sole discretion, to cause the Administrator to allow one or more participants of an Affiliated Program to become a “Participant.” If the Company makes such an election, such Participants may invest distributions received from the Affiliated Program in Shares through this Plan, if the following conditions are satisfied:

(i) prior to the time of such reinvestment, the Participant has received the final prospectus and any supplements thereto offering interests in the Plan and such prospectus allows investment pursuant to the Plan;

(ii) a registration statement covering the interests in the Plan has been declared effective under the Securities Act of 1933, as amended;

(iii) the offering and sale of such interests are qualified for sale under the applicable state securities laws;

(iv) the Participant executes the subscription agreement included with the prospectus for the Plan; and

(v) the Participant qualifies under applicable investor suitability standards as contained in the prospectus for the Plan.

9. Termination.

(a) A Participant may terminate or modify his participation in the Plan at any time by written notice to the Administrator. To be effective for any Distribution, such notice must be received by the Administrator on or prior to the last day of the Distribution Period to which it relates.

(b) As the Distribution Period is presently monthly, a written election to terminate must be received by the Administrator prior to the last business day of the month, in order to terminate participation in the Plan for that month. If the period for Distribution payments shall be changed, then this paragraph shall also be changed, without the need for advance notice to Participants.

(c) A Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

10. State Regulatory Restrictions.  The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan, including, without limitation, any general prohibition on the payment of broker-dealer commissions for purchases under the Plan.

11. Amendment or Termination by Company.

(a) The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant, provided, however, the Company may not amend the Plan to (a) provide for selling commissions or dealer merger fees to be paid for shares purchased pursuant to this Plan or (b) to revoke a Participant’s right to terminate or modify his participation in the Plan.

(b) The Administrator may terminate a Participant’s individual participation in the Plan and the Company may terminate the Plan itself, at any time by providing ten (10) days’ prior written notice to a Participant, or to all Participants, as the case may be.

(c) After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participation’s account that have not been invested in Shares. Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation will be sent directly to the former Participant.

12. Participation by Limited Partners of Cole Corporate Income Partnership, LP.  For purposes of this Plan, “stockholders” shall be deemed to include limited partners of Cole Corporate Income Operating Partnership, LP (the “Partnership”), “Participants” shall be deemed to include limited partners of the Partnership that elect to participate in the Plan, and “Distribution,” when used with respect to a limited partner of the Partnership, shall mean cash distributions on limited partnership interests held by such limited partner.

13. Governing Law.  This Plan and the Participants’ election to participate in the Plan shall be governed by the laws of the State of Maryland.

14. Notice.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 2555 East Camelback Road, Suite 400, Phoenix, Arizona 85016, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any changes of address.

Cole Corporate Income Trust, Inc.

Prospectus
Up to 300,000,000 Shares of Common Stock
Offered to the Public

ALPHABETICAL INDEX	Page

Cautionary Note Regarding Forward-Looking Statements	51
Conflicts of Interest	77
Description of Shares	111
Estimated Use of Proceeds	52
Experts	162
Federal Income Tax Considerations	132
Index to Consolidated Balance Sheets	F-1
How to Subscribe	161
Investment by Tax-Exempt Entities and ERISA Considerations	148
Investment Objectives and Policies	83
Legal Matters	162
Management	55
Management Compensation	69
Management’s Discussion and Analysis of Financial Conditions and Results of Operations	98
Our Operating Partnership Agreement	128
Plan of Distribution	154
Prior Performance Summary	103
Prospectus Summary	9
Questions and Answers About This Offering	2
Risk Factors	19
Stock Ownership	76
Suitability Standards	i
Summary of Distribution Reinvestment Plan	125
Summary Risk Factors	1
Supplemental Sales Material	161
Where You Can Find More Information	162

Until May 11, 2011 (90 days after the effective date of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as a soliciting dealer.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Cole Capital Corporation

February 23, 2011